As filed with the Securities and Exchange Commission on
           , 1994
                         Registration No. 33-
==================================================================
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                          FORM S-4
                   REGISTRATION STATEMENT
                           under
                 THE SECURITIES ACT OF 1933
__________________________________________________________________

                          KEYCORP
       (Exact name of registrant as specified in its charter)
NEW YORK                      6711                    14-1538208
(State or other      (Primary Standard          (I.R.S. Employer
jurisdiction of          Industrial            Identification No.)
incorporation or      Classification Code
organization)              Number)

                      One KeyCorp Plaza
                      Post Office Box 88
                      Albany, New York 12201-0088
                       (518) 486-8000
(Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)
__________________________________________________________________
                       CARTER B. CHASE
                       Senior Vice President
                            KEYCORP
                       50 South Main Street
                       Salt Lake City, Utah 84144
                         (801) 535-1214
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                            Copies to:
Thomas H. Maxfield, Esq.                Robert M. Donlon, Esq.
Baker & Hostetler                       Hiscock & Barclay
303 East 17th Avenue                    Financial Plaza
Suite 1100                              Post Office Box 4878
Denver, Colorado 80203-1264             Syracuse, New York 13221
  (303) 861-0600                           (315) 422-2131
__________________________________________________________________
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of Registration
Statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
[  ]

                    CALCULATION OF REGISTRATION FEE


                                         Amount          Proposed maximum         Proposed
Title of each class of securities         to be           offering price      maximum aggregate         Amount of
 to be registered                      Registered<F1>      Per unit<F2>       offering price        registration fee<F3><F4>
Common Stock                           3,000,000
($5 par value)                         Shares             N/A                 N/A                   $27,841.23
<F1>
This Registration Statement covers the maximum number of shares of the Registrant's common stock that may be issued in the transaction described herein.
<F2>
Not applicable.
<F3>
Pursuant to Rule 457(f)(1) and (c), the registration fee is calculated on the basis of 3,197,584 shares of Commercial
Bancorporation of Colorado Common Stock, the maximum number of such shares to be received in the Merger, and $25-1/4, the average of high and low prices of Commercial Bancorporation of Colorado Class A Common Stock as reported on the
National Association of Securities Dealers Automated Quotation System, Inc., National Market System on January 10,
1994.
<F4>
In accordance with Rule 457(b), to total registration fee of $27,841.23 has been reduced by $15,669 which was previously paid on December 9, 1993, at the time of filing under the Securities and Exchange Act of 1934, as amended, of preliminary copies of the Commercial Bancorporation of Colorado's proxy material included herein.  Therefore, the registration fee payable upon filing of the Registration Statement is $12,172.23.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(1), may determine.

=======================================================================

                      CROSS-REFERENCE SHEET



     (Showing Location of Information Required by Form S-4)


            S-4 Item               Proxy Statement-Prospectus
                                   Heading


            A.  Information About the Transaction


1.   Forepart of Registration      Facing page of Registration
     Statement and Outside         Statement; this Cross-
     Front Cover Page of           Reference Sheet; outside front
     Prospectus                    cover of Prospectus

2.   Inside Front and Outside      Available Information;
     Back Cover Pages of           Incorporation of Certain
     Prospectus                    Documents by Reference; Table
                                   of Contents

3.   Risk Factors, Ratio of        Summary of Proxy Statement-
     Earnings to Fixed Charges,    Prospectus; The Special
     and Other Information         Meeting; The Merger

4.   Terms of the Transaction      Summary of the Proxy
                                   Statement-Prospectus; The
                                   Merger; Certain Related
                                   Transactions; Comparison of
                                   Rights of Shareholders
5.   Pro Forma Financial           Summary of Proxy Statement-
     Information                   Prospectus

6.   Material Contacts with        The Merger -- Background of
     Company being Acquired        and Reasons for the Merger

7.   Additional Information        Not Applicable
     Required for Reoffering
     by Persons and Parties
     Deemed to be Underwriters

8.   Interests of Named            Experts
     Experts and Counsel

9.   Disclosure of Commission      Not Applicable
     Position on Indemnification
     for Securities Act
     Liabilities



          B.  Information About the Registrant


10.  Information with Respect      Incorporation of Certain
     to S-3 Registrants            Documents by Reference;
                                   Summary of Proxy Statement-
                                   Prospectus;


11.  Incorporation of Certain      Incorporation of Certain
     Information by Reference      Documents by Reference

12.  Information with Respect      Not Applicable
     to S-2 or S-3 Registrants

13.  Incorporation of Certain      Not Applicable
     Information by Reference

14.  Information with Respect      Not Applicable
     to Registrants Other Than
     S-2 or S-3 Registrants



          C.  Information About Company Being Acquired


15.  Information with Respect      Not Applicable
     to S-3 Companies

16.  Information with Respect      Certain Information
     to S-2 or S-3 Companies       Concerning CBC, Appendix E,
                                   Appendix F, and Appendix G

17.  Information with Respect      Not Applicable
     to Companies Other Than
     S-2 or S-3 Companies



         D.  Voting and Management Information


18.  Information if Proxies,       Incorporation of Certain
     Consents, or                  Documents by Reference;
     Authorizations Are to Be      Summary of Proxy Statement-
     Solicited                     Prospectus; The Special
                                   Meeting; Dissenters' Rights;
                                   Experts

19.  Information if Proxies,       Not Applicable
     Consents, or
     Authorizations Are Not to
     Be Solicited or in an
     Exchange Offer

       [COMMERCIAL BANCORPORATION OF COLORADO LETTERHEAD]


                   January ___, 1994



Dear Commercial Bancorporation of Colorado Shareholder:


          You are cordially invited to attend a Special Meeting of Shareholders of Commercial Bancorporation of Colorado ("CBC"), which will be held on Tuesday, February 22, 1994, at 2:00 p.m., Mountain Time, at the offices of CBC, Century Bank Plaza, 3300 East First Avenue, Denver, Colorado. At this Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement (the "CBC/KeyCorp Merger Agreement") pursuant to which CBC will merge with and into Key Bancshares of Colorado, Inc. (the "CBC/KeyCorp Merger"), a wholly-owned direct subsidiary of KeyCorp to be formed for purposes of consummating the CBC/KeyCorp Merger, and each share of CBC Class A Common Stock and each share of CBC Class B Common Stock (except (i) shares held directly or indirectly by KeyCorp other than in a fiduciary capacity or in satisfaction of a debt previously contracted, (ii) shares held by any CBC shareholder properly exercising dissenters' rights, or (iii) shares held as treasury stock of CBC) will be converted in a tax-free reorganization into .7460 of a share of KeyCorp Common Stock.

          Since the execution of the CBC/KeyCorp Merger Agreement, KeyCorp and Society Corporation, a financial services holding company with principal offices in Cleveland, Ohio ("Society"), entered into an Agreement and Plan of Merger and a related Supplemental Agreement to Agreement and Plan of Merger, each dated as of October 1, 1993, as amended (together, the "KeyCorp/Society Merger Agreement") providing for the merger (the "KeyCorp/Society Merger") of KeyCorp into and with Society, with Society as the surviving corporation under the name "Key Bancshares Inc." or a variant thereof ("New Key"). The KeyCorp/Society Merger Agreement provides that, upon consummation of the KeyCorp/Society Merger, each outstanding share of KeyCorp Common Stock will be converted into 1.205 shares of Common Stock of New Key.

          The result is that, (i) if the CBC/KeyCorp Merger is consummated but the KeyCorp/Society Merger is not consummated, each share of CBC Common Stock would be converted into and remain .7460 of a share of KeyCorp Common stock, (ii) if the CBC/KeyCorp Merger is consummated and then the KeyCorp/Society Merger is consummated, each share of CBC Common Stock ultimately would be converted to .899 of a share of Common Stock of New Key, or (iii) if the KeyCorp/Society Merger is consummated before the CBC/KeyCorp Merger is consummated, each share of CBC Common Stock would be directly converted into and remain .899 of a share of New Key Common Stock. As a result, the enclosed Proxy Statement-Prospectus includes certain information relating to the KeyCorp/Society Merger, Society and New Key. The CBC/KeyCorp Merger Agreement and the KeyCorp/Society Merger Agreement were independently negotiated and the CBC/KeyCorp Merger and the KeyCorp/Society Merger are unrelated transactions; neither of such transactions is conditioned on consummation of the other.

          The proposed CBC/KeyCorp Merger has been approved by the Board of Directors of CBC and KeyCorp. Your Board of Directors has considered the change in circumstances occasioned by the execution of the KeyCorp/Society Merger Agreement, has reconfirmed its approval of the CBC/KeyCorp Merger and has determined that the CBC/KeyCorp Merger remains fair to, and in the best interests of, CBC and its shareholders and recommends that you vote FOR approval of the CBC/KeyCorp Merger Agreement.

          Consummation of the CBC/KeyCorp Merger is subject to certain conditions, including the approval of the CBC/KeyCorp Merger Agreement by CBC's shareholders and by various regulatory agencies. The KeyCorp/Society Merger is also subject to certain conditions, including the requisite approval of the KeyCorp/Society Merger Agreement by the shareholders of KeyCorp and Society and certain regulatory approvals, including approval by the Board of Governors of the Federal Reserve System. Subject to the foregoing conditions, both the CBC/KeyCorp Merger and the KeyCorp/Society Merger are currently expected to be consummated in the first quarter of 1994. However, there can be no assurance that the conditions to either closing will be met or, if met, as to the timing of the closing of the CBC/KeyCorp Merger and/or the KeyCorp/Society Merger.

          It is expected that the KeyCorp/Society Merger, if it closes, will close after the CBC shareholder vote on the CBC/KeyCorp Merger Agreement at the Special Meeting, but before all other conditions to consummation of the CBC/KeyCorp Merger have been met. If this occurs, New Key would assume the rights and obligations of KeyCorp under the CBC/KeyCorp Merger Agreement, and if all conditions to consummation of the CBC/KeyCorp Merger are subsequently met, CBC shareholders would become shareholders of New Key rather than of KeyCorp without any further right on the part of the CBC shareholders to vote on the direct merger with a subsidiary of New Key or the KeyCorp/Society Merger or to exercise dissenters' rights with respect to either of those transactions. Should the KeyCorp/Society Merger close after consummation of the CBC/KeyCorp Merger, CBC shareholders would become shareholders of KeyCorp, and then, if the KeyCorp/Society Merger is subsequently consummated, they would become New Key shareholders. In this event, CBC shareholders would not be able to vote on the KeyCorp/Society Merger, since they would not be shareholders of KeyCorp on the record date for the KeyCorp shareholder vote on the KeyCorp/Society Merger and would not be able to exercise dissenters' rights with respect to that merger. Therefore, and in either event, CBC shareholders, when voting on the CBC/KeyCorp Merger Agreement and deciding whether to exercise dissenters' rights with respect thereto, must consider the possibility that they may become shareholders of New Key rather than KeyCorp. A copy of the Prospectus/Joint Proxy Statement previously delivered to KeyCorp shareholders relating to their vote on the KeyCorp/Society Merger is enclosed for that purpose.

          The enclosed Notice of Special Meeting of Shareholders and Proxy Statement-Prospectus describe the CBC/KeyCorp Merger and the KeyCorp/Society Merger and provide specific information concerning the Special Meeting. Please read all of the enclosed materials carefully and consider the information contained in them.

          It is very important that your shares be represented at the Special Meeting, regardless of whether you plan to attend in person. The affirmative vote of two-thirds of all of the outstanding shares of CBC Common Stock, voting by class, is required to approve the CBC/KeyCorp Merger Agreement.
Consequently, a failure to vote will have the same effect as a vote against the proposal. Therefore, I urge you to execute, date, and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible to ensure that your shares will be voted at the Special Meeting. You should not send in certificates for your CBC shares at this time.

          ON BEHALF OF THE BOARD OF DIRECTORS, I RECOMMEND THAT YOU VOTE FOR APPROVAL OF THE CBC/KEYCORP MERGER AGREEMENT.

                              Sincerely,


                              Jon P. Coates
                              President

              COMMERCIAL BANCORPORATION OF COLORADO
                       Century Bank Plaza
                     3300 East First Avenue
                     Denver, Colorado 80206


            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                TO BE HELD FEBRUARY 22, 1994


          NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, a Special Meeting of Shareholders of Commercial Bancorporation of Colorado ("CBC") will be held at the offices of CBC, Century Bank Plaza, 3300 East First Avenue, Denver, Colorado, on Tuesday, February 22, 1994, at 2:00 p.m., Mountain Time, for the purpose of considering and voting upon the following matters:

     1.   MERGER OF CBC WITH A SUBSIDIARY OF KEYCORP.
          Considering and voting upon a proposal to approve an Agreement dated as of the 11th day of September, 1993, as amended and restated as of September 11, 1993, (as so amended and restated, the "CBC/KeyCorp Merger Agreement"), attached as Appendix A to the accompanying Proxy Statement-Prospectus, providing for the merger of CBC into a wholly-owned subsidiary of KeyCorp (the "CBC/KeyCorp Merger"); and

     2. WHATEVER OTHER BUSINESS may properly be brought before the Special Meeting or any adjournment or postponement thereof.

          Only those shareholders of record at the close of business on January 14, 1994, shall be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

          CBC shareholders will not have an opportunity to vote directly on (or exercise dissenters' rights directly with respect to) the pending merger of KeyCorp with and into Society Corporation (the "KeyCorp/Society Merger"). Accordingly if proposal 1 is approved, all other conditions to consummation of the CBC/KeyCorp Merger are otherwise met, and the KeyCorp/Society Merger is consummated, CBC would become a subsidiary of the surviving entity of the KeyCorp/Society Merger, and CBC shareholders would become shareholders of Key Bancshares Inc., without any right on the part of CBC shareholders to vote on that transaction or to exercise dissenters' rights with respect thereto.

          Any shareholder entitled to vote at the Special Meeting shall have the right to dissent from the vote on the CBC/KeyCorp Merger Agreement and to receive payment of the fair value of shares of CBC Common Stock held of record or beneficially by such shareholder upon compliance with Sections 7-4-123 and 7-4-124 of the Colorado Corporation Code, the full text of which is included as Appendix C to the Proxy Statement-Prospectus which is attached to this Notice of Special Meeting. For a summary of the dissenters' rights of CBC shareholders, see "DISSENTERS' RIGHTS OF CBC SHAREHOLDERS" in the Proxy Statement-Prospectus.


                              By Order of the Board of Directors,


                                           Paul G. West
Denver, Colorado                           Secretary
January ___, 1994


          THE BOARD OF DIRECTORS OF CBC UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF CBC COMMON STOCK VOTE TO APPROVE THE PROPOSAL.

          SINCE THE AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS (66-2/3%) OF THE OUTSTANDING SHARES OF CBC CLASS A COMMON STOCK AND CBC CLASS B COMMON STOCK, VOTING BY CLASS, IS REQUIRED TO APPROVE THE CBC/KEYCORP MERGER AGREEMENT, WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT-PROSPECTUS. ANY SHAREHOLDER PRESENT AT THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING.

              COMMERCIAL BANCORPORATION OF COLORADO
                         PROXY STATEMENT
                               FOR
                 SPECIAL MEETING OF SHAREHOLDERS
                TO BE HELD FEBRUARY 22, 1994


                     ______________________

                             KEYCORP
                           PROSPECTUS
                     ______________________

          This Proxy Statement-Prospectus is being furnished to the holders of Class A Common Stock, par value $1.00 per share ("CBC Class A Common Stock"), and Class B Common Stock, par value $1.00 per share ("CBC Class B Common Stock" and collectively "CBC Common Stock"), of Commercial Bancorporation of Colorado, a bank holding company incorporated under the laws of Colorado ("CBC"), in connection with the solicitation of proxies by the Board of Directors of CBC for use at the Special Meeting of CBC shareholders to be held at 2:00 p.m., Mountain Time, on Tuesday, February 22, 1994, at the offices of CBC, Century Bank Plaza, 3300 East First Avenue, Denver, Colorado, and at any adjournments or postponements thereof, (the "Special Meeting").

          At the Special Meeting, the shareholders of record of CBC Common Stock as of the close of business on January 14, 1994, will consider and vote, separately by class, upon a proposal to approve the Agreement dated as of the 11th day of September, 1993, as amended and restated as of September 11, 1993, (as so amended and restated, the "CBC/KeyCorp Merger Agreement"), by and between KeyCorp, a bank holding company incorporated under the laws of New York ("KeyCorp") and CBC, pursuant to which CBC will merge with and into Key Bancshares of Colorado, Inc., a bank holding company to be formed under the laws of Colorado as a wholly-owned direct subsidiary of KeyCorp for purposes of consummating the CBC/KeyCorp Merger, ("Key Bancshares"). Upon consummation of the CBC/KeyCorp Merger, each outstanding share of CBC Common Stock (except
(i) shares held directly or indirectly by KeyCorp other than in a fiduciary capacity or in satisfaction of a debt previously contracted, (ii) shares held by any CBC shareholder properly exercising dissenters' rights, or (iii) shares held as treasury stock of CBC) will be converted into .7460 of a share of KeyCorp Common Stock, par value $5.00 per share ("KeyCorp Common Stock"). Each share of KeyCorp Common Stock issued to CBC shareholders in the CBC/KeyCorp Merger will be accompanied by one KeyCorp Right (as defined herein) and, unless the context otherwise requires, all references herein to the KeyCorp Common Stock also includes the rights attached thereto. See "COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF CAPITAL STOCK OF KEYCORP, CBC AND NEW KEY." For a description of the CBC/KeyCorp Merger Agreement, which is included in its entirety as Appendix A to this Proxy Statement-Prospectus and incorporated herein, see "THE CBC/KEYCORP MERGER."

          Since the execution of the CBC/KeyCorp Merger Agreement, KeyCorp and Society Corporation, a financial services holding company with principal offices in Cleveland, Ohio ("Society"), entered into an Agreement and Plan of Merger and a related Supplemental Agreement to Agreement and Plan of Merger, each dated as of October 1, 1993, as amended (together, the "KeyCorp/Society Merger Agreement") providing for the merger (the "KeyCorp/Society Merger") of KeyCorp into and with Society, with Society as the surviving corporation under the name Key Bancshares Inc. or a variant thereof ("New Key"). The KeyCorp/Society Merger Agreement provides that, upon consummation of the KeyCorp/Society Merger, each outstanding share of KeyCorp Common Stock will be converted into 1.205 Common Shares, with a par value of $1 each, of New Key ("New Key Common Stock"). Each share of New Key Common Stock issued in the KeyCorp/Society Merger will be accompanied by one
New Key Right (as defined herein) to purchase one share of New Key Common Stock upon the terms and conditions set forth in the New Key Rights Agreement (as defined herein), and unless the context otherwise requires, all references herein to the New Key Common Stock also includes the rights attached thereto. See "COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF CAPITAL STOCK OF KEYCORP, CBC AND NEW KEY -- Shareholder Rights Plans -- New Key Rights." The result is that, (i) if the CBC/KeyCorp Merger is consummated but the KeyCorp/Society Merger is not consummated, each share of CBC Common Stock would be converted into and remain .7460 of a share of KeyCorp Common Stock, (ii) if the CBC/KeyCorp Merger is consummated and then the KeyCorp/Society Merger is consummated, each share of CBC Common Stock ultimately would be converted to .899 of a share of New Key Common Stock, or (iii) if the KeyCorp/Society Merger is consummated before the CBC/KeyCorp Merger is consummated, each share of CBC Common Stock would be directly converted into and remain .899 of a share of New Key Common Stock. As a result, the enclosed Proxy Statement-Prospectus includes certain information relating to the KeyCorp/Society Merger, Society and New Key. Further information is included in the Prospectus/Joint Proxy Statement (the "KeyCorp/Society Joint Proxy Statement") previously delivered to KeyCorp shareholders relating to their vote on the KeyCorp/Society Merger, a copy of which is enclosed. CBC shareholders will not be able to directly vote on, or exercise dissenters' rights directly with respect to, the KeyCorp/Society Merger or on, or with respect to, the direct merger of CBC with
New Key if, as expected, the KeyCorp/Society Merger closes before all conditions to consummation of the CBC/KeyCorp Merger have been met. The CBC/KeyCorp Merger Agreement and the KeyCorp/Society Merger Agreement were independently negotiated and the CBC/KeyCorp Merger and the KeyCorp/Society Merger are unrelated transactions; neither of such transactions is conditioned on consummation of the
other.   See "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF
KEYCORP AND SOCIETY."

          This Proxy Statement-Prospectus also constitutes a prospectus of KeyCorp covering the maximum number of shares of KeyCorp Common Stock which may be issued in connection with the CBC/KeyCorp Merger Agreement ("Merger Shares").

          The outstanding shares of KeyCorp Common Stock are listed on the New York Stock Exchange ("NYSE"). The last reported sale price of KeyCorp Common Stock on the NYSE composite transaction reporting system on _______________, 1994, was $______ per share.
While it is anticipated that the shares of New Key Common Stock will be listed on the NYSE, no assurances can be given that the New Key Common Stock will be listed on the NYSE, and since the KeyCorp/Society Merger has not yet been consummated, there are no sales prices relating thereto.

          This Proxy Statement-Prospectus and the accompanying proxy cards are first being mailed to shareholders of CBC on or about _____________________, 1994.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE SHARES OF KEYCORP COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS, OR OTHER OBLIGATIONS OF A BANK OR
SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

          The date of this Proxy Statement-Prospectus is __________________, 1994.

                     AVAILABLE INFORMATION


          Each of KeyCorp, Society, and CBC is subject to the information requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and in accordance therewith file reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). KeyCorp has filed with the SEC a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended, (the "Securities Act"), covering the shares of KeyCorp Common Stock to be issued in the CBC/KeyCorp Merger.

          The Registration Statement and the exhibits thereto, as well as the reports, proxy statements, and other information filed with the SEC by KeyCorp, Society, and CBC under the Exchange Act, may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices of the SEC located at 7 World Trade Center, Thirteenth Floor, New York, New York 10048, and The Citicorp Center, 500 West Madison Street Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the KeyCorp Common Stock and the Society Common Stock are listed on the NYSE, and all materials filed by KeyCorp and Society with the SEC will be available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The CBC Class A Common Stock is included for quotation in the National Association of Securities Dealers Automated Quotation System, Inc., National Market System, ("NASDAQ National Market"), and such reports, proxy statements, and other information concerning CBC should be available for inspection and copying at the offices of the National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006.
As permitted by the rules and regulations of the SEC, this Proxy Statement-Prospectus omits certain information, exhibits, and undertakings contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information.

          Statements contained herein or in any document incorporated herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


          The following documents filed with the SEC under the Exchange Act by KeyCorp are hereby incorporated by reference into this Proxy Statement-Prospectus and made a part hereof:
(1) KeyCorp's Annual Report on Form 10-K for the fiscal year ended December 31, 1992; (2) KeyCorp's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993, and September 30, 1993; (3) KeyCorp's Current Reports on Form 8-K dated January 14, 1993, January 27, 1993, March 18, 1993 (as amended by a Form 8 dated May 20, 1993) which contained the audited restated consolidated financial statements of KeyCorp for the fiscal year ended December 31, 1992 (giving effect to the merger of KeyCorp with Puget Sound Bancorp on January 15, 1993), April 28, 1993,
May 19, 1993, two such Reports filed on July 8, 1993, September 21, 1993, two such Reports filed October 13, 1993 (one of which includes financial statements of Society Corporation as of and for the three years ended December 31, 1992), October 15, 1993,
January 7, 1994, and January 14, 1994; (4) the description of KeyCorp Common Stock contained in KeyCorp's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act
(and any amendment or report filed for the purpose of updating the description); (5) the description of KeyCorp Preferred Stock and the Depositary Shares related thereto contained in KeyCorp's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act (and any amendment or report filed for the purpose of updating the description; (6) the description of the rights issued pursuant to the Shareholder Rights Protection Plan of KeyCorp contained in KeyCorp's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act (and any amendment or report filed for the purpose of updating the description; and (7) KeyCorp's Report on Schedule 13D dated
October 12, 1993.

          The following documents filed with the SEC under the Exchange Act by CBC are hereby incorporated by reference into this Proxy Statement-Prospectus and made a part hereof: (1) CBC's
Annual Report on Form 10-K for the fiscal year ended December 31, 1992; (2) CBC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993, and September 30, 1993; and
(3) CBC's Current Report on Form 8-K dated September 17, 1993. A copy of CBC's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Proxy Statement dated May 3, 1993, for the
Annual Meeting of Shareholders held on June 3, 1993 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, are contained in Appendices E, F and G, respectively, to this Proxy Statement-Prospectus. Also incorporated by reference into this Proxy Statement-Prospectus is Registration Statement No. 33-51717 filed on Form S-4 by Society Corporation, including the Prospectus/ Joint Proxy Statement contained therein, a copy of which is enclosed.

          The information relating to KeyCorp and CBC contained in this Proxy Statement-Prospectus should be read together with the information in the documents incorporated by reference, some of which, in the case of CBC, are attached as Appendixes E, F and G to this Proxy Statement-Prospectus.

          All documents filed by KeyCorp or CBC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement-Prospectus and prior to the Special Meeting shall be deemed incorporated by reference in this Proxy Statement-Prospectus and a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Proxy Statement-Prospectus to the extent that a statement contained herein or in the other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

          THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS RELATING TO KEYCORP, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST MADE TO KEYCORP, ONE KEYCORP PLAZA, ALBANY, NEW YORK 12207, TELEPHONE
(518) 486-8579, ATTENTION: MR. LEE IRVING, SENIOR VICE PRESIDENT. SUCH DOCUMENTS RELATING TO CBC, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST MADE TO COMMERCIAL BANCORPORATION OF COLORADO, CENTURY BANK PLAZA,
3300 EAST FIRST AVENUE, DENVER, COLORADO 80206, [TELEPHONE
(303) 321-1234], ATTENTION: GEORGE R. MATA, VICE PRESIDENT-FINANCE AND TREASURER. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY FEBRUARY 14, 1994.

          NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED HEREIN, IN CONNECTION WITH THE SOLICITATION AND THE OFFERING OF SECURITIES MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF KEYCORP OR CBC SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                        TABLE OF CONTENTS

                                                       Page

AVAILABLE INFORMATION                                    4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE          5

SUMMARY OF PROXY STATEMENT-PROSPECTUS                   11

     Introduction                                       11
     Parties to the CBC/KeyCorp Merger                  12
     Effect of the CBC/KeyCorp Merger                   13
     CBC/KeyCorp Exchange Ratio                         13
     Pending Merger of KeyCorp and Society              14
       Effect of KeyCorp/Society Merger on CBC
       and CBC Shareholders                             15
     Special Meeting of CBC Shareholders                16
     Vote Required; Record Date                         16
     Reasons for the CBC/KeyCorp Merger;
       Recommendation of the CBC Board of Directors     18
     Opinion of CBC Financial Advisor                   18
     Effective Date and Effective Time                  18
     Conditions; Regulatory Approvals                   19
     Termination of the CBC/KeyCorp Merger Agreement    19
     Holding Company Merger; Bank Consolidation         20
     Interests of Certain Persons in the
       CBC/KeyCorp Merger                               21
     Certain Federal Income Tax Considerations          21
     Accounting Treatment                               21
     CBC/KeyCorp Stock Option Agreements                22
     Certain Differences in Shareholders' Rights        22
     Dissenters' Rights of CBC Shareholders             23
     Other Business                                     23
     Comparative Stock Price Information                24
     Summary Condensed Consolidated Financial
       Information of KeyCorp and CBC                   25

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA OF
KEYCORP AND SUBSIDIARIES AND SOCIETY CORPORATION
AND SUBSIDIARIES                                        28

     KEYCORP AND SUBSIDIARIES AND SOCIETY
      CORPORATION AND SUBSIDIARIES UNAUDITED
      PRO FORMA COMBINED SELECTED FINANCIAL DATA        29

     SELECTED HISTORICAL, PRO FORMA, AND EQUIVALENT
      PRO FORMA PER SHARE DATA KEYCORP AND CBC          30

     UNAUDITED PRO FORMA CONDENSED COMBINED
      FINANCIAL STATEMENTS OF KEYCORP AND
      SUBSIDIARIES AND SOCIETY AND SUBSIDIARIES         31


KEYCORP AND SUBSIDIARIES AND SOCIETY CORPORATION
  AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED
  COMBINED BALANCE SHEET                                32

INTRODUCTION                                            40

     General                                            40
     Parties to the CBC/KeyCorp Merger                  41
     Pending Merger of KeyCorp and Society              43

THE SPECIAL MEETING                                     44

     General                                            44
     Vote Required; Record Date                         45
     Recommendation of the Board of Directors           46

THE CBC/KEYCORP MERGER                                  46

     Background of and Reasons for the CBC/KeyCorp
      Merger                                            46
     Opinion of CBC Financial Advisor                   51
     Effect of the CBC/KeyCorp Merger                   56
     Effect of KeyCorp/Society Merger on CBC
      and CBC Shareholders                              57
     Effective Date and Effective Time                  59
     Surrender of Certificates                          59
     Conditions to Consummation of the
      CBC/KeyCorp Merger                                60
     Price-Based Termination                            64
     Regulatory Approvals                               66
     Conduct of CBC's Business Pending the
      CBC/KeyCorp Merger                                68
     No Solicitation                                    70
     Waiver and Amendment; Termination                  71
     Holding Company Merger; Bank Consolidation         72
     Interests of Certain Persons in the
      CBC/KeyCorp Merger                                72
     Effect on CBC Employee Benefit Plans               73
     Treatment of CBC Class A Stock Options             73
     Certain Federal Income Tax Considerations          74
     Accounting Treatment                               76
     NYSE Listing                                       77
     Expenses                                           77
CERTAIN TRANSACTIONS RELATED TO THE CBC/KEYCORP
  MERGER AGREEMENT                                      78

     CBC/KeyCorp Stock Option Agreements                78
     Resales of KeyCorp Common Stock                    82

DISSENTERS' RIGHTS OF CBC SHAREHOLDERS                  84

CERTAIN INFORMATION CONCERNING KEYCORP                  87

     General                                            87
     Subsidiaries                                       87
     Other KeyCorp Acquisitions                         89

CERTAIN INFORMATION CONCERNING CBC                      90

CERTAIN REGULATORY CONSIDERATIONS                       91

     General                                            91
     Dividend Restrictions                              92
     Holding Company Structure                          93
     Capital Requirements                               94
     Recent Legislation                                 95
     Depositor Preference Statute                       98
     Implications of Being a Savings and
      Loan Holding Company                              98
     Control Acquisitions                               99

COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF
 CAPITAL STOCK OF KEYCORP, CBC AND NEW KEY             100

     Voting Rights                                     100
     State Takeover Statutes and Takeover
       Provisions of Charter Documents                 101
     Shareholder Rights Plans                          103
     Special Meeting of Shareholders                   110
     Amendment of Charter Documents                    111
     Directors                                         113
     Director Liability and Indemnification            115
     Dividends                                         118
     Repurchases                                       119
     No Material Differences in Rights of
      Holders of New Key Preferred Stock and
      KeyCorp Preferred Stock                          120
     Preferred Stock                                   120
     Inspection Rights                                 120

CERTAIN INFORMATION REGARDING THE PENDING MERGER
 OF KEYCORP AND SOCIETY                                122

     General                                           122
     Society                                           123
     Integration of KeyCorp and Society into
      New Key                                          124
     The KeyCorp Shareholders' Rights Agreement        126
     KeyCorp and Society Stock Options                 127
     Board of Directors and Chief Executive
      Officers of New Key through December 31, 1998    127
     Interests of Certain Persons in the
      KeyCorp/Society Merger                           133

DESCRIPTION OF NEW KEY CAPITAL STOCK                   135

     General                                           135
     New Key Common Stock                              135
     New Key Preferred Stock and New Key
      Depositary Shares                                135
     Additional Class of Authorized but Unissued
      New Key Serial Preferred Stock                   137

AMENDED AND RESTATED ARTICLES OF INCORPORATION
  AND REGULATIONS OF NEW KEY                           138

     General                                           138
     Amended and Restated Articles of
      Incorporation of New Key                         138
     Regulations of New Key                            140

VALIDITY OF KEYCORP COMMON STOCK                       146

EXPERTS                                                146

OTHER MATTERS                                          146

CBC SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING      147


Appendix A     Amended and Restated Merger Agreement

Appendix B     Stock Option Agreements

Appendix C     Sections 7-4-123 and 7-4-124 of the
                 Colorado Corporation Code
                 Dissenters' Rights

Appendix D     Opinion of CBC Financial Advisor

Appendix E     CBC 1992 Annual Report on Form 10-K

Appendix F     CBC Proxy Statement and Notice of Annual
               Meeting of Stockholders held June 3, 1993

Appendix G     CBC Quarterly Report on Form 10-Q
               For the Quarter Ending September 30, 1993

              COMMERCIAL BANCORPORATION OF COLORADO
                       Century Bank Plaza
                     3300 East First Avenue
                     Denver, Colorado 80206



              SUMMARY OF PROXY STATEMENT-PROSPECTUS

               DATED:  JANUARY ___, 1994



          The following summary is intended to summarize certain information contained elsewhere in this Proxy Statement-Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement-Prospectus, the Appendices hereto, and the documents referred to and incorporated herein.


Introduction

          The Boards of Directors of Commercial Bancorporation of Colorado ("CBC") and KeyCorp have each approved and adopted the CBC/KeyCorp Merger Agreement, pursuant to which CBC will merge with and into a subsidiary of KeyCorp, if the shareholders of CBC adopt the CBC/KeyCorp Merger Agreement by the requisite shareholder vote, regulatory approvals are received, and certain other conditions are satisfied. A copy of the CBC/KeyCorp Merger Agreement is attached hereto as Appendix A, and is incorporated herein by reference. The terms of the CBC/KeyCorp Merger and information regarding the Special Meeting are summarized below.

          Since the execution of the CBC/KeyCorp Merger Agreement, KeyCorp and Society entered into the KeyCorp/Society Merger Agreement, pursuant to which KeyCorp will merge with and into Society, with Society as the surviving corporation under the name Key Bancshares Inc. or a variant thereof ("New Key"), if the shareholders of KeyCorp and Society adopt the KeyCorp/Society Merger Agreement by the requisite shareholder votes, regulatory approvals are received, and certain other conditions are satisfied. If all conditions to consummation of the CBC/KeyCorp Merger are met and the KeyCorp/Society Merger is consummated, CBC shareholders ultimately would become shareholders of New Key with no further action by the CBC shareholders other than the vote on the CBC/KeyCorp Merger Agreement at the Special Meeting. As a result, the terms of the KeyCorp/Society Merger are summarized below.

          Unless the context otherwise requires, all references in this Proxy Statement-Prospectus to CBC/KeyCorp Merger and
CBC/KeyCorp Merger Agreement and the discussion herein related thereto shall include New Key in lieu of KeyCorp if the KeyCorp/Society Merger is consummated before all conditions to the CBC/KeyCorp Merger are met.

          All historical financial information for KeyCorp contained herein has been restated for the pooling-of-interests acquisition of Puget Sound Bancorp on January 15, 1993.


Parties to the CBC/KeyCorp Merger

          KeyCorp. KeyCorp is a multi-regional financial services holding company headquartered in Albany, New York. Incorporated in 1970 under the laws of the State of New York, KeyCorp is registered under the federal Bank Holding Company Act of 1956, as amended (the "BHCA"). At September 30, 1993, based on data from the American
Banker publication, KeyCorp was the 25th largest bank holding company in the United States in terms of total consolidated assets of approximately $32.4 billion at that date. Through its eleven banking subsidiaries in nine states along the country's Northeast, Pacific Northwest and Rocky Mountain tiers, KeyCorp provides banking services to individual customers, small- to medium-sized businesses, and municipalities. The oldest bank subsidiary of KeyCorp was organized in 1825. KeyCorp's banking subsidiaries all operate under the Key Bank name and are located in Alaska, Colorado, Idaho, Maine, New York, Oregon, Utah, Washington, and Wyoming. As of September 30, 1993, KeyCorp's banking subsidiaries served their respective markets with over 800 full-service banking offices. In addition to its banking services, KeyCorp offers a variety of personal and commercial financial services through other subsidiaries. KeyCorp Mortgage
Inc., KeyCorp's primary mortgage banking subsidiary, serviced a $22.0 billion portfolio of mortgage loans as of September 30, 1993, making it one of the largest mortgage servicing companies in the country. KeyCorp's other specialized financial service companies provide such services as trust, credit life reinsurance, equipment leasing, securities brokerage, annuity sales, asset management, and data processing. At September 30, 1993, KeyCorp and its subsidiaries employed approximately 17,800 full-time equivalent employees. See "CERTAIN INFORMATION CONCERNING KEYCORP."

          Key Bancshares of Colorado, Inc. Key Bancshares of Colorado, Inc. ("Key Bancshares") is a bank holding company to be incorporated under the laws of Colorado for purposes of consummating the CBC/KeyCorp Merger and, when formed, will be a wholly-owned direct subsidiary of KeyCorp (or New Key if the KeyCorp/Society Merger is consummated before all conditions to consummation of the CBC/KeyCorp Merger have been met).

          CBC. CBC, headquartered in Denver, Colorado, is a multi-bank holding company engaged in the commercial banking business through five wholly-owned subsidiary banks with a total of eleven banking offices located in the greater Denver, Fort Collins, Fort Morgan, Sterling, and Colorado Springs areas of Colorado. CBC has no significant nonbank subsidiaries. Incorporated in 1971 under the laws of the State of Colorado, CBC is registered under the BHCA. CBC and its consolidated subsidiaries had total assets of $373.9 million, total deposits of approximately $331.1 million and shareholders' equity of approximately $35.0 million at September 30, 1993. On September 30, 1993 CBC was the third largest bank holding company headquartered in Colorado. Through its subsidiary banks, CBC offers a variety of deposit services and concentrates on secured lending to small and medium size businesses. At September 30, 1993, CBC and its subsidiaries employed 194 full-time equivalent employees.


Effect of the CBC/KeyCorp Merger

          Pursuant to the CBC/KeyCorp Merger Agreement, at the Effective Time (as defined below), CBC will merge into Key Bancshares, with Key Bancshares being the surviving corporation (the "CBC/KeyCorp Merger"). See "THE CBC/KEYCORP MERGER -- Effect of the CBC/KeyCorp Merger." For information on how CBC shareholders will be able to exchange certificates representing shares of CBC Common Stock for new certificates representing the shares of KeyCorp Common Stock, par value $5.00 per share, to be issued to them in the CBC/KeyCorp Merger (the "CBC/KeyCorp Merger Shares"), see "THE CBC/KEYCORP MERGER -- Surrender of Certificates."

          Assuming consummation of the CBC/KeyCorp Merger and other pending KeyCorp acquisitions (but not the KeyCorp/Society Merger), approximately 1.1% of KeyCorp's consolidated total assets, approximately 1.2% of KeyCorp's consolidated total deposits, approximately 1.5% of KeyCorp's consolidated shareholders' equity, approximately 1.0% of KeyCorp's consolidated net income, approximately 1.2% of KeyCorp's consolidated net interest income, and approximately 2.0% of KeyCorp's voting power will be represented by CBC.

          Assuming consummation of the CBC/KeyCorp Merger, other pending KeyCorp acquisitions and the KeyCorp/Society Merger, approximately 0.6% of New Key's consolidated total assets, approximately 0.7% of New Key's consolidated total deposits, approximately 0.8% of New Key's consolidated shareholders' equity, approximately 0.5% of New Key's consolidated net income, approximately 0.7% of New Key's consolidated net interest income, and approximately 1.1% of New Key's voting power will be represented by CBC.


CBC/KeyCorp Exchange Ratio

          The CBC/KeyCorp Merger Agreement provides that, in the CBC/KeyCorp Merger, each outstanding share of CBC Common Stock (except for shares with respect to which dissenters' rights shall have been perfected in accordance with Colorado law, shares held directly or indirectly by KeyCorp other than as a fiduciary or in satisfaction of a debt previously contracted, and shares held as treasury stock by CBC) will be converted into .7460 of a share of KeyCorp Common Stock (the "CBC/KeyCorp Exchange Ratio") except that if KeyCorp effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction prior to the Effective Time, an appropriate adjustment to the CBC/KeyCorp Exchange Ratio will be made. In addition, cash will be paid in lieu of fractional shares of KeyCorp Common Stock. Unless the context otherwise requires, all references to KeyCorp Common Stock in this Proxy Statement-Prospectus include the associated rights ("KeyCorp Rights") to purchase KeyCorp Common Stock pursuant to a Shareholders Protection Rights Agreement, dated as of October 1, 1993, between KeyCorp and Key Trust Company, as rights agent (the "KeyCorp Rights Agreement"); each share of KeyCorp Common Stock issued to shareholders of CBC in the CBC/KeyCorp Merger will be accompanied by one KeyCorp Right which will be evidenced by the certificate for the KeyCorp Common Stock. See "COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF CAPITAL STOCK OF KEYCORP, CBC AND NEW KEY -- Shareholder Rights Plans." Any shares of CBC Common Stock held directly or indirectly by KeyCorp (other than as a fiduciary or in satisfaction of a debt previously contracted) will be cancelled and retired and will cease to exist as of the Effective Time of the CBC/KeyCorp Merger and no payment will be made with respect thereto. See "THE CBC/KEYCORP MERGER -- Effect of the CBC/KeyCorp Merger." Each outstanding share of KeyCorp Common Stock will remain outstanding and unchanged as a result of the CBC/KeyCorp Merger.

          The CBC/KeyCorp Exchange Ratio was arrived at through arm's-length negotiations between KeyCorp and CBC. See "THE CBC/KEYCORP MERGER -- Background of and Reasons for the CBC/KeyCorp Merger" and "Opinion of CBC Financial Advisor." For certain information concerning the premium over market price per share of CBC Class A Common Stock represented by the CBC/KeyCorp Exchange Ratio, see "Comparative Stock Price Information."


Pending Merger of KeyCorp and Society

          On October 1, 1993, KeyCorp and Society entered into the KeyCorp/Society Merger Agreement providing for the KeyCorp/Society Merger. The KeyCorp/Society Merger Agreement provides that, upon consummation of the KeyCorp/Society Merger, each share of KeyCorp Common Stock will be converted into 1.205 shares of New Key Common Stock (the "KeyCorp/Society Exchange Ratio"). Society, a financial services holding company organized in 1958, is headquartered in Cleveland, Ohio, is incorporated in Ohio, and is registered under the BHCA. It is principally a regional banking organization and provides a wide range of banking, fiduciary, and other financial services to corporate, institutional, and individual customers. At September 30, 1993, Society had total consolidated assets of approximately $25.8 billion, making it the 29th largest bank holding company in the United States in terms of total consolidated assets based on data from the American Banker publication. The first predecessor of a subsidiary of Society was organized in 1849. Society's lead bank, Society National Bank, is the largest bank in Ohio and one of the nation's major regional banks, with headquarters in Cleveland. Society National Bank serves markets throughout most of Ohio with 294 full-service banking offices as of September 30, 1993. Society also has banking subsidiaries in Indiana and Michigan and a savings bank subsidiary in Florida. These subsidiaries operate a total of 146 full-service banking offices in Indiana, Michigan, and Florida. In addition to customary banking services of accepting funds for deposit and making loans, Society's banking subsidiaries provide a wide range of specialized services tailored to specific markets, including investment management, personal and corporate trust services, personal financial services, cash management services, investment banking services and international banking services. Society had one of the nation's largest trust departments with approximately $25 billion in managed assets at September 30, 1993. Although Society is principally a banking organization, its nonbanking subsidiaries provide insurance sales services, reinsurance of credit life and accident and health insurance on loans made by subsidiary banks, securities brokerage services, investment management, corporate and personal trust services, venture capital and small business investment financing services, equipment lease financing, registered investment advisory services, mortgage banking services, community development services, and other financial services. At September 30, 1993, Society and its subsidiaries had approximately 12,700 full-time equivalent employees. See "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY."


Effect of KeyCorp/Society Merger on CBC and CBC Shareholders

          If both the CBC/KeyCorp Merger and the KeyCorp/Society Merger are consummated, each share of CBC Common Stock ultimately would be converted to .899 of a share of Common Stock of New Key (the product of .7460 (CBC/KeyCorp Exchange Ratio) times 1.205 (KeyCorp/Society Exchange Ratio), except that cash will be paid in lieu of fractional shares of New Key Common Stock. If the KeyCorp/Society Merger is consummated before all conditions to consummation of the CBC/KeyCorp Merger are met, New Key, by operation of law, would assume the rights and obligations of KeyCorp under the CBC/KeyCorp Merger Agreement and each share of CBC Common Stock would be converted directly into .899 of a share of New Key Common Stock. If the KeyCorp/Society Merger is consummated after the CBC/KeyCorp Merger, the shares of CBC Common Stock would first be converted into shares of KeyCorp Common Stock at the CBC/KeyCorp Exchange Ratio and then into New Key Common Stock at the KeyCorp/Society Exchange Ratio. If the KeyCorp/Society Merger is not consummated after the CBC/KeyCorp Merger, the shares of KeyCorp Common Stock received by CBC shareholders in the CBC/KeyCorp Merger will remain as such. All references to New Key Common Stock in this Proxy Statement-Prospectus include the associated rights ("New Key Rights") to purchase New Key Common Stock pursuant to a Rights Agreement dated as of August 25, 1989, between Society and Society National Bank, as rights agent, as amended (the "New Key Rights Agreement"); each share of New Key Common Stock issued in the KeyCorp/Society Merger will be accompanied by one New Key Right which will be evidenced by the certificate for the New Key Common Stock. See "COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF CAPITAL STOCK OF KEYCORP, CBC AND
NEW KEY -- Shareholder Rights Plans."

          It is expected that the KeyCorp/Society Merger, if it closes, will close after the CBC shareholder vote on the CBC/KeyCorp Merger Agreement at the Special Meeting, but before all other conditions to consummation of the CBC/KeyCorp Merger have been met. If this occurs, New Key would assume the rights and obligations of KeyCorp under the CBC/KeyCorp Merger Agreement, and if all conditions to consummation of the CBC/KeyCorp Merger are subsequently met, CBC shareholders would become shareholders of New Key rather than of KeyCorp without any further right on the part of the CBC shareholders to vote on the direct merger with a subsidiary of New Key or the KeyCorp/Society Merger or to exercise dissenters' rights with respect to either of those transactions. Should the KeyCorp/Society Merger close after consummation of the CBC/KeyCorp Merger, CBC shareholders would become shareholders of KeyCorp, and then, if the KeyCorp/Society Merger is subsequently consummated, they would become New Key shareholders. In this event, CBC shareholders would not be able to vote on the KeyCorp/Society Merger, since they would not be shareholders of KeyCorp on the record date for the KeyCorp shareholder vote on the KeyCorp/Society Merger and would not be able to exercise dissenters' rights with respect to that merger. Therefore, and in either event, CBC shareholders, when voting on the CBC/KeyCorp Merger Agreement and deciding whether to exercise dissenters' rights with respect thereto, must consider the possibility that they may become shareholders of New Key rather than KeyCorp.

          Consummation of the KeyCorp/Society Merger remains subject to numerous conditions and there can be no assurance that such conditions will be met or, if met, as to the timing of the consummation of the KeyCorp/Society Merger. The CBC/KeyCorp Merger Agreement and the KeyCorp/Society Merger Agreement were independently negotiated and the CBC/KeyCorp Merger and the KeyCorp/Society Merger are unrelated transactions; neither of such transactions is conditioned on consummation of the other. See "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY."


Special Meeting of CBC Shareholders

          The Special Meeting of Shareholders of CBC will be held at 2:00 p.m., Mountain Time, on Tuesday, February 22, 1994, at the offices of CBC, Century Bank Plaza, 3300 East First Avenue, Denver, Colorado. The purpose of the Special Meeting is to consider and vote upon a proposal to approve the CBC/KeyCorp Merger Agreement.


Vote Required; Record Date

          Only CBC shareholders of record at the close of business on January 14, 1994, (the "Record Date"), will be entitled to vote at the Special Meeting. As of the Record Date, there were __________ shares of CBC Class A Common Stock and 431,950 shares of CBC Class B Common Stock outstanding and entitled to be voted. The CBC Class B Common Stock is convertible at any time at the election of the holder thereof into CBC Class A Common Stock on a one-for-one basis.

          The directors and executive officers of CBC and their affiliates owned, as of the Record Date, ____________ shares (or approximately _____%) of CBC Class A Common Stock, excluding ______ shares of CBC Class A Common Stock (or approximately ___%) which such individuals had the right to acquire upon the exercise of options or the conversion of debentures. All of the CBC Class B Common Stock is owned by a single affiliate of CBC. The directors and executive officers of KeyCorp and their affiliates beneficially owned, as of the Record Date, no shares of CBC Common Stock. As of the Record Date, CBC subsidiaries held of record or in the name of nominees no shares of CBC Common Stock in a fiduciary capacity.
See "THE SPECIAL MEETING -- Vote Required; Record Date."

          The affirmative vote of the holders of two-thirds (or 66-2/3%) of the shares of CBC Class A Common Stock and CBC Class B Common Stock outstanding on the Record Date, voting by class, is required to approve the CBC/KeyCorp Merger Agreement. The approval of any other matters that may properly come before the Special Meeting must be approved by the affirmative vote of a majority of the shares of CBC Common Stock, voting together as one class, present in person or by proxy at the Special Meeting. Therefore, a failure to return a properly-executed proxy card or to vote in person at the Special Meeting will have the same effect as a vote against the CBC/KeyCorp Merger Agreement or any other matters that may properly come before the Special Meeting. In addition, abstentions from voting with respect to the proposal to approve the CBC/KeyCorp Merger Agreement or with respect to any other matter will be treated as votes against, while broker nonvotes will not be considered "shares present" for voting purposes.

          CBC shareholders will not be able to vote directly on, or exercise dissenters' rights directly with respect to, the KeyCorp/Society Merger or on, or with respect to, the direct merger of CBC with a subsidiary New Key if, as expected, the KeyCorp/Society Merger closes before all conditions to consummation of the CBC/KeyCorp Merger have been met. Accordingly if proposal 1 is approved, and all other conditions to consummation of the CBC/KeyCorp Merger are met, and the KeyCorp/Society Merger is consummated, CBC would become a subsidiary of the surviving entity of the KeyCorp/Society Merger without further action by CBC shareholders. For that reason, CBC shareholders, when voting on the CBC/KeyCorp Merger Agreement and deciding whether to exercise dissenters' rights with respect thereto, must consider the possibility that they may become shareholders of New Key rather than KeyCorp. A copy of the KeyCorp/Society Joint Proxy Statement is enclosed for that purpose.

Reasons for the CBC/KeyCorp Merger; Recommendation of the CBC Board of Directors

          The CBC Board of Directors (the "Board of CBC") has approved the CBC/KeyCorp Merger Agreement and has determined that the CBC/KeyCorp Merger is fair to, and in the best interests of, CBC and its shareholders. The Board of CBC has also considered the change of circumstances occasioned by the execution of the KeyCorp/Society Merger Agreement and has reconfirmed its approval of the CBC/KeyCorp Merger in light of those circumstances. The Board of CBC, therefore, recommends that CBC's shareholders vote FOR approval of the CBC/KeyCorp Merger Agreement. See "THE CBC/KEYCORP MERGER -- Background of and Reasons for the CBC/KeyCorp Merger" and "Opinion of CBC Financial Advisor."

          For information on the interests of certain officers and directors of CBC in the CBC/KeyCorp Merger, see "THE CBC/KEYCORP MERGER -- Interests of Certain Persons in the CBC/KeyCorp Merger," "Effect on CBC Employee Benefit Plans" and "Treatment of CBC
Class A Stock Options."


Opinion of CBC Financial Advisor

          The Wallach Company, Inc., Denver, Colorado ("The Wallach Company") has served as financial advisor to CBC in connection with the CBC/KeyCorp Merger and has rendered an opinion to the Board of CBC that the CBC/KeyCorp Exchange Ratio and, if the KeyCorp/Society Merger is consummated, the KeyCorp/Society Exchange Ratio is fair to CBC's shareholders from a financial point of view. For additional information, see "THE CBC/KEYCORP MERGER -- Opinion of CBC Financial Advisor." The opinion of The Wallach Company is attached as Appendix D to this Proxy Statement-Prospectus. Shareholders are urged to read such opinion in its entirety for descriptions of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith.


Effective Date and Effective Time

          The CBC/KeyCorp Merger will become effective on the date the Articles of Merger are filed by the Secretary of State of the State of Colorado (the "Effective Date"). The effective time of the CBC/KeyCorp Merger will be the close of business in Colorado, on the Effective Date, or such other time on the Effective Date as may be agreed to by the parties, (the "Effective Time"). A period of time will elapse between the Special Meeting and the Effective Date in order to permit time for the approval of the CBC/KeyCorp Merger by the Federal Reserve Board (or to waive the need for such approval pursuant to a notice which has been filed by KeyCorp), the Federal Deposit Insurance Corporation (the "FDIC"), and the Colorado Banking Board.

          If the CBC/KeyCorp Merger Agreement is approved by the shareholders of CBC, subject to certain conditions described herein, the Effective Date currently is expected to occur in the first quarter of 1994.


Conditions; Regulatory Approvals

          Consummation of the CBC/KeyCorp Merger, and issuance of the CBC/KeyCorp Merger Shares, is subject to various conditions, including receipt of the shareholder approval solicited hereby, receipt of the necessary regulatory approvals, receipt of an opinion of counsel regarding certain tax aspects of the CBC/KeyCorp Merger, receipt of assurances that the CBC/KeyCorp Merger qualifies for "pooling-of-interests" accounting treatment, the opinion of The Wallach Company as to the fairness of the CBC/KeyCorp Exchange Ratio to CBC's shareholders not having been withdrawn, and satisfaction of other customary closing conditions.

          The CBC/KeyCorp Merger Agreement requires CBC, under certain circumstances and at the request of KeyCorp, to use its best efforts to modify and change its loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of KeyCorp. Such modifications are not expected to have a material adverse impact on CBC or on KeyCorp following the CBC/KeyCorp Merger. See "THE CBC/KEYCORP MERGER -- Conduct of CBC's Business Pending the CBC/KeyCorp Merger -- Modification of Certain Policies of CBC."

          The regulatory approvals and consents necessary to consummate the CBC/KeyCorp Merger include the approval of the Federal Reserve Board (or the waiving by the Federal Reserve Board pursuant to a notice which has been filed by KeyCorp), the Colorado Banking Board, and the FDIC. There can be no assurance that such regulatory approvals will be obtained, and if the CBC/KeyCorp Merger is approved, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the CBC/KeyCorp Merger Agreement and described under "THE CBC/KEYCORP MERGER -- Conditions to Consummation of the CBC/KeyCorp Merger." There can likewise be no assurance that the United States Department of Justice or a state Attorney General will not challenge the CBC/KeyCorp Merger or, if such a challenge is made, as to the result thereof.

          See "THE CBC/KEYCORP MERGER -- Conditions to Consummation of the CBC/KeyCorp Merger," "Regulatory Approvals," "Conduct of
CBC's Business Pending the CBC/KeyCorp Merger," and "CERTAIN
REGULATORY CONSIDERATIONS."


Termination of the CBC/KeyCorp Merger Agreement

          The CBC/KeyCorp Merger Agreement may be terminated, and the CBC/KeyCorp Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of CBC,
(1) by the mutual consent of KeyCorp and CBC or (2) by either of them individually under certain specified circumstances, including if the CBC/KeyCorp Merger is not consummated by July 31, 1994, unless the failure to consummate by such date is due to the breach of any representation, warranty, or covenant contained in the CBC/KeyCorp Merger Agreement by the party seeking to terminate. See "THE CBC/KEYCORP MERGER -- Waiver and Amendment; Termination."

          In addition, the CBC/KeyCorp Merger Agreement contains a price-based termination provision. Under this provision, the CBC/KeyCorp Merger Agreement may be terminated by CBC at any time during the two-day period commencing with the fifth NYSE trading day prior to the Effective Date if (1) the Average Closing Price of KeyCorp Common Stock over the twenty consecutive NYSE trading days ending five days prior to the Effective Time ("Pricing Period") period is less than $35.00 per share, (2) the decline in the price of the KeyCorp Common Stock since September 10, 1993, exceeds by more than 10.0% the decline over such time period in an index composed of a group of common stocks of other specified bank holding companies, and (3) KeyCorp elects not to increase the CBC/KeyCorp Exchange Ratio as specified in the CBC/KeyCorp Merger Agreement. If the KeyCorp/Society Merger is consummated prior to or during the Pricing Period, appropriate adjustments will be made to such price-based termination computations to give effect to the conversion of KeyCorp Common Stock into New Key Common Stock. See "THE CBC/KEYCORP MERGER -- Price-Based Termination."

          The Board of CBC would consider, prior to any decision whether or not to terminate the CBC/KeyCorp Merger Agreement in these circumstances, all financial and other information it deemed relevant to its decision. If the price-based termination provision becomes exercisable by CBC after its shareholders approve the CBC/KeyCorp Merger Agreement, the decision whether or not to terminate the CBC/KeyCorp Merger Agreement will not be resubmitted to the shareholders.


Holding Company Merger; Bank Consolidation

          As soon as administratively feasible after the Effective Time, KeyCorp intends to cause Key Bancshares to merge into KeyCorp (the "Holding Company Merger"), and to consolidate Key Bank of Colorado, a Colorado banking corporation and a wholly-owned direct subsidiary of KeyCorp ("Key Colorado"), and CBC's bank subsidiaries other than Century Bank Sterling, into Century Bank Sterling (the "Bank Consolidation") under the name "Key Bank of Colorado," in each case subject to receipt of necessary regulatory approvals. There can be no assurance that such approvals will be obtained or that the Holding Company Merger and/or the Bank Consolidation will be consummated. Consummation of the CBC/KeyCorp Merger is not conditioned upon receipt of necessary regulatory approvals or of consummation of the Holding Company Merger or the Bank Consolidation.

Interests of Certain Persons in the CBC/KeyCorp Merger

          Certain members of CBC's management and the Board of CBC have interests in the CBC/KeyCorp Merger in addition to their interests, if any, as shareholders of CBC generally. These include, among other things, provisions in the CBC/KeyCorp Merger Agreement relating to indemnification and continuation of severance agreements and certain other employee benefits. In addition, KeyCorp is considering offering employment agreements to selected CBC executives, including Jon P. Coates who is President and a director of CBC. See "THE CBC/KEYCORP MERGER -- Interests of Certain Persons in the CBC/KeyCorp Merger" and "Effect on CBC Employee Benefit Plans."


Certain Federal Income Tax Considerations

          CBC and KeyCorp have received an opinion of Baker & Hostetler that the CBC/KeyCorp Merger, if the KeyCorp/Society Merger is consummated after the Effective Time, will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, (the "Code"), and accordingly, for federal income tax purposes, (1) no income, gain, or loss will be recognized by either CBC, Key Bancshares or KeyCorp as a result of the CBC/KeyCorp Merger and (2) CBC's shareholders will not recognize gain or loss upon the receipt of KeyCorp Common Stock in exchange for CBC Common Stock in the CBC/KeyCorp Merger, except that gain or loss will be recognized on receipt of any cash in lieu of fractional shares or because of the exercise of dissenters' rights. Consummation of the CBC/KeyCorp Merger is conditioned upon receipt by each of KeyCorp and CBC of such opinion, dated as of the Effective Date. In addition, if the KeyCorp/Society Merger is consummated prior to the Effective Time, consummation of a direct merger of CBC into a subsidiary of New Key will be conditioned upon receipt of an opinion of Baker & Hostetler, counsel for CBC, dated as of the Effective Date, substantially to this effect. See "THE CBC/KEYCORP MERGER -- Certain Federal Income Tax Considerations."


Accounting Treatment

          If consummated in accordance with the terms of the CBC/KeyCorp Merger Agreement, it is anticipated that the CBC/KeyCorp Merger will qualify as a "pooling of interests" of KeyCorp and CBC under generally accepted accounting principles ("GAAP"). KeyCorp's obligation to consummate the CBC/KeyCorp Merger is conditioned upon the receipt of a letter from KeyCorp's independent auditors that the CBC/KeyCorp Merger may be accounted for in such manner. See "THE CBC/KEYCORP MERGER -- Accounting Treatment." It is KeyCorp's intention not to restate financial statements and other financial information for periods prior to the CBC/KeyCorp Merger to include the accounts and operations of CBC because the transaction is not expected to be material to KeyCorp. See "THE CBC/KEYCORP MERGER -- Accounting Treatment."

CBC/KeyCorp Stock Option Agreements

          As an inducement and a condition to KeyCorp's entering into the CBC/KeyCorp Merger Agreement, KeyCorp and CBC also entered into Stock Option Agreements, dated as of the 12th day of September, 1993, (the "CBC/KeyCorp Stock Option Agreements"), pursuant to which KeyCorp has an option (the "Options"), upon the occurrence of certain events (none of which has yet occurred to the best of KeyCorp and CBC's knowledge), to purchase up to 479,013 shares of CBC Class A Common Stock (representing approximately 19.9% of the outstanding shares of CBC Class A Common Stock on September 12, 1993) and 85,958 shares of CBC Class B Common Stock (representing approximately 19.9%, the outstanding shares of CBC Class B Common Stock on September 12, 1993), in each case at a price of $30.12 per share (the closing price of KeyCorp Common Stock on September 10, 1993 multiplied by the CBC/KeyCorp Exchange Ratio of .7460), subject to adjustment in certain circumstances and subject to termination within certain periods. The CBC/KeyCorp Stock Option Agreements may discourage competing offers to the CBC/KeyCorp Merger and is intended to increase the likelihood that the CBC/KeyCorp Merger will be consummated in accordance with the terms of the CBC/KeyCorp Merger Agreement.

          In the event that CBC's shareholders fail to approve the CBC/KeyCorp Merger Agreement, either CBC or KeyCorp may terminate the CBC/KeyCorp Merger Agreement in accordance with its terms. See "THE CBC/KEYCORP MERGER -- Waiver and Amendment; Termination." If no Initial Triggering Event (as defined in the CBC/KeyCorp Stock Option Agreements) has occurred prior to such termination or any other Exercise Termination Event (as defined in the CBC/KeyCorp Stock Option Agreements), the CBC/KeyCorp Stock Option Agreements will automatically terminate at such time. If an Initial Triggering Event and a Subsequent Triggering Event (as defined in the CBC/KeyCorp Stock Option Agreements) occurs prior to an Exercise Termination Event, then KeyCorp will be entitled to exercise the Options in accordance with their terms.

          Copies of the CBC/KeyCorp Stock Option Agreements are attached to this Proxy Statement-Prospectus as Appendix B. See
"CERTAIN TRANSACTIONS RELATED TO THE CBC/KEYCORP MERGER AGREEMENT
- -- CBC/KeyCorp Stock Option Agreements."


Certain Differences in Shareholders' Rights

          At the Effective Time, all shareholders of CBC (except shareholders of CBC who perfect dissenters' rights) will become shareholders of KeyCorp except that, if the KeyCorp/Society Merger is consummated before the Effective Time, all shareholders of CBC (except shareholders who perfect dissenters' rights with respect to the CBC/KeyCorp Merger) would become shareholders of New Key. If the KeyCorp/Society Merger is consummated after the CBC/KeyCorp Merger, all shareholders of CBC who received KeyCorp Common Stock in the CBC/KeyCorp Merger would become shareholders of New Key.
CBC is a corporation organized under, and governed by Colorado law, the CBC Articles of Incorporation and CBC Bylaws, whereas KeyCorp is a corporation organized under, and governed by New York law, the KeyCorp Certificate of Incorporation and the KeyCorp By-Laws.
New Key will be a corporation organized under, and governed by Ohio law, Articles of Incorporation of New Key ("New Key Articles of Incorporation") and the Regulations of New Key (by-laws) ("New Key Regulations"). The rights of shareholders of KeyCorp and New Key differ from rights of the shareholders of CBC with respect to certain important matters, including their rights to remove directors, call special meetings, inspect corporate books and records, amend By-Laws, and receive certain reports from the corporation; the required shareholder votes as to certain matters; and statutory and other restrictions on certain business combinations. For a summary of these differences, see "COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF CAPITAL STOCK OF KEYCORP, CBC AND NEW KEY."


Dissenters' Rights of CBC Shareholders

          Any CBC shareholders entitled to vote at the Special Meeting will have the right to dissent from the vote on the CBC/KeyCorp Merger Agreement and to receive payment of the fair value of shares of CBC Common Stock held of record or beneficially by such shareholder upon compliance with Sections 7-4-123 and 7-4-124 of the Colorado Corporation Code ("Colorado Corporation Code"), the full text of which is included as Appendix C to this Proxy Statement-Prospectus. Fair value for this purpose could be higher or lower than the value of the KeyCorp Common Stock (or
New Key Common Stock) to be received in the CBC/KeyCorp Merger. Failure to take any necessary step may result in a termination or waiver of appraisal rights under Sections 7-4-123 and 7-4-124. See "DISSENTERS' RIGHTS OF CBC SHAREHOLDERS." Any amount paid for dissenters' shares and any appraisal costs, legal costs and any other expenses incurred with respect to the dissenters' shares will be paid out of funds deposited by CBC in an escrow account with an independent escrow agent prior to the Effective Time.

          CBC shareholders will have no right to vote on, or to exercise dissenters' rights with respect to, (i) the merger of CBC directly with New Key, if the KeyCorp/Society Merger is consummated prior to the time that all conditions to consummation of the CBC/KeyCorp Merger have been met or (ii) the KeyCorp/Society Merger, if the CBC/KeyCorp Merger is consummated prior to the consummation of the KeyCorp/Society Merger.

Other Business

          The Board of CBC knows of no other matters that will come before the Special Meeting. If any additional matters come before the Special Meeting, the Proxies will be voted at the discretion of the proxyholders.

Comparative Stock Price Information

          CBC Class A Common Stock is included for quotation in the NASDAQ National Market (symbol: CBOCA). KeyCorp Common Stock is listed on the NYSE (symbol: KEY). The following table sets forth the high and low sale prices of shares of CBC Class A Common Stock as reported in the NASDAQ National Market and of shares of KeyCorp Common Stock as reported on the NYSE on a quarterly basis for the three calendar years ended December 31, 1993, 1992 and 1991, and for 1994 through January ___, as well as dividends declared on such shares during the same periods. The CBC Class B Common Stock is owned by a single affiliate of CBC. Since there have been no reported trades of CBC Class B Common Stock, there is no available market price information on such stock and no information is provided in the table below with respect to the CBC Class B Common Stock. However, each share of CBC Class B Common Stock is convertible, at anytime at the election of the holder thereof, into one share of CBC Class A Common Stock and the dividends declared on the CBC Class B Common Stock for the periods shown are identical to those shown on the table below with respect to CBC Class A Common Stock.



                               1994                               1993
                            __________        ___________________________________________
                            First             Fourth      Third       Second      First
                            Quarter           Quarter     Quarter     Quarter     Quarter
                            through
                            January __
                            __________        _______     _______     _______     _______
CBC Class A Common
 High                       $                 $           $28-1/4     $21-1/2     $21
 Low                        $                 $           $19-3/4     $18-3/8     $17
 Dividends Declared         $                 $   .15     $   .15     $   .15     $   .10


KEYCORP Common
 High                       $                 $           $42-1/2     $45-1/4     $46
 Low                        $                 $           $37-3/8     $34-1/2     $37-1/8
 Dividends Declared         $                 $   .31     $   .31     $   .31     $  .31

                                               1992                                               1991
                            ___________________________________________        ____________________________________________
                            Fourth      Third       Second      First          Fourth      Third       Second      First
                            Quarter     Quarter     Quarter     Quarter        Quarter     Quarter     Quarter     Quarter
                            _______     _______     _______     _______        _______     _______     _______     ________
CBC Class A Common
 High                       $18-3/4     $15-3/4     $14-1/2     $12-7/8        $ 7-1/8     $ 7         $ 5-5/8     $ 3-7/8
 Low                        $14         $11-5/8     $10-3/4     $ 7-1/4        $ 6-5/8     $ 5-1/2     $ 3-5/8     $ 2-5/8
 Dividends Declared         $   .10     $   .10     $   .10     $   .06        $   .06     $  --       $  --       $  --


KEYCORP Common
 High                       $39-1/8     $34-3/4     $34-1/4     $34            $29-5/8     $27-7/8     $24-7/8     $20-5/8
 Low                        $32-3/4     $30-1/8     $29-1/8     $27-1/8        $23-7/8     $22-5/8     $19-7/8     $13-7/8
 Dividends Declared         $   .26     $   .26     $   .26     $   .26        $   .24     $   .24     $   .24     $   .23

          The following table sets forth the closing price per share of KeyCorp Common Stock and Society Common Stock, the last reported sales price per share of CBC Class A Common Stock and the equivalent per share price for CBC Class A Common Stock and CBC Class B Common Stock giving effect to the CBC/KeyCorp Merger and giving effect to both the CBC/KeyCorp Merger and the KeyCorp/Society Merger on (1) September 10, 1993, the last business day preceding public announcement of the signing of the CBC/KeyCorp Merger Agreement and the CBC/KeyCorp Stock Option Agreements; and
(2) _______________, 1994, the last practicable date prior to the mailing of this Proxy Statement-Prospectus. Shareholders are urged to obtain current market quotations for KeyCorp Common Stock and CBC Class A Common Stock.


                                                                                    Equivalent Price Per
                                                                                  Share of CBC Common Stock
                                                                        ______________________________________________
                                                                                                 Giving Effect to
                          KeyCorp         Society       CBC Class A      Giving Effect to      CBC/KeyCorp Merger and
                        Common Stock    Common Stock    Common Stock    CBC/KeyCorp Merger1    KeyCorp/Society Merger2
September 10, 1993      $40-3/8         $33-1/8         $22-1/2         $30.12                 $29.78
_____________, 1993     $

1Equivalent Price Per Share of CBC Common Stock giving effect to the CBC/KeyCorp Merger has been calculated by multiplying the closing price per share of KeyCorp Common Stock on the dates indicated by the CBC/KeyCorp Exchange
Ratio of .7460 of a share of KeyCorp Common Stock for each share of CBC Common Stock.
2Equivalent Price Per Share of CBC Common Stock giving effect to both the CBC/KeyCorp Merger and the KeyCorp/Society
Merger has been calculated by multiplying the closing price per share of Society Common Stock on the dates indicated
by the CBC/KeyCorp Exchange Ratio of .7460 of a share of KeyCorp Common Stock for each share of CBC Common Stock and multiplying the result by the KeyCorp/Society Exchange Ratio of 1.205 of a share of New Key Common Stock for each share of KeyCorp Common Stock.

          No assurance can be given as to the market prices of KeyCorp or New Key Common Stock if and when the CBC/KeyCorp Merger and KeyCorp/Society Merger are consummated or when the shares of KeyCorp or New Key Common Stock are actually issued.


Summary Condensed Consolidated Financial Information of KeyCorp and
CBC

          The following tables present summary consolidated financial data for KeyCorp and CBC for each of the five years in the period ended December 31, 1992 and the nine-month periods ended September 30, 1993 and 1992. These tables should be read in conjunction with the financial information appearing elsewhere in this Proxy Statement-Prospectus or incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."



                             KEYCORP


                                  Nine Months Ended
                                    September 30,                               Year Ended December 31,
                               _______________________   ___________________________________________________________________
                                  1993          1992         1992          1991          1990          1989          1988
                                  ____          ____         ____          ____          ____          ____          ____
SUMMARY OF OPERATIONS
(Dollars in thousands)
Interest income                $1,752,179    $1,714,337   $2,295,357    $2,388,478    $2,007,446    $1,846,098    $1,557,057
Interest expense                  652,920       746,291      977,071     1,302,677     1,168,804     1,077,740       855,564
Net interest income             1,099,259       968,046    1,318,286     1,085,801       838,642       768,358       701,493
Provision for loan losses         106,226       144,841      190,971       186,116        97,302        94,123        57,055
Income before taxes               456,282       335,712      426,513       340,696       270,504       221,648       208,618
Income before accounting
 change                           297,418       227,028      284,275       237,218       194,633       164,842       160,261

PER COMMON SHARE DATA
Income before accounting
 change                        $     2.83     $    2.19    $    2.73    $     2.45    $     2.22    $     1.87    $     1.87
Cash dividends declared              0.93          0.78         1.04          0.95          0.89          0.84          0.80
Book value                          21.23         18.92        19.19         17.50         15.87         14.45         13.40

AVERAGE BALANCE SHEET DATA
(Dollars in millions)
Loans                          $   21,150     $   18,842   $  19,159    $   17,724    $   14,279    $   12,755    $   11,414
Earning assets                     28,133         25,276      25,729        23,741        18,893        16,899        15,295
Total assets                       31,194         27,951      28,486        26,595        21,030        18,839        17,078
Deposits                           25,682         22,661      23,129        21,331        16,882        14,629        13,425
Long-term debt                        878            834         853           752           687           812           794
Shareholders' equity                2,205          1,954       1,979         1,653         1,332         1,246         1,118

FINANCIAL RATIOS
Return on average total
 assets                              1.27%          1.12%       1.02%         0.89%         0.93%         0.87%         0.94%
Return on average
 common equity                      18.76          16.63       15.21         14.69         14.74         13.43         14.69
Return on average
 shareholders' equity               18.04          15.98       14.70         14.35         14.61         13.23         14.34
Efficiency ratio1                   60.45          61.20       63.22         64.07         65.36         69.05         69.06
Net yield on average
  earning assets                     5.37           5.29        5.30          4.76          4.65          4.78          4.86
Nonperforming loans to
 period-end loans                    0.82           0.97        1.02          1.28          1.31          1.43          1.45
Nonperforming assets to
  period-end loans plus ORE          1.43           2.03        1.99          2.35          2.15          2.15          2.05
Allowance for loan losses
  to period-end loans                1.42           1.47        1.40          1.43          1.34          1.28          1.23
Allowance for loan losses
  to period-end nonperforming
  loans                            174.72         150.46      137.08        111.63        102.35         89.62         84.77
Net charge-offs to
  average loans                      0.57           0.91        0.99          1.00          0.65          0.67          0.46
Dividend payout ratio per
  common share                      32.86          34.51       37.14         38.78         40.09         44.92         42.78

1Computed by dividing noninterest expense by the sum of net interest income on a taxable equivalent basis plus fee income.

          The comparability of the information presented above is affected by the acquisitions that KeyCorp has completed in the time periods presented.

          For information on regulatory capital ratios of KeyCorp, see "CERTAIN REGULATORY CONSIDERATIONS."


              COMMERCIAL BANCORPORATION OF COLORADO

         (dollars in thousands except per share amounts)

                                            Nine Months Ended
                                              September 30,                         Year Ended December 31,
                                          ____________________    _________________________________________________________
                                            1993        1992        1992        1991        1990         1989        1988
                                          ________    ________    ________    ________    _________    ________    ________
SUMMARY OF OPERATIONS
Interest income                           $ 18,837    $ 18,701    $ 24,310    $ 24,794    $ 24,637     $ 25,049    $ 24,593
Interest expense                             5,429       6,233       8,059      10,920      12,362       12,501      11,977
Net interest income                         13,408      11,838      16,251      13,874      12,275       12,548      12,616
Provision for loan losses                      840       1,506       1,869       2,748       4,434        3,441       3,405
Income (loss) before taxes
 (benefit) and extraordinary item            5,439       3,298       4,947       2,683      (2,951)           3         446
Extraordinary item                             --          --          --          250         --           --          --
Cumulative effect of accounting changes        363         --          --          --          --           --          491
Net income (loss)                            4,159       2,686       3,958       2,731      (2,251)         405       1,230

PER COMMON SHARE DATA
Primary net income (loss) before
 extraordinary item and cumulative
 effect of accounting changes             $   1.35    $   1.05    $   1.52    $   0.99    $  (0.89)    $   0.17    $   0.32
Extraordinary item                              --          --          --        0.10          --           --          --
Cumulative effect of accounting changes       0.13          --          --          --          --           --        0.21
Primary net income (loss)                     1.48        1.05        1.52        1.09       (0.89)        0.17        0.53
Fully diluted net income (loss) before
 extraordinary item and cumulative
 effect of accounting changes                 1.27        0.99        1.45        0.94       (0.89)        0.17        0.36
Extraordinary item                              --          --          --        0.08          --           --          --
Cumulative effect of accounting changes       0.12          --          --          --          --           --        0.15
Fully diluted net income (loss)               1.39        0.99        1.45        1.02       (0.89)        0.17        0.51
Cash dividends declared                       0.40        0.26        0.36        0.06        0.12         0.24        0.24
Book value                                   12.29       10.77       11.18        9.94        8.92         9.90       10.71

AVERAGE BALANCE SHEET DATA
Loans                                     $196,586    $185,038    $188,798    $172,258    $168,707     $180,788    $192,166
Earning assets                             298,334     263,991     269,612     237,163     223,964      222,611     231,216
Total assets                               342,908     301,297     309,009     276,048     266,612      262,520     272,811
Deposits                                   304,048     269,361     272,858     241,795     231,237      224,503     234,459
Long-term debt                               3,891       5,912       5,346       6,912       7,661        8,697       9,257
Shareholders' equity                        28,704      25,610      28,019      23,747      23,992       24,700      24,242

FINANCIAL RATIOS
Return on average total assets               1.62%       1.19%       1.28%       0.99%      -0.84%        0.15%       0.45%
Return on average
  shareholders' equity                      19.32       13.98       14.12       11.50       -9.38         1.64        5.07
Efficiency ratio1                           61.58       65.75       64.23       66.77       86.49        75.15       72.21
Net yield on average earning assets          6.15        6.19        6.25        6.15        5.81         5.94        5.78
Nonperforming loans to
  period-end loans                           1.09        2.48        1.76        2.46        5.78         7.27        8.73
Nonperforming assets to
  period-end loans plus ORE                  2.66        5.05        4.26        6.79       11.59        13.65       13.95
Allowance for loan losses to
  period-end loans                           2.63        2.77        2.99        3.21        3.33         2.19        1.95
Allowance for loan losses to
  period-end nonperforming loans           242.76      111.46      169.36      130.31       57.56        30.09       22.29
Net charge-offs to average loans             0.51        0.95        0.99        1.57        1.60         1.83        1.80
Dividend payout ratio per common share      28.78       26.26       24.83        5.89      -13.48       141.18       47.06

1Computed by dividing noninterest expense by the sum of net interest income on a taxable equivalent basis plus fee income.



          For information on regulatory capital ratios of CBC, see "CERTAIN REGULATORY CONSIDERATIONS."



           UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                OF KEYCORP AND SUBSIDIARIES AND
              SOCIETY CORPORATION AND SUBSIDIARIES


          The following table presents summary consolidated financial data for KeyCorp and Society on an unaudited pro forma combined basis giving effect to the KeyCorp/Society Merger. The pro forma data in the table assumes that the KeyCorp/Society Merger is accounted for as a pooling of interests. The pro forma information does not reflect the KeyCorp/Society Merger expenses and restructuring charges expected to be incurred by KeyCorp and Society or the anticipated cost savings. As a result, the pro forma combined financial information may not be indicative of the results that actually would have occurred if the KeyCorp/Society Merger had been in effect during the periods presented or which may be attained in the future. The effect of the CBC/KeyCorp Merger with CBC will not be material to the pro forma financial data and is not presented. The comparability of the information presented in the following table is affected by the acquisitions that KeyCorp and Society has each completed in the time periods presented.



                  KEYCORP AND SUBSIDIARIES AND
              SOCIETY CORPORATION AND SUBSIDIARIES

      UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA

            (in thousands, except per share amounts)

                                            Nine Months Ended
                                              September 30,                               Year Ended December 31,
                                      _____________________________       _______________________________________________
                                         1993              1992              1992              1991              1990
                                         ____              ____              ____              ____              ____
CONSOLIDATED SUMMARY OF
  OPERATIONS
  Interest income                     $ 3,163,372       $ 3,154,030       $ 4,198,791       $ 4,652,351       $ 4,528,845
  Interest expense                      1,162,718         1,346,481         1,750,118         2,519,390         2,667,757
                                      ___________       ___________       ___________       ___________       ___________
  Net interest income                   2,000,654         1,807,549         2,448,673         2,132,961         1,861,088
  Provision for loan losses               165,306           261,098           338,337           466,163           517,216
  Noninterest income                      764,562           699,156           925,193           849,261           744,182
  Noninterest expense                   1,695,671         1,597,790         2,170,412         2,065,679         1,819,497
                                      ___________       ___________       ___________       ___________       ___________
  Income before income taxes
    and cumulative effect of
    accounting change                     904,239           647,817           865,117           450,380           268,557
  Provision for income taxes              316,675           206,085           279,632           136,684            15,173
                                      ___________       ___________       ___________       ___________       ___________
  Income before cumulative
    effect of accounting change       $   587,564       $   441,732       $   585,485       $   313,696       $   253,384
                                      ===========       ===========       ===========       ===========       ===========
  Weighted average shares of
    New Key Common Stock                  239,437           234,559           235,005           227,116           220,079

CONSOLIDATED PER SHARE DATA
  APPLICABLE TO NEW KEY
  COMMON STOCK
  Income before cumulative
    effect of accounting change       $      2.40       $     1.81        $      2.39       $      1.31       $      1.12
  Cash dividends declared                    0.84             0.735              0.98              0.92              0.88
  Book value at period-end                  17.39            15.34              15.71             14.17             13.55

CONSOLIDATED BALANCE SHEET DATA
  AT PERIOD-END
  Investment securities               $10,057,744       $ 9,868,814       $ 8,976,300       $10,288,270       $ 8,815,706
  Loans, net of unearned income        39,094,659        35,802,329        36,045,833        35,558,257        34,217,667
  Allowance for loan losses               799,394           806,817           782,649           793,519           677,294
  Total assets                         58,193,234        54,416,439        55,092,384        53,624,918        49,977,448
  Deposits                             44,339,871        41,687,372        43,433,065        42,835,006        40,935,288
  Short-term borrowings                 6,570,205         6,130,156         5,082,407         5,087,533         3,989,907
  Long-term debt                        1,908,419         1,605,150         1,790,078         1,224,470         1,145,288
  Total shareholders' equity            4,325,712         3,842,177         3,942,893         3,532,033         3,041,261


          See "NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS OF KEYCORP AND SUBSIDIARIES AND SOCIETY AND
SUBSIDIARIES."


SELECTED HISTORICAL, PRO FORMA, AND EQUIVALENT PRO FORMA PER SHARE DATA KEYCORP AND CBC

          The following table, which shows comparative historical per common share data for KeyCorp and CBC separately and pro forma combined, and equivalent pro forma per share data for CBC, reflecting the CBC/KeyCorp and KeyCorp/Society Mergers should be read in conjunction with the financial information either appearing elsewhere in this Proxy Statement-Prospectus or incorporated by reference to other documents.

          The pro forma and equivalent pro forma per share data in the following table are presented for comparative purposes only and are not necessarily indicative of the combined financial position or results of operations in the future or what the combined financial position or results of operations actually would have been had the CBC/KeyCorp Merger, and in the case of KeyCorp/Society pro forma data, the KeyCorp/Society Merger, been consummated during the periods or as of the date for which such pro forma tables are presented. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


                                                                         KeyCorp
                                                                         and CBC             CBC Equivalent Pro Forma
                                                    Historical           Pro Forma        KeyCorp and          KeyCorp/Society
                                            KeyCorp        CBC           Combined         CBC Pro Forma        Pro Forma
________________                            _______        ______        _________        _____________        ______________
Net income (loss) before extraordinary
 income and cumulative effect of
 accounting change
 For the nine months ended September 30,
   1993                                     $ 2.83         $ 1.35        $ 2.81           $ 2.10              $ 2.16
   1992                                       2.19           1.05          2.18             1.63                1.63

 For the year ended December 31,
   1992                                       2.73            1.52         2.72             2.03                2.15
   1991                                       2.45            0.99         2.43             1.81                1.18
   1990                                       2.22            (.89)        2.15             1.60                1.01

Cash Dividends
 For the nine months ended September 30,
   1993                                     $ 0.93          $ 0.40       $ 0.93           $ 0.69              $ 0.76
   1992                                       0.78            0.26         0.78             0.58                0.67

 For the year ended December 31,
   1992                                       1.04            0.36         1.04             0.78                0.88
   1991                                       0.95            0.06         0.95             0.71                0.83
   1990                                       0.89            0.12         0.89             0.66                0.79

Book Value
 As of September 30, 1993                   $21.23          $12.29       $21.13           $15.76              $15.63
 As of December 31, 1992                     19.19           11.18        19.28            14.38               14.12
<F1>
1.  CBC Equivalent Pro Forma amounts represent the equivalent net income, cash dividends, and book value per share CBC
Common Stock for the periods indicated based on the historical performance of KeyCorp and CBC, assuming that the acquisition had occurred at the beginning of the periods presented.  Pro forma equivalent amounts are computed by multiplying the pro forma combined amounts by the assumed CBC/KeyCorp Exchange Ratio of .7460.
<F2>
2.  The KeyCorp/Society Pro Forma assumes the KeyCorp/Society Merger is completed in accordance with its terms.



UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF
KEYCORP AND SUBSIDIARIES AND SOCIETY AND SUBSIDIARIES


          The following unaudited pro forma condensed combined balance sheet as of September 30, 1993, and the pro forma condensed combined statements of income for the nine-month periods ended September 30, 1993 and 1992, and for each of the three years in the period ended December 31, 1992, give effect to the KeyCorp/Society Merger, accounted for as a pooling of interests. The effects of other pending or recently-completed KeyCorp or Society mergers and acquisitions (including the CBC/KeyCorp Merger) are not expected to be material to the unaudited pro forma condensed combined financial statements and are not included therein. The pro forma information is based on the historical consolidated financial statements of KeyCorp and Society and their subsidiaries under the assumptions and adjustments set forth in the accompanying notes to the pro forma condensed combined financial statements.

          The pro forma condensed combined financial statements have been prepared by the managements of KeyCorp and Society based upon their respective consolidated financial statements. Pro forma per share amounts are based on the conversion rate of 1.205 shares of New Key Common Stock for each share of KeyCorp Common Stock.
The pro forma condensed combined financial statements, which include results of operations as if the KeyCorp/Society Merger had been consummated on January 1, 1990, do not reflect the KeyCorp/Society Merger expenses and restructuring charges expected to be incurred by KeyCorp and Society or the cost savings anticipated to result from the KeyCorp/Society Merger. As a result, the pro forma condensed combined financial condition and results of operations prior to the consummation of the KeyCorp/Society Merger may not be indicative of the results that actually would have occurred if the KeyCorp/Society Merger had been in effect during the periods presented or which may be attained in the future. The pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of KeyCorp and Society incorporated by reference herein.



                  KEYCORP AND SUBSIDIARIES AND
              SOCIETY CORPORATION AND SUBSIDIARIES

      UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET


                       September 30, 1993

                     (dollars in thousands)


                                                                                                   Pro Forma            Pro Forma
                                                          KeyCorp              Society            Adjustments            Combined
                                                        ___________          ___________          ___________          ___________
ASSETS
  Cash and due from banks                               $ 1,676,364          $   979,703                               $ 2,656,067
  Short-term investments                                     88,051              791,579                                   879,630
  Mortgage loans held for sale                              840,817              280,878                                 1,121,695
  Securities available for sale                           1,068,723              737,053                                 1,805,776
  Investment securities                                   5,150,950            4,906,794                                10,057,744
  Loans, net of unearned income                          22,075,319           17,019,340                                39,094,659
   Less: Allowance for loan losses                          314,402              484,992                                   799,394
                                                        ___________          ___________          __________           ___________
  Net loans                                              21,760,917           16,534,348                                38,295,265
  Premises and equipment                                    473,482              430,253                                   903,735
  Other assets                                            1,373,297            1,100,025                                 2,473,322
                                                        ___________          ___________          __________           ___________
      Total Assets                                      $32,432,601          $25,760,633          $        0           $58,193,234
                                                        ===========          ===========          ==========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Deposits:
    Noninterest-bearing                                 $ 4,969,892          $ 3,090,748                               $ 8,060,640
    Interest-bearing                                     21,604,991           14,674,240                                36,279,231
                                                        ___________          ___________          __________           ___________
      Total deposits                                     26,574,883           17,764,988                                44,339,871
  Short-term borrowings                                   2,278,336            4,291,869                                 6,570,205
  Other liabilities                                         431,079              617,948                                 1,049,027
  Long-term debt                                            830,587            1,077,832                                 1,908,419
                                                        ___________          ___________          __________           ___________
      Total liabilities                                  30,114,885           23,752,637                                53,867,522
Stockholders' equity:
  Preferred stock                                           160,000                  --                                    160,000
  Common stock                                              508,279              118,658          $ (385,784)              241,153
  Capital surplus                                           390,764              634,087             385,784             1,410,635
  Retained earnings                                       1,258,673            1,344,531                                 2,603,204
  Loans to ESOP trustee                                         --               (63,909)                                  (63,909)
  Common shares in treasury                                     --               (25,371)                                  (25,371)
                                                        ___________          ___________          __________           ___________

      Total stockholders' equity                          2,317,716            2,007,996                   0             4,325,712
                                                        ___________          ___________          __________           ___________
      Total liabilities and stockholders' equity        $32,432,601          $25,760,633          $        0           $58,193,234
                                                        ===========          ===========          ==========           ===========


See "NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS OF KEYCORP AND SUBSIDIARIES AND SOCIETY AND
SUBSIDIARIES."



                  KEYCORP AND SUBSIDIARIES AND
              SOCIETY CORPORATION AND SUBSIDIARIES

   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME


              Nine months ended September 30, 1993

        (dollars in thousands, except per share amounts)


                                                                                                       Pro Forma
                                                               KeyCorp             Society              Combined
                                                             ___________         ___________          ___________
Interest income                                              $ 1,752,179         $ 1,411,193          $ 3,163,372
Interest expense                                                 652,920             509,798            1,162,718
                                                             ___________         ___________          ___________

Net interest income                                            1,099,259             901,395            2,000,654
Provision for loan losses                                        106,226              59,080              165,306
                                                             ___________         ___________          ___________
Net interest income after provision for loan losses              993,033             842,315            1,835,348

Noninterest income                                               368,415             396,147              764,562
Noninterest expense                                              905,166             790,505            1,695,671
                                                             ___________         ___________          ___________

Income before income taxes                                       456,282             447,957              904,239
Provision for income taxes                                       158,864             157,811              316,675
                                                             ___________         ___________          ___________
Net income                                                   $   297,418         $   290,146          $   587,564
                                                             ===========         ===========          ===========
Net income applicable to common shares                       $   284,359         $   289,108          $   573,467
                                                             ===========         ===========          ===========

Weighted average common shares                               100,466,064         118,375,534          239,437,141

Net income per common share                                        $2.83               $2.44                $2.40


See "NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS OF KEYCORP AND SUBSIDIARIES AND SOCIETY AND
SUBSIDIARIES."



                  KEYCORP AND SUBSIDIARIES AND
              SOCIETY CORPORATION AND SUBSIDIARIES

   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME


              Nine months ended September 30, 1992

        (dollars in thousands, except per share amounts)


                                                                                                       Pro Forma
                                                               KeyCorp             Society              Combined
                                                             __________          ___________          ___________
Interest income                                              $1,714,337          $ 1,439,693          $ 3,154,030
Interest expense                                                746,291              600,190            1,346,481
                                                             __________          ___________          ___________

Net interest income                                             968,046              839,503            1,807,549
Provision for loan losses                                       144,841              116,257              261,098
                                                             __________          ___________          ___________
Net interest income after provision for loan losses             823,205              723,246            1,546,451

Noninterest income                                              311,504              387,652              699,156
Noninterest expense                                             798,997              798,793            1,597,790
                                                             __________          ___________          ___________
Income before income taxes and cumulative
  effect of accounting change                                   335,712              312,105              647,817
Provision for income taxes                                      108,684               97,401              206,085
                                                             __________          ___________          ___________
Income before cumulative effect of accounting
  change                                                     $  227,028          $   214,704          $   441,732
                                                             ==========          ============         ===========

Weighted average common shares                               97,393,269          117,199,990          234,558,879
  Income before cumulative effect of accounting
    change per common share                                       $2.19                $1.79                $1.81


See "NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS OF KEYCORP AND SUBSIDIARIES AND SOCIETY AND
SUBSIDIARIES."



                  KEYCORP AND SUBSIDIARIES AND
              SOCIETY CORPORATION AND SUBSIDIARIES

   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME


                  Year ended December 31, 1992

        (dollars in thousands, except per share amounts)


                                                                                                       Pro Forma
                                                               KeyCorp             Society              Combined
                                                             __________          ___________          ___________
Interest income                                              $2,295,357          $ 1,903,434          $ 4,198,791
Interest expense                                                977,071              773,047            1,750,118
                                                             __________          ___________          ___________

Net interest income                                           1,318,286            1,130,387            2,448,673
Provision for loan losses                                       190,971              147,366              338,337
                                                             __________          ___________          ___________
Net interest income after provision for loan losses           1,127,315              983,021            2,110,336

Noninterest income                                              423,659              501,534              925,193
Noninterest expense                                           1,124,461            1,045,951            2,170,412
                                                             __________          ___________          ___________
Income before income taxes and cumulative
  effect of accounting change                                   426,513              438,604              865,117
Provision for income taxes                                      142,238              137,394              279,632
                                                             __________          ___________          ___________
Income before cumulative effect of accounting
  change                                                     $  284,275          $   301,210          $   585,485
                                                             ==========          ============         ===========

Weighted average common shares                               97,639,971          117,348,656          235,004,821
  Income before cumulative effect of accounting
    change per common share                                       $2.73                $2.51                $2.39


See "NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS OF KEYCORP AND SUBSIDIARIES AND SOCIETY AND
SUBSIDIARIES."



                  KEYCORP AND SUBSIDIARIES AND
              SOCIETY CORPORATION AND SUBSIDIARIES

   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME


                  Year ended December 31, 1991

        (dollars in thousands, except per share amounts)

                                                                                                       Pro Forma
                                                               KeyCorp             Society              Combined
                                                             __________          ___________          ___________
Interest income                                              $2,388,478          $ 2,263,873          $ 4,652,351
Interest expense                                              1,302,677            1,216,713            2,519,390
                                                             __________          ___________          ___________

Net interest income                                           1,085,801            1,047,160            2,132,961
Provision for loan losses                                       186,116              280,047              466,163
                                                             __________          ___________          ___________
Net interest income after provision for loan losses             899,685              767,113            1,666,798

Noninterest income                                              394,197              455,064              849,261
Noninterest expense                                             953,186            1,112,493            2,065,679
                                                             __________          ___________          ___________
Income before income taxes                                      340,696              109,684              450,380
Provision for income taxes                                      103,478               33,206              136,684
                                                             __________          ___________          ___________
Net income                                                   $  237,218          $    76,478          $   313,696
                                                             ==========          ===========          ===========
Net income applicable to common shares                       $  227,244          $    70,229          $   297,473
                                                             ==========          ===========          ===========

Weighted average common shares                               92,821,073          115,266,844          227,116,237
Net income per common share                                       $2.45                $0.61                $1.31


See "NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS OF KEYCORP AND SUBSIDIARIES AND SOCIETY AND
SUBSIDIARIES."



                  KEYCORP AND SUBSIDIARIES AND
              SOCIETY CORPORATION AND SUBSIDIARIES

   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME


                  Year ended December 31, 1990

        (dollars in thousands, except per share amounts)


                                                                                                       Pro Forma
                                                               KeyCorp             Society             Combined
                                                             __________          ___________          ___________
Interest income                                              $2,007,446          $ 2,521,399          $ 4,528,845
Interest expense                                              1,168,804            1,498,953            2,667,757
                                                             __________          ___________          ___________

Net interest income                                             838,642            1,022,446            1,861,088
Provision for loan losses                                        97,302              419,914              517,216
                                                             __________          ___________          ___________
Net interest income after provision for loan losses             741,340              602,532            1,343,872

Noninterest income                                              283,574              460,608              744,182
Noninterest expense                                             754,410            1,065,087            1,819,497
                                                             __________          ___________          ___________
Income (loss) before income taxes and cumulative
  effect of accounting change                                   270,504               (1,947)             268,557
Provision (credit) for income taxes                              75,871              (60,698)              15,173
                                                             __________          ___________          ___________
Income before cumulative effect of accounting
  change                                                     $  194,633          $    58,751          $   253,384
                                                             ==========          ===========          ===========

Weighted average common shares                               86,816,123          115,465,132          220,078,560
  Income before cumulative effect of accounting
    change per common share                                       $2.22                $0.47                $1.12


See "NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS OF KEYCORP AND SUBSIDIARIES AND SOCIETY AND
SUBSIDIARIES."


                  NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS
                 OF KEYCORP AND SUBSIDIARIES AND
                     SOCIETY AND SUBSIDIARIES


(1) Pro forma adjustments to common shares and capital surplus, at September 30, 1993, reflect the combination of KeyCorp and Society, accounted for as a pooling of interests, through: (a) the exchange of 122,495,270 shares of New Key Common Stock for all outstanding shares of KeyCorp Common Stock at an Exchange Ratio of 1.205 shares of New Key Common Stock for each share of KeyCorp Common Stock, and (b) the exchange of 1,280,000 shares of New Key Preferred Stock for all outstanding shares of KeyCorp Preferred Stock on a share-for-share basis. Under generally accepted accounting principles ("GAAP"), the assets and liabilities of Society will be combined with those of KeyCorp at book values. In addition, the statements of income of Society will be combined with the statements of income of KeyCorp on a retroactive basis.

(2) Pro forma weighted average shares outstanding for the nine months ended September 30, 1993 and 1992, and for each of the three years in the period ended December 31, 1992, reflect the issuance of 1.205 shares of New Key Common Stock for each share of KeyCorp Common Stock.

(3) The pro forma condensed combined financial statements do not reflect merger expenses and restructuring charges which currently are estimated to be in the range of $90 to $110 million. It is anticipated that these charges will be incurred and recognized by Society and KeyCorp in the fourth quarter of 1993 and substantially all paid in 1994. The following table provides details of the estimated charges by type of cost:


        Type of cost                                                Expected range of cost
        ____________                                                ______________________

        Merger Expense                                              $21 to    $ 21 million
        Restructuring charges:
          Severance, relocation and other employee costs             35 to      42 million
          Systems and facilities costs                               30 to      38 million
          Other restructuring costs                                   4 to       9 million
                                                                    ___       ____________
          Total merger expenses and restructuring charges           $90 to    $110 million


     Although no assurance can be given, KeyCorp and Society also expect that cost savings will be achieved by New Key at an annual rate of $80 to $105 million by the end of the first quarter of 1995 as a result of steps to be taken to integrate their operations and to achieve efficiencies in certain combined lines of business. These anticipated merger cost savings were determined based upon preliminary estimates provided by major business groups at both Society and KeyCorp. Merger integration task forces, made up of representatives of both companies, are in the process of validating these preliminary estimates. However, it is presently expected that approximately 50% of the anticipated annualized savings will be achieved in 1994. The pro forma financial data do not give effect to these expected cost savings.

(4) The pro forma financial data do not give effect to the pending acquisitions by KeyCorp of Jackson County Federal Bank, Commercial Bancorporation of Colorado, and The Bank of Greeley due to immateriality. At September 30, 1993, those entities had total assets of $351.3 million, $373.9 million, and $60.9 million, respectively, and total stockholders' equity of $24.1 million, $35.0 million, and $2.9 million, respectively.

     The pro forma financial data also do not give effect to the recently completed acquisition by Society of Schaenen Wood and Associates, Inc. of New York, New York, due to immateriality. Schaenen Wood and Associates, Inc. is an investment advisory firm and had approximately $0.8 million in total assets and $0.2 million in total stockholders' equity at September 30, 1993.

(5) SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," were issued in May 1993, and are required to be adopted for fiscal years beginning after December 15, 1994 and 1993, respectively, with earlier application permitted. Neither KeyCorp nor Society has made a final determination of when to adopt either standard, or of the financial impact of the adoption of SFAS No. 114. Based on the pro forma combined securities portfolio at September 30, 1993, the estimated impact of adoption of SFAS No. 115 would be an increase to stockholders' equity of approximately $58 million, with no impact on the results of operations.



                          INTRODUCTION


General

          This Proxy Statement-Prospectus is being furnished to the holders of Class A Common Stock, par value $1.00 per share (the "CBC Class A Common Stock"), and Class B Common Stock, par value $1.00 per share ("CBC Class B Common Stock" and, collectively, CBC Common Stock"), of Commercial Bancorporation of Colorado, a bank holding company incorporated under the laws of Colorado ("CBC"), in connection with the solicitation of proxies by the Board of Directors of CBC (the "Board of CBC") for use at the Special Meeting of CBC shareholders to be held on Tuesday, February 22, 1994, at 2:00 p.m., Mountain Time, at the offices of CBC, Century Bank Plaza, 3300 East First Avenue, Denver, Colorado, and at any adjournments or postponements thereof, (the "Special Meeting").

          At the Special Meeting, the shareholders of record of CBC Common Stock as of the close of business on January 14, 1994, (the Record Date"), will consider and vote upon a proposal to approve the Agreement dated as of the 11th day of September, 1993, as amended and restated as of September 11, 1993, (as so amended and restated, the "CBC/KeyCorp Merger Agreement"), by and between KeyCorp, a bank holding company incorporated under the laws of New York ("KeyCorp"), pursuant to which CBC will merge (the "CBC/KeyCorp Merger") with and into Key Bancshares of Colorado, Inc., a bank holding company to be formed under the laws of Colorado as a wholly-owned direct subsidiary of KeyCorp for purposes of consummating the CBC/KeyCorp Merger ("Key Bancshares"), with Key Bancshares surviving the CBC/KeyCorp Merger. Upon consummation of the CBC/KeyCorp Merger, each outstanding share of CBC Common Stock (except for (1) shares held directly or indirectly by KeyCorp other than in a fiduciary capacity or in satisfaction of a debt previously contracted, (2) shares held by any CBC shareholder properly exercising dissenters' rights, or (3) shares held as treasury stock of CBC) will be converted into .7460 of a share of KeyCorp Common Stock. In addition, cash will be paid in lieu of fractional shares of KeyCorp Common Stock.

          Since the execution of the CBC/KeyCorp Merger Agreement, KeyCorp and Society Corporation, a financial services holding company with principal offices in Cleveland, Ohio ("Society"), entered into an Agreement and Plan of Merger and a related Supplemental Agreement to Agreement and Plan of Merger, each dated as of October 1, 1993, as amended (together, the "KeyCorp/Society Merger Agreement") providing for the merger (the "KeyCorp/Society Merger") of KeyCorp into and with Society, with Society as the surviving corporation under the name Key Bancshares Inc. or a variant thereof ("New Key"). The KeyCorp/Society Merger Agreement provides that, upon consummation of the KeyCorp/Society Merger, each outstanding share of KeyCorp Common Stock will be converted into 1.205 shares of Common Stock of New Key. The result is that,
(i) if the CBC/KeyCorp Merger is consummated but the KeyCorp/Society Merger is not consummated, each share of CBC Common Stock would be converted into and remain .7460 of a share of KeyCorp Common stock, (ii) if the CBC/KeyCorp Merger is consummated and then the KeyCorp/Society Merger is consummated, each share of CBC Common Stock ultimately would be converted to .899 of a share of Common Stock of New Key, or (iii) if the KeyCorp/Society Merger is consummated before the CBC/KeyCorp Merger is consummated, each share of CBC Common Stock would be directly converted into and remain .899 of a share of New Key Common Stock. As a result, the enclosed Proxy Statement-Prospectus includes certain information relating to the KeyCorp/Society Merger, Society and New Key. The CBC/KeyCorp Merger Agreement and the KeyCorp/Society Merger Agreement were independently negotiated and the CBC/KeyCorp Merger and the KeyCorp/Society Merger are unrelated transactions; neither of such transactions is conditioned on consummation of the other. See "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY." Additional information regarding the KeyCorp/Society Merger is included in the KeyCorp/Society Joint Proxy Statement, a copy of which is enclosed.

          This Proxy Statement-Prospectus also constitutes a prospectus of KeyCorp in respect of the shares of KeyCorp Common
Stock, par value $5.00 per share, ("KeyCorp Common Stock") to be issued in the CBC/KeyCorp Merger (the "CBC/KeyCorp Merger Shares").

          Unless the context otherwise requires, all references in this Proxy Statement-Prospectus to CBC/KeyCorp Merger and
CBC/KeyCorp Merger Agreement and the discussion herein related thereto shall include New Key in lieu of KeyCorp if the KeyCorp/Society Merger is consummated before all conditions to the CBC/KeyCorp Merger are met.


Parties to the CBC/KeyCorp Merger

          KeyCorp. KeyCorp is a multi-regional financial services holding company headquartered in Albany, New York. Incorporated in 1970 under the laws of the State of New York, KeyCorp is registered under the federal Bank Holding Company Act of 1956, as amended (the "BHCA"). At September 30, 1993, based on data from the American
Banker publication, KeyCorp was the 25th largest bank holding company in the United States in terms of total consolidated assets of approximately $32.4 billion at that date. Through its eleven banking subsidiaries in nine states along the country's Northeast, Pacific Northwest and Rocky Mountain tiers, KeyCorp provides banking services to individual customers, small- to medium-sized businesses, and municipalities. The oldest bank subsidiary of KeyCorp was organized in 1825. KeyCorp's banking subsidiaries all operate under the Key Bank name and are located in Alaska, Colorado, Idaho, Maine, New York, Oregon, Utah, Washington, and Wyoming. As of September 30, 1993, KeyCorp's banking subsidiaries served their respective markets with over 800 full-service banking offices. In addition to its banking services, KeyCorp offers a variety of personal and commercial financial services through other subsidiaries. KeyCorp Mortgage
Inc., KeyCorp's primary mortgage banking subsidiary, serviced a $22.0 billion portfolio of mortgage loans as of September 30, 1993, making it one of the largest mortgage servicing companies in the country. KeyCorp's other specialized financial service companies provide such services as trust, credit life reinsurance, equipment leasing, securities brokerage, annuity sales, asset management, and data processing. At September 30, 1993, KeyCorp and its subsidiaries employed approximately 17,800 full-time equivalent employees.

          KeyCorp's principal assets and sources of income are its investments in its operating subsidiaries, and it is a legal entity separate and distinct from such subsidiaries. There are various federal and state legal limitations on the extent to which a bank subsidiary may finance or otherwise supply funds to KeyCorp or its other subsidiaries. See "CERTAIN REGULATORY CONSIDERATIONS."

          Additional information about KeyCorp and its subsidiaries is included in documents incorporated by reference in this Proxy
Statement-Prospectus.  See "INCORPORATION OF CERTAIN DOCUMENTS BY
REFERENCE."

          Key Bancshares of Colorado, Inc. Key Bancshares is a bank holding company to be incorporated under the laws of the State of Colorado for the purposes of consummating the CBC/KeyCorp Merger and, when formed, will be a wholly-owned direct subsidiary of KeyCorp (or New Key, if the KeyCorp/Society Merger is consummated before all conditions to consummation of the CBC/KeyCorp Merger have been met).

          CBC. CBC, headquartered in Denver, Colorado, is a multi-bank holding company engaged in the commercial banking business through five wholly-owned subsidiary banks with a total of eleven banking offices located in the greater Denver, Fort Collins, Fort Morgan, Sterling, and Colorado Springs areas of Colorado. CBC has no significant nonbank subsidiaries. Incorporated in 1971 under the laws of the State of Colorado, CBC is registered under the BHCA. CBC and its consolidated subsidiaries had total assets of $373.9 million, total deposits of approximately $331.1 million and shareholders' equity of approximately $35.0 million at September 30, 1993. On September 30, 1993 CBC was the third largest bank holding company headquartered in Colorado. Through its subsidiary banks, CBC offers a variety of deposit services and concentrates on secured lending to small and medium size businesses. At September 30, 1993, CBC and its subsidiaries employed 194 full-time equivalent employees.

          Additional information about CBC and its subsidiaries is included in documents incorporated by reference in this Proxy Statement-Prospectus, some of which are attached as Appendices E, F and G to this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


Pending Merger of KeyCorp and Society

          The KeyCorp/Society Merger Agreement provides that, upon consummation of the KeyCorp/Society Merger, each outstanding share of KeyCorp Common Stock will be converted into 1.205 Common Shares ("KeyCorp/Society Exchange Ratio"), with a par value of $1 each, of New Key ("New Key Common Stock"). Society, a financial services holding company organized in 1958, headquartered in Cleveland, Ohio, is incorporated in Ohio, and is registered under the BHCA.
It is principally a regional banking organization and provides a wide range of banking, fiduciary, and other financial services to corporate, institutional, and individual customers. At
September 30, 1993, Society had total consolidated assets of approximately $25.8 billion, making it the 29th largest bank holding company in the United States in terms of total consolidated assets based on data from the American Banker publication. The first predecessor of a subsidiary of Society was organized in 1849. Society's lead bank, Society National Bank, is the largest bank in Ohio and one of the nation's major regional banks, with headquarters in Cleveland. Society National Bank serves markets throughout most of Ohio with 294 full-service banking offices as of September 30, 1993. Society also has banking subsidiaries in Indiana and Michigan and a savings bank subsidiary in Florida. These subsidiaries operate a total of 146 full-service banking offices in Indiana, Michigan, and Florida. In addition to customary banking services of accepting funds for deposit and making loans, Society's banking subsidiaries provide a wide range of specialized services tailored to specific markets, including investment management, personal and corporate trust services, personal financial services, cash management services, investment banking services and international banking services. Society has one of the nation's largest trust departments with approximately $25 billion in managed assets at September 30, 1993. Although Society is principally a banking organization, its nonbanking subsidiaries provide insurance sales services, reinsurance of credit life and accident and health insurance on loans made by subsidiary banks, securities brokerage services, investment management, corporate and personal trust services, venture capital and small business investment financing services, equipment lease financing, registered investment advisory services, mortgage banking services, community development services, and other financial services. At September 30, 1993, Society and its subsidiaries had approximately 12,700 full-time equivalent employees. See "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY." Also see "THE CBC/KEYCORP MERGER -- Effect of KeyCorp/Society Merger on CBC and CBC Shareholders."


                       THE SPECIAL MEETING


General

          Each copy of this Proxy Statement-Prospectus mailed to holders of CBC Common Stock is accompanied by a proxy card furnished in connection with the solicitation of proxies by the Board of CBC for use at the Special Meeting. The Special Meeting is scheduled to be held on Tuesday, February 22, 1994, at 2:00 p.m., Mountain Time, at the offices of CBC, Century Bank Plaza, 3300 East First Avenue, Denver, Colorado. Only holders of record of CBC Common Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Special Meeting. At the Special Meeting, shareholders will consider and vote upon (1) a proposal to approve the CBC/KeyCorp Merger Agreement and (2) such other matters as may properly be brought before the Special Meeting. On each matter to be considered at the Special Meeting, shareholders will have one vote for each share of CBC Common Stock held of record on the Record Date.

          HOLDERS OF CBC COMMON STOCK ARE REQUESTED PROMPTLY TO SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD TO CBC IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. FAILURE TO RETURN YOUR PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE CBC/KEYCORP MERGER AGREEMENT.

          Any holder of CBC Common Stock who has delivered a proxy may revoke it any time before it is voted by giving notice of revocation in writing or submitting a signed proxy card bearing a later date to CBC, provided that such notice or proxy card is actually received by CBC before the vote of shareholders, or in open meeting prior to the taking of the shareholder vote at the Special Meeting. A proxy will not be revoked by death or supervening incapacity of the shareholder executing the proxy unless, before the vote, notice of such death or incapacity is filed with the Corporate Secretary or other person responsible for tabulating votes on behalf of CBC. The shares of CBC Common Stock represented by properly-executed proxies received at or prior to the Special Meeting and not subsequently revoked will be voted as directed in such proxies. If instructions are not given, shares represented by proxies received will be voted FOR approval of the CBC/KeyCorp Merger Agreement. If any other matters are properly presented at the Special Meeting for consideration, the persons named in the CBC proxy card enclosed herewith will have discretionary authority to vote on such matters in accordance with their best judgment, provided, however, that such discretionary authority will only be exercised to the extent permissible under applicable federal and state securities and banking laws. As of the date of this Proxy Statement-Prospectus, CBC is unaware of any other matters to be presented at the Special Meeting.

          The cost of soliciting proxies from holders of CBC Common Stock will be borne by CBC. Such solicitation will be made by mail, but also may be made by telephone or in person by the directors, officers, and employees of CBC (who will receive no additional compensation for doing so). CBC has retained Chemical Bank, New York, New York, to assist in such solicitation. The fee to be paid to such firm is not expected to exceed $4,000, plus reasonable out-of-pocket costs and expenses authorized by CBC. In addition, CBC will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries to send proxy materials to their principals.

          CBC SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK
CERTIFICATES WITH THEIR PROXY CARDS.

Vote Required; Record Date

          Only CBC shareholders of record at the close of business on January 14, 1994, (the "Record Date"), will be entitled to vote at the Special Meeting. As of the Record Date, there were __________ shares of CBC Class A Common Stock and 431,950 shares of CBC Class B Common Stock outstanding and entitled to be voted. The CBC Class B Common Stock is convertible at any time at the election of the holder thereof into CBC Class A Common Stock on a one-for-one basis.

          The directors and executive officers of CBC and their affiliates owned, as of the Record Date, ____________ shares (or approximately _____%) of CBC Class A Common Stock, excluding ______ shares of CBC Class A Common Stock (or approximately ___%) which such individuals had the right to acquire upon the exercise of options or the conversion of debentures. All of the CBC Class B Common Stock is owned by a single affiliate of CBC. The directors and executive officers of KeyCorp and their affiliates beneficially owned, as of the Record Date, no shares of CBC Common Stock. As of the Record Date, CBC subsidiaries held of record or in the name of nominees no shares of CBC Common Stock in a fiduciary capacity.
See "THE SPECIAL MEETING -- Vote Required; Record Date."

          THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS (OR 66-2/3%) OF THE SHARES OF CBC CLASS A COMMON STOCK AND CBC CLASS B COMMON STOCK OUTSTANDING ON THE RECORD DATE, VOTING BY CLASS, IS REQUIRED TO APPROVE THE CBC/KEYCORP MERGER AGREEMENT. The approval of any other matters that may properly come before the Special Meeting must be approved by the affirmative vote of a majority of the shares of CBC Common Stock, voting together as one class, present in person or by proxy at the Special Meeting. Therefore, a failure to return a properly-executed proxy card or to vote in person at the Special Meeting will have the same effect as a vote against the CBC/KeyCorp Merger Agreement or any other matters that may properly come before the Special Meeting. In addition, abstentions from voting with respect to the proposal to approve the CBC/KeyCorp Merger Agreement or with respect to any other matter will be treated as votes against, while broker nonvotes will not be considered "shares present" for voting purposes.

          CBC shareholders will not be able to vote directly on, or exercise dissenters' rights directly with respect to, the KeyCorp/Society Merger or on, or with respect to, the direct merger of CBC with a subsidiary of New Key if, as expected, the KeyCorp/Society Merger closes before all conditions to consummation of the CBC/KeyCorp Merger have been met. Accordingly if proposal 1 is approved, and all other conditions to consummation of the CBC/KeyCorp Merger are met, and the KeyCorp/Society Merger is consummated, CBC would become a subsidiary of the surviving entity of the KeyCorp/Society Merger without further action by CBC shareholders. For that reason, CBC shareholders, when voting on the CBC/KeyCorp Merger Agreement and deciding whether to exercise dissenters' rights with respect thereto, must consider the possibility that they may become shareholders of New Key rather than KeyCorp.


Recommendation of the Board of Directors

          The Board of CBC has unanimously approved the CBC/KeyCorp Merger Agreement and has determined that the CBC/KeyCorp Merger is fair to, and in the best interests of, CBC and its shareholders. The Board of CBC has also considered the change of circumstances occasioned by the execution of the KeyCorp/Society Merger Agreement and has reconfirmed its approval of the CBC/KeyCorp Merger in light of those circumstances. The Board of CBC, therefore, recommends that CBC's shareholders vote FOR approval of the CBC/KeyCorp Merger Agreement. See "THE CBC/KEYCORP MERGER -- Background of and Reasons for the CBC/KeyCorp Merger" and "Opinion of CBC Financial Advisor."



                     THE CBC/KEYCORP MERGER


          The following information, insofar as it relates to matters contained in the CBC/KeyCorp Merger Agreement or the CBC/KeyCorp Stock Option Agreements, dated as of the 12th day of September, 1993 (the "CBC/KeyCorp Stock Option Agreements"), between KeyCorp and CBC, is qualified in its entirety by reference to the CBC/KeyCorp Merger Agreement and the CBC/KeyCorp Stock Option Agreements, which are incorporated herein by reference and attached hereto as Appendix A and Appendix B, respectively. KeyCorp and CBC shareholders are urged carefully to read the CBC/KeyCorp Merger Agreement and the CBC/KeyCorp Stock Option Agreements.


Background of and Reasons for the CBC/KeyCorp Merger

          CBC's Strategy. CBC's consolidated assets grew from $134.0 million at December 31, 1982 to $335.7 million at December 31, 1992. In terms of assets at the time acquired, acquisitions accounted for approximately $46.0 million of the $201.7 million increase in consolidated total assets between December 31, 1982 and December 31, 1992. Throughout its history, CBC's strategy has been to focus its resources to becoming one of the leading business lenders in Colorado in order to benefit from the profitability associated with business lending. To this end, there has been significant opportunity to serve business customers because many other banks have focused primarily on servicing the consumer markets.

          In March 1988, Colorado adopted interstate banking legislation that permitted, for the first time, the acquisition of Colorado bank holding companies by out-of-state bank holding companies. Since the adoption of that legislation, there have been numerous acquisitions of Colorado banks by large out-of-state banking organizations.

          In late 1992, the Board of CBC determined that the interests of CBC's shareholders may be best served by a sale of CBC. The Board had noted the strong acquisition market involving commercial banking companies in the Rocky Mountain states and particularly in Colorado. Purchase prices for such companies in Colorado had been higher relative to book value and operating earnings than in recent years. Furthermore, the Board of CBC believed, and continues to believe, that CBC's strong financial performance, good asset quality, and desirable locations of its banking operations positioned CBC as an attractive acquisition candidate. Given the strong acquisition market and CBC's solid performance, the Board of CBC believed it was an excellent time to explore a sale of CBC.

          KeyCorp's Strategy. KeyCorp conducts its banking and financial services operations in multiple regions of the United States. It historically has expanded its geographic franchise and increased its customer base and market share by means of an acquisition program, initially on an intrastate basis, later also on an interstate basis. Its acquisition strategy over the years was strongly influenced and shaped by the economic conditions in its home State of New York and the banking legislation governing activities in that State as well as in other states.

          Under the BHCA, interstate banking acquisitions are prohibited in the absence of enabling legislation at the state level. New York in 1983 became one of the first states to adopt legislation permitting acquisition of in-state banks by out-of-state bank holding companies. The New York statute is not geographically limited, but has a "reciprocity" requirement under which the home state of the out-of-state company must enable
New York bank holding companies to acquire banks in that state. Although a number of other states adopted interstate statutes, almost all these statutes included geographic limitations (regions) and a reciprocity requirement. Primarily because of the possibility of incursions by the major New York City banks, virtually no states in the mid-1980s included New York in the defined region. Exceptions included Maine and Alaska, which had national statutes.

          KeyCorp had been a successful acquiror of upstate
New York banks for some years prior to 1983. In reviewing its alternatives, KeyCorp determined that markets in New England and in the Pacific Northwest had many of the same demographic and economic characteristics as the markets it served in upstate New York. It developed a strategy of expanding into such of those markets as were in states that had permissive legislation which was reciprocal with that of New York. KeyCorp then successfully expanded its franchise from its upstate New York base and Albany headquarters, first to Maine in 1984 and to Alaska in 1985, and subsequently to Colorado, Idaho, Oregon, Utah, Washington and Wyoming as these states adopted national statutes. It continued to make acquisitions in New York, including acquisitions that resulted in its becoming a major mortgage servicer.

          In furtherance of its corporate plan to expand its multi-regional network of banking offices, KeyCorp established a presence in Colorado with its June 30, 1993 acquisition of Home Federal Savings Bank (now, "Key Colorado"). The CBC/KeyCorp Merger is designed to enhance KeyCorp's presence in the Rocky Mountain region of the country, particularly in Colorado, and to allow entry into the Denver, Colorado market.

          Background of the CBC/KeyCorp Merger. At its meeting on February 18, 1993, the Board of CBC reviewed the historical and projected financial results for CBC, evaluated recent acquisitions of other Rocky Mountain banking companies and received an analysis of value of CBC. At that meeting, the Board approved the engagement of The Wallach Company, Inc. ("The Wallach Company") to act as a financial advisor to CBC with respect to the sale of CBC. At that time the Board also initiated discussions with its legal advisors concerning a potential sale.

          During March, April, and May, 1993, The Wallach Company identified potential acquirors for CBC and prepared informational packages describing CBC. During June, The Wallach Company contacted 16 potential acquirors to determine their interest in CBC. Based on discussions with The Wallach Company, 12 parties elected not to pursue the acquisition for various reasons including internal corporate strategy, size, and timing. Between late June and mid-August 1993, four potential acquirors received the informational packages, visited CBC, met with management, and received a presentation describing CBC. On August 19, 1993, preliminary, non-binding indications of interest were received from three of these four potential acquirors. These three parties, which included KeyCorp, were then invited to conduct detailed due diligence and submit a formal, written proposal for acquisition.
By September 9, 1993, each of these three parties had submitted a formal proposal. An analysis of each of these proposals was formally presented by The Wallach Company and CBC's legal counsel to the Board on September 10, 1993. Based on an extensive discussion of this analysis, the Board elected to accept the KeyCorp proposal and the CBC/KeyCorp Merger Agreement and the CBC/KeyCorp Stock Option Agreements were executed as of September 11, 1993, and September 12, 1993, respectively.

          CBC's Reasons for the CBC/KeyCorp Merger. The terms of the CBC/KeyCorp Merger and the CBC/KeyCorp Merger Agreement, including the CBC/KeyCorp Exchange Ratio, were the result of a competitive marketing process among several potential acquirors and an arm's length negotiation between CBC, KeyCorp, and their respective representatives. In the course of reaching its decision to approve the CBC/KeyCorp Merger, the CBC/KeyCorp Merger Agreement, and the CBC/KeyCorp Stock Option Agreements (which were a condition to KeyCorp's execution of the CBC/KeyCorp Merger Agreement), the Board of CBC consulted with its legal and financial advisors as well as with management of CBC, and, without assigning any relative or specific weights, considered numerous factors, including but not limited to the following:

          (a) The current condition and growth prospects of CBC and its subsidiary banks, including historical and prospective results of operation, financial conditions, and capital positions were it to remain independent;

          (b) The economic, banking, and competitive climate in Colorado, with special consideration given to recent transactions that have increased the competitive environment in the financial services and banking industry;

          (c) The monetary value offered to CBC's shareholders by KeyCorp (i) in absolute terms, (ii) as compared to the two other offers received by CBC from qualified and informed potential acquirors whose offers were each less than KeyCorp's offer, and
              (iii) as compared to recent merger and acquisition transactions involving other institutions in the Colorado and the Rocky Mountain region with assets in excess of $50 million, equity to assets over 6% and return on equity over 12%; in these transactions, the average price to earnings ratio paid was 71% of the KeyCorp offer and the average price to book ratio was 90% of the KeyCorp offer.

          (d) The price obtainable for CBC Common Stock at this time compared with the risks involved and possible price available at a later time;

          (e) The prospect of trading value, liquidity, dividend yield, and growth if CBC were to remain independent;

          (f) The benefits of a merger with KeyCorp, including access to KeyCorp's financial and management resources and customer products, which could increase CBC's competitiveness and its ability to serve its depositors, customers, and communities;

          (g) The results of operations and financial condition of KeyCorp;

          (h) The future growth prospects of KeyCorp following the CBC/KeyCorp Merger;

          (i) KeyCorp's significant long-term experience and success in integrating the operations of multiple bank holding companies;
                    (j) The expectation that the CBC/KeyCorp Merger will be a tax-free reorganization to CBC shareholders for federal income tax purposes; and

          (k) The presentation of CBC's financial advisor, The Wallach Company, and their opinion rendered at the time to the effect that the CBC/KeyCorp Exchange Ratio was fair to the holders of CBC Common Stock from a financial point of view.

          KeyCorp's Reasons for the CBC/KeyCorp Merger. In reaching its determination that the CBC/KeyCorp Merger and the CBC/KeyCorp Merger Agreement are fair to, and in the best interests of, KeyCorp and its shareholders, the KeyCorp Board of Directors
("Board of KeyCorp") consulted with KeyCorp management, and considered a number of factors including the following:

          (a) A variety of factors affecting and relating to the overall strategic focus of KeyCorp, including
               KeyCorp's desire to enter the Denver, Colorado market;

          (b) The Board of KeyCorp's review, based in part on a presentation by KeyCorp management regarding its due diligence review of CBC including the business, operations, earnings, asset quality, and financial condition of CBC on a historical, prospective, and pro forma basis, and the enhanced opportunities for both operating efficiencies and synergies that are expected to result from the CBC/KeyCorp Merger, the enhanced opportunities for growth that the CBC/KeyCorp Merger makes possible, and the respective contributions the parties would bring to a combined institution, recognizing that Key Colorado presently conducts a banking business in the State of Colorado;

          (c) The review by KeyCorp of the provisions of the CBC/KeyCorp Merger Agreement and the CBC/KeyCorp
               Stock Option Agreements;

          (d) The expectation that the CBC/KeyCorp Merger will be tax-free for federal income tax purposes to KeyCorp and that the CBC/KeyCorp Merger will qualify to be accounted for under the "pooling-of-interests" method of accounting and hence will not give rise to goodwill (see "THE CBC/KEYCORP MERGER -- Certain Federal Income Tax Considerations" and "Accounting Treatment"); and

          (e) The current and prospective economic environment facing financial institutions, including KeyCorp.

The Board of KeyCorp did not assign any specific or relative weights to the factors in its consideration.


Opinion of CBC Financial Advisor

          CBC received an opinion from The Wallach Company that, as of September 11, 1993, the CBC/KeyCorp Exchange Ratio was fair to CBC shareholders from a financial point of view. CBC also received, as of the date of this Proxy Statement, an opinion from The Wallach Company that the CBC/KeyCorp Exchange Ratio and the KeyCorp/Society Exchange Ratio are fair to CBC shareholders from a financial point of view. The full text of the opinion of The Wallach Company dated as of the date of this Proxy Statement, which sets forth matters considered undertaken in connection with such opinion, is attached hereto as Appendix D, and should be read in its entirety by CBC shareholders. This summary of the opinion is qualified in its entirety by reference to the full text of the opinion.

          The Board of CBC retained The Wallach Company as its financial advisor on the basis of the firm's experience and expertise with the financial institution industry and with transactions similar to the CBC/KeyCorp Merger. The Wallach Company is familiar with CBC, having provided certain investment banking services to CBC from time to time.

         In connection with delivering its fairness opinion, The
Wallach Company, among other things, reviewed and considered the following:

          (a) reviewed certain publicly available financial statements and other financial information not publicly available of CBC;

          (b) reviewed the current condition and growth prospects for CBC and its subsidiary banks, including financial projections prepared by CBC management;

          (c) discussed the past and current operations and financial conditions and the prospects of CBC with CBC management;

          (d) reviewed CBC's historical stock trading activity and considered the prospect for value, liquidity, dividend yield and growth if CBC were to remain independent;

          (e) evaluated the economic, banking and competitive climate in Colorado, with special consideration given to recent transactions that may have increased the competitive environment in the financial services and banking industry;

                    (f) reviewed the process used in marketing CBC, including a review of the potential acquirors contacted and their responses relative to a potential acquisition of CBC;

          (g) compared the various offers received from interested parties and determined the KeyCorp offer represented the highest value in absolute terms;

          (h) compared the KeyCorp offer to recent transactions involving other institutions of similar size in Colorado and the Rocky Mountain region;

          (i) examined the price and trading activity for KeyCorp;

          (j)  reviewed the CBC/KeyCorp Merger Agreement among
               KeyCorp and CBC;

          (k) analyzed the price obtainable for CBC Common Stock at this time compared with the risks involved and possible price available at a later time;

          (l) reviewed the implications for CBC shareholders receiving KeyCorp Common Stock with regards to prospects for value, liquidity, dividend yield and growth;

          (m) met with KeyCorp and Society management and reviewed certain publicly available financial statements of KeyCorp and Society;

          (n) reviewed certain publicly available information regarding the proposed KeyCorp/Society Merger and its implication for CBC shareholders receiving New Key Common Stock, including the prospects for value, liquidity, dividend yield and growth; and

          (o) evaluated the future growth prospects of KeyCorp and New Key following the CBC/KeyCorp Merger and the KeyCorp/Society Merger.

          The Wallach Company relied without independent verification upon the accuracy and completeness of all the financial and other information reviewed by it for purposes of the fairness opinion. The fairness opinion is necessarily based on information as of the date hereof. The fairness opinion is directed only to the CBC/KeyCorp Exchange Ratio and the KeyCorp/Society Exchange Ratio if the KeyCorp/Society Merger is consummated and does not constitute a recommendation to any CBC shareholder as to how such shareholder should vote at the Special Meeting.

          The following is a brief summary of the material analyses utilized by The Wallach Company in arriving at its fairness opinion. The summary does not purport to be a complete description of the analyses performed by The Wallach Company.

          Implied KeyCorp Offer Price. The closing stock price of KeyCorp on September 10, 1993, the date the CBC/KeyCorp Merger was publicly announced, was $40.375. The resulting exchange offer price for each share of CBC Common Stock, based upon the offered exchange ratio of .7460, was $30.12. The implied multiple of trailing 12 month fully diluted earnings of CBC for the year ended June 30, 1993 was 18.6. The implied multiple of fully diluted book value per share at June 30, 1993 was 251.0%.

          Comparison with the Two Other Offers. The Wallach Company compared the KeyCorp offer to the other two offers received from major bank holding companies. Both of those offers involved a stock merger, pursuant to which CBC shareholders would receive stock of the offeror having a value of less than KeyCorp's offer based on the then stock prices of the offerors. The Wallach Company's examination of the offers included, but was not limited to, a comparison of pricing, the underlying security and the implications for tax and liquidity.

          Analysis of Selected Bank Mergers. The Wallach Company reviewed publicly available information on the six bank merger and acquisition transactions known by The Wallach Company to have occurred in 1993 involving financial institutions in the Colorado and the Rocky Mountain region with assets in excess of $50 million, equity to assets over 6% and return on equity over 12%. The Wallach Company compared certain percentages and multiples implied by the KeyCorp proposal with comparable percentages and multiples for these transactions. The average price offered in these six transactions as a multiple of earnings was 13.2 as compared to 18.6 associated with the KeyCorp offer. The average percentage of book value in these transactions was 225.2% compared to 251.0% in the KeyCorp offer. The average price using the selected transactions' multiples was 71% and 90% of the KeyCorp offer in terms of price to earnings and book value, respectively.

          No company or transaction used in the above analyses is identical to CBC or the CBC/KeyCorp Merger. Accordingly, complex considerations and judgments were involved and mathematical analysis is not, by itself, a meaningful method of using comparable company or transaction data.

          Comparison with Selected Companies. The Wallach Company also compared selected ratios of price to earnings and to book value, profitability, asset quality and capitalization for CBC to the corresponding statistics for a selected group of seven publicly-traded financial institutions (Aspen Bancshares, Inc., Centennial Savings Bank, Community First Bankshares, First Federal Savings Bank of Colorado, Goldenbanks of Colorado, United New Mexico Financial Corporation and Zions Bancorporation) of which Goldenbanks, Community First and United New Mexico were believed to be the most comparable. While these banks are publicly traded, they have not been acquired. For purposes of comparing theoretical transactions involving these banks to the KeyCorp offer, The Wallach Company therefore increased the price to earnings and book value of the respective banks by 39.6% to reflect a control premium paid for 100% conveyance of a bank's common stock. The control premium is based on the average premium paid for acquisitions of financial institutions during the period January 1, 1989 through June 30, 1993. These adjustments resulted in a theoretical average price to trailing earnings multiple of 14.4 as compared to a multiple of 18.6 associated with the KeyCorp offer and a theoretical average percentage of book value of 204.2% as compared to a percentage of 251.0% associated with the KeyCorp offer. The average price using the theoretical transactions' multiples was 77% and 81% of the KeyCorp offer in terms of price to earnings and book value, respectively.

          Stock Trading History and Valuation. The Wallach Company examined the history of trading prices and volume for KeyCorp and Society Common Stock compared to the selected group of 16 large regional bank holding companies used in the computations described under the heading "Price-Based Termination" and referred to therein as the "Index Group." The Index Group is comprised of: BancOne Corp., Barnett Banks, Inc., Boatmen's Bancshares, Inc., CoreStates Financial Corp, First Bank System, Inc., First Fidelity Bancorporation, First Union Corporation, Fleet Financial Group, Inc., Mellon Bank Corporation, National City Corporation, NBD Bancorp, Inc., Norwest Corporation, PNC Financial Corp, SunTrust Banks, Inc., U.S. Bancorp and Wachovia Corporation. The Wallach Company also examined the valuation of KeyCorp and Society relative to the Index Group in relation to earnings, book value, dividend yield and other factors. In this analysis, The Wallach Company placed greater emphasis on the more recent period and projected data in evaluating market valuation. The analysis showed, among other things, that for the trailing 12 month period and year projected for 1993 and 1994, the price to earnings ratio for KeyCorp was 12.5, 10.6 and 9.4, respectively; for Society, it was 11.0, 10.0 and 9.2, respectively; and for the Index Group, it was 14.5, 11.4 and 10.6, respectively. The price to book value ratios were 190.0%, 193.1% and 193.2% for KeyCorp, Society and the Index Group, respectively. The common dividend yield was 3.1%, 3.4% and 3.4% for KeyCorp, Society and the Index Group, respectively. The return on average equity was 18.0%, 20.3% and 16.9% for KeyCorp, Society and the Index Group, respectively. The ratio of equity to assets was 7.15%, 7.79% and 7.97% for KeyCorp, Society and the Index Group, respectively.

          Recent Stock Price and Acquisition Activity. On September 10, 1993, the day of the announcement, KeyCorp Common Stock closed at $40.375. By November 5, 1993 KeyCorp Common Stock had declined to $33.50 and has since increased to $35.00 on January 6, 1994. From September 10, 1993 to January 6, 1994 KeyCorp Common Stock declined 13.3%. During the same period the Index Price (as defined under the heading "Price-Based Termination) declined by 9.1%.

          Based upon the closing price as of January 6, 1994 for KeyCorp of $35.00 and the exchange ratio of .7460, the resulting exchange price for each share of CBC Common Stock is $26.11. The implied ratio of price to trailing 12 month fully diluted earnings of CBC for the year ended June 30, 1993 has declined from 18.6 at the offer date to 16.12. The implied multiple of fully diluted book value per share at June 30, 1993 has declined from 251.0% to 217.6%.

          During this same period, the common stock price of the two other banks which made offers for CBC declined on average by 9.0%. As a result, based on closing prices on January 6, 1994, the theoretical value of the offers made by each bank to CBC remains less than the value of KeyCorp's offer. This assumes the same exchange ratios as offered by KeyCorp and the other two banks in September 1993.

          The Wallach Company is not aware of any merger and acquisition transactions involving the sale of commercial banks in Colorado or the Rocky Mountain region with assets in excess of $50 million, equity to assets in excess of 6% and return on equity over 12% which have been announced since September 10, 1993 and for which information is publicly available.

          Based on the closing price of Society Common Stock on January 6, 1994 of $29.625, based on the CBC/KeyCorp Exchange Ratio and the KeyCorp/Society Exchange Ratio and assuming the KeyCorp/Society Merger closes, the resulting exchange offer price for CBC based upon the offered exchange ratio of .899 was $26.63. The implied multiple of trailing 12 month fully diluted earnings of CBC for the period ended June 30, 1993 was 16.44. The implied multiple of fully diluted book value per share at June 30, 1993 was 221.9%. The Wallach Company is of the opinion that the CBC/KeyCorp Exchange Ratio and, if the KeyCorp/Society Merger is consummated, the KeyCorp/Society Exchange Ratio is fair to CBC's shareholders from a financial point of view, even after the recent price declines in KeyCorp and Society Common Stock.

          The Wallach Company believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of their analyses and the factors considered by them could create an incomplete view of the process underlying the preparation of its fairness opinion. No company or transaction used in the company comparable transaction analysis is identical to KeyCorp, CBC, Society, the CBC/KeyCorp Merger or the KeyCorp/Society Merger. Accordingly, in its analysis, The Wallach Company used complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value or the acquisition values of the companies to which they are being compared.

          The terms of the engagement of The Wallach Company were set forth in an engagement letter dated as of March 9, 1993. Pursuant to that letter, if the CBC/KeyCorp Merger is consummated, CBC will pay a transaction fee of 0.94% of the Purchase Price up to $73,992,000 and 3.0% of the excess over that amount. As used in this paragraph, "Purchase Price" means the total number of shares of CBC Common Stock outstanding on the Effective Date times the product of the average closing price of KeyCorp Common Stock over the ten consecutive trading days prior to the Effective Date and .7460. Since March 1993, The Wallach Company has received a monthly retainer of $7,500 which amount shall be credited against the transaction fee if the CBC/KeyCorp Merger is consummated. CBC has also agreed to reimburse The Wallach Company for their out-of-pocket expenses, and to indemnify The Wallach Company against certain liabilities under the federal securities laws.


Effect of the CBC/KeyCorp Merger

          At the Effective Time (as defined below), CBC will merge with and into Key Bancshares, with Key Bancshares surviving as a wholly-owned direct subsidiary of KeyCorp. In the CBC/KeyCorp Merger, each share of CBC Common Stock outstanding immediately prior to the Effective Time (other than shares with respect to which dissenters' rights shall have been perfected in accordance with applicable law (the "Dissenters' Shares"), shares held directly or indirectly by KeyCorp other than in a fiduciary capacity or in satisfaction of a debt previously contracted, and shares held as treasury stock of CBC) will be converted into .7460 of a share of KeyCorp Common Stock (the "CBC/KeyCorp Exchange Ratio"). Any shares of CBC Common Stock held directly or indirectly by KeyCorp other than in a fiduciary capacity or in satisfaction of a debt previously contracted and any shares held as treasury stock of CBC will be cancelled and retired and no payment will be made with respect thereto.

          No fractional shares of KeyCorp Common Stock will be issued in connection with the CBC/KeyCorp Merger. In lieu of fractional shares, KeyCorp will make a cash payment equal to the fractional interest which a CBC shareholder would otherwise receive multiplied by the average of the closing prices of the KeyCorp Common Stock (the "Average Closing Price") as reported on the NYSE composite transaction reporting system over the 20 NYSE trading days immediately preceding the fifth business day prior to the Effective Date. If prior to the Effective Time the outstanding shares of KeyCorp Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through a change in KeyCorp's capitalization, then an appropriate and proportionate adjustment in the CBC/KeyCorp Exchange Ratio will be made. In addition, if the KeyCorp/Society Merger is consummated prior to the Effective Date, CBC shareholders will receive shares of New Key Common Stock as described under the heading "Effect of KeyCorp/Society Merger on CBC and CBC Shareholders" below.
          For a discussion of the rights of dissenting shareholders of CBC, see "DISSENTERS' RIGHTS OF CBC SHAREHOLDERS."


Effect of KeyCorp/Society Merger on CBC and CBC Shareholders

          If both the CBC/KeyCorp Merger and the KeyCorp/Society Merger are consummated, each share of CBC Common Stock ultimately would be converted to .899 of a share of Common Stock of New Key (the product of .7460 (CBC/KeyCorp Exchange Ratio) times 1.205 (KeyCorp/Society Exchange Ratio), except that cash will be paid in lieu of fractional shares of New Key Common Stock. If the KeyCorp/Society Merger is consummated before all conditions to consummation of the CBC/KeyCorp Merger are met, New Key, by operation of law, would assume the rights and obligations of KeyCorp under the CBC/KeyCorp Merger Agreement and each share of CBC Common Stock would be converted directly into .899 of a share of New Key Common Stock. If the KeyCorp/Society Merger is consummated after the CBC/KeyCorp Merger, the shares of CBC Common Stock would first be converted into shares of KeyCorp Common Stock at the CBC/KeyCorp Exchange Ratio and then into New Key Common Stock at the KeyCorp/Society Exchange Ratio. If the KeyCorp/Society Merger is not consummated after the CBC/KeyCorp Merger, the shares of KeyCorp Common Stock received by CBC shareholders in the CBC/KeyCorp Merger would remain as such. All references to New Key Common Stock in this Proxy Statement-Prospectus include the associated rights ("New Key Rights") to purchase New Key Common Stock pursuant to a Rights Agreement dated as of August 25, 1989, between Society and Society National Bank, as rights agent, as amended (the "New Key Rights Agreement"); each share of New Key Common Stock issued in the KeyCorp/Society Merger will be accompanied by one New Key Right which will be evidenced by the certificate for the New Key Common Stock. See "COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF CAPITAL STOCK OF KEYCORP, CBC AND
NEW KEY."

          It is expected that the KeyCorp/Society Merger, if it closes, will close after the CBC shareholder vote on the CBC/KeyCorp Merger Agreement at the Special Meeting, but before all other conditions to consummation of the CBC/KeyCorp Merger have been met. If this occurs, New Key would assume the rights and obligations of KeyCorp under the CBC/KeyCorp Merger Agreement, and if all conditions to consummation of the CBC/KeyCorp Merger are subsequently met, CBC shareholders would become shareholders of New Key rather than of KeyCorp without any further right on the part of the CBC shareholders to vote on the direct merger with a subsidiary of New Key or the KeyCorp/Society Merger or to exercise dissenters' rights with respect to either of those transactions. Should the KeyCorp/Society Merger close after consummation of the CBC/KeyCorp Merger, CBC shareholders would become shareholders of KeyCorp, and then, if the KeyCorp/Society Merger is subsequently consummated, they would become New Key shareholders. In this event, CBC shareholders would not be able to vote on the KeyCorp/Society Merger, since they would not be shareholders of KeyCorp on the record date for the KeyCorp shareholder vote on the KeyCorp/Society Merger and would not be able to exercise dissenters' rights with respect to that merger. Therefore, and in either event, CBC shareholders, when voting on the CBC/KeyCorp Merger Agreement and deciding whether to exercise dissenters' rights with respect thereto, must consider the possibility that they may become shareholders of New Key rather than KeyCorp.

          Consummation of the KeyCorp/Society Merger remains subject to numerous conditions and there can be no assurance that such conditions will be met or, if met, as to the timing of the consummation of the KeyCorp/Society Merger. The CBC/KeyCorp Merger Agreement and the KeyCorp/Society Merger Agreement were independently negotiated and the CBC/KeyCorp Merger and the KeyCorp/Society Merger are unrelated transactions; neither of such transactions is conditioned on consummation of the other. See "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY."

          Rights of Securityholders. Because New Key would be a bank holding company organized under, and governed by, Ohio law, the rights of a holder of its stock would be similar in some respects and different in other respects from the rights of a holder of common stock of a bank holding company organized under the laws of the State of New York, such as KeyCorp, although the rights of a holder of KeyCorp Common Stock and of New Key Common Stock with respect to matters such as voting, participation in dividends and upon liquidation will be substantially similar. For a description of the differences between rights of holders of KeyCorp Common Stock and rights of a holder of New Key Common Stock see "COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF CAPITAL STOCK OF KEYCORP, CBC AND NEW KEY."


Effective Date and Effective Time

          The "Effective Date" of the CBC/KeyCorp Merger will be on the date the Articles of Merger are filed by the Secretary of State of the State of Colorado (the "Effective Date"). The "Effective Time" of the CBC/KeyCorp Merger will be the close of business on the Effective Date (or such other time on the Effective Date as may be agreed to by the parties) (the "Effective Time"). A period of time will elapse between the Special Meeting and the Effective Date in order to permit time for the approval of the CBC/KeyCorp Merger by the Board of Governors of the Federal Reserve Board (the "Federal Reserve Board"), the Federal Deposit Insurance Corporation (the "FDIC"), and the Colorado Banking Board.

          If the CBC/KeyCorp Merger Agreement is approved by the shareholders of CBC, subject to certain conditions described herein, the Effective Date currently is expected to occur in the first quarter of 1994.


Surrender of Certificates

          Promptly after the Effective Time, KeyCorp will cause Mellon Securities Trust Company (or its successor as KeyCorp's Stock Transfer Agent), or such other bank or trust company acceptable to the parties, acting in the capacity of exchange agent for KeyCorp, (the "Exchange Agent") to mail to each former holder of record of CBC Common Stock a form of letter of transmittal, together with instructions for the exchange of such holder's certificates representing shares of CBC Common Stock for certificates representing shares of KeyCorp Common Stock.

          HOLDERS OF CBC COMMON STOCK SHOULD NOT SEND IN ANY STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

          Upon surrender to the Exchange Agent of one or more certificates for CBC Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to the holder of CBC Common Stock surrendering such items a certificate or certificates representing the number of shares of KeyCorp Common Stock to which such holder is entitled, if any, and where applicable, a check for the amount to be paid in lieu of any fractional share interest determined in the manner described above and unpaid dividends or distributions, if any, with respect to the certificate or certificates so surrendered, in each case, without interest.

          No dividend or other distribution payable after the Effective Time with respect to KeyCorp Common Stock will be paid to the holder of any unsurrendered certificate until the holder duly surrenders such certificate. Following such surrender of any such certificate, there will be paid to the holder of the certificates representing whole shares of KeyCorp Common Stock issued in exchange therefor, without interest, (1) at the time of such surrender, the amount of dividends or other distributions having a record date after the Effective Time theretofore payable with respect to such whole shares of KeyCorp Common Stock and not yet paid; and (2) at the appropriate payment date, the amount of dividends or other distributions having (a) a record date after the Effective Time but prior to surrender and (b) a payment date subsequent to surrender payable with respect to such whole shares of KeyCorp Common Stock.

          After the Effective Time, there will be no transfers on CBC's stock transfer books of shares of CBC Common Stock issued and outstanding immediately prior to the Effective Time. If certificates representing shares of CBC Common Stock are presented for transfer after the Effective Time, they will be cancelled and exchanged for the shares of KeyCorp Common Stock and cash in lieu of fractional shares, if any, and unpaid dividends or distributions, if any, with respect to those certificates deliverable in respect thereof.

          None of KeyCorp, Key Bancshares, Key Colorado, the
Exchange Agent, or any other person will be liable to any former holder of CBC Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws.

          If a certificate for CBC Common Stock has been lost, stolen, or destroyed, the Exchange Agent will issue the consideration properly payable in accordance with the CBC/KeyCorp Merger Agreement upon receipt of appropriate evidence as to such loss, theft, or destruction, appropriate evidence as to the ownership of such certificate by the claimant, and appropriate and customary indemnification.

          Any Dissenters' Shares will be purchased in accordance with the procedures described under "DISSENTERS' RIGHTS OF CBC
SHAREHOLDERS" and in Appendix C to this Proxy Statement-Prospectus.


Conditions to Consummation of the CBC/KeyCorp Merger

          Conditions to Each Party's Obligations. The respective obligations of KeyCorp and CBC to effect the CBC/KeyCorp Merger are subject to the satisfaction or waiver prior to the Effective Time of certain conditions, including the following:

          (1) Receipt of the approval of the shareholders of CBC solicited hereby;

          (2) Receipt of the required approvals of (a) the Federal Reserve Board (or a waiver of such approval pursuant to a notice which has been filed by KeyCorp), (b) the FDIC, and (c) the Colorado Banking Board, and expiration of all applicable statutory waiting periods, provided, however, that no approval, consent, or waiver will be deemed to have been received if it includes any condition or requirement that would result in any condition, event, change, or occurrence that is reasonably likely to have a material adverse effect upon
               (i) the condition, financial or otherwise, properties, business, or results of operations or prospects of KeyCorp (on a combined basis giving effect to the CBC/KeyCorp Merger and the other transactions contemplated by the CBC/KeyCorp Merger Agreement) or (ii) the ability of KeyCorp to perform its obligations under, and to consummate the transactions contemplated by, the CBC/KeyCorp
               Merger Agreement, except that the following conditions or requirements will be deemed not to result in such a material adverse effect: (x) a requirement of divestitures in Fort Collins, Colorado under the federal banking or antitrust laws; (y) a condition or requirement imposed on the basis of KeyCorp's (or any of its subsidiaries') compliance with regulatory capital requirements applicable to it; or (z) a condition or requirement imposed on the basis of KeyCorp's
               (or any of its subsidiaries') compliance with the Community Reinvestment Act, as amended (12 U.S.C.
               Section 2901-2906) (the "Community Reinvestment
               Act");

          (3) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by the CBC/KeyCorp Merger Agreement have been satisfied;

          (4) The absence of any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the CBC/KeyCorp Merger or any other transaction contemplated by the CBC/KeyCorp Merger Agreement and of any statute, rule, regulation, order, injunction, or decree which prohibits, restricts, or makes illegal consummation of the CBC/KeyCorp Merger or any other transaction contemplated by the CBC/KeyCorp Merger Agreement; and

          (5) Receipt by each of KeyCorp and CBC of the opinion of Baker & Hostetler, counsel for CBC, dated as of the Effective Date, substantially to the effect described under "Certain Federal Income Tax
               Considerations."

For a discussion of the regulatory approvals required for consummation of the CBC/KeyCorp Merger, see "THE CBC/KEYCORP MERGER
- -- Regulatory Approvals."

          KeyCorp Conditions. The obligations of KeyCorp to effect the CBC/KeyCorp Merger are subject to the satisfaction or waiver prior to the Effective Time of certain additional conditions, including the following:

          (1) Receipt by KeyCorp and its directors and officers who sign the Registration Statement of comfort letters from CBC's independent auditors, dated
               (a) the date of the mailing of this Proxy
               Statement-Prospectus to CBC's shareholders and
               (b) shortly prior to the Effective Date, with respect to certain financial information regarding CBC in the form customarily issued by such accountants at such time in transactions of this type;

          (2) The truth of each of the representations and warranties of CBC contained in the CBC/KeyCorp Merger Agreement and the CBC/KeyCorp Stock Option Agreements, in all material respects, on the Effective Date as if made on such date; and performance by CBC, in all material respects, of each of its covenants and agreements, under certain circumstances and at the request of KeyCorp, contained in the CBC/KeyCorp Merger Agreement and the CBC/KeyCorp Stock Option Agreements, and KeyCorp shareholders received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of CBC, dated the Effective Date, to that effect;

          (3) KeyCorp shall have received all state securities laws and "Blue Sky" permits and other authorizations necessary to consummate the transactions contemplated by the CBC/KeyCorp
               Merger Agreement;

          (4) Receipt by KeyCorp of a letter, dated as of the Effective Date, from its independent auditors to the effect that the CBC/KeyCorp Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with the CBC/KeyCorp Merger Agreement;

          (5) The absence of any litigation or proceeding pending against KeyCorp or CBC or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated in the CBC/KeyCorp Merger Agreement; and

          (6) Receipt by KeyCorp of a favorable opinion of Baker & Hostetler, as counsel to CBC, dated the Effective Date, concerning the corporate standing and capitalization of CBC, the due authorization and enforceability of the CBC/KeyCorp Merger Agreement, and the validity of the CBC Common Stock to be exchanged in the CBC/KeyCorp Merger.

          CBC's Conditions. The obligation of CBC to effect the CBC/KeyCorp Merger shall be subject to the satisfaction or waiver prior to the Effective Time of certain additional conditions, including the following:

          (1) Receipt by CBC of comfort letters from KeyCorp's independent auditors, dated (a) the date of the mailing of this Proxy Statement-Prospectus to CBC's shareholders and (b) shortly prior to the Effective Date, with respect to certain financial information regarding KeyCorp in the form customarily issued by such accountants at such time in transactions of this type;

                    (2) The truth of each of the representations, warranties, and covenants of KeyCorp contained in the CBC/KeyCorp Merger Agreement, in all material respects, on the Effective Date as if made on such date, and the performance by KeyCorp in all material respects, of its covenants and agreements contained in the CBC/KeyCorp Merger Agreement and receipt by CBC of certificates signed by the Chief Executive Officer and the Chief Financial Officer of KeyCorp, dated the Effective Date, to that effect;

          (3) The absence of any litigation or proceeding pending against KeyCorp or CBC or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated in the CBC/KeyCorp Merger Agreement;

          (4) Receipt by CBC of the opinion from The Wallach Company dated the same date as this Proxy Statement-Prospectus (which opinion shall not have been withdrawn) to the effect that the CBC/KeyCorp Exchange Ratio or KeyCorp/Society Exchange Ratio (if the KeyCorp/Society Merger is consummated prior to the time that all conditions to consummation of the CBC/KeyCorp Merger are met) is fair to CBC's shareholders from a financial point of view;

          (5) The CBC/KeyCorp Merger Shares shall have been approved for listing on the New York Stock
               Exchange upon official notice of issuance; and

          (6) Receipt by CBC of a favorable opinion, dated the Closing Date, of KeyCorp's General Counsel or Assistant General Counsel concerning the corporate standing and capitalization of KeyCorp, the due authorization and enforceability of the CBC/KeyCorp Merger Agreement, and the validity of the KeyCorp Common Stock to be issued in the CBC/KeyCorp Merger.


Price-Based Termination

          The CBC/KeyCorp Merger Agreement may be terminated by CBC, if the Board of CBC so determines by a majority vote, at any time during the two-day period commencing on the fifth NYSE trading day prior to the Effective Date ("Determination Date") if both of the following conditions are satisfied:

          (a) the Average Closing Price on the Determination Date of shares of KeyCorp Common Stock shall be less than $35.00; and

          (b) (1) the number obtained by dividing the Average Closing Price on the Determination Date by $40.375 (the closing price per share of KeyCorp Common Stock, as reported on the NYSE Composite Transaction reporting system on September 10,
               1993), shall be less than (2) the number obtained by dividing the Index Price (as defined below) on the Determination Date by the Index Price on September 10, 1993, (the last NYSE trading day immediately preceding the date of the first public announcement of entry into the CBC/KeyCorp Merger Agreement) and subtracting 0.10 from the quotient in this clause (b)(2);

subject, however, to the following three sentences. If CBC elects to exercise its termination right pursuant to the foregoing, it must give prompt written notice to KeyCorp (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned two-day period). During the two-day period commencing with its receipt of such notice, KeyCorp will have the option to increase the consideration to be received by the holders of CBC Common Stock in the CBC/KeyCorp Merger, by adjusting the CBC/KeyCorp Exchange Ratio to equal the number (calculated to the nearest one one-thousandth) obtained by dividing (1) $29.00 by
(2) the actual Average Closing Price on the Determination Date without regard to the $35.00 minimum average closing price otherwise applicable. If KeyCorp so elects within such two-day period, it must give prompt written notice to CBC of such election and the revised CBC/KeyCorp Exchange Ratio, whereupon no termination will be deemed to have occurred and the CBC/KeyCorp Merger Agreement will remain in effect in accordance with its terms (except as the CBC/KeyCorp Exchange Ratio shall have been so modified).

          The operation of the provisions of the preceding paragraph can be illustrated by the following example. If the Average Closing Price were $32.00 and the Index Price had not fallen sufficiently between September 10, 1993 and the Determination Date, causing the conditions of clause (b) above to be met, CBC could elect not to consummate the CBC/KeyCorp Merger unless KeyCorp elects to increase the CBC/KeyCorp Exchange Ratio to .9063 (the CBC/KeyCorp Exchange Ratio obtained by dividing $29.00 by the assumed actual Average Closing Price of $32.00 without regard to the minimum Average Closing Price of $35.00). In such case, the market value of the KeyCorp Common Stock to be received in the CBC/KeyCorp Merger would be approximately $29.00 per share of CBC Common Stock. However, there can be no assurance that the Board of Directors of KeyCorp would elect to increase the CBC/KeyCorp Exchange Ratio as described above under such circumstances. Moreover, there can be no assurance that the Board of Directors of CBC would exercise its right not to consummate the CBC/KeyCorp Merger if the conditions of clauses (a) and (b) above were met and the Board of Directors of KeyCorp elected not to increase the CBC/KeyCorp Exchange Ratio in the manner described above.

          For purposes of this provision of the CBC/KeyCorp Merger Agreement, the following definitions apply:

          "Average Closing Price" means the average of the closing prices of the KeyCorp Common Stock as reported on the NYSE composite transactions reporting system over the 20 NYSE trading days ending on the fifth business day prior to the Effective Date.

          "Index Group" means the following 16 bank holding companies (and the weighing factors assigned thereto):
          BancOne Corp. (16.63%); Norwest Corporation (9.12%); SunTrust Banks, Inc. (6.33%); First Union Corporation (9.24%); Fleet Financial Group, Inc. (5.27%); NBD Bancorp, Inc. (6.10%); PNC Financial Corp (8.45%); U.S. Bancorp (3.00%); Wachovia Corporation (7.06%); First Bank System, Inc. (4.12%); First Fidelity Bancorporation (4.48%); Barnett Banks, Inc. (5.24%); National City Corporation (4.91%); CoreStates Financial Corp (3.91%); Mellon Bank Corporation (4.37%); and Boatmen's Bancshares, Inc. (1.77%). In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced before the CBC/KeyCorp Exchange Ratio Determination Date, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Index Price. The weighing factors were determined based on the relative market capitalizations of the companies in the Index Group.

          "Index Price," on a given date, means the weighted average (weighted in accordance with the factors listed above) of the closing prices on such date of the common stocks of the companies comprising the Index Group.

          If the KeyCorp/Society Merger is consummated prior to or during the period covered by such twenty NYSE trading days the closing price for any trading day within such period but after the effective time of the KeyCorp/Society Merger shall be the closing price of New Key Common Stock divided by 1.205.

          If KeyCorp or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction (other than the Stock Split already reflected) between September 10, 1993, and the Determination Date, the prices for the common stock of such company will be appropriately adjusted.
          Prior to making any decision to terminate the CBC/KeyCorp Merger Agreement, the Board of CBC would consult with its financial and other advisers and would consider all financial and other information it deemed relevant to its decision. The matter would not, however, be resubmitted to shareholders.


Regulatory Approvals

          Consummation of the CBC/KeyCorp Merger is subject to receipt by KeyCorp and CBC of all necessary regulatory approvals. The principal regulatory approvals that must be obtained are from the Federal Reserve Board, the Colorado Banking Board and the FDIC, except that, in the case of the approval of the Federal Reserve Board discussed in this section, KeyCorp has submitted a notice to the Federal Reserve Board requesting a waiver of the approval requirement. If such waiver is obtained, the approval of the Federal Reserve Board discussed in this section will not apply to the CBC/KeyCorp Merger.

          The CBC/KeyCorp Merger is subject to prior approval by the Federal Reserve Board under Section 3 of the Bank Holding Company Act of 1956, as amended, (the "BHCA") and by the FDIC under
Section 18(c) of the Federal Deposit Insurance Act (the "FDIA").
Section 3 of the BHCA and Section 18(c) of the FDIA require that the Federal Reserve Board and the FDIC, respectively, take into consideration the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The BHCA and the FDIA prohibit the Federal Reserve Board and the FDIC, respectively, from approving the CBC/KeyCorp Merger (1) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (2) if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve Board or the FDIC, as the case may be, finds that the anti-competitive effects of the CBC/KeyCorp Merger are clearly outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act, the Federal Reserve Board and the FDIC must take into account the records of performance of the bank subsidiaries of KeyCorp and CBC in meeting the credit needs of each community, including low- and moderate-income neighborhoods, served by such bank subsidiaries.

          Under the BHCA, the CBC/KeyCorp Merger may not be consummated until the 30th day following the date of Federal Reserve Board approval, during which time the United States Department of Justice may challenge the CBC/KeyCorp Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise. KeyCorp and CBC believe that antitrust concerns will not interfere with the consummation of the CBC/KeyCorp Merger.

          In addition, Section 4 of the BHCA requires that KeyCorp obtain the prior approval of the Federal Reserve Board for the indirect acquisition of CBC's non-banking subsidiary which is engaged in activities that the Federal Reserve Board, by order or regulation, has determined to be so closely related to banking or to managing or controlling banks as to be a proper incident thereto.

          Consummation of the CBC/KeyCorp Merger is subject to receipt of a certificate from the Colorado Banking Board certifying that the CBC/KeyCorp Merger complies with the provisions of
Article 6.4 of the Colorado Banking Code. The issuance of the certificate will be based on the following considerations: whether the CBC/KeyCorp Merger will provide positive benefits to Colorado citizens; whether the CBC/KeyCorp Merger affords protection to bank depositors in Colorado; and whether the CBC/KeyCorp Merger enhances the opportunity of the people of Colorado to receive services provided by banks and bank holding companies. In addition, because the CBC/KeyCorp Merger would result in a change in control of CBC's subsidiary banks, consummation of the CBC/KeyCorp Merger will also be subject to approval by the Colorado Banking Board under the change in control provisions of Article 2 of the Colorado Banking Code. This approval will be based primarily upon the following considerations: that KeyCorp and Key Bancshares are qualified by character, experience and financial responsibility to control the subsidiary banks of CBC in a legal and proper manner; and that the interests of the public generally will not be jeopardized by the proposed CBC/KeyCorp Merger.

          Applications have been submitted seeking the foregoing approvals of the Federal Reserve Board, the FDIC, and the Colorado Banking Board.

          KeyCorp and CBC are not aware of any material governmental approvals or actions that are required for consummation of the CBC/KeyCorp Merger, except as described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought.

          The CBC/KeyCorp Merger cannot proceed in the absence of the requisite regulatory approvals. See "Conditions to Consummation of the Merger" and "Waiver and Amendment; Termination." There can be no assurance that such regulatory approvals will be obtained, and if the CBC/KeyCorp Merger is approved, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the CBC/KeyCorp Merger Agreement and described above under "Conditions to Consummation of the Merger." There can likewise be no assurance that the United States Department of Justice or a State Attorney General will not challenge the CBC/KeyCorp Merger or, if such a challenge is made, as to the result thereof.


Conduct of CBC's Business Pending the CBC/KeyCorp Merger

          The CBC/KeyCorp Merger Agreement contains certain restrictions on the conduct of CBC's business pending consummation of the CBC/KeyCorp Merger. In particular, prior to the Effective Time, the CBC/KeyCorp Merger Agreement requires CBC (and its subsidiaries) to (1) conduct its business in the usual, regular, and ordinary course consistent with past practice; (2) use its best efforts to maintain and preserve intact its business organization, employees, and advantageous business relationships and retain the services of its officers and key employees; and (3) take no action which would adversely affect or delay the ability of the parties to obtain any necessary approvals, consents, or waivers of any governmental authority required for the transactions contemplated in the CBC/KeyCorp Merger Agreement or to perform its covenants and agreements on a timely basis under the CBC/KeyCorp Merger Agreement. In addition, the CBC/KeyCorp Merger Agreement prohibits CBC (and its subsidiaries) from engaging in certain transactions (except as noted in a letter delivered by CBC to KeyCorp pursuant to the CBC/KeyCorp Merger Agreement) without the prior written consent of KeyCorp. Specifically, without such consent, CBC and its subsidiaries may not (1) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse, or otherwise as an accommodation become responsible for the obligations of any other individual, corporation, or other entity, or make any loan or advance; (2) adjust, split, combine, or reclassify any capital stock; (3) make, declare, or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase (except for the CBC Longevity Bonus Plan), or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights, or grant any individual, corporation, or other entity any right to acquire any shares of its capital stock, except for regular quarterly cash dividends at a rate per share of CBC Common Stock of $.15 per share on the outstanding shares of CBC Common Stock and except for dividends paid by any of the wholly-owned subsidiaries of CBC to CBC or any of its wholly-owned subsidiaries; (4) issue any additional shares of capital stock except pursuant to the conversion of CBC Convertible Subordinated Debentures or the exercise of employee stock options outstanding as of the date of the CBC/KeyCorp Merger Agreement; (5) sell, transfer, mortgage, encumber, or otherwise dispose of any of its material properties or assets to any individual, corporation, or other entity other than a direct or indirect wholly-owned subsidiary of CBC, or cancel, release, or assign any indebtedness of any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the CBC/KeyCorp Merger Agreement; (6) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $10,000, make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation, or other entity other than a wholly-owned subsidiary of CBC, provided that CBC may make no material acquisition of equity securities or business operations of any such entity without KeyCorp's prior consent; (7) enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000 per annum;
(8) except as described under the caption "THE CBC/KEYCORP MERGER
- -- Effect on CBC Employee Benefit Plans," increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees, or become a party to, amend, or commit itself to any pension, retirement, profit-sharing, or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, in each case other than in the ordinary course of business consistent with past practice, or voluntarily accelerate the vesting of any stock options or other stock-based compensation; (9) settle any claim, action, or proceeding for material money damages or restrictions upon the operations of CBC or any of its subsidiaries; (10) amend its Articles of Incorporation or its By-Laws; or (11) agree to, or make any commitment to, take any of the foregoing actions.

          Modification of Certain Policies of CBC. The CBC/KeyCorp Merger Agreement requires CBC, at the request of KeyCorp, to use its best efforts to modify and change its loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of KeyCorp. CBC will not be required to modify or change any such policies or practices, however, until the earlier of (1) such time as KeyCorp acknowledges that all conditions to its obligation to consummate the CBC/KeyCorp Merger have been waived or satisfied and
(2) immediately prior to the Effective Time. CBC's representations, warranties, and covenants contained in the CBC/KeyCorp Merger Agreement will not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of the foregoing. Based upon a preliminary review of CBC's loan portfolio (a review which included an evaluation of the financial condition and payment history of borrowers and underlying loan collateral values), KeyCorp's policies would require a change in classification of certain loans. Based upon the results of this preliminary review, the modifications anticipated to be requested by Keycorp under this provision would not have a material adverse effect upon the results of operations, liquidity or financial condition or reserves of CBC or of KeyCorp following the CBC/KeyCorp Merger and are not the result of any specific regulatory action.


No Solicitation

          CBC has agreed in the CBC/KeyCorp Merger Agreement that neither it nor any of its subsidiaries, nor any of the respective officers and directors of CBC or its subsidiaries, will, and CBC will direct and use its best efforts to cause its employees, agents, and representatives (including, without limitation, any investment banker, attorney, or accountant retained by it or any of its subsidiaries) not to, initiate, solicit, or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of CBC) with respect to a merger, consolidation, or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, CBC or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by the Board of CBC of its fiduciary duties as advised in writing by the Board of CBC's counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.


Waiver and Amendment; Termination

          Waiver and Amendment. Prior to the Effective Time, any provision of the CBC/KeyCorp Merger Agreement may be (1) waived by the party benefitted by the provision or by both parties or
(2) amended or modified (including the structure of the transaction) by an agreement in writing between the parties approved by their respective Boards of Directors (to the extent allowed by law). After the vote by the shareholders of CBC, however, the CBC/KeyCorp Merger Agreement may not be amended or revised in any manner which would reduce the amount or adversely change the form or tax treatment of the consideration to be received by the CBC shareholders in the CBC/KeyCorp Merger. Only an amendment which constitutes a fundamental change to the CBC/KeyCorp Merger Agreement as described herein would require subsequent solicitation by CBC of its shareholders.

          Termination. The CBC/KeyCorp Merger Agreement may be terminated, and the CBC/KeyCorp Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of CBC (1) by the mutual consent of KeyCorp and CBC, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; (2) by KeyCorp or CBC, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of the failure of the shareholders of CBC to approve the CBC/KeyCorp Merger Agreement, or a material breach by the other party to the CBC/KeyCorp Merger Agreement of any representation, warranty, covenant, or agreement contained in the CBC/KeyCorp Merger Agreement (or, in the case of CBC, in the CBC/KeyCorp Stock Option Agreements) which is not cured or not curable in accordance with the terms of the CBC/KeyCorp Merger Agreement; (3) by KeyCorp or CBC, by written notice to the other party, if either (a) any approval, consent, or waiver of a governmental authority required to permit consummation of the transactions contemplated in the CBC/KeyCorp Merger Agreement is finally denied or (b) any governmental authority of competent jurisdiction issues a final, nonappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by the CBC/KeyCorp Merger Agreement; and (4) by KeyCorp or CBC, if its Board of Directors so determines by vote for a majority of the members of its entire Board, in the event that the CBC/KeyCorp Merger is not consummated by July 31, 1994, unless the failure so to consummate by such time is due to the breach of any representation, warranty, or covenant contained in the CBC/KeyCorp Merger Agreement by the party seeking to terminate.

          The CBC/KeyCorp Merger Agreement also contains a price-based termination provision under which the CBC/KeyCorp
Merger Agreement may be terminated by CBC in certain circumstances. See "Price-Based Termination."


Holding Company Merger; Bank Consolidation

          As soon as administratively possible after the Effective Time, KeyCorp intends to cause Key Bancshares to merge into KeyCorp (the "Holding Company Merger") and Key Colorado and CBC's bank subsidiaries other than Century Bank Sterling to consolidate with and into Century Bank Sterling, with Century Bank Sterling the surviving bank under the name Key Bank of Colorado (the "Bank Consolidation"). The Bank Consolidation is subject to the prior approvals of (1) the FDIC under Section 18(c) of the FDIA and
(2) the Colorado Banking Board under Colorado law.

          Applications for the requisite approvals of the Bank Consolidation by the FDIC and the Colorado Banking Board have been or will be submitted. No assurances can be given, however, that such approvals will be received or that the Holding Company Merger or the Bank Consolidation will be consummated.


Interests of Certain Persons in the CBC/KeyCorp Merger

          Certain members of CBC's management and the Board of CBC may be deemed to have interests in the CBC/KeyCorp Merger in addition to their interests, if any, as shareholders of CBC generally. The Board of CBC was aware of these factors and considered them, among other matters, in approving the CBC/KeyCorp Merger Agreement and the transactions contemplated thereby.

          Indemnification. KeyCorp has agreed, among other things, to (1) indemnify CBC's present and former directors and officers against any costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages, or liabilities incurred in connection with any claim, action, suit, proceeding, or investigation arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at, or after the Effective Time to the fullest extent that CBC would have been obligated under the Colorado Corporation Code and CBC's Articles of Incorporation or By-laws; and (2) use reasonable efforts to maintain CBC's directors' and officers' liability insurance policies (or policies containing terms which are substantially no less advantageous) with respect to matters occurring before the Effective Time for a period of two years following the Effective Time.

          Employment Agreements. KeyCorp is considering offering employment agreements (the "Employment Agreements") to certain of the existing officers of CBC or CBC subsidiaries ("Officers/Employees"), including Jon P. Coates who is President and a director of CBC. The Employment Agreements were not addressed in the negotiation of the CBC/KeyCorp Merger Agreement and, if approved, will become effective only if the CBC/KeyCorp Merger is completed.

          See "Effect on CBC Employee Benefit Plans" for information with respect to severance benefits available to members of management of CBC, including Mr. Coates.


Effect on CBC Employee Benefit Plans

          KeyCorp and CBC have agreed that, unless otherwise mutually determined, the employee benefit plans maintained or contributed to by CBC or any of its subsidiaries (the "Benefit Plans") in effect at the date of the CBC/KeyCorp Merger Agreement (except stock ownership or option plans) will remain in effect temporarily after the Effective Time with respect to employees (including retirees) covered by such plans at the Effective Time. Thereafter, all employees of CBC and its subsidiaries who become employees of KeyCorp or any of its subsidiaries will become participants in KeyCorp's employee benefit plans. In addition, retired employees of CBC and its subsidiaries will become participants in KeyCorp's plans covering retired employees.

          All employees of CBC and its subsidiaries continuing in the employ of KeyCorp or any of its subsidiaries will be entitled to participate in stock plans, bonus plans, and other such benefit plans of KeyCorp and its subsidiaries on the same basis as other similarly situated employees of such companies. All of these employees will be credited for eligibility, vesting, and benefit purposes, but not for (1) pension benefit computation purposes or
(2) eligibility for participation in post-employment plans for all of their years of past service with CBC or any of its subsidiaries.
          KeyCorp will pay severance benefits in accordance with KeyCorp severance benefit programs to any employee of CBC who terminates on or within one year after the Effective Date provided that such employee remains employed by KeyCorp or Key Colorado or any other KeyCorp subsidiary until the date fixed by KeyCorp for the employee's termination. In addition, KeyCorp will honor CBC's Amended and Restated 1988 Executive Severance Pay Plan following the Effective Time.


Treatment of CBC Class A Stock Options

          As of September 30, 1993, there were 62,700 unexercised options outstanding under CBC's 1992 Employee Stock Option Plan (the "CBC Option Plan") to purchase shares of CBC Class A Common Stock at prices varying from $13.33 to $19.25 per share. All of such options will be fully exercisable if the CBC/KeyCorp Merger is consummated.

          At the Effective Time, KeyCorp will assume each option under the CBC Option Plan outstanding immediately prior to the Effective Time, and each such option will become an option on KeyCorp Common Stock and remain outstanding in accordance with its terms, except that (a) each such option may be exercised only for KeyCorp Common Stock, (b) each such option will become an option to purchase the number of shares of KeyCorp Common Stock equal to .7460 (.899, if the KeyCorp/Society Merger is consummated) multiplied by the number of shares of CBC Common Stock subject to such option immediately prior to the Effective Time (with the product rounded to the next whole share), and (c) the exercise price of KeyCorp Common Stock at which each such option is exercisable will be an amount (rounded up to the next whole cent) computed by dividing the exercise price per share of CBC Common Stock at which such option is exercisable immediately prior to the Effective Time by .7460 (.899, if the KeyCorp/Society Merger is consummated).


Certain Federal Income Tax Considerations

          The federal income tax discussion set forth below is included for general information only. In certain situations, it may not be applicable to certain classes of taxpayers, including insurance companies, securities dealers, financial institutions, foreign persons, and persons who acquired shares of CBC Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. BECAUSE EACH SHAREHOLDER'S TAX CIRCUMSTANCES MAY DIFFER, EACH CBC SHAREHOLDER IS URGED TO CONSULT HIS OWN TAX ADVISER AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE CBC/KEYCORP MERGER OR IF THE KEYCORP/SOCIETY MERGER IS CONSUMMATED PRIOR TO THE EFFECTIVE TIME, A DIRECT MERGER OF CBC INTO A SUBSIDIARY OF NEW KEY, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, AND OTHER TAX LAWS AND ANY PROPOSED CHANGES IN SUCH LAWS.
          General. CBC and KeyCorp have received an opinion of Baker & Hostetler that the merger of CBC into a subsidiary of KeyCorp (the "CBC/KeyCorp Merger") will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes: (1) no gain or loss will be recognized by any of KeyCorp, Key Bancshares, or CBC as a result of the CBC/KeyCorp Merger; (2) no gain or loss will be recognized by a holder of CBC Common Stock upon the receipt of KeyCorp Common Stock in exchange for CBC Common Stock in the CBC/KeyCorp Merger, except as discussed below with respect to cash received in lieu of a fractional share interest in KeyCorp Common Stock; (3) the aggregate adjusted tax basis of the shares of KeyCorp Common Stock to be received by a holder of CBC Common Stock in the CBC/KeyCorp Merger will be the same as the aggregate adjusted tax basis in the shares of CBC Common Stock surrendered in exchange therefor (reduced by any amount allocable to fractional share interests for which cash is to be received); and (4) the holding period of the shares of KeyCorp Common Stock to be received by the holders of CBC Common Stock in the CBC/KeyCorp Merger will include the holding period of the shares of CBC Common Stock surrendered in exchange therefor, provided that such shares of CBC Common Stock are held as capital assets at the Effective Time. Consummation of the CBC/KeyCorp Merger is conditioned upon receipt by each of KeyCorp and CBC of such opinion, dated the Effective Date.

          If the Effective Date occurs after the merger of KeyCorp into Society, it is intended that the merger of CBC into a subsidiary of New Key ("CBC/New Key Merger") will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes: (1) no gain or loss will be recognized by any of New Key, Key Bancshares, or CBC as a result of the CBC/New Key Merger; (2) no gain or loss will be recognized by a holder of CBC Common Stock upon the receipt of New Key Common Stock in exchange for CBC Common Stock in the CBC/New Key Merger, except as discussed below with respect to cash received in lieu of a fractional share interest in New Key Common Stock; (3) the aggregate adjusted tax basis of the shares of New Key Common Stock to be received by a holder of CBC Common Stock in the CBC/New Key Merger will be the same as the aggregate adjusted tax basis in the shares of CBC Common Stock surrendered in exchange therefor (reduced by any amount allocable to fractional share interests for which cash is to be received); and (4) the holding period of the shares of New Key Common Stock to be received by the holders of CBC Common Stock in the CBC/New Key Merger will include the holding period of the shares of CBC Common Stock surrendered in exchange therefor, provided that such shares of CBC Common Stock are held as capital assets at the Effective Time. Consummation of the CBC/New Key Merger is conditioned upon receipt of each of New Key and CBC of an opinion of Baker & Hostetler, dated on the Effective Date, substantially to the foregoing effect.

          The opinion of Baker & Hostetler received by CBC and KeyCorp relating to the CBC/KeyCorp Merger is, and the opinion of Baker & Hostetler to be delivered on the Effective Date relating to either the CBC/KeyCorp Merger or the CBC/New Key Merger will be, conditioned on certain representations and assumptions, including an assumption that there is no plan or intention by the CBC shareholders to sell or exchange or otherwise dispose of a number of shares of KeyCorp Common Stock or New Key Common Stock received that would reduce the CBC shareholders' ownership of KeyCorp Common Stock or New Key Common Stock to a number of shares having a value, as of the Effective Date, of less than fifty percent of the value of all of the formerly outstanding shares of CBC Common Stock as of the Effective Date.

          Consequences of Receipt of Cash in Lieu of Fractional Shares. A holder of shares of CBC Common Stock who receives cash in the CBC/KeyCorp Merger or CBC/New Key Merger in lieu of a fractional share interest in KeyCorp Common Stock or New Key Common Stock will be treated for federal income tax purposes as having received cash in redemption of such fractional share interest. The receipt of such cash generally should result in capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of such shareholder's adjusted tax basis in the shares of CBC Common Stock allocable to the fractional share interest. Such capital gain or loss will be long-term capital gain or loss if the holder holds the shares as capital assets and the holding period for the fractional shares of KeyCorp Common Stock or New Key Common Stock deemed to be received and then redeemed is more than one year.

          Cash Received by Holders of CBC Common Stock Who Dissent. A holder of shares of CBC Common Stock who perfects dissenters' rights under the laws of the State of Colorado and who receives cash payment of the fair value of his shares of CBC Common Stock will be treated as having received such payment in redemption of such shares. Such redemption will be subject to the conditions and limitations of Section 302 of the Code, including the attribution rules of Section 318. In general, if the shares of CBC Common Stock are held by the holder as a capital asset at the Effective Time, a dissenting holder will recognize capital gain or loss measured by the difference between the amount of cash received by such holder and the basis for such shares. If, however, such holder owns, either actually or constructively, any CBC Common Stock that is exchanged in the CBC/KeyCorp Merger for KeyCorp Common Stock on in the CBC/New Key Merger for New Key Common Stock, the payment made to such holder could be treated as dividend income. In general, under the constructive ownership rules of the Code, a holder may be considered to own stock that is owned, and in some cases constructively owned, by certain related individuals or entities, as well as stock that such holder (or related individuals or entities) has the right to acquire by exercising an option or converting a convertible security. Each holder of CBC Common Stock who contemplates exercising his dissenters' rights should consult his own tax adviser as to the possibility that any payment to him will be treated as dividend income. See also "DISSENTERS' RIGHTS OF CBC SHAREHOLDERS."

Accounting Treatment

          If consummated in accordance with the terms of the CBC/KeyCorp Merger Agreement, it is anticipated that the CBC/KeyCorp Merger will qualify for "pooling-of-interests" accounting treatment. KeyCorp's obligation to consummate the CBC/KeyCorp Merger is conditioned upon the receipt of a letter from KeyCorp's independent auditors that the CBC/KeyCorp Merger may be accounted for in such manner. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of KeyCorp and CBC will be combined at the Effective Date and carried forward at their previously recorded amounts and the shareholders' equity accounts of CBC and KeyCorp will be combined on KeyCorp's consolidated balance sheet. It is KeyCorp's intention not to restate financial statements and other financial information for periods prior to the CBC/KeyCorp Merger to include the accounts and results of operations of CBC because the transaction is not expected to be material to KeyCorp.


NYSE Listing

          The KeyCorp Common Stock is listed on the NYSE. KeyCorp has agreed to use its best efforts to cause the KeyCorp Common Stock to be issued to the shareholders of CBC in the CBC/KeyCorp Merger to be listed on the NYSE. Such listing is an express condition of consummation of the CBC/KeyCorp Merger. It is anticipated that the shares of New Key Common Stock will be listed on the NYSE if the KeyCorp/Society Merger is consummated; however, no assurances can be given that the New Key Common Stock will be listed on the NYSE.


Expenses

          The CBC/KeyCorp Merger Agreement provides, in general, that KeyCorp and CBC will each pay its own expenses in connection with the CBC/KeyCorp Merger Agreement and the transactions contemplated thereby, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that KeyCorp and CBC will divide equally the costs of printing this Proxy Statement-Prospectus and any other documents required in connection with the CBC/KeyCorp Merger.



               CERTAIN TRANSACTIONS RELATED TO THE
                  CBC/KEYCORP MERGER AGREEMENT


CBC/KeyCorp Stock Option Agreements

          The following summary of the material provisions of the CBC/KeyCorp Stock Option Agreements is qualified in its entirety by reference to the CBC/KeyCorp Stock Option Agreements, which are attached as Appendix B to this Proxy Statement-Prospectus and are incorporated herein by reference. As an inducement and a condition to KeyCorp entering into the CBC/KeyCorp Merger Agreement, KeyCorp and CBC entered into Stock Option Agreements, dated as of September 12, 1993, (the "CBC/KeyCorp Stock Option Agreements"), pursuant to which CBC granted KeyCorp options (the "Options") to purchase, upon the occurrence of certain events (none of which has yet occurred to the best of KeyCorp's and CBC's knowledge), up to 479,013 shares of CBC Class A Common Stock (representing approximately 19.9% of the shares of CBC Class A Common Stock outstanding on September 12, 1993), and up to 85,958 shares of CBC Class B Common Stock (representing approximately 19.9% of the shares of CBC Class B Common Stock outstanding on September 12,
1993) at a cash price (the "Option Price") equal to $30.12 per share (the closing price of KeyCorp Common Stock on September 10, 1993 multiplied by the CBC/KeyCorp Exchange Ratio of .7460), subject to adjustment in certain circumstances and subject to termination within certain periods.

          The CBC/KeyCorp Stock Option Agreements may discourage competing offers to the CBC/KeyCorp Merger and are intended to increase the likelihood that the CBC/KeyCorp Merger will be consummated in accordance with the terms of the CBC/KeyCorp Merger Agreement. KeyCorp and CBC believe that the exercise of the Options would likely prohibit any acquiror from accounting for an acquisition of, or merger with, CBC using the pooling-of-interests accounting method for a period of up to two years.

          Subject to applicable law and regulatory restrictions, KeyCorp may exercise the Option(s), in whole or in part, if, but only if, both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below), provided that KeyCorp shall have sent written notice to CBC of such exercise within 30 days following such Subsequent Triggering Event or such later period as provided in the CBC/KeyCorp Stock Option Agreements.

          As defined in the CBC/KeyCorp Stock Option Agreements:

          "Initial Triggering Event" means any of (1) the entry by CBC or any subsidiary of CBC, without having received KeyCorp's prior written consent, into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of the Stock Option Agreements having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than KeyCorp or any subsidiary of KeyCorp, or the recommendation by the Board of CBC that the shareholders of CBC approve or accept any Acquisition Transaction other than as contemplated by the CBC/KeyCorp Merger Agreement. For purposes of the Stock Option Agreements, "Acquisition Transaction" means (a) a merger or consolidation, or any similar transaction, involving CBC or any banking subsidiary of CBC, other than a requirement of divestiture in Fort Collins, Colorado under the federal banking or antitrust laws, (b) a purchase, lease, or other acquisition of all or substantially all of the assets of CBC or any banking subsidiary of CBC, or (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange, or otherwise) of securities representing 10% or more of the voting power of CBC or a banking subsidiary of CBC (the term "Acquisition Transaction" specifically does not include any merger or consolidation among CBC and/or subsidiaries of CBC); (2) the Board of Directors of CBC does not recommend that the shareholders of CBC approve the CBC/KeyCorp Merger Agreement in any proxy statement seeking approval thereof;
(3) any person other than any existing limited partner of Commercial Bank Investment Company, KeyCorp, any shareholder of KeyCorp who currently owns 10% or more of the outstanding shares of CBC Common Stock, or any subsidiary of KeyCorp or any subsidiary of CBC acting in a fiduciary capacity acquires beneficial ownership or the right to acquire beneficial ownership of 10% or more of the then outstanding shares of the class of CBC Common Stock subject to the Option (the term "beneficial ownership" for purposes of the Stock Option Agreements having the meaning assigned thereto in
Section 13(d) of the Exchange Act and the rules and regulations thereunder); (4) any person other than KeyCorp or any subsidiary of KeyCorp shall make a bona fide proposal to CBC or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction; (5) after a proposal is made by a third party to CBC or its shareholders to engage in an Acquisition Transaction, CBC shall have breached any covenant or obligation contained in the CBC/KeyCorp Merger Agreement and such breach (a) would entitle KeyCorp to terminate the CBC/KeyCorp Merger Agreement and (b) shall not have been cured prior to the date of KeyCorp's written notice to exercise this Option ("Notice Date"); or (6) any person other than KeyCorp or any subsidiary of KeyCorp, other than in connection with a transaction to which KeyCorp has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or other governmental authority or regulatory or administrative agency or commission, domestic or foreign, for approval to engage in an Acquisition Transaction.

          "Subsequent Triggering Event" means either: (1) the acquisition by any person of beneficial ownership of 20% or more of the then outstanding shares of the class of CBC Common Stock subject to the Option (other than by a person that currently beneficially owns more than 20% of the outstanding shares of the class of CBC Common Stock subject to the Option); or (2) the occurrence of the Initial Triggering Event described in clause (1) of the definition above, except that the percentage referred to in clause (1)(c) shall be 20%.

          "Exercise Termination Event" means any of: (1) the time immediately preceding the Effective Time; (2) termination by CBC of the CBC/KeyCorp Merger Agreement in accordance with its provisions as a result of a material breach by KeyCorp of any representation, warranty, covenant, or agreement contained in the CBC/KeyCorp Merger Agreement, which breach is not cured or not curable within 20 days after CBC gives written notice of such breach to KeyCorp;
(3) termination of the CBC/KeyCorp Merger Agreement in accordance with its provisions, if such termination occurs prior to the occurrence of an Initial Triggering Event; or (4) the passage of 9 months after termination of the CBC/KeyCorp Merger Agreement if such termination follows the occurrence of an Initial Triggering Event (provided that if an Initial Triggering Event continues or another Initial Triggering Event occurs beyond such termination, the Exercise Termination Event shall be 9 months from the expiration of the last Initial Triggering Event to occur, but in no event more than 18 months after such termination).

          Under the BHCA, KeyCorp may not acquire 5% or more of the outstanding shares of CBC Common Stock without the prior approval of the Federal Reserve Board under Sections 3 and 4 of the BHCA.
In considering whether to approve the acquisition by KeyCorp of shares pursuant to exercise of the Options, the Federal Reserve Board generally will apply the same standards as in considering whether to approve the CBC/KeyCorp Merger. See "THE CBC/KEYCORP MERGER -- Regulatory Approvals." Certain other regulatory approvals may also be required before such an acquisition could be completed.

          The Option may not be assigned, in whole or in part, by CBC or KeyCorp without the express written consent of the other party, except that if a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, KeyCorp may assign, in whole or in part, its rights and obligations under the Stock Option Agreements within 30 days following such Subsequent Triggering Event (or such later period as provided in the Stock Option Agreements), provided, however, that until 30 days following the date on which the Federal Reserve Board approves an application by KeyCorp under the BHCA to acquire the shares of CBC Common Stock subject to the Options, KeyCorp may not assign its rights under the Stock Option Agreements except in (1) a widely-dispersed public distribution, (2) a private placement in which no party acquires the right to purchase in excess of 2% of the voting shares of CBC,
(3) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely-dispersed public distribution on KeyCorp's behalf, or (4) any other manner approved by the Federal Reserve Board.

          In the event of any change in CBC Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, or the like, the type and number of shares of CBC Common Stock purchasable upon exercise of the Options shall be adjusted appropriately. Whenever the number of shares of CBC Common Stock purchasable upon exercise of the Options is so adjusted, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of CBC Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of CBC Common Stock purchasable after the adjustment.

          If a Subsequent Triggering Event occurs prior to an Exercise Termination Event, (1) at the request of KeyCorp, delivered within 30 days of the Subsequent Triggering Event (or such later period as provided in the Stock Option Agreements), CBC will repurchase the Options from KeyCorp at a price (the "Option Repurchase Price") equal to (a) the amount by which (i) the market/offer price (as defined below) exceeds (ii) the Option Price, multiplied by the number of shares for which the Options may then be exercised, plus (b) KeyCorp's Out-of-Pocket Expenses (as defined below) to the extent not previously reimbursed and (2) at the request of the owner of Option shares, delivered within 30 days of the Subsequent Triggering Event (or such later period as provided in the Stock Option Agreements), CBC will repurchase such number of the Option shares from such owner as such owner shall designate at a price equal to (a) the market/offer price multiplied by the number of Option shares designated plus (b) KeyCorp's Out-of-Pocket Expenses (to the extent not previously reimbursed). As defined in the Stock Option Agreements, the term "Out-of-Pocket Expenses" means KeyCorp's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the CBC/KeyCorp Merger Agreement, including, without limitation, legal, accounting, and investment banking fees. As defined in the Stock Option Agreements, the term "market/offer price" means the highest of (1) the price per share of CBC Common Stock at which a tender offer or exchange offer therefor has been made after the date of the Stock Option Agreements, (2) the price per share of CBC Common Stock paid or to be paid by any third party pursuant to an agreement with CBC, (3) the highest closing price for shares of CBC Common Stock within the 30-day period immediately preceding the date KeyCorp gives notice of the required repurchase of the Options, or the owner gives notice of the required repurchase of the Option shares, as the case may be, or (4) in the event of a sale of all or substantially all of CBC's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of CBC as determined by a nationally recognized investment banking firm selected by KeyCorp or the owner, as the case may be, divided by the number of shares of CBC Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by KeyCorp or the owner, as the case may be, whose determination shall be conclusive and binding on all parties.

          In the event that prior to an Exercise Termination Event, CBC enters into an agreement (1) to consolidate or merge with any person, other than KeyCorp or a subsidiary of KeyCorp, and shall not be the continuing or surviving corporation of such consolidation or merger; (2) to permit any person, other than KeyCorp or a subsidiary of KeyCorp, to merge into CBC and CBC shall be the continuing or surviving corporation, but in connection with such merger, the then-outstanding shares of the class of CBC Common Stock subject to the Option shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then-outstanding shares of the class of CBC Common Stock subject to the Option shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (3) to sell or otherwise transfer all or substantially all of its assets to any person, other than KeyCorp or a subsidiary of KeyCorp, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Options shall, upon the consummation of such transaction and upon the terms and conditions set forth in the Stock Option Agreements, be converted into, or exchanged for, options (the "Substitute Options"), at the election of KeyCorp, of either
(a) the acquiring corporation or (b) any person that controls the acquiring corporation. As more fully described in the Stock Option Agreements, the Substitute Options shall have substantially the same terms as the Options. In no event will the Substitute Options be exercisable for more than 19.9% of the shares of common stock of the issuer of the Substitute Options (the "Substitute Option Issuer") outstanding prior to exercise of the Substitute Options. In the event that the Substitute Options would be exercisable for more than 19.9% of the shares of common stock of the Substitute Option Issuer outstanding prior to exercise but for the preceding sentence, the Substitute Option Issuer will make a cash payment to KeyCorp equal to the excess of (1) the value of the Substitute Options without giving effect to the limitation in the preceding sentence over (2) the value of the Substitute Options after giving effect to such limitation. This difference in value will be determined by a nationally-recognized independent investment banking firm selected by KeyCorp. CBC will not enter into any transaction described in the first sentence of this paragraph unless the acquiring corporation and any person that controls the acquiring corporation shall assume in writing all the obligations of CBC under the Stock Option Agreements.


Resales of KeyCorp Common Stock

          The shares of KeyCorp Common Stock issued pursuant to the CBC/KeyCorp Merger Agreement will be freely transferable under the Securities Act except for shares issued to any shareholder who may be deemed to be an "affiliate" of CBC for purposes of Rule 145 under the Securities Act as of the date of the Special Meeting. Affiliates may not sell their shares of KeyCorp Common Stock acquired in connection with the CBC/KeyCorp Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of CBC generally include individuals or entities that control are controlled by or are under common control with CBC and may include certain officers and directors of CBC as well as principal shareholders of CBC.
          CBC has agreed in the CBC/KeyCorp Merger Agreement to use its best efforts to cause each director, executive officer, and other person who is an affiliate of CBC to enter into an agreement with KeyCorp providing that such person will not sell, pledge, transfer, or otherwise dispose of shares of CBC Common Stock owned by such person or KeyCorp Common Stock to be received by such person in the CBC/KeyCorp Merger (1) in the case of shares of KeyCorp Common Stock only, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder, and (2) during the period commencing 30 days prior to the Effective Time and ending at the time results covering at least 30 days of combined operations of KeyCorp and CBC have been published.



             DISSENTERS' RIGHTS OF CBC SHAREHOLDERS


          The following discussion sets forth information concerning the dissenters' rights of CBC shareholders relating to the CBC/KeyCorp Merger. CBC shareholders will not be able to vote directly on, or exercise dissenters' rights directly with respect to, the KeyCorp/Society Merger or on, or with respect to, the direct merger of CBC with New Key if, as expected, the KeyCorp/Society Merger closes before all conditions to consummation of the CBC/KeyCorp Merger have been met. For that reason, CBC shareholders, when voting on the CBC/KeyCorp Merger Agreement and deciding whether to exercise dissenters' rights with respect thereto, must consider the possibility that they may become shareholders of New Key rather than KeyCorp.

          If the CBC/KeyCorp Merger Agreement is approved, a holder of record of CBC Common Stock on the Record Date, who follows the procedures set forth under Sections 7-4-123 and 7-4-124 of the Colorado Code ("Sections 7-4-123 and 7-4-124"), will receive cash equal to the fair value of his shares, in lieu of KeyCorp Common Stock. The following is a summary of certain of the provisions of Sections 7-4-123 and 7-4-124, copies of which are attached to this Proxy Statement-Prospectus as Appendix C and are incorporated herein by reference. Except where the corporate action is illegal or fraudulent, Sections 7-4-123 and 7-4-124 represent the exclusive statutory remedy available to holders of CBC Common Stock who elect to seek appraisal of the fair value of their shares. Failure to take any necessary step may result in a termination or waiver of appraisal rights under Sections 7-4-123 and 7-4-124.

          Prior to the vote at the Special Meeting, the CBC shareholder of record electing to exercise dissenters' rights under Sections 7-4-123 and 7-4-124 must (1) deliver a written notice of intention to demand that he be paid fair compensation for his shares if the CBC/KeyCorp Merger Agreement is approved and adopted and the CBC/KeyCorp Merger is effected, which CBC must receive prior to the vote at the Special Meeting, and (2) refrain from voting his shares in approval of the CBC/KeyCorp Merger Agreement. Such written notice is in addition to and separate from any proxy or vote against the CBC/KeyCorp Merger Agreement. Because a proxy signed and left blank will, unless revoked, be voted FOR approval and adoption of the CBC/KeyCorp Merger Agreement, in order to be assured that his shares of CBC Common Stock are not voted for approval and adoption of the CBC/KeyCorp Merger Agreement, a CBC shareholder electing to exercise dissenters' rights who votes by proxy must not leave his proxy blank, but must vote AGAINST approval and adoption of the CBC/KeyCorp Merger Agreement or ABSTAIN from voting.

          A beneficial owner of shares who is not the record holder may assert dissenters' rights under the terms of Sections 7-4-123 and 7-4-124 if and only if he submits a written consent of the shareholder of record to CBC at the time of or before the assertion of those rights. A shareholder may dissent as to less than all of the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents.

          If the CBC/KeyCorp Merger Agreement is approved by the required vote at the Special Meeting, CBC is required to mail a notice to all shareholders who gave due notice of their intention to demand payment for their shares and who refrained from voting in favor of the CBC/KeyCorp Merger Agreement. The notice will state where and when a dissenting shareholder must send his demand for payment and deposit his share certificates in order to obtain payment for his shares. CBC will supply a form for demanding payment which will include a request for certification of the date on which the shareholder or the person on whose behalf the shareholder dissents acquired beneficial ownership of the shares, and shall be accompanied by a copy of Sections 7-4-123 and 7-4-124. The time set for the demand and deposit will be not less than thirty days from the day CBC mails the notice.

          A shareholder who fails to demand payment or fails to deposit his share certificates as required by the foregoing notice mailed to such shareholder by CBC will have no right under Sections 7-4-123 and 7-4-124 to receive payment for his shares. If the CBC/KeyCorp Merger Agreement is not effected and CBC does not remit payment for the shares within sixty days after the date set for demanding payment and depositing the share certificates, CBC will return to the dissenting shareholder any share certificates that have been deposited.

          On the Effective Date of the CBC/KeyCorp Merger or upon receipt of demand for payment, if the CBC/KeyCorp Merger has already been effected, CBC will remit to a dissenter who has properly made demand and who has deposited his certificates the amount which CBC estimates to be the fair value of the shares, with interest if any has accrued. The remittance will be accompanied by:
                    (i) CBC's closing balance sheet and statement of income for a fiscal year ending not more than sixteen months before the date of the remittance, together with the latest available interim financial statements; and

          (ii) A statement of CBC's estimate of the fair value of the shares; and

          (iii)A notice of the dissenters' right to demand supplemental payment, accompanied by a copy of Sections 7-4-123 and 7-4-124.

          If CBC fails to remit payment for a shareholder's shares as required by Sections 7-4-123 and 7-4-124 or if the dissenting shareholder believes that the amount remitted is less than the fair value of his shares or that the interest is not correctly determined, he may, within thirty days after the date of mailing of CBC's remittance, mail to CBC his own estimate of the value of the shares or of the interest and demand payment of the deficiency. If the dissenting shareholder fails to follow this procedure within the thirty-day time limitation, he will be entitled to no more than the amount remitted.

          Within sixty days after receiving a demand for payment of a deficiency, if any such demand for payment remains unsettled, CBC will file in an appropriate court a petition requesting that the fair value of the shares and interest thereon be determined by the court. All dissenters whose demands have not been settled will be made parties to the proceeding.

          Notwithstanding any other provisions of Sections 7-4-123 and 7-4-124, CBC may elect to withhold the remittance from any dissenter for shares of which the dissenter or the person on whose behalf the dissenter acts was not the beneficial owner on the date of the first announcement to news media or to shareholders of the terms of the CBC/KeyCorp Merger Agreement. With respect to such shares, CBC will, upon the Effective Date of CBC/KeyCorp Merger, state to each dissenter its estimate of the fair market value of the shares and the rate of interest to be used (explaining the basis thereof), and offer to pay the resulting amounts on receiving the dissenters' agreement to accept them in full satisfaction of his shares. If the dissenter believes that the amount offered by CBC is less than the fair value of the shares and interest, he may, within thirty days after the date of mailing of CBC's offer, mail to CBC his own estimate of fair value and interest and demand payment of that amount. If the dissenting shareholder fails to follow this procedure, he will be entitled to no more than CBC's offer.

          The costs and expenses of any of the proceedings described above, including the reasonable compensation and expenses payable to the appraisers appointed by the court, will be assessed against CBC; provided however, that, to the extent the court deems equitable, any part of the costs and expenses of the proceedings may be assessed against all or some of the dissenting shareholders whose demands for supplemental payment the court finds to be arbitrary, vexatious, or not in good faith.

          Fees and expenses of counsel and of experts may be assessed against CBC to the extent the court deems equitable if CBC fails to comply substantially with the requirements of Sections 7-4-123 and 7-4-124 and may be assessed against either CBC or a dissenter, in favor of any other party, if the party against whom the fees and expenses are assessed is found to have acted arbitrarily, vexatiously, or not in good faith.

          In view of the complexity of these provisions of Colorado law, shareholders of CBC who intend to exercise their dissenters' rights should consult their legal advisors.


             CERTAIN INFORMATION CONCERNING KEYCORP


General

          KeyCorp, a multi-regional financial services holding company, was incorporated in New York State in 1970. KeyCorp is registered under the BHCA. Headquartered in Albany, New York, KeyCorp is comprised of full-service commercial banks and related financial service companies. KeyCorp provides banking services to individual consumers, small- to medium-sized businesses, and municipalities. In addition, through its specialized financial service subsidiaries, KeyCorp offers mortgage banking, insurance, brokerage, and trust services. At September 30, 1993, KeyCorp's subsidiary banks operate over 800 banking offices in the States of Alaska, Colorado, Idaho, Maine, New York, Oregon, Utah, Washington, and Wyoming. KeyCorp ranked as one of the 25 largest bank holding companies in the United States based on total consolidated assets of approximately $32.4 billion at September 30, 1993. In addition, at September 30, 1993, KeyCorp and its subsidiaries had approximately 17,800 full-time equivalent employees.

          Since the execution of the CBC/KeyCorp Merger Agreement, KeyCorp and Society entered into the KeyCorp/Society Merger Agreement, pursuant to which KeyCorp would merge with and into Society, with Society as the surviving corporation under the name Key Bancshares Inc. or a variant thereof (referred to herein as "New Key"). If the CBC/KeyCorp Merger Agreement is approved by CBC shareholders at the Special Meeting and if all other conditions to consummation of the CBC/KeyCorp Merger have been met, and the KeyCorp/Society Merger is consummated, CBC shareholders would become shareholders of New Key with no further action by the CBC shareholders other than the vote on the CBC/KeyCorp Merger Agreement at the Special Meeting. For information regarding Society, the KeyCorp/Society Merger, and the effect of the KeyCorp/Society Merger on CBC shareholders see "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY."


Subsidiaries

          KeyCorp's commercial banks, all operating under the Key Bank name, serve markets throughout the country's northern tier.

          In the East, banking operations are conducted through Key Bank of New York and Key Bank of Maine. Key Bank of New York had total assets of $14.0 billion at September 30, 1993, and operated 339 banking offices. Key Bank of Maine had total assets of $2.5 billion at September 30, 1993, and operated 96 banking offices.

          In the Rocky Mountain states, banking operations are conducted through the Key Banks of Colorado, Idaho, Utah, and Wyoming. Key Bank of Idaho had total assets of $1.2 billion at September 30, 1993, and operated 44 banking offices. As of September 30, 1993, Key Bank of Colorado had total assets of $0.2 billion and operated 4 banking offices. Key Bank of Utah had total assets of $1.2 billion at September 30, 1993, and operated 36 banking offices. At September 30, 1993, Key Bank of Wyoming had total assets of $1.3 billion and operated 27 banking offices.

          The Key Banks of Alaska, Oregon, and Washington conduct KeyCorp's banking operations in the Pacific Northwest. Key Bank of Alaska had total assets of $0.9 billion at September 30, 1993, and operated 20 banking offices. At September 30, 1993, Key Bank of Oregon had total assets of $1.9 billion and operated 72 banking offices. Key Bank of Washington had total assets of $6.8 billion at September 30, 1993, and operated 191 banking offices. In addition, banking operations in Washington are also conducted through Key Savings Bank, a state chartered savings bank with its primary regulator being the Federal Deposit Insurance Corporation. At September 30, 1993, Key Savings Bank had total assets of $1.4 billion and operated 191 banking offices under dual Charter with Key Bank of Washington.

          A unique banking subsidiary based in Albany, New York, Key Bank U.S.A. N.A. ("Key Bank U.S.A."), is KeyCorp's national bank subsidiary. With total assets of $0.6 billion at September 30, 1993, Key Bank U.S.A. provides banking services by mail to customers nationwide -- primarily gathering deposits from areas not served by any other Key Bank.

          Through its bank and nonbank subsidiaries, KeyCorp offers a variety of traditional banking services as well as personal and commercial financial services. Such services include checking, savings, and money market deposit accounts; NOW accounts; fixed and variable rates certificates of deposit; demand, time, and installment loans; credit cards; equipment leasing; first and second mortgage loans, including home equity loans; cash management services, corporate, and personal fiduciary services; discount brokerage services; and credit life reinsurance.

          KeyCorp Mortgage Inc., KeyCorp's primary mortgage banking subsidiary, serviced a $22.0 billion portfolio of mortgage loans as of September 30, 1993, making it one of the largest mortgage servicing companies in the country. KeyCorp's other specialized financial service companies provide such service as trust, credit life reinsurance, equipment leasing, securities brokerage, annuity sales, asset management, and data processing.

          As with other New York domiciled bank holding companies, KeyCorp is subject to regulation by the New York State Banking Department and the Federal Reserve Board. Each of KeyCorp's subsidiary banks is a member of the Federal Deposit Insurance Corporation and is also subject to regulation by the banking authorities of the state in which it is located.

          Investments in its operating subsidiaries are KeyCorp's principal asset sources of income. Dividends from bank subsidiaries constitute KeyCorp's principal source of funds. Various Federal and state laws limit the extent to which KeyCorp's bank subsidiaries may pay dividends. Similarly, the Federal Reserve Act imposes limitations on a subsidiary bank's ability to extend credit to, invest in, and certain other transactions with KeyCorp and its other subsidiaries. See "CERTAIN REGULATORY CONSIDERATIONS."


Other KeyCorp Acquisitions

          Neither of the other acquisitions of KeyCorp described below will, either individually or in the aggregate, have a material impact on the consolidated financial condition or result of operations of KeyCorp and its subsidiaries. The effects of the following acquisitions are not included in information presented in the tables under the heading "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS" in this Proxy Statement-Prospectus but certain information about Jackson Bank and Greeley Bank (each as defined below) is set forth in footnote (4) under the heading "NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF KEYCORP AND SUBSIDIARIES AND SOCIETY AND SUBSIDIARIES" herein.

          Jackson County Federal Bank, F.S.B. On December 31, 1993, Jackson County Federal Bank, F.S.B., a federal stock savings bank headquartered in Medford, Oregon ("Jackson Bank") merged into Key Bank of Oregon. Under the terms of the merger agreement, Jackson Bank shareholders are entitled to receive an aggregate of approximately 1.6 million shares of KeyCorp Common Stock. At December 31, 1993, Jackson Bank, which had eight branch offices in Oregon, had approximately $_____ million in assets.

          The Bank of Greeley. On October 5, 1993, KeyCorp entered into an agreement to acquire The Bank of Greeley, a single-branch Colorado state-chartered bank, headquartered in Greeley, Colorado ("Greeley Bank"). Under the terms of the agreement, all shares of Greeley Bank common stock will be exchanged for approximately 200,000 shares of KeyCorp Common Stock. At December ___, 1993, Greeley Bank had approximately $60.9 million in assets. Consummation of the Greeley Bank acquisition is subject to regulatory and Greeley Bank shareholder approval. The acquisition is expected to be completed during the first six months of 1994.



               CERTAIN INFORMATION CONCERNING CBC


          CBC. CBC, a bank holding company headquartered in Denver, Colorado, was incorporated in Colorado and registered under the BHCA in 1971. CBC is engaged in the commercial banking business through its five wholly-owned subsidiary banks with a total of eleven banking offices located in Colorado. CBC's principal assets and sources of income are its investments in its banking subsidiaries. CBC has no significant nonbank subsidiaries. CBC's banking offices are located in various communities along the front range of the Rocky Mountains and in northeastern Colorado. Five banking offices are located in the greater Denver Metropolitan area, three are located in Colorado Springs, and one each are located in the communities of Sterling, Fort Collins, and Fort Morgan. CBC is the third largest bank holding company headquartered in the State of Colorado with total consolidated assets of $373.9 million, total deposits of $331.1 million, and shareholders' equity of $35.0 million at September 30, 1993.

          Through its subsidiary banks, CBC offers a variety of loan, deposit, and other banking services to its customers. Throughout CBC's history, its strategy has been to focus its resources to create one of the leading business banks in Colorado. CBC believes that business lending done in compliance with strict quality is highly profitable and also believes there is significant opportunity to serve business customers because many other banks have focused primarily on serving consumer markets and have placed a lower priority on serving business customers. Accordingly, CBC concentrates on secured lending to small and medium size business.

          Each subsidiary bank is managed by its own officers and a common set of directors, however CBC provides certain advisory services and establishes all general policies. More specifically, CBC renders advice and service to its subsidiary banks relating to training, lending structure and techniques, securities investments, public relations, marketing, accounting and internal auditing services, and compliance with government regulations. CBC also provides capital planning and financial assistance to its subsidiary banks through bank premises acquisition and construction and infusion of capital when necessary.

          Additional information concerning CBC including its business, financial affairs and directors and executive officers is variously contained in CBC's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Proxy Statement dated May 3, 1993 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, copies of which are included in Appendices E, F and G to this Proxy Statement-Prospectus.



                CERTAIN REGULATORY CONSIDERATIONS


General

          As bank holding companies, CBC and KeyCorp are, and New Key will be, subject to supervision by the Federal Reserve Board. The banking and savings association subsidiaries of KeyCorp and the banking subsidiaries of CBC (collectively "banking subsidiaries") are subject to extensive supervision, examination, and regulation by applicable federal and state banking agencies, including in the case of KeyCorp, KeyCorp's national bank subsidiaries (Key Bank U.S.A. N.A. and Key Trust Company of Florida), the Office of the Comptroller of the Currency (the "OCC"). Since all of CBC's banking subsidiaries are Colorado chartered state banks, none of CBC's banking subsidiaries are subject to the supervision of the OCC. Each of the banking subsidiaries is insured by, and therefore also subject to the regulations of, the FDIC. Depository institutions such as the banking subsidiaries are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy. The discussion in this section of regulatory considerations affecting KeyCorp and subsidiaries, will be generally applicable to CBC prior to the Effective Time of the CBC/KeyCorp Merger and to New Key should the KeyCorp/Society Merger be consummated. All references to regulation of New Key in this section are conditioned on the consummation of the KeyCorp/Society Merger. The regulatory regime applicable to bank holding companies and their subsidiaries generally is not intended for the protection of investors and is directed toward protecting the interests of depositors, the FDIC deposit insurance funds, and the U.S. banking system as a whole.

          KeyCorp's nonbanking subsidiaries are and New Key's nonbanking subsidiaries will be subject to supervision and examination by the Federal Reserve Board, as well as other applicable regulatory agencies. For example, discount brokerage subsidiaries are subject to supervision and regulation by the SEC, the National Association of Securities Dealers, Inc. and state securities regulators. KeyCorp's and CBC's insurance subsidiaries are subject to regulation by the insurance regulatory authorities of various states. Other nonbanking subsidiaries are subject to other laws and regulations of both the federal government and the various states in which they are authorized to do business.
          The following references to certain statutes and regulations are brief summaries thereof. The references are not intended to be complete and are qualified in their entirety by reference to the statutes and regulations. In addition, there are other statutes and regulations that apply to and regulate the operation of banking institutions. A change in applicable law or regulation may have a material effect on the business of KeyCorp and/or New Key.


Dividend Restrictions

          Various federal and state statutory provisions, which currently limit the amount of dividends paid to CBC and KeyCorp by their respective banking subsidiaries, will also limit the amount of dividends the banking subsidiaries are permitted to pay to New Key without regulatory approval. The approval of the OCC is required for any dividend by a national bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits (as defined by the OCC) for that year combined with its retained net profits for the preceding two years less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, a national bank is not permitted to pay a dividend in an amount greater than its net profits then on hand (as defined by the OCC) after deducting its losses and bad debts. For this purpose, bad debts are defined to include, generally, loans which have matured as to which interest is overdue by six months or more, other than such loans which are well secured and in the process of collection.

          Office of Thrift Supervision ("OTS") regulations (which will apply to New Key as a result of its owning a savings association subsidiary, but which do not apply to KeyCorp) impose limitations upon capital distributions by savings associations. State nonmember banks are subject to varying restrictions on the payment of dividends under state laws. All of KeyCorp's banking subsidiaries other than Key Bank U.S.A. N.A. and Key Trust Company of Florida, N.A., are state nonmember banks and each of CBC's bank subsidiaries is a state nonmember bank.

          The approval of the Colorado Banking Board is required for any dividend by a Colorado state bank if the total of all dividends declared by such state bank in any calendar year will exceed the total of its net profits for that year combined with its retained net profits of the preceding two years, less any required transfers to a fund for the retirement of any preferred stock.

          Under these restrictions, as of September 30, 1993, CBC's banking subsidiaries could have declared dividends of approximately $6.8 million in the aggregate, without obtaining prior regulatory approval, and KeyCorp's banking subsidiaries could have declared dividends of approximately $540 million in the aggregate, without obtaining prior regulatory approval. The payment of dividends by any banking subsidiary may also be affected by other factors, such as the requirement that each such subsidiary maintain adequate capital.

        If, in the opinion of the applicable federal banking agency, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the institution, could include the payment of dividends), such authority may require, after notice and hearing, that such institution cease and desist from such practice. In addition, the Federal Reserve Board, the OCC, and the FDIC have issued policy statements which provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings.


Holding Company Structure

          Transactions Involving Banking Subsidiaries.
Transactions involving KeyCorp's (and New Key's) banking subsidiaries will be subject to restrictions under federal law which limit the transfer of funds from such subsidiaries to KeyCorp and (with certain exceptions) its nonbanking subsidiaries in "covered transactions" such as loans, extensions of credit, investments, or asset purchases. Each such transfer by a banking subsidiary to either KeyCorp or any nonbanking subsidiary is limited in amount to 10% of that banking subsidiary's capital and surplus and, with respect to all such transfers to KeyCorp and all KeyCorp's nonbanking subsidiaries in the aggregate, to 20% of that banking subsidiary's capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts. "Covered transactions" also include the acceptance of securities issued by the banking subsidiary as collateral for a loan and the issuance of a guarantee, acceptance or letter of credit for the benefit of KeyCorp or its nonbanking subsidiaries. In addition, a bank holding company and its banking subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

          Bank Holding Company Support of Banking Subsidiaries. Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. This support may be required by the Federal Reserve Board at times when KeyCorp may not have the resources to provide it or, for other reasons, would not otherwise be inclined to provide it. Any capital loans by KeyCorp to any of the subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of a subsidiary bank.
In addition, the Crime Control Act of 1990, provides that in the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.
          A depository institution, the deposits of which are insured by the FDIC can be held liable (the so-called "cross guaranty" provision) for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined under the FDIC's regulations generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.


Capital Requirements

          The minimum ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as stand-by letters of credit) required by Federal Reserve Board for bank holding companies is 8%. At least one-half of the total capital must be comprised of common equity, retained earnings, qualifying noncumulative perpetual preferred stock, a limited amount of qualifying cumulative perpetual preferred stock, and minority interests in the equity accounts of consolidated subsidiaries, less goodwill and certain other intangible assets ("Tier 1 capital"). The remainder may consist of hybrid capital instruments, perpetual debt, mandatorily convertible debt securities, a limited amount of subordinated debt, other preferred stock, and a limited amount of loan and lease loss reserves ("Tier 2 capital"). The Federal Reserve Board has stated that banking organizations generally, and particularly those that actively make acquisitions, are expected to operate well above the minimum risk-based capital ratios. As of September 30, 1993, CBC's Tier 1 and total capital to risk-adjusted assets ratios were 13.22% and 15.89%, respectively, KeyCorp's
Tier 1 and total capital to risk-adjusted assets ratios were 8.68% and 11.49%, and, on a pro forma basis (taking into account the KeyCorp/Society Merger but not other pending or recently completed KeyCorp or Society mergers or acquisitions such as the CBC/KeyCorp Merger contemplated hereby), New Key's Tier 1 and total capital to risk-adjusted assets ratios would have been 8.69% and 12.21%.

          In addition, KeyCorp is and New Key will be subject to minimum leverage ratio (Tier 1 capital to average total assets) guidelines. These guidelines provide for a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, including that they have the highest supervisory rating. All other banking holding companies are required to maintain a leverage ratio which is at least 100 to 200 basis points higher (i.e., a leverage ratio of at least 4% to 5%). Neither CBC, KeyCorp, nor any banking subsidiary of either of them has been advised by its appropriate federal regulatory agency of any specific leverage ratio applicable to it. At September 30, 1993 CBC's Tier 1 leverage ratio was 8.89%, KeyCorp's Tier 1 leverage ratio was 6.32%, and, on a pro forma basis, New Key's Tier 1 leverage ratio would have been 6.79%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the guidelines Indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of a banking organization's Tier 1 capital less all intangibles, to total assets less all intangibles. Each of KeyCorp's banking subsidiaries are and each of New Key's banking subsidiary will also be subject to capital requirements adopted by applicable federal regulatory agencies which are substantially similar to those imposed by the Federal Reserve Board on bank holding companies.

          All the federal banking agencies have proposed regulations that would add an additional capital requirement based upon the amount of an institution's exposure to interest rate risk. The OTS recently adopted its final rule adding an interest rate component to its risk-based capital rule. Under the final OTS rule, savings associations with a greater than "normal" level of interest rate risk exposure will be subject to a deduction from total capital for purposes of calculating the risk-based capital ratio. The new OTS rule is effective January 1, 1994. The OTS will apply to New Key, but does not apply to CBC or KeyCorp. The other federal banking agencies have yet to adopt their final rules on the interest rate risk component of risk-based capital.


Recent Legislation

          In 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 which, among other things, amended the Federal Deposit Insurance Act (the "FDIA"), increased the FDIC's borrowing authority to resolve bank failures, mandated least-cost resolutions and prompt regulatory action with regard to undercapitalized institutions, expanded consumer protection, and mandated increased supervision of domestic depository institutions and the U.S. operations of foreign depository institutions. The FDIA requires federal banking agencies to promulgate regulations and specify standards in numerous areas of bank operations, including interest rate exposure, asset growth, internal controls, credit underwriting, executive officer and director compensation, real estate construction financing, additional review of capital standards, interbank liabilities, and other operational and managerial standards as the agencies determine appropriate. These regulations have increased and may continue to increase the cost of and the regulatory burden associated with the banking business.

          Prompt Corrective Action. Effective in December 1992, the FDIC, the Federal Reserve Board, the OCC and the OTS adopted new regulations to implement the prompt corrective action provisions of the FDIA. The regulations group FDIC-insured depository institutions into five broad categories based on specified capital ratios. The first categories are "well capitalized," "adequately capitalized." undercapitalized," "significantly undercapitalized," and "critically undercapitalized." An institution is "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater and a Tier 1 leverage capital ratio of 5% or greater, and is not subject to a regulatory order, agreement, or directive to meet and maintain a specific
capital level for any capital measure.   An institution is
"adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater and (generally) a Tier 1 leverage capital ratio of 4% or greater, and the institution does not meet the definition of a "well capitalized" institution. An institution is "undercapitalized" if the relevant capital ratios are less than those specified in the definition of an "adequately capitalized" institution. An institution is "significantly undercapitalized" if it has a total risk-based capital ratio of less than 6%, a Tier 1 risk-based capital ratio of less than 3%, or a Tier 1 leverage capital ratio of less than 3%. An institution is "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets of 2% or less. An institution may be downgraded to, or be deemed to be in a capital category that is lower than is indicated by its actual capital position if it is determined to be in an unsafe or unsound condition or if it receives an unsatisfactory examination rating with respect to certain matters.

          The capital-based prompt corrective action provisions of the FDIA and their implementing regulations apply to FDIC insured depository institutions and are not applicable to holding companies which control such institutions. However, both the Federal Reserve Board and the OTS have indicated that, in regulating holding companies, they will take appropriate action at the holding company level based on their assessment of the effectiveness of supervisory actions imposed upon subsidiary depository institutions pursuant to such provisions and regulations. Although the capital categories defined under the prompt corrective action regulations are not directly applicable to CBC, KeyCorp, or New Key under existing law and regulations, if either KeyCorp or CBC were placed in a capital category it would qualify as "well-capitalized" as of September 30, 1993, as would New Key on a pro forma basis. As of September 30, 1993 no banking subsidiary of either KeyCorp or CBC was subject to any regulatory order, agreement, or directive to meet and maintain a specific capital level for any capital measure, except for Key Bank of Maine, which is required pursuant to an agreement with the Superintendent of the Maine Bureau of Banking to maintain a 6% tangible equity ratio through December 1994. As of the date hereof, Key Bank of Maine is in compliance with such agreement.

          The FDIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the institution would thereafter be "undercapitalized." Undercapitalized depository institutions also will be subject to restrictions on borrowing from the Federal Reserve System, effective December 19, 1993. "Undercapitalized" depository institutions are subject to increased monitoring by the appropriate federal banking agency, limitations on growth, and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan The aggregate liability of the parent holding company with respect to such a guarantee is limited to the lesser of: (a) an amount equal to 5% of the depository institution's total assets at the time it became undercapitalized, or (b) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it were "significantly undercapitalized." "Significantly undercapitalized" depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized and requirements to reduce total assets, and are prohibited from receiving deposits from correspondent banks. "Critically undercapitalized" institutions are subject to the appointment of a receiver or conservator.

          Brokered Deposits. The FDIC has also adopted final regulations governing the receipt of brokered deposits. Under these regulations, an FDIC-insured bank or savings association cannot accept brokered deposits unless: (a) it is "well capitalized" or (b) it is "adequately capitalized" and receives a waiver from the FDIC.

          A bank or savings association that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts, unless it provides certain notice to affected depositors. In addition, a bank or savings association that is not "well capitalized" may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates. At September 30, 1993, KeyCorp's banking subsidiaries had brokered deposits of $341 million. At
September 30, 1993, CBC's banking subsidiaries had no brokered deposits. At September 30, 1993, on a pro forma basis New Key's banking subsidiaries would have had brokered deposits of $546 million.

          FDIC Insurance. On September 15, 1992, the FDIC adopted regulations implementing a transitional risk-related insurance assessment system. The transitional system was adopted to provide a transition between the previous flat-rate system and the risk-related system that is required by statute to be implemented by January 1, 1994. On June 17, 1993, the FDIC adopted certain amendments to the transitional system and thereby created the final risk-based assessment system which will be effective beginning with the January 1, 1994 assessment period. Under the risk-related insurance assessment system, a bank or savings association is required to pay an assessment ranging from $.23 to $.31 per $100 of deposits based on the institution's risk classification.

          The risk classification is based on an assignment of the institution by the FDIC to one of three capital groups and to one of three supervisory subgroups. The capital groups are "well capitalized," "adequately capitalized," and "undercapitalized." The three supervisory subgroups are Group "A" (for financially sound institutions with only a few minor weaknesses), Group "B" (for those institutions with weaknesses which, if uncorrected, could cause substantial deterioration of the institution and increase risk to the insurance fund), and Group "C" (for those institutions with a substantial probability of loss to the fund absent effective corrective action). For the period commencing on July 1, 1993 through December 31, 1993, insurance assessments on all deposits of KeyCorp's banking subsidiaries were paid at the $.23 per $100 of deposits rate. For the same period, 82% of all deposits of CBC's banking subsidiaries were paid at the $.23 per $100 of deposits rate, and the remaining 18% of deposits were paid at a $.26 per $100 of deposits rate.


Depositor Preference Statute

          Federal legislation has been enacted providing that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution, including federal funds and letters of credit, in the "liquidation or other resolution" of such an institution by any receiver.


Implications of Being a Savings and Loan Holding Company

          If the KeyCorp/Society Merger is consummated, New Key will continue Society's registration as a savings and loan holding company within the meaning of HOLA. With certain exceptions, a savings and loan holding company must obtain prior written approval of the OTS (as well as the Federal Reserve Board, or other federal agencies whose approval may be required, depending upon the structure of the acquisition transaction) before acquiring control of a savings association or savings and loan holding company through the acquisition of stock or through a merger or some other business combination. HOLA prohibits the OTS from approving an acquisition by a savings and loan holding company which would result in the holding company's controlling savings associations in more than one state unless (a) the holding company is authorized to do so by the FDIC as an emergency acquisition, (b) the holding company controls a savings association which operated an office in the additional state or states on March 5, 1987 or (c) the statutes of the state in which the savings association to be acquired is located specifically permit a savings association chartered by such state to be acquired by an out-of-state savings association or savings and loan holding company.


Control Acquisitions

          The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given 60 days' prior written notice of such proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as KeyCorp and New Key, would, under the circumstances set forth in the presumption, constitute the acquisition of control.

          In addition, any "company" would be required to obtain the approval of the Federal Reserve Board under the BHCA before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of the outstanding shares of KeyCorp Common Stock or New Key Common Stock, or otherwise obtaining control over KeyCorp or New Key. See "THE CBC/KEYCORP MERGER -- Regulatory Approvals" for a description of the standards applicable under the BHCA.



           COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF
            CAPITAL STOCK OF KEYCORP, CBC AND NEW KEY


          At the Effective Time, shareholders of CBC (except for any CBC shareholder properly exercising dissenters' rights) automatically will become shareholders of KeyCorp (unless the KeyCorp/Society Merger is consummated first), and their rights as shareholders will be determined by New York law and KeyCorp's Certificate of Incorporation and By-Laws. If both the CBC/KeyCorp Merger and the KeyCorp/Society Merger are consummated shareholders of CBC ultimately will become shareholders of New Key and their rights as shareholders will be determined by Ohio law and New Key's Articles of Incorporation and Regulations. KeyCorp is a corporation organized under, and governed by, New York law, the KeyCorp Certificate of Incorporation, and the KeyCorp By-Laws, whereas, if the KeyCorp/Society Merger is consummated, New Key will be a corporation organized under, and governed by, Ohio law, the New Key Articles of Incorporation, and the New Key Regulations.
The rights of a holder of CBC Common Stock are similar in some respects and different in other respects from the rights of a holder of KeyCorp Common Stock or New Key Common Stock. Certain of these similarities and differences are summarized below. The information related to New Key will be applicable to CBC shareholders only if the KeyCorp/Society Merger is consummated. This summary is qualified in its entirety by reference to the Colorado Corporation Code, the New York Business Corporation Law, the Ohio General Corporation Law, the Ohio Interested Shareholder Transaction Law, the CBC Articles of Incorporation and the CBC Bylaws, the KeyCorp Certificate of Incorporation and the KeyCorp By-Laws, and the New Key Articles of Incorporation and the New Key Regulations.


Voting Rights

          Cumulative Voting and Pre-Emptive Rights. A holder of shares of CBC Class A Common Stock is entitled to cumulate his votes, at each election for directors, by giving one candidate as many votes as equals the number of directors to be elected multiplied by the number of his shares or by distributing such votes on the same principle among any number of such candidates. No holder of shares of CBC Class B Common Stock is entitled to the right of cumulative voting. In addition, no holders of shares of any class of CBC Common Stock is entitled to pre-emptive rights.

          No holders of shares of any class of capital stock of KeyCorp or New Key is entitled to the right of cumulative voting or to pre-emptive rights.

          Mergers, Consolidations, Dissolutions, Combinations, and Other Transactions. The Colorado Corporation Code requires that a merger, consolidation, or share exchange, or a sale of all or substantially all of the assets of the corporation other than in the usual and regular course of its business be approved by the holders of two-thirds of the outstanding voting shares of the corporation, unless the corporation's articles of incorporation provide otherwise. The Colorado Corporation Code will be replaced by the Colorado Business Corporation Act, effective July 1, 1994. Under the Colorado Business Corporation Act, the foregoing action may be approved by a majority of the votes entitled to be cast on the action, unless the articles of incorporation, bylaws adopted by the shareholders, or the board of directors require a greater vote. Under New York law, a merger, consolidation, dissolution, and disposition of all or substantially all of a corporation's assets must be adopted by the affirmative vote of the holders of two-thirds of all outstanding shares entitled to vote.

          Except for "Business Combinations" (see "State Takeover Statutes and Takeover Provisions of Charter Documents" below),
New York law does not require shareholder approval in the case of "combinations" and "majority share acquisitions," as is required in Ohio. KeyCorp's Certificate of Incorporation does not raise or lower the percentage vote required by New York law.

          Subject to the provisions discussed in "State Takeover Statutes and Takeover Provisions of Charter Documents" below, Ohio law requires adoption of a merger, consolidation, dissolution, disposition of all or substantially all of the corporation's assets, and a "majority share acquisition" or "combination" involving issuance or transfer of shares with one-sixth or more of the voting power of the corporation by the affirmative vote of the holders of shares entitled to exercise at least two-thirds of the voting power of the corporation on such proposal, unless the articles of incorporation specify a different proportion (not less than a majority). Adoption by the affirmative vote of the holders of two-thirds of any class of shares, unless otherwise provided in the articles, may also be required if the rights of holders of that class are affected in certain respects by the merger or consolidation. Except for the "Fair Price and Supermajority Provisions" discussed below, in lieu of the two-thirds shareholder vote required by law, the New Key Articles of Incorporation will require adoption by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of New Key on any such proposal, and by the affirmative vote of the majority of any class if a class vote is required.


State Takeover Statutes and Takeover Provisions of Charter
Documents

          Under New York law, a corporation cannot enter into certain business combinations involving persons beneficially owning 20% or more of its outstanding voting stock unless its Board has approved the business combination or the stock acquisition by which the person's interest reached 20% ("Stock Acquisition") prior to the date of the Stock Acquisition. This restriction applies for five years after the date of the Stock Acquisition, and thereafter, the corporation may enter into a business combination with the interested person (1) if the combination is approved by a majority of its outstanding voting stock beneficially owned by disinterested shareholders or (2) if the disinterested shareholders receive a price for their shares equal to or greater than the price determined in accordance with certain statutory formulas. New York law also prevents a New York corporation from purchasing more than 10% of its common shares from a shareholder for more than the market value thereof unless the purchase is approved by its Board and by a majority vote of all of its outstanding shares entitled to vote unless the offer to purchase is extended to all of its shareholders, or unless the offer is for shares of which the holder has been the beneficial owner for more than two years.

          Under the Ohio Interested Shareholder Transaction Law, applicable to New Key, an "issuing public corporation" is prohibited from entering into a "Chapter 1704. transaction" (as defined below) with the direct or indirect beneficial owner of 10% or more of the shares of the corporation (a "10% shareholder") for at least three years after the shareholder attains his 10% ownership unless the board of directors of the corporation approves, before the shareholder attains his 10% ownership, either the transaction or the purchase of shares resulting in his 10% ownership. For this purpose, an "issuing public corporation" is defined as an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. A "Chapter 1704. Transaction" is broadly defined to include, among other things, a merger or consolidation involving the issuing public corporation and the 10% shareholder, a sale or purchase of substantial assets between the issuing public corporation and the 10% shareholder, a reclassification, recapitalization, or other transaction proposed by the 10% shareholder that results in an increase in the proportion of shares beneficially owned by the 10% shareholder, and the receipt by the 10% shareholder of a loan, guarantee, other financial assistance, or tax benefit not received proportionately by all shareholders. Even after the three-year period, Ohio law restricts these transactions between the corporation and the 10% shareholder. At that time, such a transaction may proceed only if
(a) the board of directors of the issuing public corporation had approved the purchase of shares that gave the shareholder his 10% ownership, (b) the transaction is approved by the holders of shares of the corporation with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares held or controlled by the 10% shareholder, or (c) the business combination results in shareholders, other than the 10% shareholder, receiving a prescribed fair price plus interest for their shares.

          In addition, Ohio law includes a "control share acquisition" law which imposes limitations on the acquisition of one-fifth or more of the voting stock of an Ohio corporation such as New Key, unless the Ohio Corporation Law "opted out" of coverage by the statute. New Key has opted-out of the Ohio control share acquisition statute and such limitations will not apply to acquisitions of New Key Capital Stock.

          Ohio law further requires that any offeror making a "control bid" for any securities of a "subject company" pursuant to a tender offer must file information specified in the Ohio Securities Act with the Ohio Division of Securities when the bid commences. The Ohio Division of Securities must then decide whether it will suspend the bid under the statute within three calendar days. If it does so, it must initiate hearings on the suspension within 10 calendar days of the suspension date, and make a determination of whether to maintain the suspension, within 16 calendar days of the suspension date. For this purpose, a "control bid" is the purchase of or an offer to purchase any equity security of a subject company from a resident of Ohio that would, in general, result in the offeror acquiring 10% or more of the outstanding shares of such company. A "subject company" includes any company with both (a) its principal place of business or principal executive office in Ohio or assets located in Ohio with a fair market value of at least $1,000,000 and (b) more than 10% of its record or beneficial equity security holders in Ohio, more than 10% of its equity securities owned of record or beneficially by Ohio residents, or more than 1,000 of its record or beneficial equity security holders in Ohio.

          To avoid continued suspension of its bid in Ohio, an offeror must comply with three requirements: (a) the information required by the statute must be provided to the Ohio Division of Securities, (b) all material information regarding the control bid must be provided to the offerees, and (c) there may be no material violation of any provision of the Ohio Securities Act.

          Colorado law contains no similar takeover statute.


Shareholder Rights Plans

          KeyCorp Rights. On October 1, 1993 the Board of Directors of KeyCorp declared a dividend payable November 1, 1993 of one KeyCorp Right for each outstanding share of KeyCorp Common Stock held of record at the close of business on October 15, 1993 (the "Record Time"), or issued thereafter and prior to the Separation Time (as hereinafter defined) and thereafter pursuant to options and convertible securities outstanding at the Separation Time. The KeyCorp Rights are issued pursuant to the KeyCorp Rights Agreement, between KeyCorp and the KeyCorp Rights Agent. Each KeyCorp Right entitles its registered holder to purchase from KeyCorp, after the Separation Time, one-hundredth of a share of Participating Preferred Stock, par value $5.00 per share ("Participating Preferred Stock"), for $115 (the "Exercise Price") subject to adjustment. Each share of KeyCorp Common Stock issued in the CBC/KeyCorp Merger will include one KeyCorp Right.

          The KeyCorp Rights will be evidenced by the KeyCorp Common Stock certificates until the close of business on the earlier of (either, the "Separation Time") (a) the tenth business day (or such later date as the Board of Directors of KeyCorp may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person (as defined in the KeyCorp Rights Agreement) commences a tender or exchange offer which, if consummated, would result in such Person's becoming an Acquiring Person, as defined below, and
(b) the tenth day after the first date (the "Flip-in Date") of public announcement by KeyCorp that such Person has become an Acquiring Person, other than as a result of a Flip-over Transaction or Event (as defined below); provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time; and provided further that if a tender or exchange offer referred to in clause (a) is cancelled, terminated, or otherwise withdrawn prior to the Separation Time without the purchase of any shares of stock pursuant thereto, such offer shall be deemed never to have been made. An "Acquiring Person" is any Person having Beneficial Ownership (as defined in the Rights Agreement) of 20% or more of the outstanding shares of KeyCorp Common Stock, which term shall not include (i) KeyCorp, any wholly-owned subsidiary of KeyCorp or any employee stock ownership or other employee benefit plan of KeyCorp, (ii) any Person who shall become the Beneficial Owner (as defined in the Rights Agreement) of 20% or more of the outstanding KeyCorp Common Stock solely as a result of an acquisition of KeyCorp Common Stock by KeyCorp, until such time as such Person acquires additional KeyCorp Common Stock, other than through a dividend or stock split, (iii) any Person who becomes an Acquiring Person without any plan or intent to seek or affect control of KeyCorp if such Person, upon notice by KeyCorp, promptly divests sufficient securities such that such 20% or greater Beneficial Ownership ceases, or (iv) Society, provided that Society only Beneficially Owns shares of KeyCorp Common Stock consisting solely of one or more of (A) shares of KeyCorp Common Stock Beneficially Owned pursuant to the grant or exercise of the KeyCorp Stock Option pursuant to the KeyCorp Stock Option Agreements, (B) shares of KeyCorp Common Stock (or securities convertible into, exchangeable into, or exercisable for KeyCorp Common Stock), Beneficially Owned by Society or its Affiliates or Associates on October 1, 1993,
(C) shares of KeyCorp Common Stock (or securities convertible into, exchangeable into, or exercisable for KeyCorp Common Stock) acquired by Affiliates or Associates of Society after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding shares of KeyCorp Common Stock, or (D) shares of KeyCorp Common Stock (or securities convertible into, exchangeable into, or exercisable for KeyCorp Common Stock) which are held by Society or any of its subsidiaries in trust accounts, managed accounts, and the like or otherwise held in a fiduciary capacity or in respect of a debt previously contracted, in all cases in the ordinary course of its banking or trust business. The KeyCorp Rights Agreement provides that, until the Separation Time, the KeyCorp Rights will be transferred with and only with the KeyCorp Common Stock. KeyCorp Common Stock certificates issued after the Record Time but prior to the Separation Time shall evidence one KeyCorp Right for each share of KeyCorp Common Stock represented thereby and shall contain a legend incorporating by reference the terms of the KeyCorp Rights Agreement (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of KeyCorp Common Stock outstanding at the Record Time shall also evidence one KeyCorp Right for each share of KeyCorp Common Stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the KeyCorp Rights ("Rights Certificates") will be mailed to holders of record of KeyCorp Common Stock at the Separation Time.

          The KeyCorp Rights will not be exercisable until the Business Day (as defined in the KeyCorp Rights Agreement) following the Separation Time. The KeyCorp Rights will expire on the earliest of (a) the Exchange Time (as defined below), (b) the close of business on October 15, 2003, (c) the date on which the KeyCorp Rights are redeemed as described below, and (d) upon the merger of KeyCorp into Society Corporation (in any such case, the "Expiration Time").

          The Exercise Price and the number of KeyCorp Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the KeyCorp Rights, are subject to adjustment from time to time to prevent dilution in the event of a KeyCorp Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, KeyCorp Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of, or in exchange for KeyCorp Common Stock.

          In the event that prior to the Expiration Time a Flip-in Date occurs, KeyCorp shall take such action as shall be necessary to ensure and provide that each KeyCorp Right (other than KeyCorp Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which KeyCorp Rights shall become void) shall constitute the right to purchase, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of KeyCorp Common Stock or Participating Preferred Stock of KeyCorp having an aggregate Market Price (as defined in the KeyCorp Rights Agreement), on the date of the public announcement of an Acquiring Person's becoming such (the "Stock Acquisition Date") that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, the Board of Directors of KeyCorp may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of KeyCorp Common Stock at an exchange ratio of one or more shares of KeyCorp Common Stock per KeyCorp Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date of the Separation Time (the "KeyCorp Rights Exchange Ratio"). Immediately upon such action by the Board of Directors (the "Exchange Time"), the right to exercise the KeyCorp Rights will terminate and each KeyCorp Right will thereafter represent only the right to receive a number of shares of KeyCorp Common Stock equal to the KeyCorp Rights Exchange Ratio.

          Whenever KeyCorp shall become obligated under the preceding paragraph to issue shares of KeyCorp Common Stock upon exercise of or in exchange for KeyCorp Rights, KeyCorp, at its option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one-hundredth of a share of Participating Preferred Stock for each share of KeyCorp Common Stock so issuable.

          In the event that prior to the Expiration Time KeyCorp enters into, consummates or permits to occur a transaction or series of transactions after the time an Acquiring Person has become such in which, directly or indirectly, (a) KeyCorp shall consolidate or merge or participate in a binding share exchange with any other Person if, at the time of the consolidation, merger, or share exchange or at the time KeyCorp enters into an agreement with respect to such consolidation, merger, or share exchange, the Acquiring Person controls the Board of Directors of KeyCorp and any term of or arrangement concerning the treatment of shares of capital stock in such merger, consolidation, or share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of KeyCorp Common Stock or
(b) KeyCorp shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets
(i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow, of KeyCorp and its subsidiaries (taken as a whole) to any other Person (other than KeyCorp or one or more of its wholly owned subsidiaries) or two or more such Persons which are affiliated or otherwise acting in concert, if, at the time of such sale or transfer of assets or at the time KeyCorp (or any such subsidiary) enters into an agreement with respect to such sale or transfer, the Acquiring Person controls the Board of Directors of KeyCorp (a "Flip-over Transaction or Event"), KeyCorp shall take such action as shall be necessary to ensure that, and shall not enter into, consummate, or permit to occur such Flip-over Transaction or Event unless, the Acquiring Person or the parent corporation thereof (the "Flip-over Entity"), shall have entered into a supplemental agreement for the benefit of the holders of the KeyCorp Rights, providing that, upon consummation or occurrence of the Flip-over Transaction or Event
(A) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the KeyCorp Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (B) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of KeyCorp pursuant to the KeyCorp Rights Agreement. For purposes of the foregoing description, the term "Acquiring Person" shall include any Acquiring Person and its Affiliates counted together as a single Person.

          The Board of Directors of KeyCorp may, at its option, at any time prior to the close of business on the Flip-in Date, redeem all (but not less than all) the then outstanding KeyCorp Rights at a price of $.01 per Right (the "Redemption Price") as provided in the KeyCorp Rights Agreement. Immediately upon the action of the Board of Directors of KeyCorp, electing to redeem the KeyCorp Rights, without any further action and without any notice, the right to exercise the KeyCorp Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash of each Right so held.

          The holders of KeyCorp Rights will not, solely by reason of their ownership of KeyCorp Rights, have any rights as shareholders of KeyCorp, including, without limitation, the right to vote or to receive dividends.

          The KeyCorp Rights will not prevent a takeover of KeyCorp. However, the KeyCorp Rights may cause substantial dilution to a person or group that acquires 20% or more of the KeyCorp Common Stock unless the KeyCorp Rights are first redeemed by the Board of Directors of KeyCorp.

          As of October 15, 1993 there were 101,696,499 shares of KeyCorp Common Stock issued and outstanding, 4,526,411 shares reserved for issuance pursuant to employee benefit plans, and 509,122 shares reserved for issuance under employee stock purchase and dividend reinvestment plans. As long as the KeyCorp Rights are attached to the KeyCorp Common Stock, KeyCorp will issue one KeyCorp Right with each new share of KeyCorp Common Stock so that all such shares will have KeyCorp Rights attached.

          New Key Rights. The following summarizes the principal terms of the Society Rights Agreement, as amended to date, including the Society Rights Agreement Amendment, which was entered into in connection with the Merger Agreement and the Society Option Agreement. If the KeyCorp/Society Merger is consummated, the Society Rights Agreement will become the New Key Rights Agreement and each share of New Key Common Stock issued to CBC shareholders will be accompanied by one New Key Right. As appropriate, all references in this section to Society, Society's Board of Directors, Society Rights and Society Common Stock shall be deemed to refer to New Key, New Key's Board of Directors, New Key Rights and New Key Common Stock as of and after the effective time of the KeyCorp/Society Merger.

          Society Rights have been and will continue to be issued in respect of all shares of Society Common Stock that are
(a) issued after the Society Record Date but before the earlier of the expiration or redemption of the Society Rights or the occurrence of a Triggering Event (as defined below), (b) issued before the expiration or redemption of the Society Rights in exchange for KeyCorp Common Stock upon consummation of the KeyCorp/Society Merger or issued pursuant to the Society Option Agreement, or (c) issued before the expiration or redemption of the Society Rights upon the exercise of any employee stock option granted prior to a Triggering Event.

          Each of the Society Rights initially represents the right to purchase one Society Common Share for $65 (as used in this section, "Purchase Price"). The Society Rights will become exercisable 20 days after the earlier of (a) a public announcement that a person or group has become an Acquiring Person (as hereinafter defined) or (b) the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. As used in this section, an "Acquiring Person" means a person or group that beneficially owns more than 15% of the Society Common Stock outstanding, except that (a) a person will not be deemed to be an Acquiring Person if the person becomes the beneficial owner of more than 15% of the Society Common Stock as a result of a reduction in the number of Society Common Stock outstanding unless, after the reduction, the person acquires additional Society Common Stock, (b) a person will not be deemed to be an Acquiring Person if the person becomes the beneficial owner of more than 15% of the Society Common Stock inadvertently and, as soon as practicable after learning about such beneficial ownership, divests enough Society Common Stock so that the person ceases to be the beneficial owner of more than 15% of the Society Common Stock, and (c) neither KeyCorp nor any of its affiliates or associates will be deemed to be the beneficial owner of Society Common Stock by reason of the execution or performance of the KeyCorp/Society Merger Agreement or the Society Option Agreement so long as neither KeyCorp nor any of its subsidiaries becomes the beneficial owner of any Society Common Stock other than (i) pursuant to the KeyCorp/Society Merger Agreement or the Society Option Agreement,
(ii) Society Common Stock beneficially owned by KeyCorp or any of its subsidiaries on October 1, 1993 or Society Common Stock acquired after October 1, 1993 by any affiliate or associate of KeyCorp (other than a subsidiary of KeyCorp), (iii) Society Common Stock of which KeyCorp or any of its subsidiaries inadvertently becomes the beneficial owner after October 1, 1993, provided the number of such shares does not exceed 1/2% of the Society Common Stock then outstanding and that KeyCorp or its subsidiary divests such shares as soon as practicable after learning about such beneficial ownership, or (iv) Society Common Stock beneficially owned or otherwise held by KeyCorp or any of its subsidiaries in trust accounts or otherwise acquired in the ordinary course of their banking and trust business (collectively, "Permitted Society Stock").

          Until the Society Rights become exercisable, they will be represented by the certificate which represents the associated Society Common Stock, and any transfer of Society Common Stock will also constitute a transfer of the associated Society Rights. When the Society Rights become exercisable, they will begin to trade separate and apart from the Society Common Stock. At that time, separate certificates representing the Society Rights will be mailed to holders.

          Twenty days after certain events occur (as used in this section, "Flip-in Events"), each of the Society Rights will become the right to purchase one share of Society Common Stock for the then par value per share (now $1.00 per share), and the Society Rights beneficially owned by the Acquiring Person will become void. The Flip-in Events are (a) the beneficial ownership by a person or group of more than 15% of the outstanding Society Common Stock, unless the shares of Society Common Stock are acquired in a tender or exchange offer for all of the Society Common Stock at a price and on other terms approved in advance by Society's Board of Directors, (b) certain self-dealing transactions between Society and an Acquiring Person, and (c) a reclassification or recapitalization of Society that has the effect of increasing by more than 1% of the percentage of Society Common Stock owned by an Acquiring Person; provided that, neither KeyCorp nor any of its affiliates or associates will be deemed to be the beneficial owner of Society Common Stock by reason of the execution or performance of the KeyCorp/Society Merger Agreement or the Society Option Agreement so long as neither KeyCorp nor any of its subsidiaries becomes the beneficial owner of any Society Common Stock, other than Permitted Society Stock.

          If, after a person or group becomes an Acquiring Person, Society is acquired in a merger or other business combination or more than 50% of its assets or earning power is sold, each of the Society Rights will "flip-over" and become the right to purchase common shares of the acquiror (as used in this section, "Flip-over Event"). The holder of each Society Right would, upon the occurrence of a Flip-over Event, be entitled to purchase for the then par value of a share of Society Common Stock (now $1.00) the number of common shares of the acquiror having a market price equal to the market price of the Society Common Stock.

          The Purchase Price and/or the number of shares of Society Common Stock (or common shares of an acquiror) to be purchased upon exercise of the Society Rights are subject to adjustment from time to time to prevent dilution in the event Society (a) declares a dividend on the Society Common Stock payable in Society Common Stock, (b) subdivides or combines the Society Common Stock in a reclassification of the Society Common Stock, or (c) makes a distribution to all holders of Society Common Stock of debt securities, subscription rights, warrants, or other assets (except regular cash dividends). With certain exceptions, no adjustment will be required until a cumulative adjustment of at least 1% is required. Society is not required to issue fractional shares and, instead, may make cash payment based on the market price of Society Common Stock.

          Society's Board of Directors may redeem the New Key Rights for a one-half cent each (as used in this section, "Redemption Price") at any time before a "Triggering Event" (which is defined as the occurrence of a Flip-over Event or the 20th day after a Flip-in Event). However, the rights may not be redeemed while there is an Acquiring Person unless (a) Continuing Directors (as defined below) constitute a majority of the Board of Directors and (b) a majority of the Continuing Directors approves the redemption. "Continuing Directors" are defined as directors who were in office prior to a person or group becoming an Acquiring Person or whose election to office was recommended by a majority of the Continuing Directors and who are not affiliated with the Acquiring Person. The Society Rights will expire on September 12, 1999, unless they are redeemed before that date.

          Until the Society Rights are exercised, the holders of the Society Rights, as such, will have no rights as shareholders of Society, including the right to vote or receive dividends.

          The provisions of the Society Rights Agreement may be amended by Society's Board of Directors to cure any ambiguity or correct any defect or inconsistency or, prior to a Triggering Event, to make other changes that the Board of Directors deems to be desirable and not adverse to the interests of Society and its shareholders.

          Copies of the Rights Agreement, dated as of August 25, 1989, between Society and First Chicago Trust Company of New York, as rights agent, the First Amendment to Rights Agreement, dated as of February 21, 1991, the Second Amendment to Rights Agreement, dated as of September 12, 1991, and the Society Rights Agreement Amendment, are included as exhibits to a Registration Statement on Form 8-A filed by Society with the SEC on July 31, 1992, and on amendment to Form 8-A on Form 8-A/A filed by Society with the SEC on October 13, 1993. The foregoing description of the Society Rights does not purport to be complete and is qualified in its entirety by reference to the Society Rights Agreement.

          CBC has no shareholder rights plan.


Special Meeting of Shareholders

          A special meeting of CBC's shareholders may be called by the President or by the Board of Directors and must be called by the President or the Secretary upon the request of a majority of the Board of Directors or of the holders of not less than 10% of the outstanding stock entitled to vote at the meeting.

          A special meeting of KeyCorp's shareholders may be called by a majority of the KeyCorp Board or by the Chairman of the Board or the President, and must be called by the Secretary or an Assistant Secretary at the written request of the holders of record of at least 75% of the outstanding shares entitled to vote.

          Ohio law provides that persons who hold 25% of all shares outstanding and entitled to vote at a special meeting may call a special meeting of shareholders unless the corporation's articles or regulations specify a smaller or larger proportion (but not in excess of 50%). The New Key Regulations will provide that a special meeting of New Key's shareholders may be called by (i) the Chairman of the Board, (ii) the President, or in the case of the President's absence, death, or disability, the Vice President authorized to exercise the authority of the President, (iii) the Board of Directors by action at a meeting, or by a majority of the Board of Directors acting without a meeting, or, (iv) by persons who hold 50% of all shares outstanding and entitled to vote at special meetings.

Amendment of Charter Documents

          Certificate of Incorporation/Articles of Incorporation. The Colorado Corporation Code requires that an amendment to the corporation's articles of incorporation be approved by the holders of two-thirds of the outstanding voting shares of the corporation, subject to a class vote in certain instances, unless the corporation's articles of incorporation provide otherwise. Under the Colorado Business Corporation Act (effective July 1, 1994), an amendment to the corporation's articles of incorporation may be approved by a majority of the votes entitled to be cast on the action, subject to a class vote in certain instances, unless the articles of incorporation, bylaws adopted by the shareholders, the proposing shareholders, or the proposing board of directors require a greater vote. The CBC Articles of Incorporation permit amendment of the Articles of Incorporation by a majority vote of each class of the shares entitled to vote on the amendment and in any other manner now or hereafter prescribed or permitted by the Colorado Corporation Code.

          Under New York law, the approval of a majority of the outstanding voting shares of a corporation is required to amend its certificate of incorporation (which amendment may only be voted on by the shareholders after approval by the Board of Directors), subject to a class vote in certain instances. The KeyCorp Certificate of Incorporation provides that the provisions therein concerning the number of directors that shall constitute the entire board and the classification and removal of directors may be amended only by the affirmative vote of the holders of 80% or more of the then outstanding capital stock of KeyCorp entitled to vote generally in the election of directors.

          Ohio law provides that generally at least two-thirds of the voting power of a corporation, subject to a class vote in certain instances, is required to approve any amendment to the articles of incorporation, except as otherwise provided therein. The New Key Articles of Incorporation will require that a majority of the voting power of New Key approve any such amendment, subject to a class vote in those instances required by law and subject to the fair price and supermajority vote provisions contained therein. Under Ohio law, the holders of shares of a particular class, and in the circumstances outlined in sections (e), (f), and (g) below, the holders of shares of every class, are entitled to vote as a class on the adoption of an amendment to the articles of incorporation that does any of the following: (a) increases or decreases the par value of the issued shares of the particular class, (b) changes issued shares of the particular class, whether with or without par value, into a lesser number of shares of the same class or into the same or different number of shares of any other class, with or without par value, theretofore or then authorized, (c) changes the express terms of issued shares of any class senior to the particular class in any manner substantially prejudicial to the holders of the particular class; (d) authorizes shares of another class that are convertible into, or authorizes the conversion of shares of another class into, shares of the particular class, or authorizes the directors to fix or alter conversion rights of shares of another class that are convertible into shares of the particular class; (e) provides, in the case of any amendment described in sections (a) or (b) above, that the stated capital of the corporation shall be reduced or eliminated as a result of the amendment, or provides, in the case of an amendment described in section (d) above, that the stated capital of the corporation shall be reduced or eliminated upon the exercise of such conversion rights, provided that any such reduction or elimination is consistent with certain provisions of Ohio General Corporation Law regarding stated capital; (f) changes substantially the purposes of the corporation, or provides that thereafter an amendment to the articles may be adopted that changes substantially the purposes of the corporation; or (g) changes the corporation into a nonprofit corporation.

          By-Laws/Regulations. The CBC Bylaws provide that the CBC Bylaws are subject to alteration, amendment, or repeal, and new bylaws may be added, by the affirmative vote of a majority of a quorum of the members of the Board of Directors of CBC. Under the Colorado Corporation Code or (effective July 1, 1994) the Colorado Business Corporation Act, the shareholders may amend or repeal the Bylaws even though the Bylaws also may be amended or repealed by the corporation's Board of Directors. In addition, the shareholders may expressly prohibit the Board of Directors from amending or repealing a particular bylaw.

          The KeyCorp By-Laws provide that the KeyCorp By-Laws may be adopted, amended, or repealed at any meeting of shareholders, notice of which shall have referred to the proposed action, by a majority of the votes cast by the shareholders of KeyCorp at the time entitled to vote in the election of any directors, or at any meeting of the KeyCorp Board of Directors, ten days' notice of which shall have referred to the proposed action, by the vote of three-fourths of the entire KeyCorp Board of Directors; provided, however, that if any bylaw regulating an impending election of directors is adopted, amended, or repealed by the KeyCorp Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the bylaw so adopted, amended, or repealed, together with a concise statement of the changes made.

          Directors may not amend regulations of an Ohio corporation. Because New Key will be an Ohio corporation, the directors of New Key will not be able to amend the New Key Regulations. The New Key Regulations will provide that through December 31, 1998, the provisions of the New Key Regulations relating to (i) the number, classification, and term of office of directors, (ii) Chairman of the Board, Chairman of the Executive Committee, and chairmen of other committees, (iii) nominations and removal of directors and filling vacancies in the Board of Directors, (iv) the Nominating Committee, (v) Chief Executive Officer and President through December 31, 1998, (vi) removal of officers, (vii) the headquarters of New Key, and (viii) amendments of the New Key Regulations may only be amended, repealed, or altered (i) by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of New Key on such proposal, (ii) if such amendment, repeal, or alteration is recommended by three-quarters of the entire authorized Board of Directors of New Key, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of New Key on such proposal, or (iii) without a meeting, by the written consent of the holders of shares entitling them to exercise 100% of the voting power of New Key on such proposal. The New Key Regulations will also provide that until December 31, 1998, any New Key Regulations, other than those
New Key Regulations specifically listed in the immediately preceding sentence, and, after December 31, 1998, any New Key Regulations, may be adopted, amended, repealed or altered (i) by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of New Key on such proposal, (ii) if such adoption, amendment, repeal, or alteration is recommended by two-thirds of the entire authorized Board of Directors of New Key, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of New Key on such proposal, or (iii) without a meeting, by the written consent of the holders of shares entitling them to exercise 100% of the voting power of New Key on such proposal.

          Certain of the provisions of the New Key Articles of Incorporation and the New Key Regulations may impede or prevent a change of control of New Key, even in circumstances where a majority of the shareholders may believe that such a change of control would be in the best interests of New Key.


Directors

          Number; Classification. The CBC Bylaws provide that the Board of Directors of CBC shall consist of nine members. The holders of CBC Class A Common Stock, voting separately, are entitled to elect a majority of the directors. The holders of CBC Class B Common Stock, voting separately, are entitled to elect that number of directors being one less than the number of directors elected by the holders of CBC Class A Common Stock. The Board of Directors of CBC is not divided into classes. Both the KeyCorp Certificate of Incorporation and the KeyCorp By-Laws provide that the number of directors of KeyCorp shall be between 12 and 24 directors, as fixed, from time to time, by majority vote of the entire board. The Board of Directors is divided into three classes, each serving three-year terms, so that approximately one-third of the directors of KeyCorp are elected at each annual meeting of the shareholders of KeyCorp.

          The New Key Regulations will provide that the number of directors shall be between 20 and 24, divided into three classes. The Board of Directors of New Key may change the size of the Board of Directors within the foregoing range, subject to certain limitations described under "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY -- Board of Directors and Chief Executive Officers of New Key through December 31, 1998." by the affirmative vote of two-thirds of the entire authorized Board. The shareholders of New Key may change the size of the Board of Directors of New Key within the foregoing range, subject to certain limitations described under "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY -- Board of Directors and Chief Executive Officers of New Key through December 31, 1998," at a meeting of the shareholders of New Key called for the purpose of electing directors (i) by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of New Key represented at the meeting and entitled to elect directors or (ii) if the proposed change in the number of directors is recommended by two-thirds of the entire authorized Board of Directors of New Key, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of New Key represented at the meeting and entitled to elect directors. In addition, the number of directors of New Key is subject to automatic increase by two during certain periods when dividends payable on any class or series of preferred stock of New Key are in arrears for six quarterly dividend payment periods, as set forth in the New Key Articles of Incorporation and/or the express terms of the preferred stock of New Key. For a discussion regarding the initial composition of the New Key Board of Directors, see "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY -- Board of Directors and Chief Executive Officers of New Key through December 31, 1998."

          The effect of New Key having a classified Board of Directors is that only approximately one-third of the members of the Board will be elected each year and, as a result, two annual meetings will be required for New Key's shareholders to change a majority of the members constituting the Board of Directors.

          Nominations of Candidates for Election as Directors. Neither the CBC Articles of Incorporation or the CBC Bylaws nor the KeyCorp Certificate of Incorporation or the KeyCorp By-Laws provide a specific procedure for nominating candidates for election as directors.

          The New Key Regulations will establish a specific procedure for director nominations made by the Board of Directors of New Key. Through December 31, 1998, the Board of Directors of New Key may make director nominations in accordance with the procedure described in "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY -- Board of Directors and Chief Executive Officers of New Key through December 31, 1998." After December 31, 1998, nominations for the election of directors may be made by the affirmative vote of two-thirds of the entire authorized Board of Directors of New Key. For a discussion of the requirements applicable to shareholders nominations see "AMENDED AND RESTATED ARTICLES OF INCORPORATION AND REGULATION OF NEW KEY."
          Removal of Directors. Any director of CBC may be removed, with or without cause, by the affirmative vote of a majority of the issued and outstanding voting shares of the class of shares that elected such director.

          The KeyCorp Certificate of Incorporation provides that directors of KeyCorp may be removed from office, but only for cause and by the affirmative vote of a majority of the outstanding voting shares or 75% of the entire Board of Directors of KeyCorp.

          For a discussion of the procedure for removing directors of New Key, see "AMENDED AND RESTATED ARTICLES OF INCORPORATION AND REGULATIONS OF NEW KEY." Through December 31, 1998, however, the Board of Directors of New Key may only fill vacancies (however caused) in accordance with the description in "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY -- Board of Directors and Chief Executive Officers of New Key through
December 31, 1998."


Director Liability and Indemnification

          Under the New York Business Corporation Law, a corporation may indemnify officers and directors against judgments, fines, settlements, and reasonable expenses if the officer or director acted in good faith for a purpose he reasonably believed to be in the best interests of the corporation and if, in criminal actions, he had no reasonable cause to believe that his conduct was unlawful, except that with respect to actions by or in the right of the corporation, no indemnification for settlements or matters as to which the officer or director has been adjudged liable may be made without court approval.

          Indemnification is mandatory if the officer or director is successful, on the merits or otherwise, in the proceeding. The foregoing statutory rights are not exclusive, and indemnification may be provided under the certificate or by-laws or, if such documents so provide, under a board or shareholder resolution or an agreement, but no indemnification may be made if a final adjudication adverse to the officer or director establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          The KeyCorp By-Laws provide that each director and officer of KeyCorp, whether or not then in office, and any person whose testator or intestate was such a director or officer, shall be indemnified by KeyCorp for the defense of, or in connection with, civil or criminal actions in accordance with and to the fullest extent permitted by applicable law.

          The New York Business Corporation Law also permits the certificate of incorporation to eliminate or limit the personal liability of directors to the corporation or its shareholders for any breach of duty in such capacity, provided that no such provision shall eliminate or limit the liability of any director if a final adjudication adverse to him establishes that his actions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated the statutory provisions imposing liability on directors in certain instances for the declaration of dividends, repurchase of shares, distribution of assets to shareholders or making of loans to directors.

          The KeyCorp Certificate of Incorporation provides that no director shall be liable to KeyCorp or any of its shareholders for any breach of duty in such capacity except to the extent the effect of such provision is limited by law.

          The Colorado Corporation Code permits corporations to indemnify officers and directors against a judgment, settlement, penalty, fine, and reasonable expense (including attorney fees) incurred with respect to a proceeding under circumstances similar to those permitted under the New York Business Corporation Law. However, unlike the New York Business Corporation Law, the statutory rights of indemnification under the Colorado Corporation Code are exclusive. Colorado law allows a corporation to indemnify a director who acts in good faith if, in the case of conduct in his official capacity with the corporation, he reasonably believed that his conduct was in the corporation's best interests or in all other cases, he reasonably believed that his conduct was at least not opposed to the corporation's best interests and if, in criminal proceedings, he had no reasonable cause to believe his conduct was unlawful. In addition to the prohibition on indemnification with respect to actions by or in the right of the corporation in which the director was adjudged liable to the corporation, the Colorado Corporation Code prohibits a corporation from indemnifying a director with respect to any proceeding charging improper personal benefit to the director in which he was adjudged liable on the basis that he received improper personal benefit. Under the Colorado Corporation Code, indemnification with respect to a proceeding by or in the right of the corporation is limited to reasonable expenses (including attorney fees) incurred in connection with the proceeding.

          Under the Colorado Corporation Code, any indemnification of or advance of expenses to a director arising out of a proceeding by or on behalf of the corporation must be reported in writing to the shareholders with or before the notice of the next shareholder's meeting.

          The Colorado Corporation Code also permits the Articles of Incorporation to eliminate or limit the personal liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty in such capacity with restrictions on such elimination or limitation of personal liability similar to those provided under the New York Business Corporation Law. The CBC Articles of Incorporation provide that no director shall have any personal liability to CBC or its shareholders for monetary damages for breach of fiduciary duty in such capacity, except for the liability of a director to CBC or its shareholders for monetary damages for any breach of the director's duty of loyalty to the corporation or its shareholders, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, transactions from which the director derived an improper personal benefit, acts violating statutory provisions imposing liability on directors in certain instances for declaration of dividends, repurchase of shares, distribution of assets to shareholders, or making or guaranteeing loans to directors.

          Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

          Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

          Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

          The New Key Regulations will provide that New Key shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, or employee of New Key or of any other bank, corporation, partnership, trust, or other enterprise for which he was serving as a director, officer, or employee at the request of New Key.


Dividends

          Under the Colorado Corporation Code, a corporation may pay dividends out of the corporation's net assets in excess of its stated capital, except when the corporation is insolvent or when the dividend payment would render the corporation insolvent and except that no dividends may be paid if the payment would reduce the corporation's remaining net assets below the total of stated capital, plus additional amounts not forming part of stated capital payable in the event of voluntary liquidation to the holders of shares having rights to the assets of the corporation in liquidation preferential to those of the class on which the dividend is made. When the dividend is paid from sources other than unreserved and unrestricted earned surplus, the dividend must be identified as such and the source and amount per share paid from each source must be disclosed to the shareholder receiving the dividend at the time of the distribution and to all other shareholders not later than six months after the end of the corporation's fiscal year during which the dividend was paid.
Under the Colorado Business Corporation Act (effective July 1,
1994), the corporation may pay a dividend unless, after giving effect to the dividend, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of shareholders having preferential rights superior to those receiving the dividend. Furthermore, under the Colorado Business Corporation Act, a statement of par value for shares does not impose any limitation on dividends and does not require any separate designation, restriction, reservation, or other segregation of any capital account of the corporation.

          An Ohio corporation may pay dividends out of surplus, however created, but must notify its shareholders if a dividend is paid out of capital surplus. A New York corporation may pay dividends out of surplus only, so that the net assets of the corporation remaining after such payment will be at least equal to the amount of the corporation's stated capital. Under New York law, if a dividend is paid from sources other than earned surplus, the corporation must give written notice to its shareholders.

          The terms of certain of Society's long-term debt agreements provide for restrictions on the payment of cash dividends but have not affected Society's ability to declare and pay dividends on outstanding shares of Society Common Stock. Specifically, Society's 8.33% Series A ESOP Notes, due 1996, and 8.48% Series B ESOP Notes, due 2001, prohibit Society from having a consolidated funded debt ratio greater than 50%, a consolidated senior funded debt ratio greater than 40%, or a priority debt ratio greater than 30%. Under the most restrictive term, $516 million were unrestricted as to the payment of cash dividends at September 30, 1993. These dividend restrictions will remain in effect after the KeyCorp/Society Merger.

          The dividend policy of New Key will be established by its Board of Directors. While the New Key Board of Directors may consider the dividend policy of Society and KeyCorp prior to the Merger, no assurance can be given as to the declaration or amount of future dividends of New Key.

          Regulations restricting the ability of KeyCorp's subsidiary banks and other subsidiaries to pay dividends to New Key after the effective time of the KeyCorp/Society Merger are set forth in "CERTAIN REGULATORY CONSIDERATIONS -- Dividend
Restrictions."


Repurchases

          Under New York law, a corporation may repurchase or redeem its shares except when the corporation is insolvent or would thereby be made insolvent.

          Under the Colorado Corporation Code, a corporation may repurchase or redeem its shares only to the extent of unreserved and unrestricted surplus and only if it is not insolvent or would not be rendered insolvent by such purchase or redemption.

          Under Ohio law, a corporation may by action of its board of directors purchase or redeem its own shares if authorized to do so by its articles of incorporation or under certain other circumstances, but may not do so if immediately thereafter its assets would be less than its liabilities plus its stated capital, if any, or if the corporation is insolvent or would be rendered insolvent by such a purchase or redemption. The New Key Articles of Incorporation will permit the New Key Board of Directors to authorize the repurchase or redemption of shares to the extent permitted by law.


No Material Differences in Rights of Holders of New Key Preferred
Stock and KeyCorp Preferred Stock

          The terms, designations, preferences, limitations, privileges, and relative rights of New Key Preferred Stock and KeyCorp Preferred Stock are identical except for certain non-material technical or format changes to the provisions included in the terms of the New Key Preferred Stock. See "DESCRIPTION OF
NEW KEY CAPITAL STOCK -- New Key Preferred Stock and New Key
Depositary Shares."


Preferred Stock

          CBC is authorized to issue 180,000 shares of Preferred Stock, $1 par value. In addition to the Class A Common Stock and Class B Common Stock, the Preferred Stock may be issued in series as determined by the Board of CBC. The Board of CBC is also empowered to determine, as to each series, voting powers (other than for the election of directors), if any, dividend rates, whether dividends are cumulative, the amount payable in the event of liquidation, conversion privileges, terms of any redemption and certain other aspects of such preferences and rights. No shares of Preferred Stock have been issued.

          The Key Corp Certificate authorizes the issuance of 10,000,000 shares of KeyCorp Preferred Stock. The KeyCorp Preferred Stock may be issued in series, with the Board of KeyCorp fixing the designation, relative rights, preferences, and limitations of the shares of each series, including dividend rate, whether dividends shall be cumulative, the voting rights, the conversion rights, the redemption rights, and the liquidation or dissolution rights.

          For a description of the preferred stock of New Key, see "DESCRIPTION OF NEW KEY CAPITAL STOCK -- New Key Preferred Stock and New Key Depositary Shares."


Inspection Rights

          Both New York law and Ohio law grant certain shareholders the right to inspect certain records of the corporation. New York law limits the right of a shareholder to inspect certain books and records of the corporation to persons who (i) have been shareholders in the corporation for at least six months immediately preceding the demand to inspect the corporation's records or
(ii) hold at least 5% of the corporation's outstanding shares of any class. Under Ohio law, any shareholder is entitled to inspect the books and records of the corporation upon written demand provided such inspection is conducted at a reasonable time and made for any reasonable and proper purpose.

          The Colorado Corporation Code contains provisions granting certain shareholders the right to inspect certain records of the Corporation. The Colorado Corporation Code limits the right of inspection to persons who (1) have been shareholders in the Colorado corporation for at least three months immediately preceding the demand to inspect the corporation's records or
(2) hold at least 5% of the corporation's outstanding shares.
Under the Colorado Business Corporation Act (effective July 1,
1994), any shareholder is entitled to inspect and copy the corporation's most recent annual financial statements, if any, and its most recently published financial statements, if any. In addition, the Colorado Business Corporation Act contains provisions granting certain shareholders the right to inspect certain other records of the corporation. The Colorado Business Corporation Act limits the right of inspection of such other records to persons who
(1) have been shareholders in the Colorado Corporation for at least three months immediately preceding the demand to inspect the corporation's records or (2) hold at least 5% of the corporation's outstanding shares of any class.


                  CERTAIN INFORMATION REGARDING
            THE PENDING MERGER OF KEYCORP AND SOCIETY


          The following summary of the pending KeyCorp/Society Merger is included to provide certain information regarding that transaction should it occur. The enclosed copy of the KeyCorp/Society Joint Proxy Statement includes additional information relating to the KeyCorp/Society Merger. Information provided with respect to Society, New Key, and the Keycorp/Society Merger will be applicable to CBC shareholders only if the KeyCorp/Society Merger is consummated. See "CBC/KEYCORP MERGER -- Effect of KeyCorp/Society Merger on CBC and CBC Shareholders." This summary is necessarily incomplete and qualified in its entirety by the more detailed information contained in KeyCorp's Current Report on Form 8-K dated October 13, 1993, and KeyCorp's Report on Schedule 13D dated October 12, 1993, (both of which are incorporated by reference herein) and the KeyCorp/Society Merger Agreement included in such Schedule 13D.


General

          On October 1, 1993, KeyCorp and Society entered into KeyCorp/Society Merger Agreement which provides for the KeyCorp/Society Merger. Upon completion of the KeyCorp/Society Merger, (i) each outstanding share of KeyCorp Common Stock (other than KeyCorp Common Stock held in KeyCorp's treasury or owned by Society for its own account and any shares as to which the right to dissent and obtain the fair value thereof have been properly elected and exercised, and not withdrawn, under the New York Business Corporation Law) will be converted into the right to receive 1.205 Common Shares, with a par value of $1 each, of New Key ("New Key Common Stock"); (ii) each outstanding share of KeyCorp 10% Cumulative Preferred Stock, Series B (the "KeyCorp Preferred Stock") (other than KeyCorp Preferred Stock held in KeyCorp's treasury or owned by Society for its own account) will be converted into the right to receive one share of 10% Cumulative Preferred Stock, Class A, par value $5 per share, of New Key (the "New Key Preferred Stock"); (iii) outstanding shares of KeyCorp Common Stock and of KeyCorp Preferred Stock owned by Society for its own account will be cancelled; and (iv) shares of KeyCorp Common Stock and of KeyCorp Preferred Stock held in KeyCorp's treasury will be cancelled.

          Completion of the KeyCorp/Society Merger is subject to certain conditions, including (a) approvals by the shareholders of KeyCorp and of Society; (b) approvals by the Board of Governors of the Federal Reserve System and other regulatory authorities, and receipt of material consents; (c) the effectiveness under the Securities Act of a registration statement for New Key Common Stock and New Key Preferred Stock to be issued in the KeyCorp/Society Merger; (d) receipt by each of KeyCorp and Society of letters from Ernst & Young to the effect that the KeyCorp/Society Merger qualifies as a pooling of interests for accounting purposes;
(e) receipt by KeyCorp and Society of opinions of their respective counsel that the KeyCorp/Society Merger constitutes a tax-free reorganization for federal income tax purposes and that, among other matters, no gain or loss will be recognized by KeyCorp's shareholders upon conversion of the KeyCorp Common Stock into the right to receive New Key Common Stock pursuant to the KeyCorp/Society Merger (except for cash received in lieu of fractional shares); (f) the absence of certain material adverse changes in the financial condition, results of operations, or business of KeyCorp and of Society; and (g) certain other conditions to closing customary in a transaction of this type. In the KeyCorp/Society Merger Agreement, KeyCorp and Society have made various representations, warranties, covenants, and agreements to each other and, in certain instances, to the directors and officers of the other party.

          Subject to the approval of the KeyCorp/Society Merger by the shareholders of KeyCorp and Society and the satisfaction or waiver of the other conditions to closing referenced above, the KeyCorp/Society Merger currently is expected to be consummated in the first quarter of 1994. However, there can be no assurance that such conditions will be met or, if met, as to the timing of the closing of the KeyCorp/Society Merger.


Society

          Society, a financial services holding company organized in 1958, is headquartered in Cleveland, Ohio, is incorporated in Ohio, and is registered under the BHCA and the Home Owners Loan Act of 1933, as amended ("HOLA"). It is principally a regional banking organization and provides a wide range of banking, fiduciary, and other financial services to institutional, and individual customers. At September 30, 1993, Society had total consolidated assets of approximately $25.8 billion, making it the 29th largest bank holding company in the United States, in terms of total consolidated assets, based on data from the American Banker publication. The first predecessor of a subsidiary of Society was organized in 1849. At September 30, 1993, Society's subsidiary banks operated 440 full-service banking offices in the States of Ohio, Indiana, Michigan, and Florida. At September 30, 1993, Society and its subsidiaries had approximately 12,700 full-time employees.

          Banking operations in Ohio are conducted through Society National Bank, a federally-chartered bank headquartered in Cleveland, Ohio, the largest bank in Ohio and one of the nation's major regional banks. At September 30, 1993, Society National Bank had total assets of $20.7 billion and operated 294 full-service banking offices.

          Banking operations in Indiana are conducted through Society National Bank, Indiana, a federally-chartered bank headquartered in South Bend, Indiana. At September 30, 1993,
Society National Bank, Indiana had total assets of $3.0 billion and operated 86 full-service banking offices.

          Banking operations in Michigan are conducted through Society Bank, Michigan, a state-chartered bank headquartered in Ann Arbor, Michigan. At September 30, 1993, Society Bank, Michigan had assets of $1.0 billion and operated 36 full-service banking offices.

          Banking operations in Florida are conducted through Society First Federal Savings Association of Fort Myers, a federal savings bank association headquartered in Fort Myers, Florida ("Society First Federal"). At September 30, 1993, Society First Federal had assets of $1.2 billion and operated 24 full-service banking offices.

          In addition to the customary banking services of accepting funds for deposit and making loans, Society's subsidiary banks provide a wide range of specialized services tailored to specific markets, including investment management, personal and corporate trust services, personal financial services, cash management services, investment banking services, and international banking services. At September 30, 1993, Society had one of the nation's largest trust departments with approximately $25 billion in managed assets.

          Society's nonbanking subsidiaries provide insurance sales services, reinsurance of credit life and accident and health insurance on loans made by subsidiary banks, securities brokerage services, investment management, corporate and personal trust services, venture capital and small business investment financing services, equipment lease financing, registered investment advisory services, mortgage banking services, community development services, and other financial services.

          Society is a legal entity separate and distinct from its subsidiaries. The principal source of Society's income is the earnings of subsidiary banks, and the principal source of its cash flow is dividends from its subsidiary banks. Applicable state and Federal laws impose limitations on the ability of Society's banking subsidiaries to pay dividends. In addition, the subsidiary banks are subject to the limitations contained in the Federal Reserve Act regarding extensions of credit to, investments in, and certain other transactions with Society and its other subsidiaries. See "CERTAIN REGULATORY CONSIDERATIONS."


Integration of KeyCorp and Society into New Key

          Integration Management Team. In connection with the KeyCorp/Society Merger, KeyCorp and Society have formed a joint Integration Management Team under the chairmanship of Stephen E. Wall, an Executive Vice President of Society, and consisting of an equal number of senior management representatives from each company. One of the objectives of the Integration Management Team is to review and analyze the historical operations of KeyCorp and Society and, in light of this analysis, to begin to develop plans for the combined strategies and operations of New Key.

          The Integration Management Team has assigned representatives of the senior level management of each of KeyCorp and Society to integration groups (general administration, credit policy, finance, investment management and services, information technology and operations, and banking) and has organized a series of task forces to assist each group. These task forces are in the process of reviewing the methods by which KeyCorp and Society currently perform certain business and operational functions, determining the strategy pursuant to which New Key will best perform those functions after the KeyCorp/Society Merger, and identifying the appropriate individuals to manage those activities. Included among the business and operational functions being reviewed by the task forces are information services, customer support, asset management, commercial lending, consumer credit, retail banking, and credit policy.

          Certain Business Strategies Under Consideration. The following information summarizes the considerations given to date to certain business strategies by the Integration Management Team; because, however, the Integration Management Team is at a relatively early stage of carrying out its assignment, no assurance can be given that any of the operating strategies as described below will not be significantly revised prior to or after the effective time of the KeyCorp/Society Merger by the Integration Management Team, the senior management, or the Board of Directors of KeyCorp and Society or (after the effective time) of New Key to reflect changing business, regulatory, or other conditions.

          Product Development. KeyCorp and Society currently anticipate that financial services products presently offered by each company will be made more widely available to consumers throughout the New Key combined branch network and banking system. Though the specific KeyCorp and Society products which will be introduced into markets serviced by the combined distribution network have not been determined, KeyCorp and Society have undertaken a review of their respective product lines and have identified certain financial products and services for which each has significant market position or particular expertise. KeyCorp, for example, has a strong mortgage banking business and specializes in the delivery of services to small- and medium-sized businesses in local communities. Society has a strong trust and asset management services business and specializes in developing and delivering products to the large corporate and various specialized industry markets. KeyCorp and Society currently anticipate that KeyCorp's large banking distribution network with over 800 banking offices throughout nine states and 459 communities and the Society distribution network of over 400 banking offices in four states will provide significant new distribution networks for these product lines and services.

          Investment Strategy. Material changes in the major operating policies relating to the investment strategy of New Key, as compared to the policies of KeyCorp and Society in this area, are not presently anticipated. The management of financial market risk by New Key will continue the practice of both KeyCorp and Society to focus on interest rate risk, liquidity, and capital leverage. The management and analysis of these components of financial risk will be centrally controlled, as is the current practice with both companies, but each affiliate bank subsidiary of New Key will be responsible for its own loan and deposit pricing decisions. As a much larger and more geographically dispersed organization than either KeyCorp or Society, New Key may make changes in policies and procedures to take into account the size and scope of a combined entity that has subsidiary banks operating in several different geographic regions.

          Loan Portfolio Diversification. As a result of the KeyCorp/Society Merger, New Key will have a more geographically diversified loan portfolio located in KeyCorp's lending markets, including the Rocky Mountain region, the Pacific Northwest, and the Northeast, in addition to loans in Society's lending markets, including the Midwest and Florida. KeyCorp and Society anticipate that New Key will continue to market diversified credit products through the combined geographically diverse branch network and banking system, with efforts to introduce certain unique credit products of each institution into markets previously served by the other institution's banking distribution network.

          As described under the heading "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY -- Interests of Certain Persons in the KeyCorp/Society Merger -- Management After the KeyCorp/Society Merger," KeyCorp and Society have designated the individuals listed under that heading who will have the respective executive and senior management responsibilities at New Key, including the responsibility for executing such plans as are finally developed for integrating KeyCorp and Society into New Key and carrying out New Key's combined business strategies and operations.


The KeyCorp Shareholders' Rights Agreement

          Concurrently with the execution of the KeyCorp/Society Merger Agreement, KeyCorp entered into a Shareholder Protection Rights Agreement dated as of October 1, 1993, (the "KeyCorp Rights Agreement"), with Key Trust Company, as rights agent ("KeyCorp Rights Agent"), pursuant to which holders of KeyCorp Common Stock were issued a dividend of certain Rights (the "KeyCorp Rights") which shall be, upon the occurrence of certain events, exercisable for or convertible into other securities of KeyCorp or of other corporations or entities. See "COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF CAPITAL STOCK OF KEYCORP, CBC AND NEW KEY -- State Takeover Statutes and Takeover Provisions of Charter Documents" and "Shareholder Rights Plans."


KeyCorp and Society Stock Options

          Following the execution and delivery of the KeyCorp/Society Merger Agreement, KeyCorp and Society granted to each other an option, in each case pursuant to a stock option agreement, dated as of October 2, 1993, to purchase up to 19.9% of the outstanding KeyCorp Common Stock (the "KeyCorp Option"), in the case of Society, and of the outstanding Common Shares, with a par value of $1 each, of Society (the "Society Option"), in the case of KeyCorp. KeyCorp and Society each approved and granted these options to induce each other to enter into the KeyCorp/Society Merger Agreement. One effect of these options is to increase the likelihood that the Keycorp/Society Merger will be consummated by making it more difficult and more expensive for another party to obtain control of or acquire either KeyCorp or Society. KeyCorp and Society believe that the exercise of the KeyCorp Option would likely bar any acquiror of KeyCorp from accounting for an acquisition of, or merger with, KeyCorp using the pooling of interests accounting method for a period of up to two years and that the exercise of the Society Option would likely bar any acquiror of Society from accounting for an acquisition of, or merger with Society using the pooling of interests accounting method for a period of up to two years. The options will become exercisable upon the occurrence of certain events as set forth in the respective stock option agreements and will be exercisable at a per share rice of $38.50, in the case of KeyCorp Common Stock, and $32.50, in the case of the Society Common Shares. The number of shares subject to such options and the purchase price per share provided for therein are subject to adjustment as provided in the respective stock option agreements.


Board of Directors and Chief Executive Officers of New Key through December 31, 1998

          Board of Directors of New Key Through December 31, 1998. The KeyCorp/Society Merger Agreement and the Regulations of New Key (the "New Key Regulations") provide that, at the effective time of the KeyCorp/Society Merger, New Key will have 22 directors, divided into three classes as follows: one class of seven directors whose term will expire at the next annual meeting of shareholders occurring after the effective time of the KeyCorp/Society Merger, one class of seven directors whose term will expire at the second annual meeting of shareholders occurring after the effective time of the KeyCorp/Society Merger, and one class of eight directors whose term will expire at the third annual meeting of shareholders occurring after the effective time of the KeyCorp/Society Merger. Through December 31, 1998, not more than two directors of New Key may be "Insider Directors." "Insider Director" means any person who, as of immediately prior to the effective time of the KeyCorp/Society Merger, was a current or former officer of Society or KeyCorp or any of their subsidiaries or any predecessor or constituent (by merger, consolidation, or otherwise) of New Key (including KeyCorp and Society) or any of its subsidiaries, but does not include Mr. H. Douglas Barclay (who previously served as Secretary and General Counsel of KeyCorp, but who has never been an employee of KeyCorp or any subsidiary) and Mr. Henry S. Hemingway (who previously served as a director of a liquidated intermediate holding company subsidiary of KeyCorp). The KeyCorp/Society Merger Agreement and the New Key Regulations further provide that, through December 31, 1998, if the Board of Directors or shareholders of New Key change the size of the Board of Directors of New Key in accordance with the New Key Regulations, no more than two directors of the total number of directors on the Board may be Insider Directors, and that any increase or decrease in the size of the Board must be by a multiple of two.

          The KeyCorp/Society Merger Agreement provides that Victor J. Riley, Jr. and Robert W. Gillespie will be directors of New Key immediately following the effective time of the KeyCorp/Society Merger. The CBC/KeyCorp Merger Agreement further provides that Messrs. Riley and Gillespie will consult with each other as to the determination of the remaining 20 directors of New Key, and that after such consultation and prior to the effective time of the KeyCorp/Society Merger, they will each designate ten persons to be members of the Board of Directors of New Key (subject to the approval of the respective Boards of Directors of KeyCorp and Society). None of the persons designated by Messrs. Riley and Gillespie may be an "Insider Director."

          Messrs. Riley and Gillespie have consulted with each other and, with the approval of the Boards of Directors of KeyCorp and Society, respectively, have designated the following individuals to be Directors of New Key from and after the effective time of the KeyCorp/Society Merger:


                                           PRESENT BOARD
NAME                         AGE            AFFILIATION                     OCCUPATION
______________________      ____          _________________               _____________

                                                 TERM EXPIRING IN 1994

William G. Bares             52           Society                         President and Chief Operating Officer
                                                                          of The Lubrizol Corporation, a
                                                                          producer of chemicals for use in
                                                                          lubricants and fuels

Lucie J. Fjeldstad           49           KeyCorp                         Private Consultant

Robert W. Gillespie          49           Society                         Chairman of the Board, President, and
                                                                          Chief Executive Officer of Society

Henry S. Hemingway           40           KeyCorp                         President of Town & Country Life
                                                                          Insurance Company

Steven A. Minter             55           Society                         Executive Director and President of
                                                                          The Cleveland Foundation, a
                                                                          philanthropic foundation

Victor J. Riley, Jr.         62           KeyCorp                         Chairman of the Board, President, and
                                                                          Chief Executive Officer of KeyCorp

Ronald B. Stafford           58           KeyCorp                         Partner of the law firm of Stafford,
                                                                          Trombley, Purcell, Lahtinen, Owens &
                                                                          Curtin; member of the New York State
                                                                          Senate

Dennis W. Sullivan           55           Society                         Executive Vice President -- Industrial
                                                                          and Automotive of Parker-Hannifin
                                                                          Corporation, an aeronautic and
                                                                          automotive parts manufacturer


                                                 TERM EXPIRING IN 1995

H. Douglas Barclay           61           KeyCorp                         Partner in the law firm of Hiscock &
                                                                          Barclay

Thomas A. Commes             51           Society                         President and Chief Operating Officer
                                                                          of The Sherwin-Williams Company, a
                                                                          paints and painting supplies
                                                                          manufacturer

Stephen R. Hardis            58           Society                         Vice Chairman and Chief Financial and
                                                                          Administrative Officer of Eaton
                                                                          Corporation, a diversified
                                                                          manufacturing company

Lawrence A. Leser            58           Society                         President and Chief Executive Officer
                                                                          of the E.W. Scripps Company, a
                                                                          communications and multi-media
                                                                          services company

John C. Morley               62           Society                         President and Chief Executive Officer
                                                                          of Reliance Electric Company, an
                                                                          electro-mechanical automation and
                                                                          telecommunications equipment
                                                                          manufacturer

Peter G. Ten Eyck, II        55           KeyCorp                         President of Indian Ladder Farms, a
                                                                          commercial orchard

Nancy B. Veeder              67           KeyCorp                         President of Veeder Realty, Inc. and
                                                                          partner in V.R. Associates Ltd, doing
                                                                          business as Residence Inn


                                                 TERM EXPIRING IN 1996

Robert A. Schumacher         70           KeyCorp                         Consultant for Georgia Pacific
                                                                          Corporation

Albert C. Bersticker         59           Society                         President and Chief Executive Officer
                                                                          of Ferro Corporation, a manufacturer
                                                                          of industrial specialty materials

Kenneth M. Curtis            62           KeyCorp                         President, Maine Maritime Academy, an
                                                                          ocean-oriented college offering
                                                                          degree programs including a program
                                                                          a program to train officers for the
                                                                          Merchant Marine and Uniformed
                                                                          Services

John C. Dimmer               65           KeyCorp                         President of Firs Management
                                                                          Corporation, a real estate and
                                                                          investment company

Charles R. Hogan             56           KeyCorp                         Co-Chairman of the Board, Puget Sound
                                                                          marketing Co., Inc., an operator of a
                                                                          supermarket chain

M. Thomas Moore              59           Society                         Chairman, President, and Chief
                                                                          Executive Officer of Cleveland-Cliffs
                                                                          Inc., a producer of iron ore pellets

Richard W. Pogue             65           Society                         Senior Partner -- Jones, Day, Reavis &
                                                                          Pogue, Attorneys at Law


          After the effective time of the KeyCorp/Society Merger, and for as long as Mr. Riley is Chairman of the Board of New Key, Messrs. Riley and Gillespie will further consult with each other with respect to any vacancies on the Board of Directors of New Key. Through December 31, 1998, nominations for the election of directors of New Key may only be made by (a) the shareholders of New Key in compliance with the procedure described in "AMENDED AND RESTATED ARTICLES OF INCORPORATION AND REGULATIONS OF NEW KEY" or
(b) the affirmative vote of three-quarters of the entire authorized Board of Directors of New Key and three-quarters of the members of the Nominating Committee of New Key, if any, then in office; provided, however, that if the Nominating Committee is unable, for any reason, to approve by the requisite vote a nomination for election of a particular director or directors, such nomination will be made instead by the affirmative vote of two-thirds of the entire authorized Board of Directors of New Key and three-quarters of the members of a committee to be comprised, depending on whether the director position to be filled was originally held at the effective time of the KeyCorp/Society Merger by an individual who had been a director of KeyCorp or of Society, of all of the directors then in office who immediately prior to the effective time of the KeyCorp/Society Merger had been directors of KeyCorp (or of Society as the case may be) or who have been elected to fill a director position originally held by an individual who at the effective time of the KeyCorp/Society Merger had been a director of KeyCorp (or of Society, as the case may be); provided, further, that, in the case of a nomination for election to fill a director position which resulted from an increase in the size of the Board after the effective time of the KeyCorp/Society Merger, such nomination shall be made by the affirmative vote of three-quarters of the entire authorized Board of Directors of New Key acting alone if the Nominating Committee is unable, for any reason, to approve by the requisite vote a nomination to fill such director position.

          Committees of the Board of Directors of New Key. New Key will have an Executive Committee of the Board of Directors comprised of at least four members of the Board of Directors designated annually by two-thirds of the entire authorized Board of Directors. Through December 31, 1998, Messrs. Riley and Gillespie will each be members of the Executive Committee as long as they are also members of the Board of Directors of New Key. Through December 31, 1998, New Key will also have a Nominating Committee of the Board of Directors comprised of four members of the Board of Directors designated annually by two-thirds of the entire authorized Board of Directors. Through December 31, 1998, two of the members of the Nominating Committee will be individuals who were serving as directors of KeyCorp at the effective time of the KeyCorp/Society Merger (one of whom will be Mr. Riley, as long as he is a director of New Key), and the other two members of the Nominating Committee will be individuals who were serving as directors of Society at the effective time of the KeyCorp/Society Merger (one of whom will be Mr. Gillespie, as long as he is a director of New Key).

          The KeyCorp/Society Merger Agreement provides that, prior to the effective time of the KeyCorp/Society Merger, Messrs. Riley and Gillespie will mutually agree as to the number of members of the Executive Committee, the Compensation and Organization Committee, the Audit Committee, and the Community Responsibility Committee, and will consult with each other as to the formation of any other committees of the Board of Directors of New Key and as to the appointment of members to the Executive Committee, the Compensation and Organization Committee, the Audit Committee, the Nominating Committee, the Community Responsibility Committee, and any other committee of the Board of Directors of New Key. After such consultation Messrs. Riley and Gillespie will each designate an equal number of members to the Executive Committee, the Compensation and Organization Committee, the Audit Committee, the Nominating Committee, the Community Responsibility Committee, and any other committee of the Board of Directors of New Key, subject, prior to the effective time of the KeyCorp/Society Merger, to the approval of the respective Boards of Directors of KeyCorp and Society and, after the effective time of the KeyCorp/Society Merger, to the approval of the Board of Directors of New Key.
After the effective time of the KeyCorp/Society Merger, and for as long as Mr. Riley is Chairman of the Board of New Key, Messrs. Riley and Gillespie will further consult with each other with respect to any vacancies on the Board of Directors, the Executive Committee, the Compensation and Organization Committee, the Audit Committee, the Nominating Committee, the Community Responsibility Committee, or any other committee of the Board of Directors of New Key, as to the formation of any other committee of the Board of Directors of New Key, and as to any adjustment to the number of members of any committee of the Board of Directors of New Key other than the Nominating Committee.

           Chairman of the Board and Chairman of the Executive Committee of New Key. The KeyCorp/Society Merger Agreement and the New Key Regulations provide that Mr. Riley will be Chairman of the Board and Chairman of the Executive Committee of the Board of Directors of New Key through December 31, 1998 or his earlier failure to continue to be a director of New Key (whether as a result of his death, resignation, removal, or failure to be re-elected at the expiration of his term as director). On
December 31, 1998, Mr. Riley will cease to be Chairman of the Board and Chairman of the Executive Committee, unless he has earlier ceased to hold those positions. Mr. Gillespie will become Chairman of the Board and Chairman of the Executive Committee of New Key on the date (which in no event will be later than December 31, 1998) on which Mr. Riley ceases to be Chairman of the Board and Chairman of the Executive Committee, subject, in all cases, to Mr. Gillespie's earlier failure to continue to be a director of New Key (whether as a result of his death, resignation, removal, or failure to be re-elected at the expiration of his term as director). If Mr. Riley ceases, at any time prior to December 31, 1998, to hold for any reason one or both of his positions as Chairman of the Board and Chairman of the Executive Committee, Mr. Gillespie will immediately assume any such position, provided that he is then a director of New Key. Prior to Mr. Gillespie's becoming Chairman of the Board and Chairman of the Executive Committee, no individual (other than Mr. Gillespie or any other person designated by Mr. Gillespie) will be designated vice chairman or deputy chairman, or with any position or title of similar import, of either the Board of Directors or the Executive Committee of New Key. The position of Chairman of the Board of New Key will be an officer position through December 31, 1995, or any earlier date on which Mr. Riley ceases for any reason (including death, retirement, resignation, or removal) to be Chief Executive Officer of New Key, and thereafter will be solely a director position and not an officer position.

          Chief Executive Officers of New Key Through December 31, 1998. The most senior officer of New Key will be the President, who also will be the Chief Executive Officer of New Key (and may use the term "Chief Executive Officer" as part of his title) except during periods when there is a separate office of Chief Executive Officer, in which case the officer holding the separate office of Chief Executive Officer will be the most senior officer of New Key and the President will be the second most senior officer. At the effective time of the KeyCorp/Society Merger, Mr. Riley will be the Chief Executive Officer of New Key for a term expiring on December 31, 1995, or upon his earlier death, retirement, resignation, or removal. There will be a separate office of Chief Executive Officer of New Key during the period from the effective time of the KeyCorp/Society Merger through December 31, 1995 or any earlier date on which Mr. Riley ceases for any reason (including death, retirement, resignation, or removal) to be Chief Executive Officer. There will be no separate office of Chief Executive Officer after December 31, 1995 or any earlier date on which Mr. Riley ceases for any reason (including death, retirement, resignation, or removal) to be Chief Executive Officer of New Key.


          At the effective time of the KeyCorp/Society Merger, Mr. Gillespie will be the President of New Key for a term expiring on December 31, 1998, or upon his earlier death, retirement, resignation, or removal. Accordingly, at such time (which in no event will be later than December 31, 1995) as Mr. Riley ceases for any reason to hold the separate office of Chief Executive Officer, Mr. Gillespie will, by virtue of being President, also be the Chief Executive Officer through the expiration of his term on December 31, 1998, or until his earlier death, retirement, resignation, or removal. In addition, at the effective time of the KeyCorp/Society Merger, Mr. Gillespie will be the Chief Operating Officer of New Key for a term expiring on the date on which Mr. Riley ceases to be the Chief Executive Officer of New Key (which in no event will be later than December 31, 1995). On December 31, 1995, Mr. Riley will retire from all positions he then holds as an officer of New Key or an officer, employee, or director of any of its subsidiaries. The elections of Mr. Riley and Mr. Gillespie to, and the retirement of Mr. Riley from, the various offices and positions referred to under this caption "Board of Directors and Chief Executive Officers of New Key Through
December 31, 1998" will be automatically self-executing without any further action required by the Board of Directors of New Key or otherwise.

          Through December 31, 1998, neither Mr. Riley nor
Mr. Gillespie may be removed by action of the Board of Directors of New Key from any officer position held by either of them except by the affirmative vote of three-quarters of the entire authorized Board, and in any case without prejudice to the contract rights of either. Notwithstanding anything to the contrary in the KeyCorp/Society Merger Agreement, any of the provisions relating to the foregoing that are contained in the KeyCorp/Society Merger Agreement and that, pursuant to the KeyCorp/Society Merger Agreement, survive the effective time of the KeyCorp/Society Merger, shall be deemed to be automatically amended to the extent necessary to conform to the provisions of the Articles of Incorporation of New Key ("New Key Articles of Incorporation") and/or the New Key Regulations as either of them may be amended after the effective time of the KeyCorp/Society Merger in accordance with its respective terms or applicable law. See "AMENDED AND RESTATED ARTICLES OF INCORPORATION AND REGULATIONS OF NEW KEY."


Interests of Certain Persons in the KeyCorp/Society Merger

          Management After the KeyCorp/Society Merger. In addition to the senior officer positions of New Key to be held by Messrs. Riley and Gillespie as discussed above in "Board of Directors and Chief Executive Officers of New Key through
December 31, 1998," at the effective time of the KeyCorp/Society
Merger, the following persons will have the responsibilities set forth below at New Key:



NAME                            PRESENT COMPANY AFFILIATION                 RESPONSIBILITY
___________________            ____________________________                _______________

Gary R. Allen <F2>                      KeyCorp                             Group Executive-Banking <F1>

Kevin M. Blakely                        Society                             Credit Policy

Michael A. Butler                       KeyCorp                             Loan Review

Ralph M. Carestio, Jr.                  KeyCorp                             Financial Services

Carter B. Chase'                        KeyCorp                             Legal Matters

Allen J. Gula, Jr.                      Society                             Information Technology and Operations

Francis X. Hamilton                     KeyCorp                             Quality Control/Improvement

Lee G. Irving                           KeyCorp                             Treasury Functions

Henry L. Meyer, III <F2>                Society                             Group Executive-Banking <F1>

A. Jay Meyerson                         Society                             Marketing

Roger Noall <F2>                        Society                             Chief Administrative Officer

Bruce E. Tofte                          KeyCorp                             Audit and Corporate Security

Martin J. Walker                        Society                             Balance Sheet Management

Stephen E. Wall                         Society                             Integration Management

F. Jay Ward                             KeyCorp                             Operations-Information Management

James W. Wert <F2>                      Society                             Chief Financial Officer

<F1>
The respective roles of each of the officers of New Key with Group Executive-Banking responsibility will be determined based on geographic and other factors.
<F2>
Members of New Key Management Committee, together with Messrs. Riley and Gillespie.  The Management
Committee is a group of senior executives who will guide the overall strategic direction of New Key following the merger.


          Indemnification. For a period of six years from the effective time of the KeyCorp/Society Merger, New Key will maintain the indemnification rights currently provided by KeyCorp and Society with respect to matters occurring before the effective time of the KeyCorp/Society Merger in favor of their respective current and former employees, directors, and officers and, if applicable, in favor of the employees, directors, and officers of their respective subsidiaries, on terms no less favorable than those provided in the charter or by-laws or regulations of KeyCorp or Society or as otherwise in effect on the date of the KeyCorp/Society Merger Agreement.

          Directors' and Officers' Liability Insurance. For a period of six years from the effective time of the KeyCorp/Society Merger, New Key will use its best efforts to maintain the directors' and officers' liability insurance policies maintained at the date of the KeyCorp/Society Merger Agreement by KeyCorp and Society, provided that New Key may provide substantially similar insurance policies with the same coverage and amounts in substitution for such policies of KeyCorp and Society. Notwithstanding the foregoing, New Key will not be obligated, in connection with maintaining any such KeyCorp insurance policies, to expend any amount per year in excess of 200% of the amount of the annual premiums paid as of the date of the KeyCorp/Society Merger Agreement by KeyCorp (the "KeyCorp Maximum Amount") and will not be obligated, in connection with maintaining any such Society insurance polices, to expend any amount in excess of 200% of the annual premiums paid as of the date of the KeyCorp/Society Merger Agreement by Society (the "Society Maximum Amount"). In the alternative, New Key will provide and maintain the most advantageous directors' and officers' liability insurance coverage obtainable for an annual premium equal to the KeyCorp Maximum Amount or the Society Maximum Amount, as the case may be.



              DESCRIPTION OF NEW KEY CAPITAL STOCK


General

          The New Key Articles of Incorporation authorize 900,000,000 shares of New Key Common Stock, 25,000,000 shares of New Key Serial Preferred Stock, and 1,400,000 shares of 10% Cumulative Preferred Stock, Class A, par value $5.00 per share ("New Key Preferred Stock") to be issued in the KeyCorp/Society Merger upon conversion of the outstanding KeyCorp Preferred Stock.

          If the CBC/KeyCorp Merger and the KeyCorp/Society Merger are consummated, shares of CBC Common Stock ultimately will be converted to New Key Common Stock with no New Key Preferred Stock issued in exchange therefor.

          The information provided herein will be applicable to CBC shareholders only if the KeyCorp/Society Merger is consummated.


New Key Common Stock

     The New Key Articles of Incorporation authorize 900,000,000 shares of New Key Common Stock. The shares of New Key Common Stock will be entitled (a) subject to any rights of the New Key Preferred Stock and of any additional preferred stock of New Key that may be issued on or after the effective time of the KeyCorp/Society Merger, to dividends when and as declared by the directors, (b) to one vote per share on each matter properly submitted to shareholders for their vote, and (c) to participate ratably in the net assets of New Key in the event of liquidation, subject to any prior rights of the New Key Preferred Stock and of any additional preferred stock of New Key that may hereafter be issued. The holders of shares of New Key Common Stock will have no preemptive comparison rights to acquire any additional shares of New Key. For a further discussion of the rights of holders of New Key Common Stock, see "COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF CAPITAL STOCK OF KEYCORP, CBC AND NEW KEY."


New Key Preferred Stock and New Key Depositary Shares

          New Key Preferred Stock. The New Key Preferred Stock will be a class of capital stock of New Key into which shares of KeyCorp Preferred Stock will be converted pursuant to the KeyCorp/Society Merger. 1,400,000 shares of New Key Preferred Stock will be authorized upon consummation of the KeyCorp/Society Merger. There are no material differences between the rights of a holder of New Key Preferred Stock and the rights of a holder of KeyCorp Preferred Stock of the New Key Preferred Stock. The following is a summary of the terms of the New Key Preferred Stock and does not purport to be complete.

          Dividends. Dividends, which are cumulative, are payable on the New Key Preferred Stock quarterly on March 31, June 30, September 30, and December 31 of each year at the rate per annum equal to 10% of the liquidation preference, or $12.50 per share. The New Key Preferred Stock ranks prior to the New Key Common Stock as to payment of dividends.

          Voting Rights. Except as expressly required by applicable law, the holders of shares of New Key Preferred Stock will not be entitled to vote on matters presented to shareholders except under certain circumstances, including (a) if New Key fails to pay full cumulative dividends on the New Key Preferred Stock or any other series of New Key Serial Preferred Stock (as defined herein) for six quarterly dividend periods, whether or not consecutive, in which case the number of directors of New Key will be increased by two and the holders of shares of New Key Preferred Stock, together with the holders of all other series of New Key Serial Preferred Stock, will be entitled to vote separately as a class to elect such additional two Directors, and (b) the adoption of any amendment to the New Key Articles of Incorporation that would adversely affect the rights of the New Key Preferred Stock, subject to certain exceptions.

          Preemptive Rights.  The holders of shares of New Key
Preferred Stock will have no preemptive rights to acquire any additional shares of New Key.

          Redemption. The New Key Preferred Stock will not be redeemable prior to June 30, 1996. On and after such date, the New Key Preferred Stock will be redeemable in cash at the option of New Key, in whole or in part, from time to time upon not less than 30 nor more than 60 days' notice, with the prior approval of the Federal Reserve Board (if such approval is required), at $125 per share plus all accrued and unpaid dividends to the date fixed for redemption. Shares of the New Key Preferred Stock that are redeemed will be deemed retired.

          Conversion. The New Key Preferred Stock will not be convertible into shares of any other class or series of capital stock of New Key.

          Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of New Key, the holders of shares of New Key Preferred Stock will be entitled to receive out of the assets of New Key available for distribution to shareholders, before any distribution of assets is made to the holders of New Key Common Stock or any other class of stock of New Key ranking junior to the New Key Preferred Stock upon liquidation. Liquidating distributions on the New Key Preferred Stock will be payable in the amount of $125 per share plus accrued and unpaid dividends.

          New Key Depositary Shares. Each New Key Depositary Share represents a one-fifth interest in a share of New Key Preferred Stock. The New Key Preferred Stock issued in the KeyCorp/Society Merger will be deposited under a Deposit Agreement, dated July 27, 1991 (the "Deposit Agreement"), between New Key (as successor to KeyCorp), Chase Manhattan Bank, or any successor, as depositary (the "Depositary"), and the holders from time to time of the New Key Depositary Receipts issued by the Depositary thereunder. The New Key Depositary Receipts so issued will evidence the New Key Depositary Shares. Subject to the terms of the Deposit Agreement, each owner of a New Key Depositary Share will be entitled through the Depositary, in proportion to the one-fifth interest in a share of New Key Preferred Stock underlying such New Key Depositary Share, to all rights and preferences of a share of New Key Preferred Stock (including dividend, voting, redemption and liquidation rights). Because each share of New Key Preferred Stock entitles the holder thereof to one vote on matters on which the New Key Preferred Stock is entitled to vote, each New Key Depositary Share will, in effect, entitle the holder thereof to one-fifth of a vote thereon, rather than one full vote. There are no material differences between the rights of a holder of New Key Depositary Shares and the rights of a holder of KeyCorp Depositary Shares.


Additional Class of Authorized but Unissued New Key Serial
Preferred Stock

          If the KeyCorp/Society Merger is consummated, New Key will have 25,000,000 authorized shares of preferred stock (the
"New Key Serial Preferred Stock"), of which no shares will be issued or outstanding. New Key may issue New Key Serial Preferred Stock from time to time in one or more series. Except as expressly required by applicable law, the holders of New Key Serial Preferred Stock will not be entitled to vote on matters presented to shareholders, except under certain circumstances, including (a) if New Key fails to pay full cumulative dividends on the New Key Serial Preferred Stock or the New Key Preferred Stock for six quarterly dividend periods, whether or not consecutive, in which case the number of directors of New Key will be increased by two and the holders of shares of New Key Serial Preferred Stock, together with the holders of New Key Preferred Stock, will be entitled to vote separately as a class to elect such additional two directors, and (b) the adoption of any amendment to the New Key Articles of Incorporation or the New Key Regulations which would be substantially prejudicial to the rights of the holders of New Key Serial Preferred Stock. The holders of shares of New Key Serial Preferred Stock will have no preemptive rights to acquire any additional shares of New Key. Certain terms of the New Key Serial Preferred Stock may be fixed by New Key's Board of Directors, including dividend rate, whether dividends shall be cumulative, liquidation price, redemption price, sinking fund provisions, conversion rights, and restrictions on issuance of shares of the same series or any other class or series as may be determined by the directors.



                AMENDED AND RESTATED ARTICLES OF
            INCORPORATION AND REGULATIONS OF NEW KEY


General

          If the CBC shareholders approve the CBC/Keycorp Merger Agreement at the Special Meeting and all other conditions to consummation of the CBC/KeyCorp Merger have been met, and the KeyCorp/Society Merger is consummated, CBC shareholders would become shareholders of New Key (see "INTRODUCTION -- Pending Merger of KeyCorp and Society" and "THE CBC/KEYCORP MERGER -- Effect of KeyCorp/Society Merger on CBC and CBC Shareholders") an organization controlled, in part, by the Amended and Restated Articles of Incorporation and Regulations of New Key. Information provided with respect to the New Key Amended and Restated Articles of Incorporation and Regulations of New Key will be applicable to CBC shareholders only if the KeyCorp/Society Merger is consummated.


Amended and Restated Articles of Incorporation of New Key

          The following summary is intended to highlight certain important provisions of the New Key Articles of Incorporation.
This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained in the New Key Articles of Incorporation which are included in KeyCorp's Current Report on Form 8-K dated October 13, 1993, which is incorporated by reference herein.

          Number of Shares of Authorized Stock.  The New Key
Articles of Incorporation authorize 900,000,000 shares of New Key
Common Stock, 25,000,000 shares of New Key Serial Preferred Stock, and 1,400,000 shares of New Key Preferred Stock.

          Of the 900,000,000 authorized shares of New Key Common Stock, approximately 118,658,008 shares are currently issued as Society Common Stock, approximately 122,495,270 shares will be issued in connection with the KeyCorp/Society Merger in respect of the KeyCorp Common Stock, approximately 5,428,299 shares will be reserved for issuance for outstanding options under option plans maintained by KeyCorp which will be assumed by New Key in the KeyCorp/Society Merger, approximately 7,160,264 shares are reserved for issuance under option plans maintained by Society, approximately 661,370 will be reserved for issuance under KeyCorp's employee stock purchase and dividend reinvestment plans, and approximately 254,403,211 shares are reserved for issuance pursuant to the Society Rights Agreement (assuming the consummation of the KeyCorp/Society Merger, the exercise of all outstanding Society and KeyCorp employee and director stock options, and issuance of all shares reserved for issuance under KeyCorp's employee stock purchase and dividend reinvestment plans). None of the 25,000,000 shares of New Key Serial Preferred Stock will be issued in connection with the CBC/KeyCorp Merger or the KeyCorp/Society Merger. Up to 1,280,000 shares of the 1,400,000 shares of New Key Preferred Stock authorized will be issued in the CBC/KeyCorp Merger upon conversion of the outstanding KeyCorp Preferred Stock; as of the Record Date, there were 1,280,000 shares of KeyCorp Preferred Stock outstanding.

          Therefore, upon consummation of the KeyCorp/Society Merger, New Key will have not more than approximately 391,193,578 shares of Common Stock, 25,000,000 shares of New Key Serial Preferred Stock, and not more than 120,000 shares of New Key Preferred Stock available for issuance from time to time as may be necessary in connection with future financings, acquisitions of other companies, stock dividends, stock splits, other distributions, or other corporate purposes.

          The issuance in future acquisitions or other transactions of the additional shares that would be authorized under the New Key Articles of Incorporation may dilute the equity ownership position of then holders of KeyCorp Common Stock, and could have a dilutive effect on the book value and earnings per share of New Key Common Stock, and could affect the relative voting rights of New Key shareholders. Further, additional shares could be issued by New Key in a private placement to a holder that would, among other things, vote against a business combination. The effect of issuing shares to a holder that would vote against a business combination could be to dilute the ownership of a person attempting to gain control of New Key. Accordingly, a possible effect of the New Key Articles of Incorporation may be to deter potential acquirors from attempts to take control of New Key.

          Express Terms of New Key Common Stock, New Key Preferred Stock and New Key Serial Preferred Stock. The express terms of the New Key Common Stock, the New Key Preferred Stock, and the New Key Serial Preferred Stock are discussed under the heading "DESCRIPTION OF NEW KEY CAPITAL STOCK."

          Voting. If a shareholder vote is required under applicable law, the New Key Articles of Incorporation reduce the shareholder vote required under applicable law from a two-thirds vote to a majority of the voting power of New Key to approve any merger, consolidation, dissolution, disposition of all or substantially all of the corporation's assets, and any "majority share acquisition" or "combination," except that the New Key Articles of Incorporation do not reduce the vote of shareholders required to approve a transaction which requires shareholder approval under the Ohio Interested Shareholder Transaction Law. See "COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF CAPITAL STOCK OF KEYCORP, CBC AND NEW KEY -- Voting Rights -- Mergers, Consolidations, Dissolutions, Combinations, and Other Transactions." No holders of shares of any class of New Key Capital Stock will be entitled to cumulate their voting power.

          Opt-Out of Control Share Acquisition Statute.  The
New Key Articles of Incorporation contain an election that New Key will not be covered by Section 1701.831 of the Ohio General Corporation Law, which would otherwise apply to control share acquisitions of shares of New Key. For a more detailed discussion, see "COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF CAPITAL STOCK OF KEYCORP AND NEW KEY -- State Takeover Statutes and Takeover Provisions of Charter Documents."


Regulations of New Key

          The following summary is intended to highlight selected provisions of the New Key Regulations. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained in the New Key Regulations which are included in KeyCorp's Current Report on Form 8-K dated October 13, 1993, which is incorporated by reference herein. In particular, this summary does not describe certain provisions of the New Key Regulations which are, or the effects of which are, described under the heading "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY -- Board of Directors and Chief Executive Officers of New Key through
December 31, 1998," and reference is made to that section of this Proxy Statement-Prospectus for a description of such provisions under Ohio law, regulations are similar to by-laws under New York or Colorado law.

          Advance Notice of Shareholder Proposals and Nominations. The New Key Regulations will provide that at any meeting of shareholders, proposals by shareholders (including director nominations) will be considered if advance notice of such proposal has been timely given as described below. Written notice of any shareholder proposal must be received by the Secretary of New Key at New Key's principal executive offices not less than 60 nor more than 90 days prior to the shareholders' meeting, unless New Key gives less than 75 days' prior public disclosure of the date of the meeting or prior notice of the meeting to its shareholders, in which case written notice of such shareholder proposal must be given to New Key's Secretary within 15 days of the date on which New Key gives prior public disclosure of the date of the meeting or prior notice of the meeting to its shareholders. The written notice of any such proposal must set forth the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal, such shareholder's name and record address, the number and class of all shares of each class of stock of New Key beneficially owned by such shareholder, and any material interest of such shareholder in the proposal (other than as a shareholder). In addition, if the shareholder proposal constitutes a nomination of an individual for director, the written notice of such proposal must also set forth: (a) as to each person who is not an incumbent director when the shareholder proposes to nominate such person for election as a director, (i) the name, age, business, and residence address of such person, (ii) the principal occupation or employment of such person for the last five years,
(iii) the class and number of shares of capital stock of New Key that are beneficially owned by such person, (iv) all positions of such person as a director, officer, partner, employee, or controlling shareholder of any corporation or other business entity, (v) any prior position as a director, officer, or employee of a depository institution or any company controlling a depository institution, (vi) any other information regarding such person that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such person been nominated by the Board of Directors of New Key, and (vii) the written consent of each nominee to serve as a director of New Key if so elected, and, (b) as to the shareholder giving the written notice, (i) a representation that the shareholder is a holder of record of shares of New Key entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (ii) a description of all arrangements or understandings between the shareholder and such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder.

          Classified Board of Directors. The New Key Regulations provide that the Board of Directors of New Key will be divided into three classes having as equal a number of directors as possible. The respective terms of the three classes are staggered so that at any time the term of one class will expire at the next annual meeting of shareholders thereafter occurring, the term of a second class will expire at the second annual meeting of shareholders thereafter occurring, and the term of a third class will expire at the third annual meeting of shareholders thereafter occurring. At each annual meeting of shareholders of New Key, the successors to the directors of the class whose term will expire in that year will be elected to hold office for a term expiring at the annual meeting of shareholders occurring in the third year after the date of their election.

          The New Key Regulations provide that the Board of Directors or the shareholders of New Key may change the number of directors to a total number of no fewer than 20 directors and no more than 24 directors. The Board of Directors of New Key may change the total number of directors by the affirmative vote of two-thirds of the entire authorized Board. The shareholders of New Key may change the total number of directors at a meeting of the shareholders called for the purpose of electing directors
(a) by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of New Key represented at the meeting and entitled to elect directors or
(b) if the proposed change in the number of directors is recommended by two-thirds of the entire authorized Board of Directors, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of New Key represented at the meeting and entitled to elect directors. The ability of the Board of Directors or shareholders to change the total number of directors is subject to the limitation regarding the number of directors referred to above and to the limitations described in "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY -- Board of Directors and Chief Executive Officers of New Key through December 31, 1998," regarding the number of Insider Directors and the requirement that any increase or decrease in the number of directors be effected by a multiple of two.

          The New Key Regulations provide that the number of authorized directors of New Key will be automatically increased by two and that the holders of any class or series of preferred stock of New Key will have the right to elect two directors of New Key during any time when dividends payable on such shares are in arrears, as set forth in the New Key Articles of Incorporation and/or the express terms of the preferred stock of New Key. See "DESCRIPTION OF NEW KEY CAPITAL STOCK -- New Key Preferred Stock and New Key Depositary Shares" and "Additional Class of Authorized but Unissued New Key Serial Preferred Stock."

          Nominations for Directors. For a discussion of the process of director nominations through December 31, 1998, see "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY -- Board of Directors and Chief Executive Officers of
New Key through December 31, 1998." The New Key Regulations provide that after December 31, 1998, nominations for the election of directors may be made by the affirmative vote of two-thirds of the entire authorized Board of Directors.

          Nominations for the election of directors may also be made, before and after December 31, 1998, by any shareholder of New Key entitled to vote for the election of directors at a meeting, but only if written notice of such shareholder's intent to make such nomination is received by the Secretary of New Key, at New Key's principal executive offices, not less than 60 nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days' notice to the shareholders or prior public disclosure of the date of the meeting is given or made, the written notice of such shareholder's intent to make such nomination must be given to the Secretary of New Key not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice of a shareholder's intent to make a nomination must set forth specific information about the nominee and the shareholder giving the notice. See "AMENDED AND RESTATED ARTICLES OF INCORPORATION AND REGULATIONS OF NEW KEY -- Regulations of New Key -- Advance Notice of Shareholder Proposals and Nominations."

          Vote Required for Director Action. The New Key Regulations provide, in the absence of a different or greater vote as specified for specific matters in the New Key Regulations, that a majority of the entire authorized Board of Directors constitutes a quorum for the transaction of any business at any meeting at the Board and that the affirmative vote of a majority of directors present at any meeting at which a quorum is present will be the act of the Board.

          The New Key Regulations provide that the affirmative vote of at least two-thirds of the entire authorized Board of Directors is required for approval of any of the following transactions:
(a) any merger or consolidation of New Key (i) with any interested shareholder, as such term is defined in Chapter 1704 of the Ohio General Corporation Law, or (ii) with any other corporation if the merger or consolidation is caused by any interested shareholder,
(b) any recommendation or approval of any transaction as a result of which any person will become an interested shareholder, (c) any merger or consolidation involving New Key and any other corporation with assets having an aggregate book value equal to 50% or more of the aggregate book value of all the assets of New Key determined on a consolidated basis, (d) any liquidation or dissolution of New Key, (e) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with an interested shareholder of assets of New Key which assets have an aggregate book value equal to 10% or more of the aggregate book value of all the assets of New Key determined on a consolidated basis, (f) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any person of assets of New Key which assets have an aggregate book value equal to 25% or more of the aggregate book value of all the assets of New Key determined on a consolidated basis, (g) any transaction which results in the issuance or transfer by New Key of more than 15% of the voting stock of New Key to any person, (h) any transaction involving New Key which has the effect, directly or indirectly, of increasing the proportionate share of the stock or securities of any class or series of New Key which is owned by an interested shareholder, (i) any transaction requiring the amendment of any provision of the New Key Articles of Incorporation if to amend such provision otherwise would require an affirmative vote of at least two-thirds of the entire authorized Board of Directors or any transaction requiring the amendment of any provision of the New Key Regulations if to amend such provision otherwise would require an affirmative vote of at least two-thirds of the entire authorized Board of Directors of New Key (provided, however, if the amendment of any provision of the New Key Regulations requires an affirmative vote of more than two-thirds of the entire authorized Board of Directors, any transactions having the same effect may only be authorized by the vote required to amend such provision of the New Key Regulations), and (j) any receipt by an interested shareholder, other than proportionately as a shareholder of New Key, of the benefit, directly or indirectly, of any financial benefits provided through New Key.

          Removal of Directors and Filling Vacancies. The New Key Regulations provide that the Board of Directors may remove any director and thereby create a vacancy on the Board: (a) if by order of court he has been found to be of unsound mind or if he is adjudicated a bankrupt or (b) if within 60 days from the date of his election he does not qualify by accepting in writing his election to such office or by acting at a meeting of directors.

          All the directors, or all of the directors of a particular class, or any individual director, may be removed from office, without assigning any cause, by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of New Key entitled to elect directors in place of those to be removed. In case of any such removal, a new director nominated in accordance with the New Key Regulations may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed is deemed to create a vacancy on the Board.

          The New Key Regulations will provide that any vacancies on the Board of Directors resulting from death, resignation, removal, or other cause may only be filled by the affirmative vote of two-thirds of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Newly created directorships resulting from any increase in the number of directors by action of the Board of Directors shall be filled by the affirmative vote of two-thirds of the directors then in office, or if not so filled, by the shareholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with the New Key Regulations. In the event that the shareholders increase the authorized number of directors in accordance with the New Key Regulations but fail at the meeting at which such increase is authorized, or an adjournment of that meeting, to elect the additional directors provided for, or if the shareholders fail at any meeting to elect the whole authorized number of directors, such vacancies may be filled by the affirmative vote of two-thirds of the directors then in office. Any director elected in accordance with the three preceding sentences shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. Notwithstanding the foregoing, through December 31, 1998, the Board of Directors of New Key may only fill vacancies (however caused) in accordance with the provisions of the New Key Regulations described under "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY -- Board of Directors and Chief Executive Officers of New Key through December 31, 1998" and "AMENDED AND RESTATED ARTICLES OF INCORPORATION AND REGULATIONS OF NEW KEY -- Regulations of New Key -- Nominations for Directors."

          Membership of Board Committees. The New Key Regulations provide that the Board of Directors may, by resolution adopted by the affirmative vote of at least two-thirds of the entire authorized Board, designate annually (a) four or more of its members to constitute members of the Executive Committee and
(b) one or more of its members to be alternate members of the Executive Committee to take the place of any absent member or members at any meeting of the Executive Committee. For a discussion regarding the membership of the Executive Committee through December 31, 1998, see "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY -- Board of Directors and Chief Executive Officers of New Key through December 31, 1998."

          The New Key Regulations also provide for the designation of a Nominating Committee, to remain in effect until December 31, 1998. For a detailed discussion regarding the Nominating Committee, see "CERTAIN INFORMATION REGARDING THE PENDING MERGER OF KEYCORP AND SOCIETY -- Board of Directors and Chief Executive Officers of New Key through December 31, 1998."

          The New Key Regulations further provide that the Board of Directors may, by resolution adopted by the affirmative vote of at least two-thirds of the entire authorized Board, designate from among its members one or more other committees, each of which must
(a) consist of not fewer than three directors, together with such alternates as the Board of Directors may appoint to take the place of any absent member or members at any meeting of such committee, and (b) except as otherwise prescribed by law, have such authority of the Board as may be specified in the resolution of the Board designating such committee.

          Indemnification. The New Key Regulations provide that New Key will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, or employee of New Key or is or was serving at the request of New Key as a director, trustee, officer, or employee of a bank, other corporation, partnership, joint venture, trust, or enterprise. New Key will indemnify any person who served as a director, officer, or employee of any constituent corporation that is merged into New Key, or who served at the request of such constituent corporation as a director, officer, trustee, or employee of a bank, other corporation, partnership, joint venture, trust, or other enterprise for acts, omissions, or other events or occurrences prior to the merger to the same extent as the constituent corporation, if its separate existence had continued, would have been required to indemnify such persons. The indemnification provided in the New Key Regulations is not exclusive of any other rights to indemnification which any persons may have.

          Headquarters Location. The New Key Regulations provide that the headquarters and principal executive offices of New Key will be located in Cleveland, Ohio.

          Amendment of New Key Regulations. For a discussion of the limitations on the amendment, repeal, or alteration of the New Key Regulations, see "COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF CAPITAL STOCK OF KEYCORP, CBC AND NEW KEY -- Amendment of Charter Documents -- By-Laws/Regulations."



                VALIDITY OF KEYCORP COMMON STOCK


          The validity of the CBC/KeyCorp Merger Shares has been passed upon by Walter V. Ferris, Executive Vice President and
General Counsel of KeyCorp.



                             EXPERTS


          The consolidated statements of condition of Commercial Bancorporation of Colorado, and subsidiaries as of December 31, 1992 and 1991, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1992, included in Appendix E to this Proxy Statement-Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing therein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

          The consolidated financial statements of KeyCorp included in KeyCorp's Report on Form 8-K dated March 18, 1993; as amended by Form 8 dated May 20, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

          Representatives of Deloitte & Touche are expected to be present at the Special Meeting, will be given an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.



                          OTHER MATTERS


          Management of CBC knows of no other business to come before the Special Meeting other than the proposal to consider and vote upon the CBC/KeyCorp Merger Agreement provided for in the Notice of Special Meeting and discussed in this Proxy Statement-Prospectus. If any other matters should properly come before the Special Meeting, the persons designated as proxies in the accompanying proxy card will vote the shares represented by all properly-executed proxies on such matters in such manner as shall be determined by the Board of CBC.



          CBC SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING


          Any proposal which a CBC shareholder wishes to have included in CBC's proxy materials for CBC's Annual Meeting of Shareholders to be held in 1994 must be received at the executive offices of CBC at Century Bank Plaza, 3300 East First Avenue, Denver, Colorado 80206, no later than February 1, 1994. Please note that, if the CBC/KeyCorp Merger is completed as contemplated by the CBC/KeyCorp Merger Agreement, CBC will not hold an Annual Meeting of Shareholders in 1994. If CBC does hold an Annual Meeting of Shareholders in 1994, the Board of Directors will review each proposal timely received from shareholders to determine if it satisfies the criteria established by applicable law for inclusion in CBC's 1994 proxy materials.

                                                           APPENDIX A

                      AMENDED AND RESTATED

                            AGREEMENT


           DATED AS OF THE 11th DAY OF SEPTEMBER, 1993


                         BY AND BETWEEN


                             KEYCORP

                               AND


              COMMERCIAL BANCORPORATION OF COLORADO

                        TABLE OF CONTENTS

                                                             Page
                                                             ____

RECITALS                                                        1

                     ARTICLE I.  THE MERGER

SECTION 1.1.  Key Bancshares of Colorado, Inc.                  4
SECTION 1.2.  Structure of the Merger                           4
SECTION 1.3.  Effect on Outstanding Shares                      5
SECTION 1.4.  Exchange Procedures                               7
SECTION 1.5.  Options                                          12

             ARTICLE II.  CONDUCT PENDING THE MERGER

SECTION 2.1.  Conduct of CBC's Business Prior to the
               Effective Time                                  14
SECTION 2.2.  Forbearance by CBC                               14
SECTION 2.3.  Forbearance by KeyCorp                           17

          ARTICLE III.  REPRESENTATIONS AND WARRANTIES

SECTION 3.1.  Representations and Warranties                   18

                     ARTICLE IV.  COVENANTS

SECTION 4.1.  Merger Proposals                                 36
SECTION 4.2.  Certain Policies of CBC                          37
SECTION 4.3.  Employee Benefits                                38
SECTION 4.4.  Access and Information                           39
SECTION 4.5.  Certain Filings, Consents and Arrangements       41
SECTION 4.6.  Indemnification; Directors' and Officers'
               Insurance                                       41
SECTION 4.7.  Additional Agreements                            44
SECTION 4.8.  Publicity                                        45
SECTION 4.9.  Proxy; Registration Statement                    45
SECTION 4.10. Shareholders' Meeting                            46
SECTION 4.11. Securities Act; Pooling-of-Interests             46
SECTION 4.12. Pooling-of-Interests and Tax-Free
               Reorganization Treatment                        47
SECTION 4.13. Stock Exchange Listing                           47
SECTION 4.14. Notification of Certain Matters                  47
SECTION 4.15. Antitakeover Statutes                            48

             ARTICLE V.  CONDITIONS TO CONSUMMATION


SECTION 5.1.  Conditions to All Parties' Obligations           48
SECTION 5.2.  Conditions to Obligations of KeyCorp             51
SECTION 5.3.  Conditions to the Obligations of CBC             53

                    ARTICLE VI.  TERMINATION

SECTION 6.1.  Termination                                      55
SECTION 6.2.  Effect of Termination                            60

         ARTICLE VII.  EFFECTIVE DATE AND EFFECTIVE TIME

SECTION 7.1.  Effective Date and Effective Time                60

                  ARTICLE VIII.  OTHER MATTERS

SECTION 8.1.  Certain Definitions; Interpretation              61
SECTION 8.2.  Survival                                         62
SECTION 8.3.  Waiver                                           62
SECTION 8.4.  Counterparts                                     63
SECTION 8.5.  Governing Law                                    63
SECTION 8.6.  Expenses                                         63
SECTION 8.7.  Notices                                          63
SECTION 8.8.  Entire Agreement; Etc.                           64
SECTION 8.9.  Assignment                                       64
SECTION 8.10. Directors' Qualifying Shares                     64

                         LIST OF ANNEXES



Annex 1  --  Form of Option Agreements (Recital D)

Annex 2  --  Significant Subsidiaries of KeyCorp (Section 3.1(d))

Annex 3  --  Significant Subsidiaries of CBC (Section 3.1(d))

Annex 4  --  CBC Benefit Plans (Section 3.1(n))

Annex 5  --  Form of Affiliate's Letter (Section 4.11(b))

                      INDEX TO DEFINITIONS


Term                                  Location of Definition
____                                  ______________________

Affiliates                                 4.11(a)
Average Closing Price                      1.3(b)
BHC Act                                    Recital C
Bank Regulators                            3.1(k)
Benefit Plans                              3.1(n)
CBC                                        Preamble
CBC Class A Common Stock                   Recital C
CBC Class B Common Stock                   Recital C
CBC Common Stock                           Recital C
CBC Convertible Subordinated Debentures    Recital C
CBC Meeting                                4.10
CBC Preferred Stock                        Recital C
CCC                                        1.2
Certificate                                1.4(a)
Code                                       Recital E
Control                                    8.1
Conversion Number                          1.3(a)
Costs                                      4.6(a)
Determination Date                         6.1(e)
Disclosure Letter                          3.1
Dissenters' Shares                         1.3
EPA                                        3.1(u)
ERISA                                      3.1(n)
Effective Date                             7.1
Effective Time                             7.1
Exchange Agent                             1.4(b)
Exchange Fund                              1.4(b)
Executive Agreements                       4.3(c)
FDIC                                       5.1(b)
Federal Reserve Board                      5.1(b)
Hazardous Material                         3.1(u)(vi)(z)
IRS                                        3.1(n)
Index Group                                6.1(e)
Index Price                                6.1(e)
KeyCorp                                    Preamble
KeyCorp Common Stock                       Recital A
Key Bancshares                             1.1
Key Colorado                               Recital B
Loan Property                              3.1(u)(vi)(x)
Material Adverse Effect                    8.1
Merger                                     1.2
Merger Proposal                            4.1
NYSE                                       1.3(b)
OREO                                       3.1(v)
Option Agreements                          Recital D
Participation Facility                     3.1(u)(vi)(y)
Pension Plan                               3.1(n)
Person                                     8.1
Plan                                       Preamble
Proxy Statement                            3.1(t)
Proxy Statement/Prospectus                 3.1(t)
Registration Statement                     3.1(t)
Reports                                    3.1(g)
Rights                                     Recital C
SEC                                        3.1(g)
Securities Act                             3.1(t)
Securities Exchange Act                    3.1(g)
Significant Subsidiary                     3.1(b)
Starting Date                              6.1(e)
Starting Price                             6.1(e)
Subsidiary                                 8.1
Surviving Corporation                      1.2

     AMENDED AND RESTATED AGREEMENT AND PLAN OF ACQUISITION,
REORGANIZATION AND MERGER, dated as of the 11th day of September, 1993 (the "Plan"), by and between KeyCorp ("KeyCorp") and
Commercial Bancorporation of Colorado ("CBC").

                          INTRODUCTION

     KeyCorp and CBC entered into an Agreement and Plan of Acquisition, Reorganization and Merger dated as of the 11th day of September, 1993 (the "September 11, 1993 Agreement"). The parties now wish to amend and restate the September 11, 1993 Agreement to clarify certain provisions. Accordingly, the parties have executed this Amended and Restated Plan of Acquisition, Reorganization and Merger on or about the 8th day of December, 1993, to be effective as of the execution of the September 11, 1993 Agreement.

                            RECITALS:

     A. KeyCorp. KeyCorp has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York, with its principal executive offices located in Albany, New York. As of the date hereof, KeyCorp has 350,000,000 authorized shares of common stock, par value $5.00 per share ("KeyCorp Common Stock"), of which 101,211,313 shares were outstanding as of June 30, 1993, and 5,000,000 authorized shares of preferred stock, par value $5.00 per share, of which 479,394 shares of its Adjustable Rate Cumulative Preferred Stock Series A (redeemed August 2, 1993) and 1,280,000 shares of its Cumulative Preferred Stock Series B were outstanding as of June 30, 1993 (no other class of capital stock being authorized).

     B. Key Colorado. Key Bank of Colorado ("Key Colorado") is a Colorado chartered commercial bank with all of its capital stock owned by KeyCorp.

     C. CBC. CBC has been duly incorporated and is an existing corporation in good standing under the laws of the State of Colorado, with its principal executive offices located in Denver, Colorado. CBC is a bank holding company duly registered with the Federal Reserve Board (as defined below) under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). As of
August 19, 1993, CBC has (i) 5,600,000 authorized shares of common stock, par value $1.00 per share ("CBC Common Stock"), of which 2,636,579 shares of Class A Common Stock ("CBC Class A Common Stock") were issued and 2,407,101 were outstanding (with 229,478 shares held in CBC's treasury) while 431,950 shares of Class B Common Stock ("CBC Class B Common Stock") were issued and outstanding, and (ii) 180,000 authorized shares of preferred stock, par value $1.00 per share ("CBC Preferred Stock"), of which no shares were outstanding as of August 19, 1993. Pursuant to the terms of its Adjustable Rate Convertible Subordinated Debentures Due 2004 ("CBC Convertible Subordinated Debentures"), as of August 19, 1993, CBC is obligated to issue up to 296,838 additional shares of its CBC Class A Common Stock. CBC is also obligated to issue up to 62,700 additional shares of its CBC Class A Common Stock pursuant to its Employee Stock Option Plan. CBC does not have any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, pre-emptive rights) to subscribe for or acquire from it, any shares of its capital stock (collectively, "Rights"), except
(i) pursuant to the Option Agreements (as defined below) which will be entered into immediately after the execution and delivery of this Plan, (ii) pursuant to the terms of the CBC Convertible Subordinated Debentures and (iii) pursuant to the terms of the CBC Employee Stock Option Plan.

     D. The Option Agreements. As a condition to, and immediately following, the execution and delivery of this Plan, and as a condition to and inducement of the willingness of KeyCorp to enter into this Plan, KeyCorp and CBC will enter into two Stock Option Agreements in the form set forth in Annex 1-A and Annex 1-B, respectively, (the "Option Agreements"), pursuant to which CBC will grant to KeyCorp (i) an option to purchase newly issued shares of CBC Class A Common Stock, up to 19.9% of the currently outstanding CBC Class A Common Stock plus certain subsequent issuances of CBC Class A Common Stock, and (ii) an option to purchase up to 19.9% of the currently outstanding CBC Class B Common Stock plus certain subsequent issuances of CBC Class B Common Stock, both subject to regulatory restrictions and upon the terms and conditions therein contained.

     E. Intention of the Parties. It is the intention of the parties to this Plan that the Merger (as defined below) (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) for accounting purposes shall qualify for treatment as a "pooling of interests."

     F.  Board Approvals.  The respective Boards of Directors of
KeyCorp and CBC have duly approved the Plan and have duly authorized its execution and delivery.

     NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                     ARTICLE I.  THE MERGER

     SECTION 1.1. Key Bancshares of Colorado, Inc. Promptly following the execution of this Agreement, KeyCorp shall take the steps necessary and desirable to organize a Colorado corporation as a direct "first tier" subsidiary of KeyCorp with the name "Key Bancshares of Colorado, Inc." ("Key Bancshares").

     SECTION 1.2. Structure of the Merger. On the Effective Date (as defined in Section 7.1) CBC will merge (the "Merger") with and into Key Bancshares, with Key Bancshares being the surviving corporation (the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided in, the Colorado Corporation Code (the "CCC"). At the Effective Time the articles of incorporation and bylaws of the Surviving Corporation shall be the articles of incorporation and the bylaws of Key Bancshares in effect immediately prior to the Effective Time. At the Effective Time, the directors and officers of the Surviving Corporation shall be the directors and officers of Key Bancshares immediately prior to the Effective Time. As soon after the Effective Time as administratively feasible, KeyCorp intends to cause
Key Bancshares to merge into KeyCorp and to then cause the bank subsidiaries of Key Bancshares immediately prior to such Merger of Key Bancshares into KeyCorp (which by operation of the Merger will be the bank subsidiaries of CBC) and Key Colorado to be consolidated into Century Bank Sterling (the "Subsidiary Consolidation") under the name of Key Bank of Colorado.

     SECTION 1.3. Effect on Outstanding Shares. (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of CBC Class A Common Stock and CBC Class B Common Stock issued and outstanding at the Effective Time (other than (i) shares which have not been voted in favor of the approval of this Plan with respect to which appraisal rights have been perfected in accordance with Section 7-4-124 of the CCC (the "Dissenters' Shares"), (ii) shares held directly or indirectly by KeyCorp, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, and
(iii) shares held as treasury stock of CBC) shall become and be converted into 0.7460 of a share of KeyCorp Common Stock (the "Conversion Number"); provided that if KeyCorp effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction after the date hereof and before the Effective Time (as defined in Section 7.1), the Conversion Number shall be appropriately adjusted. As of the Effective Time, each share of CBC Common Stock held directly or indirectly by KeyCorp, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, and shares held as treasury stock of CBC, shall be canceled, retired and cease to exist, and no exchange or payment shall be made with respect thereof.

     (b) No fractional shares of KeyCorp Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of KeyCorp Common Stock pursuant to
Section 1.3(a), cash adjustments will be paid to holders in respect of any fractional shares of KeyCorp Common Stock that would otherwise be issuable; the amount of such cash adjustment shall be equal to the Average Closing Price of a share of KeyCorp Common Stock multiplied by the fraction of a share of KeyCorp Common Stock to which the holder would be entitled. The "Average Closing Price" means the average closing price per share of KeyCorp Common Stock, as reported on the New York Stock Exchange ("NYSE") Composite Transactions reporting system (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source), for the twenty NYSE trading days ending on the fifth NYSE trading day prior to the Effective Date.

     (c) The shares of the Surviving Corporation issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged after the Merger and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation.

     (d) Dissenters' Shares shall be purchased and paid for in accordance with Sections 7-4-123 and 7-4-124 of the CCC. Any amount paid for Dissenters' Shares and any appraisal costs, legal costs, and any other expenses incurred with respect to the Dissenters' Shares will be paid out of funds deposited by CBC in an escrow account with an independent escrow agent prior to the Effective Time.

     (e) Notwithstanding anything to the contrary herein, KeyCorp may, upon notice to CBC, modify the structure of the Merger in order to achieve the intention of the parties as to the federal income tax treatment described in Recital E, and CBC shall promptly enter into any amendment to this Agreement pursuant to Section 8.3 of this Agreement necessary or desirable to accomplish such structure modification, whether such amendment is after submission to or approval by the shareholders of CBC, provided that no such amendment shall reduce the amount or adversely change the form or tax treatment of the consideration to be received by the CBC shareholders in the Merger.

     SECTION 1.4. Exchange Procedures. (a) At and after the Effective Time, each certificate (each a "Certificate") previously representing shares of CBC Common Stock shall represent (i) the number of whole shares of KeyCorp Common Stock and (ii) the right to receive cash in lieu of fractional shares into which such CBC Common Stock has been converted pursuant to
Section 1.3(a) and (b). Certificates previously representing shares of CBC Common Stock shall be exchanged for certificates representing whole shares of KeyCorp Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with this
Section 1.4, without any interest thereon.

     (b) As of the Effective Time, KeyCorp shall deposit, or shall cause to be deposited, with Mellon Securities Trust Company (or its successor as KeyCorp's Stock Transfer Agent), or such other bank or trust company acceptable to the parties (the "Exchange Agent"), for the benefit of the holders of shares of CBC Common Stock, for exchange in accordance with this
Section 1.4, certificates representing the shares of KeyCorp Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of KeyCorp Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.3 and paid pursuant to this Section 1.4 in exchange for outstanding shares of CBC Common Stock. Prior to the Effective Time, CBC shall deposit or cause to be deposited, in an escrow account the amount, if any, determined by CBC to be necessary to redeem CBC Convertible Subordinated Debentures as an incident to this transaction.

     (c) Promptly after the Effective Time, KeyCorp shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other provisions as KeyCorp and CBC may reasonably agree; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of KeyCorp Common Stock and cash in lieu of fractional shares. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of KeyCorp Common Stock and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Section 1.3(a), and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of any shares of CBC Common Stock not registered in the transfer records of CBC, a certificate representing the proper number of shares of KeyCorp Common Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued to the transferee if the Certificate representing such CBC Common Stock is presented to the Exchange Agent, accompanied by documents sufficient (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

     (d) Whenever a dividend or other distribution is declared by KeyCorp on the KeyCorp Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Plan; provided that no dividend or other distribution declared or made on the KeyCorp Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of KeyCorp Common Stock represented thereby until the holder of such Certificate shall duly surrender such Certificate in accordance with this Section 1.4. Following such surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of KeyCorp Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions having a record date after the Effective Time theretofore payable with respect to such whole shares of KeyCorp Common Stock and not yet paid, and (ii) at the appropriate payment date, the amount of dividends or distributions having (x) a record date after the Effective Time but prior to surrender and (y) a payment date subsequent to surrender payable with respect to such whole shares of KeyCorp Common Stock.

     (e) From and after the Effective Time, there shall be no transfers on the stock transfer records of CBC of any shares of CBC Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to KeyCorp or the Surviving Corporation, they shall be canceled and exchanged for the shares of KeyCorp Common Stock and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Plan in accordance with the procedures set forth in this Section 1.4.

     (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any KeyCorp Common Stock) that remains unclaimed by the shareholders of CBC for six months after the Effective Time shall be repaid to KeyCorp. Any shareholders of CBC who have not theretofore complied with
Section 1.4 shall thereafter look only to KeyCorp for payment of their shares of KeyCorp Common Stock, cash in lieu of fractional shares, and any unpaid dividends and distributions on the KeyCorp Common Stock deliverable in respect of each share of CBC Common Stock such stockholder holds as determined pursuant to this Plan, in each case, without any interest thereon. If outstanding certificates for shares of CBC Common Stock are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of KeyCorp (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of KeyCorp, Key Bancshares, Key Colorado, the Exchange Agent or any other person shall be liable to any former holder of CBC Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by KeyCorp, the posting by such person of a bond in such amount as KeyCorp may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of KeyCorp Common Stock and cash in lieu of fractional shares deliverable (and unpaid dividends and distributions) in respect thereof pursuant to this Plan.

     SECTION 1.5. Options. At the Effective Time, each option granted by CBC to purchase shares of CBC Common Stock, which is outstanding and unexercised immediately prior thereto, shall be converted, by agreement of the holder, into an option to purchase shares of KeyCorp Common Stock. Each such option that is converted shall be converted into an option to purchase such number of shares of KeyCorp Common Stock at such exercise price as is determined as provided below (and otherwise having the same duration and other terms as the original option, except that a terminated optionee who has executed a letter in the form of Annex 5 shall be entitled to exercise any such vested option up to and including the later of (i) the date ninety days after the Effective Date; or (ii) the date thirty days following the date of such Optionee's termination of employment; provided that in no event shall the original five-year term of any such option be extended by this subsection (ii)):

          (a) the number of shares of KeyCorp Common Stock to be subject to the new option shall be equal to the product of
     (i) the number of shares of CBC Common Stock subject to the original option and (ii) the Conversion Number, rounded, if necessary, to the nearest whole share; and

          (b) the exercise price per share of KeyCorp Common Stock under the new option shall be equal to (i) the exercise price per share of CBC Common Stock under the original option divided by (ii) the Conversion Number, rounded, if necessary, to the nearest cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with
Section 424(a) of the Code.

             ARTICLE II.  CONDUCT PENDING THE MERGER

     SECTION 2.1. Conduct of CBC's Business Prior to the Effective Time. Except as expressly provided in this Plan, during the period from the date of this Plan to the Effective Time, CBC shall, and shall cause its subsidiaries to (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use its best efforts (subject to Section 2.2 below) to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees and
(iii) take no action which would adversely affect or delay the ability of CBC, KeyCorp, Key Bancshares or Key Colorado to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Plan.
     SECTION 2.2. Forbearance by CBC. During the period from the date of this Plan to the Effective Time, except as noted in the letter delivered by CBC to KeyCorp pursuant to Section 3.1, CBC shall not, and shall not permit any of its subsidiaries to, without the prior written consent of KeyCorp:

          (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

         (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase (except for the CBC Longevity Bonus Plan) or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, except for quarterly dividends of $0.15 per share on the outstanding shares of Class A and Class B Common Stock and except for dividends paid by any of the wholly-owned subsidiaries of CBC to CBC or any of its wholly-owned subsidiaries; or issue any additional shares of capital stock except pursuant to the conversion of CBC Convertible Subordinated Debentures or the exercise of employee stock options outstanding as of the date hereof;

          (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a direct or indirect wholly-owned subsidiary of CBC, or cancel, release or assign any indebtedness of any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Plan;

          (d) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $10,000, make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly-owned subsidiary of CBC; provided that CBC shall make no material acquisition of equity securities or business operations of any such entity without KeyCorp's prior consent;

          (e) enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000 per annum;

          (f) except as provided in Section 4.3, increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, in each case other than in the ordinary course of business consistent with past practice, or voluntarily accelerate the vesting of any stock options or other stock-based compensation; provided, however, that the foregoing shall not apply to prohibit any increase or acceleration disclosed in writing by CBC to KeyCorp prior to the execution hereof which results from the execution of this Plan or the consummation of any transaction contemplated hereby;

          (g) settle any claim, action or proceeding for material money damages or restrictions upon the operations of CBC or any of its subsidiaries;

          (h) except as contemplated by Section 4.2., modify in any material respect the manner in which it or its subsidiaries have heretofore conducted and accounted for their business;

          (i) amend its articles of incorporation or its by-laws; or

          (j) agree to, or make any commitment to, take any of the actions prohibited by this Section 2.2.

     SECTION 2.3. Forbearance by KeyCorp. During the period from the date of this Plan to the Effective Time, without the prior written consent of CBC, KeyCorp will not take any action that would substantially (a) delay or adversely affect the ability of CBC, KeyCorp, Key Bancshares or Key Colorado to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or
(b) adversely affect its ability to perform its covenants and agreements on a timely basis under this Plan.

          ARTICLE III.  REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. Representations and Warranties. KeyCorp represents and warrants to CBC, and CBC represents and warrants to KeyCorp, that, except as previously disclosed in a Disclosure Letter of KeyCorp or CBC, respectively, of even date herewith delivered to the other party (and making specific reference to the Section of this Plan for which exception is taken):

          (a) Recitals True. The facts set forth in the Recitals of this Plan with respect to it are true and correct.

          (b) Capital Stock. All outstanding shares of capital stock of it and its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X, provided that, in the case of CBC, such term shall include all subsidiaries and, in the case of KeyCorp, such term shall also include Key Bancshares and Key Colorado) are duly authorized, validly issued and outstanding, fully paid and (subject to 12 U.S.C. Section 55 in the case of a national bank subsidiary and any similar state statute in the case of a state-chartered bank, savings bank or trust company) non-assessable, and subject to no preemptive rights.

          (c) Authority. It and each of its Significant Subsidiaries have the power and authority, and are duly qualified in all jurisdictions (except for such qualifications the absence of which, individually or in the aggregate, would not have a Material Adverse Effect (as defined in Section 8.1)) where such qualification is required, to carry on their business as it is now being conducted and to own all their material properties and assets, and they have all federal, state, local, and foreign governmental authorizations necessary for them to own or lease their properties and assets and to carry on their business as it is now being conducted, except for such powers and authorizations the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect.
          (d) Subsidiaries. In the case of KeyCorp, a list of its Significant Subsidiaries is contained in Annex 2; and in the case of CBC, a list of its Significant Subsidiaries is contained in Annex 3. The shares of capital stock of each of its Significant Subsidiaries are owned by it (except for director's qualifying shares) free and clear of all liens, claims, encumbrances and restrictions on transfer and there are no Rights with respect to such capital stock.

          (e) Shareholder Approvals. (i) Subject, in the case of CBC, to the receipt of required shareholder approval of this Plan, each of this Plan and the respective Option Agreements has been authorized by all necessary corporate action of it. Subject to receipt of (A) such shareholder approval and (B) the required approvals, consents or waivers of governmental authorities referred to in Section 5.1(b), this Plan is, and upon their execution and delivery the Option Agreements will be, a valid and binding agreements of it enforceable against it in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and to general equity principles.

          (ii) In the case of CBC, the affirmative votes of the holders of shares of CBC Preferred Stock (if any), CBC
     Class A Common Stock and CBC Class B Common Stock, voting by class, having in each case two-thirds of all the votes entitled to be cast by holders of such shares within each of such classes are the only shareholder votes required for approval of this Plan and consummation of the Merger and the other transactions contemplated hereby.

          (f) No Violations. The execution, delivery and performance of this Plan by it do not, and the consummation of the transactions contemplated hereby or thereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or its subsidiaries or to which it or its subsidiaries (or any of their respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Merger or (ii) a breach or violation of, or a default under, the certificate or articles of incorporation or by-laws of it or any of its Significant Subsidiaries; and the consummation of the transactions contemplated hereby or, upon its execution and delivery, by the Option Agreements, will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b), (ii) the approvals of the shareholders of CBC referred to in Section 3.1(e), (iii) such approvals, consents or waivers as are required under the federal and state securities or "Blue Sky" laws in connection with the transactions contemplated by this Plan and (iv) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect or enable any person to materially delay the Merger.

          (g) Securities Reports. As of their respective dates, neither of its Annual Report on Form 10-K for the year ended December 31, 1992, nor any other document (excluding exhibits) filed with the Securities and Exchange Commission (the "SEC") subsequent to December 31, 1992 pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") (collectively, its "Reports"), contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets or statements of condition contained or incorporated by reference in its Reports (including any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations and retained earnings and of cash flows or equivalent statements contained or incorporated by reference in its Reports (including any related notes and schedules) fairly presented the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles applicable to it consistently applied during the periods involved, except as may be noted therein. There exist no material liabilities of it and its subsidiaries, contingent or otherwise, that are required to be disclosed under generally accepted accounting principles, or would be required to be disclosed in the financial statements to be contained in its Annual Report for the recently completed fiscal year, but are not so disclosed in its Reports.

          (h) Absence of Certain Changes or Events. Except as disclosed in its Reports filed prior to the date of this Plan, since December 31, 1992, it and its subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with past practice, nor has there been any change, or any event involving a prospective change, in the condition, financial or otherwise, properties, business or results of operations of it or any of its subsidiaries which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on it (other than as a result of changes in banking laws or regulations of general applicability or interpretations thereof).

          (i) Taxes. All material federal, state, local, and foreign tax returns required to be filed by or on behalf of it or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on returns filed by it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). As of the date of this Plan, there is no audit examination, deficiency, or refund litigation with respect to any taxes of it that could result in a determination that would have a Material Adverse Effect on it. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.

          (j) Absence of Claims. No material litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against it or any of its subsidiaries, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect or to materially hinder or delay consummation of the transactions contemplated hereby, and, to the best of its knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated.

          (k) Absence of Regulatory Actions. Neither it nor any of its subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits ("Bank Regulators"), nor has it been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

          (l) Agreements. Except for the Option Agreements and arrangements made in the ordinary course of business, it and its subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of SEC Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in its Reports. Specifically, in the case of CBC, except as disclosed in its Reports filed prior to the date of this Plan, as of the date of this Plan, neither it nor any of its subsidiaries is a party to an oral or written (i) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on 30 days or less notice involving the payment of more than $50,000 per annum, in the case of any such agreement with an individual, or $500,000 per annum, in the case of any other such agreement, (ii) agreement with any executive officer or other key employee of it or any of its subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving it or any of its subsidiaries of the nature contemplated by this Plan or the Option Agreements and which provides for the payment of in excess of $50,000 per employee, (iii) agreement with respect to any executive officer of it or any of its subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of $50,000 per employee per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan or the Option Agreements or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan.

          (m) Labor Matters. Neither it nor any of its subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of any proceeding asserting that it or any such subsidiary has committed an unfair labor practice or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries pending or threatened.

          (n) Employee Benefit Plans. All benefit plans, contracts, agreements, arrangements, including, but not limited to "employee benefit plans," as defined in
     Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover any of its or its subsidiaries' employees, comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither it nor any of its subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which is likely to result in any material penalties or taxes under Section 502(i) of ERISA or Section 4975 of the Code; no material liability to the Pension Benefit Guaranty Corporation has been or is expected by it or them to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by it, them or any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code; no Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan as of the end of the most recent plan year with respect to the respective Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan as of the date hereof; no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan within the 12-month period ending on the date hereof; neither it nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan pursuant to
     Section 401(a)(29) of the Code; it and its subsidiaries have not contributed to any "multiemployer plan," as defined in
     Section 3(37) of ERISA, on or after September 26, 1980; and it and its subsidiaries do not have any obligations for retiree health and life benefits under any benefit plan, contract or arrangement that cannot be amended or terminated without incurring any liability thereunder.

          In the case of CBC, with respect to each benefit plan, ("Benefit Plan") it has made available to KeyCorp a true and correct copy of (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service (the "IRS"), (ii) such Benefit Plan, (iii) each trust agreement and insurance contract relating to such Benefit Plan,
     (iv) the most recent summary plan description for such Benefit Plan, (v) the most recent actuarial report or valuation if such Benefit Plan is subject to Title IV of ERISA and (vi) the most recent determination letter issued by the IRS if such Benefit Plan is intended to be qualified under Section 401(a) of the Code. Annex 4 contains a complete list of the Benefit Plans.

          (o) Title to Assets. Each of it and its subsidiaries has good and marketable title to its properties and assets (other than (i) property as to which it is lessee and (ii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted), except for such defects in title which would not, individually or in the aggregate, result in any material impairment of such title.

          (p) Knowledge As to Conditions. It knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) should not be obtained without the imposition of any condition of the type referred to in the proviso thereto or why the accountants' letter referred to in Section 5.2(d) cannot be obtained.

          (q) Compliance with Laws. It and each of its subsidiaries has all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business in all material respects as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect; all such permits, licenses, certificates of authority, orders, and approvals are in full force and effect, and, to the best knowledge of it, no suspension or cancellation of any of them is threatened.

          (r) KeyCorp Common Stock. In the case of KeyCorp, the shares of KeyCorp Common Stock to be issued pursuant to this Plan, when issued in accordance with the terms of this Plan, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

          (s) Fees. Other than financial advisory services (including an opinion that the consideration to be received by CBC shareholders pursuant to the Agreement is fair from a financial point of view) performed for CBC by The Wallach Company, neither it nor any of its subsidiaries, nor any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it or any of its subsidiaries, in connection with the Plan or the transactions contemplated hereby.

          (t) Registration Statement. The information to be supplied by it for inclusion in (i) the Registration Statement on Form S-4 and/or such other form(s) as may be appropriate to be filed under the Securities Act of 1933, as amended (the "Securities Act"), with the SEC by KeyCorp for the purpose of, among other things, registering the KeyCorp Common Stock to be issued to the shareholders of CBC in the Merger (the "Registration Statement"), or (ii) the proxy statement to be filed with the SEC by CBC under the Securities Exchange Act and distributed in connection with CBC's meeting of its shareholders to vote upon this Plan (as amended or supplemented from time to time, the "Proxy Statement," and together with the prospectus included in the Registration Statement, as amended or supplemented from time to time, the "Proxy Statement/Prospectus") will not, at the time such Registration Statement becomes effective, and, in the case of the Proxy Statement/Prospectus, at the time it is mailed and at the time of the CBC Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (u) Environmental Matters. (i) It and each of its subsidiaries, the Participation Facilities, and the Loan Properties (each as defined below) are, and have been, in compliance with all applicable laws, rules, regulations, standards and requirements of the United States Environmental Protection Agency ("EPA") and of state and local agencies with jurisdiction over pollution or protection of health or the environment, except for violations which, individually or in the aggregate, do not or would not result in a Material Adverse Effect on KeyCorp or CBC as the case may be.

          (ii) To its knowledge, there is no suit, claim, action or proceeding pending or threatened, before any court, governmental agency or board or other forum in which it or any of its subsidiaries or any Participation Facility has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor), with any environmental law or (y) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at or on a site owned, leased or operated by it or any of its subsidiaries or any Participation Facility, except as would not, individually or in the aggregate, result in a Material Adverse Effect on KeyCorp or CBC, as the case may be.

          (iii) To its knowledge, there is no suit, claim, action or proceeding pending or threatened, before any court, governmental agency or board or other forum in which any Loan Property (or in respect of such Loan Property) has been or, with respect to threatened proceedings, may be named as a defendant (x) for alleged noncompliance (including by any predecessor) with any environmental law, rule or regulation or (y) relating to the release into the environment of any Hazardous Material or oil whether or not occurring at or on a site owned, leased or operated by a Loan Property, except where such noncompliance or release does not or would not result, individually or in the aggregate, in a Material Adverse Effect on CBC or KeyCorp, as the case may be.

          (iv) To its knowledge, there is no reasonable basis for any suit, claim, action or proceeding of a type described in Section 3.1(u)(ii) or (iii), except as would not, individually or in the aggregate, have a Material Adverse Effect on CBC or KeyCorp, as the case may be.

          (v) During the period of (x) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (y) its or any of its subsidiaries' participation in the management of any Participation Facility, or (z) its or any of its subsidiaries' holding of a security interest in a Loan Property, to its knowledge, there has been no release of Hazardous Material or oil in, on, under or affecting such properties, except where such release does not or would not result, individually or in the aggregate, in a Material Adverse Effect on it. Prior to the period of (x) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (y) its or any of its subsidiaries' participation in the management of any Participation Facility, or (z) its or any of its subsidiaries' holding of a security interest in a Loan Property, to its knowledge, there was no release of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such release does not or would not result, individually or in the aggregate, in a Material Adverse Effect on CBC or KeyCorp, as the case may be.

          (vi) The following definitions apply for purposes of this Section 3.1(u): (x) "Loan Property" means any property in which the applicable party (or a subsidiary of it) holds a security interest for an amount greater than $150,000, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (y) "Participation Facility" means any facility in which the applicable party (or a subsidiary of it) participates in the management and, where required by the context, includes the owner or operator of such property, but only with respect to such property; and (z) "Hazardous Material" means any pollutant, contaminant, or hazardous substances within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act,
     42 U.S.C. Section 9601 et seq., or any similar federal, state or local law.

          (v) Allowance. The allowance for possible loan losses shown on the most recent balance sheet contained in its Reports was, and the allowance for possible loan losses shown on the balance sheets in its Reports for periods ending after the date of this Plan will be, adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, and loans outstanding (including accrued interest receivable) as of the date thereof (i) under the standards applied by the applicable regulatory authorities and (ii) under generally accepted accounting principles. In the case of CBC, for purposes of determining adequacy, CBC represents and warrants that it applies uniform standards to all loans of its subsidiaries.

          (w) Material Interests of Certain Persons. In the case of CBC, except as disclosed in CBC's Proxy Statement for its 1993 Annual Meeting of Stockholders, no officer or director of CBC, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of CBC or any of its subsidiaries.

                     ARTICLE IV.  COVENANTS

     SECTION 4.1. Merger Proposals. CBC agrees that after the date hereof neither it nor any of its subsidiaries nor any of the respective officers and directors of CBC or its subsidiaries shall, and CBC shall immediately direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any enquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of CBC) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, CBC or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Merger Proposal") or, except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised in writing by such board's counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Merger Proposal, or otherwise facilitate any effort or attempt to make or implement an Merger Proposal. CBC will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with resect to any of the foregoing. CBC will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.1. CBC will notify KeyCorp immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with CBC.

     SECTION 4.2. Certain Policies of CBC. At the request of KeyCorp, CBC shall use its best efforts to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) prior to the Effective Time so as to be consistent on a mutually
satisfactory basis with those of KeyCorp.   However,
notwithstanding the preceding sentence, CBC shall not be required to modify or change any such policies or practices until the earlier of (i) such time as KeyCorp acknowledges that all conditions to its obligation to consummate the Merger set forth in Sections 5.1 and 5.2 have been waived or satisfied and
(ii) immediately prior to the Effective Time. CBC's representations, warranties and covenants contained in this Plan shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 4.2.

     SECTION 4.3. Employee Benefits. (a) KeyCorp and CBC agree that, unless otherwise mutually determined, the Benefit Plans in effect at the date of this Plan (except stock plans) will remain in effect temporarily after the Effective Time with respect to employees (including retirees) covered by such plans at the Effective Time. KeyCorp will take such steps as are required so that (i) all employees of CBC and its subsidiaries who become or remain as employees of KeyCorp or any of its subsidiaries become participants in KeyCorp's employee benefit plans and (ii) retired employees of CBC and its subsidiaries become participants in KeyCorp's plans covering retired employees.

     (b) All employees of CBC and its subsidiaries continuing in the employ of the Surviving Corporation or any of its subsidiaries shall be entitled to participate in stock plans, bonus plans and other such benefit plans of the Surviving Corporation and its subsidiaries on the same basis as other similarly situated employees of such companies. All of these employees will be credited for eligibility, vesting and benefit purposes, but not for (i) pension benefit computation purposes or
(ii) eligibility for participation in the post-employment medical plan, with all of their years of past service with CBC or any of its subsidiaries (or any of their predecessors to the extent CBC is obligated to credit past service under acquisition agreements).

     (c) KeyCorp shall pay severance benefits in accordance with KeyCorp severance benefit programs to any employee of CBC who terminates on or within one year after the Effective Date provided that such employee remains employed by KeyCorp or Key Colorado or any other KeyCorp subsidiary until the date fixed by KeyCorp for the employee's termination. KeyCorp will honor CBC's Amended and Restated 1988 Executive Severance Pay Plan following the Effective Time.

     (d) This Section 4.3 shall not be construed to create a contractual right of employees of CBC to continued employment or severance benefits.

     SECTION 4.4. Access and Information. Upon reasonable notice, each of the parties shall (and shall cause each of the parties' subsidiaries to) afford to the other parties and their representatives (including, without limitation, directors, officers and employees of the parties and their affiliates, and counsel, accountants and other professionals retained) such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request; provided, however, that no investigation pursuant to this Section 4.4 shall affect or be deemed to modify any representation or warranty made herein. Each party will not, and will cause its representatives not to, use any information obtained pursuant to this Section 4.4 for any purpose unrelated to the consummation of the transactions contemplated by this Plan. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 4.4 unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains, (iv) is or becomes readily ascertainable from published information or trade sources or (v) is required to be disclosed pursuant to subpoena or court order. In the event that this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. Notwithstanding anything in this Agreement to the contrary, KeyCorp agrees that with respect to asset quality, it will rely on certifications described in Sections 5.2(b) and any information that is not now but may in the future become public to satisfy its concerns regarding the accuracy of the representations and warranties set forth at Section 3.1(v) applicable to CBC's allowance for possible loan losses.

     SECTION 4.5. Certain Filings, Consents and Arrangements. KeyCorp and CBC shall (a) as soon as practicable make any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby or by the Option Agreement, (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any other relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers and (c) deliver to the other copies of the publicly available portions of all such filings and applications promptly after they are filed.

     SECTION 4.6. Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time until the sixth anniversary thereof, KeyCorp agrees to cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of CBC or its subsidiaries and each officer or employee of CBC or its subsidiaries that is serving or has served as a director or trustee of another entity expressly at CBC's request or direction, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that CBC would have been obligated under the CCC, and its Articles of Incorporation or By-Laws in effect on the date hereof to indemnify such person (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

     (b) Any Indemnified Party wishing to claim indemnification under Section 4.6(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve KeyCorp or the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) KeyCorp or the Surviving Corporation shall have the right to assume the defense thereof and neither KeyCorp nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if KeyCorp or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties and advises that there are issues which raise conflicts of interest between KeyCorp or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and KeyCorp or the Surviving Corporation shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that KeyCorp and the Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and
(iii) neither KeyCorp nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent; and provided further that neither KeyCorp nor the Surviving Corporation shall have any obligation hereunder to any Indemnified party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

     (c) For a period of two years after the Effective Time, KeyCorp shall use all reasonable efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by CBC (provided that KeyCorp may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event shall KeyCorp be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Subsection 4.6(c), any amount per annum in excess of the amount of the annual premiums paid as of the date hereof by CBC for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, KeyCorp shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

     SECTION 4.7. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan as promptly as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

     SECTION 4.8. Publicity. The initial press release announcing this Plan shall be a joint press release and thereafter CBC and KeyCorp shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

     SECTION 4.9. Proxy; Registration Statement. As soon as practicable after the date hereof, KeyCorp and CBC shall prepare the Proxy Statement, file it with the SEC, respond to comments of the staff of the SEC, clear the Proxy Statement with the staff of the SEC and promptly thereafter mail the Proxy Statement to holders of record as of the applicable record date of all shares of CBC common stock entitled to vote upon the Merger. KeyCorp and CBC shall cooperate with each other in the preparation of the Proxy Statement. KeyCorp shall prepare and file a Registration Statement with the SEC as soon as is reasonably practicable and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable and to maintain the effectiveness of such Registration Statement. KeyCorp shall also take any action required to be taken under state "Blue Sky" or securities laws in connection with the issuance of the KeyCorp Common Stock pursuant to the Merger, and CBC shall furnish KeyCorp all information concerning CBC and the holders of its capital stock and shall take any action as KeyCorp may reasonably request in connection with any such action.

     SECTION 4.10. Shareholders' Meeting. CBC shall take all action necessary, in accordance with applicable law and its Articles of Incorporation and By-laws, to convene a meeting of the holders of CBC Common Stock (the "CBC Meeting") as promptly as practicable for the purpose of considering and taking action upon this Plan. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised in writing by such board's counsel, the board of directors of CBC shall recommend that the holders of the CBC Common Stock vote in favor of and approve the Merger and adopt this Plan at the CBC Meeting.

     SECTION 4.11. Securities Act; Pooling-of-Interests. (a) As soon as practicable after the date of the CBC Meeting, CBC shall identify to KeyCorp all persons who were, at the time of the CBC Meeting, possible "affiliates" of CBC as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act and for purposes of qualifying for "pooling-of-interests" accounting treatment (the "Affiliates").

     (b) CBC shall use its best efforts to obtain a written agreement in the form of Annex 5 from each person who is identified as a possible Affiliate pursuant to clause (a) above.
CBC shall deliver such written agreements to KeyCorp as soon as practicable after the CBC Meeting.

     SECTION 4.12.  Pooling-of-Interests and Tax-Free
Reorganization Treatment. Neither KeyCorp nor CBC shall take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "pooling-of-interests" for accounting purposes or as a "reorganization" within the meaning of Section 368 of the Code.

     SECTION 4.13. Stock Exchange Listing. KeyCorp shall use its best efforts to list on the NYSE, upon official notice of issuance, the KeyCorp Common Stock to be issued in the Merger.

     SECTION 4.14. Notification of Certain Matters. Each party shall give prompt notice to the others of: (a) any notice of, or other communication relating to, a default or event that, with the notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Plan and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of CBC and its subsidiaries taken as a whole to which CBC or any of its subsidiaries is a party or is subject; and (b) any material adverse change in the financial condition, properties, business or results of operations of it and its subsidiaries taken as a whole or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each of CBC and KeyCorp shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

     SECTION 4.15. Antitakeover Statutes. CBC shall take all reasonable steps (i) to exempt CBC and the Plan from the requirements of any state antitakeover law by action of its board of directors or otherwise and (ii), upon the request of KeyCorp, to assist in any challenge by KeyCorp to the applicability of the Merger to any state antitakeover law.

             ARTICLE V.  CONDITIONS TO CONSUMMATION

     SECTION 5.1. Conditions to All Parties' Obligations. The respective obligations of KeyCorp, Key Colorado and CBC to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

          (a) The Plan and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of CBC in accordance with applicable law.

          (b) KeyCorp and Key Colorado shall have procured the required approval, consent or waiver with respect to the Plan, the Merger, the Subsidiary Merger and the transactions contemplated hereby by (i) the Board of Governors of the Federal Reserve Board ("Federal Reserve Board"), (ii) the Federal Deposit Insurance Corporation ("FDIC") and (iii) the Banking Board of the State of Colorado pursuant to Colorado State law, and all applicable statutory waiting periods shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that are necessary or appropriate to the consummation of the transactions contemplated by the Plan; provided, however, that no approval, consent or waiver in this Section 5.1(b) shall be deemed to have been received if it shall include any condition or requirement that would result in a Material Adverse Effect on KeyCorp (on a combined basis giving effect to the Merger and the other transactions contemplated by this Plan) and provided further that the following conditions or requirements shall be deemed not to result in such a Material Adverse Effect: (i) a requirement of divestitures in Fort Collins, Colorado under the federal banking or antitrust laws; (ii) a condition or requirement imposed on the basis of KeyCorp's (or any of its subsidiaries') compliance with regulatory capital requirements applicable to it: or (iii) a condition or requirement imposed on the basis of KeyCorp's (or any of its subsidiaries') compliance with the Community Reinvestment Act.
          (c) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Plan shall have been satisfied.

          (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any other transaction contemplated by this Plan or be a party to a proceeding seeking such an order, decree or injunction.

          (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transaction contemplated by this Plan.

          (f) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (g) KeyCorp and CBC shall have each received the opinion of Baker & Hostetler, dated as of the Effective Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the statement of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly: (i) no gain or loss will be recognized by KeyCorp or CBC as a result of the Merger; (ii) no gain or loss will be recognized by the shareholders of CBC who exchange their shares of CBC Common Stock solely for shares of KeyCorp Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in KeyCorp Common Stock); (iii) the tax basis of the shares of KeyCorp Common Stock received by shareholders who exchange all of their shares of CBC Common Stock solely for shares of KeyCorp Common Stock in the Merger will be the same as the tax basis of the shares of CBC Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and (iv) the holding period of the shares of KeyCorp Common Stock received in the Merger will include the period during which the shares of CBC Common Stock surrendered in exchange therefor were held, provided such shares of CBC Common Stock were held as capital assets at the Effective Time. In rendering such opinion, Baker & Hostetler may require and rely upon representations contained in certificates of officers of KeyCorp, Key Colorado, CBC and others.

     SECTION 5.2. Conditions to Obligations of KeyCorp. The obligations of KeyCorp and Key Colorado to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

          (a) KeyCorp and its directors and officers who sign the Registration Statement shall have received from CBC's independent certified public accountants "cold comfort" letters, dated (i) the date of the mailing of the Proxy Statement/Prospectus to CBC's shareholders and (ii) shortly prior to the Effective Date, with respect to certain financial information regarding CBC in the form customarily issued by such accountants at such time in transactions of this type.

          (b) Each of the representations and warranties of CBC contained in this Plan shall be true on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); CBC shall have performed, in all material respects, each of its covenants and agreements contained in this Plan; and KeyCorp shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of CBC, dated the Effective Date, to the foregoing effect.

          (c) KeyCorp shall have received all state securities laws and "Blue Sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

          (d) KeyCorp shall have received a letter, dated as of the Effective Date, from its independent certified public accountants to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Plan.

          (e) No litigation or proceeding shall be pending against KeyCorp or CBC or any of their subsidiaries brought by any governmental agency seeking to prevent consummation or the transactions contemplated hereby.

          (f) CBC shall have furnished KeyCorp with a favorable opinion of Baker & Hostetler, as CBC counsel, dated the Closing Date, concerning the corporate standing and capitalization of CBC, the due authorization and enforceability of this Agreement, and the validity of the CBC Common Stock to be exchanged in the Merger, all based on such investigation and CBC officer representations as CBC counsel shall deem necessary in connection with such opinion, it being understood that CBC counsel shall not be required to conduct a general "due diligence" investigation of the affairs of CBC.

     SECTION 5.3. Conditions to the Obligations of CBC. The obligation of CBC to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

          (a) CBC shall have received from KeyCorp's independent certified public accountants "cold comfort" letters, dated
     (i) the date of the mailing of the Proxy Statement/ Prospectus to CBC's shareholders and (ii) shortly prior to the Effective Date, with respect to certain financial information regarding KeyCorp in the form customarily issued by such accountants at such time in transactions of this type.

          (b) Each of the representations, warranties and covenants of KeyCorp and Key Colorado contained in this Plan shall be true on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); KeyCorp and Key Colorado each shall have performed, in all material respects, each of its covenants and agreements contained in this Plan; and CBC shall have received certificates signed by the Chief Executive Officer and the Chief Financial Officer of KeyCorp, respectively, dated the Effective Date, to the foregoing effect.

          (c) No litigation or proceeding shall be pending against KeyCorp or CBC or any of their subsidiaries brought be any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

          (d) CBC shall have received the opinion from The Wallach Company dated the same date as the Proxy Statement (which opinion shall not have been withdrawn) to the effect that the terms of the Merger are fair to CBC's stockholders from a financial point of view.

          (e) The shares of the KeyCorp Common Stock to be issued to CBC stockholders pursuant to this Agreement shall have been approved for listing on the New York Stock
     Exchange upon official notice of issuance.

          (f) KeyCorp shall have furnished CBC with a favorable opinion, dated the Closing Date, of Hiscock & Barclay, as KeyCorp Counsel, or KeyCorp's General Counsel or Assistant General Counsel (relying, at their or his option, as to matters of Colorado law, on the opinion of Colorado counsel satisfactory to CBC) concerning the corporate standing and capitalization of KeyCorp, the due authorization and enforceability of this Agreement, and the validity of the KeyCorp Common Stock to be issued in the Merger.

                    ARTICLE VI.  TERMINATION

     SECTION 6.1. Termination. This Plan may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of CBC:

          (a) by the mutual consent of KeyCorp and CBC, if the board of directors of each so determines by vote of a majority of the members of its entire board;

          (b) by KeyCorp or CBC, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of the failure of the shareholders of CBC to approve the Plan at its meeting called to consider such approval, or a material breach by the other party hereto of any representation, warranty, covenant or agreement contained herein (or in the case of CBC, the Option Agreements) which is not cured or not curable within 20 days after written notice of such breach is given to the party committing such breach by the other party;

          (c) by KeyCorp or CBC by written notice to the other party if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the transactions contemplated hereby shall have been finally denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, nonappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Plan; or

          (d) by KeyCorp or CBC, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by July 31, 1994, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Plan by the party seeking to terminate; or

          (e) by CBC, if its board of directors so determines by a majority vote of the members of its entire board, at any time during the two-day period commencing with the Determination Date if both of the following conditions are satisfied:

     (i) The Average Closing Price on the Determination Date of shares of KeyCorp Common Stock shall be less than $35.00 (adjusted as indicated below in this Section 6.1(e)); and

     (ii) (A) the number obtained by dividing the Average Closing Price on the Determination Date by the Starting Price shall be less than (B) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.10 from the quotient in this clause (ii)(B);

     subject, however, to the following three sentences. If CBC elects to exercise its termination right pursuant to this
     Section 6.1(e), it shall give prompt written notice to KeyCorp (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned two-day period). During the two-day period commencing with its receipt of such notice, KeyCorp shall have the option to increase the consideration to be received by the holders of CBC Common Stock hereunder, by adjusting the Conversion Number such that it shall be determined by dividing $29.00 by the actual Average Closing Price without regard to the Minimum Average Closing Price. If KeyCorp so elects within such two-day period, it shall give prompt written notice to CBC of such election and the revised Conversion Number, whereupon no termination shall have occurred pursuant to this Section 6.1(e) and this Plan shall remain in effect in accordance with its terms (except as the Conversion Number shall have been so modified).

     For purposes of this Section 6.1(e), the following terms shall have the meanings indicated:

          "Average Closing Price" shall have the meaning specified in Section 1.3(b).

          "Determination Date" means the fifth NYSE trading day prior to the Effective Date.

          "Index Group" means the 16 bank holding companies listed below, the common stock of all of which shall be publicly traded and to which there shall not have been a publicly announced proposal since the Starting Date and before the Determination Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced after the Starting Date and before the Determination Date, such company will be removed from the Index Group, and the weights (which have been determined are based on the number of outstanding shares of common stock) attributed to the remaining companies will be adjusted proportionately for purposes of determining the Index Price. The 16 bank holding companies and the weights attributed to them are as follows:


Bank Holding Company                      Weighting
____________________                      _________

BancOne Corp. (ONE)                        16.63%
Norwest Corporation (NOB)                   9.12
Sun Trust Banks, Inc. (STI)                 6.33
First Union Corporation (FTU)               9.24
Fleet Financial Group, Inc. (FLT)           5.27
NBD Bancorp., Inc. (NBD)                    6.10
PNC Financial Corp (PNC)                    8.45
U.S. Bancorp (USBC)                         3.00
Wachovia Corporation (WB)                   7.06
First Bank System, Inc. (FBS)               4.12
First Fidelity Bancorporation (FFB)         4.48
Barnett Banks, Inc. (BBI)                   5.24
National City Corporation (NCC)             4.91
CoreStates Financial Corp (CSFN)            3.91
Mellon Bank Corporation (MEL)               4.37
Boatmen's Bancshares, Inc. (BOAT)           1.77
                                          ______
                                          100.00%

          "Index Price," on a given date, means the weighted average (weighted in accordance with the factors listed above) of the closing prices on such date of the common stocks of the companies comprising the Index Group.

          "Starting Date" means the last NYSE trading day immediately preceding the date of the first public announcement of entry into this Plan.

          "Starting Price" means the closing price per share of KeyCorp Common Stock, as reported on the NYSE Composite Transaction reporting system (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source) for the Starting Date.

If KeyCorp or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 6.1(e).

     SECTION 6.2. Effect of Termination. In the event of the termination of this Plan by either KeyCorp or CBC, as provided above, this Plan shall thereafter become void and there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in this Plan.
         ARTICLE VII.  EFFECTIVE DATE AND EFFECTIVE TIME

     SECTION 7.1. Effective Date and Effective Time. On the later of January 3, 1994, or the last business day of the month during which the expiration of all applicable waiting periods in connection with approvals of governmental authorities occurs and all conditions to the consummation of this Plan are satisfied or waived, or on such earlier or later date as may be agreed by the parties, articles of merger shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date as may be specified in such certificate of merger. The date of such filing or such later effect date is herein called the "Effective Date." The "Effective Time" of the Merger shall be the close of business in the State of Colorado on the Effective Date (or such other time of the Effective Date as may be agreed by the parties).

                  ARTICLE VIII.  OTHER MATTERS

     SECTION 8.1. Certain Definitions; Interpretation. As used in this Plan, the following terms shall have the meanings indicated:

          "Control" shall have the meaning ascribed thereto in the Bank Holding Company Act of 1956, as amended.

          "Material Adverse Effect," with respect to a person, means any condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon
     (A) the condition, financial or otherwise, properties, business or results of operations or prospects of such person and its subsidiaries, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Plan.

          "person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

          "Subsidiary," with respect to a person, means any other person controlled by such person.

When a reference is made in this Plan to Sections, Annexes or Schedules, such reference shall be to a Section of, or Annex or Schedule to, this Plan unless otherwise indicated. The table of contents, tie sheet and headings contained in this Plan are for ease of reference only and shall not affect the meaning or interpretation of this Plan. Whenever the words "include," "includes," or "including" are used in this Plan, they shall be deemed followed by the words "without limitation." Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular.

     SECTION 8.2. Survival. Only those agreements and covenants of the parties which are expressly made applicable in whole or in part after the Effective Time, such as Sections 4.3 and 4.6, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Plan and shall not survive the Effective Time. If the Plan shall be terminated, the agreements of the parties in Sections 4.4 (except the first sentence), 6.2 and 8.6 shall survive such termination.

     SECTION 8.3. Waiver. Prior to the Effective Time, any provision of the Plan may be (i) waived by the party benefitted by the provision or by both parties or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors (to the extent allowed by law) except that, after the vote by the shareholders of CBC,
Section 1.3 shall not be amended or revised in any manner, which would reduce the amount or adversely change the form or tax treatment of the consideration to be received by the CBC shareholders in the Merger.

     SECTION 8.4. Counterparts. This Plan may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     SECTION 8.5. Governing Law. This Agreement and the legal relations among the parties shall be governed by and construed in accordance with the internal laws of the State of Colorado without taking into account provisions regarding choice of law.

     SECTION 8.6. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby, except printing expenses which shall be shared equally.

     SECTION 8.7. Notices. All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

If to CBC, to:                 If to KeyCorp or Key Colorado, to:

Commercial Bancorporation      KeyCorp
 of Colorado                   One KeyCorp Plaza
3300 East First Avenue         Albany, New York  12207
Denver, Colorado  80206        Telecopy:  (518) 487-4287
Telecopy:                      Attention: Gary R. Allen
Attention:  Jon P. Coates               Executive Vice President
            President                   and Chief Banking Officer

With copies to:                With copies to:

Baker & Hostetler              KeyCorp
303 East 17th Avenue           Key Bank Tower, Suite 2011
Suite 1100                     50 South Main Street
Denver, Colorado  80203        Salt Lake City, Utah  84144
Telecopy:                      Telecopy:  (801) 535-1146
Attn: Thomas H. Maxfield, Esq. Attention: Carter B. Chase
                                        Senior Vice President

     SECTION 8.8. Entire Agreement; Etc. This Plan, including the Disclosure Letter and its annexes and the Option Agreements when executed, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other prior oral or written negotiations, discussions or agreements. All terms and provisions of the Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as to Section 4.6, nothing in this Plan is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Plan.

     SECTION 8.9. Assignment. This Plan may not be assigned by any party hereto without the written consent of the other parties.

     SECTION 8.10. Directors' Qualifying Shares. To the extent that directors' qualifying shares shall exist with respect to any bank subsidiary, CBC shall take such action with respect to such shares as KeyCorp shall reasonably request consistent with its indirect acquisition of any such bank subsidiary pursuant to this Plan.

     IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                            KEYCORP

                            By:  /s/ Carter B. Chase
                                 ______________________________
                                 Carter B. Chase
                                 Senior Vice President

                            COMMERCIAL BANCORPORATION OF COLORADO

                            By:  /s/ John P. Coates
                                 ________________________________
                                 Jon P. Coates
                                 President

                                                           APPENDIX B

     STOCK OPTION AGREEMENT, dated as of September 12, 1993 (this
"Agreement"), between KeyCorp, a New York corporation
("Grantee"), and Commercial Bancorporation of Colorado
("Issuer").

                           WITNESSETH:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger (the "Plan") which has been executed by the parties hereto prior to this Agreement; and

     WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Plan and in consideration thereof, Issuer has agreed to grant Grantee the Option (as defined below);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and to be contained in the Plan, the parties hereto agree as follows:

     SECTION 1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable Option (the "Option") to purchase, subject to the terms hereof, up to 479,013 fully paid and nonassessable shares of Class A Common Stock, par value $1.00 per share ("Class A Common Stock"), of Issuer at a price of $30.12 per share; provided, however, that in the event Issuer issues or agrees to issue any shares of Class A Common Stock or Class B Common Stock, par value $1.00 per share, of the Issuer ("Class B Common Stock") at a price less than $30.12 per share (as adjusted pursuant to subsection 5(b)) (other than pursuant to conversion of Issuer's Adjustable Rate Convertible Subordinated Indentures Due 2004 or existing employee stock option plans), such price shall be adjusted down by an amount equal to the product of (a) $30.12 minus the issue price of the newly issued shares times (b) the number of newly issued shares divided by the number of shares of Class A Common Stock then outstanding on a proforma basis (such price, as adjusted if applicable, the "Option Price"); provided further that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding Class A Common Stock without giving effect to any shares subject or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the Event that any additional shares of Class A Common Stock are issued or otherwise become outstanding after the date of this Agreement other than pursuant to this Agreement, or pursuant to existing employee stock option plans or pursuant to the conversion of the Issuer's Adjustable Rate Convertible Subordinated Debentures Due 2004 outstanding as of the date hereof, the number of shares of Class A Common Stock subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of shares of Class A Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option, existing employee stock option plans or the Issuer's Adjustable Rate Convertible Subordinated Debentures Due 2004. Nothing contained in this
Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Plan.

     SECTION 2. (a) The holder or holders of the Option (the "Holder") may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below); provided that the Holder shall have sent the written notice of such exercise (as provided in Section 2(e)) within 30 days following such Subsequent Triggering Event (or such later date as provided in Section 9). Each of the following shall be an Exercise Termination Event: (i) the time immediately preceding the Effective Time of the Merger, as defined in the Plan; (ii) termination of the Plan by Issuer in accordance with the provisions thereof as a result of a material breach by KeyCorp of any representation, warranty, covenant or agreement contained in the Plan, which breach is not cured or not curable within 20 days after written notice of such breach is given to KeyCorp by Issuer; (iii) termination of the Plan in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iv) the passage of nine months after termination of the Plan if such termination follows the occurrence of an Initial Triggering Event (provided that if an Initial Triggering Event continues or another Initial Triggering Event occurs beyond such termination, the Exercise Termination Event shall be nine months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to occur.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Merger Transaction (as defined below) with any person (the term "Person " for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Securities Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Merger Transaction other than as contemplated by the Plan. For purposes of this Agreement, "Merger Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer, or any of Issuer's banking subsidiaries ("Bank Subsidiaries") other than a requirement of divestiture in Fort Collins, Colorado under the federal banking or antitrust laws, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer, or any Bank Subsidiary or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or a Bank Subsidiary. (The term Merger Transaction specifically does not include any merger or consolidation among Issuer and/or Issuer Subsidiaries.)

          (ii) The Board of Directors of Issuer at any time does not recommend that the shareholders of Issuer approve the Plan;

          (iii) Any person other than any existing limited partner of Commercial Bank Investment Company, the Grantee, or any shareholder of Grantee who currently beneficially owns 10% or more of Grantee's outstanding shares of Class A Common Stock and Class B Common Stock (Class A Common Stock and Class B Common Stock collectively, the "Common Stock"), any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Stock Option Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act, and the rules, regulations and interpretations thereunder);

          (iv)  Any person other than Grantee or any Grantee
     Subsidiary shall have made a bona fide proposal to Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Merger Transaction;

          (v) After a proposal is made by a third party to Issuer or its shareholders to engage in an Merger Transaction, Issuer shall have breached any covenant or obligation contained in the Plan and such breach (x) would entitle Grantee to terminate the Plan and (y) shall not have been cured prior to the Notice Date (as defined below); or

          (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with The Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other governmental authority or regulatory or administrative agency or commission, domestic or foreign (each, a "Government Entity"), for approval to engage in an Merger Transaction.

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person of beneficial ownership of 20% or more of the then outstanding Class A
     Common Stock other than by a person that currently beneficially owns more than 20% of the outstanding Class A
     Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in Section 2(b)(i), except that the percentage referred to in clause (z) shall be 20%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"); provided, however, that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event that the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other Governmental Entity is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have expired. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At the closing referred to in Section 2(e), the Holder shall pay to Issuer the aggregate purchase price for the shares of Class A Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f), Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Class A Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

     (h) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for in Section 2(e) and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Class A Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Class A Common Stock shall not then actually be delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     (i) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with any restrictive legend as may be required by law.

     SECTION 3. (a) Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Class A Common Stock so that the Option may be exercised without additional authorization of Class A Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Class A Common Stock; (ii) that it will not, by amendment of its organization certificate or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including in the event, under the Bank Holding Company Act of 1978, as amended, or the Change in Bank Control Act of 1956, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any other Governmental Entity is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to each such Governmental Entity as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     (b) Grantee agrees, and each Holder by becoming such agrees, that it will not convert any shares of Class B Common Stock beneficially owned by it into shares of Class A Common Stock except to maintain its proportionate share of the outstanding shares of Class A Common Stock.

     SECTION 4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Class A Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     SECTION 5. The number of shares of Class A Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

     (a) In the event of any change in the Class A Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Class A Common Stock purchasable upon exercise hereof shall be appropriately adjusted.

     (b) Whenever the number of shares of Class A Common Stock purchasable upon exercise hereof is adjusted as provided in this
Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Class A Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Class A Common Stock purchasable after the adjustment.

     SECTION 6. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, delivered within 30 days of the Subsequent Triggering Event (or such later period as may be provided pursuant to Section 9), Issuer shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to (x) the amount by which (a) the market/offer price (as defined below) exceeds (b) the Option Price, multiplied by the number of shares for which the Option may then be exercised plus
(y) Grantee's Out-of-Pocket Expenses (as defined below) (to the extent not previously reimbursed) and (ii) at the request of the owner of Option shares from time to time (the "Owner"), delivered within 30 days of a Subsequent Triggering Event (or such later period as may be provided pursuant to Section 9), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to (x) the market/offer price multiplied by the number of Option Shares so designated plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Out-of-Pocket Expenses" shall mean Grantee's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Plan, including, without limitation, legal, accounting and investment banking fees. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of common Stock within the 30-day period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or
(iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, whose determination shall be conclusive and binding on all parties.
     (b) The Holder or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 6 by surrendering for such purpose to Issuer, at its principal office, this Agreement or certificates for Option shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 6. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited from so delivering under applicable law and regulation or as a consequence of administrative policy.

     (c) Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal consents and to file any required notices in order to accomplish any repurchase contemplated by this Section 6. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 6(b) is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the sum of (x) the portion thereof theretofore delivered to the Holder and (y) Out-of-Pocket Expenses and the denominator of which is the Option Repurchase Price less Out-of-Pocket Expenses, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing, assuming that the portion of the Option Share Repurchase Price theretofore delivered is first applied to the payment of Out-of-Pocket Expenses and then to the repurchase of Option Shares.

     SECTION 7. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Class A Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Class A Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation.

     (b)  The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (y) Issuer in a merger in which Issuer is the continuing or surviving person, and (z) the transferee of all or substantially all of Issuer's assets.

          (ii) "Substitute Class A Common Stock" shall mean the common stock to be issued by the issuer of the Substitute
     Option upon exercise of the Substitute Option.

          (iii) "Assigned Value" shall mean the market/offer price, as defined in Section 6.

          (iv) "Average Price" shall mean the average closing price of a share of the Substitute Class A Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Class A Common Stock on the date preceding such consolidation, merger or sale; provided, that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option; provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Class A Common Stock as is equal to the Assigned Value multiplied by the number of shares of Class A Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Class A Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Class A Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Class A Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Class A Common Stock outstanding prior to exercise but for this Section 7(e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to the Holder equal to the excess of
(i) the value of the Substitute Option without giving the effect to the limitation in this Section 7(e) over (ii) the value of the Substitute Option after giving effect to the limitation in this
Section 7(e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

     (f) Issuer shall not enter into any transaction described in Section 7(a) unless the Acquiring Corporation and any person that controls the Acquiring Corporation shall assume in writing all the obligations of Issuer hereunder.

     SECTION 8. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (i) the amount by which (x) the Highest Closing Price (as hereinafter defined) exceeds (y) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (ii) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Class A Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (i) the Highest Closing Price (as defined below) multiplied by the number of Substitute Shares so designated plus (ii) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the 30-day period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder or the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 8 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 8. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited from so delivering under applicable law and regulation or as a consequence of administrative policy.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to Section 8(b) prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substituting Option Holder to purchase that number of shares of the Substitute Class A Common Stock obtained by multiplying the number of shares of the Substitute Class A Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the sum of (x) the portion thereof theretofore delivered to the Substitute Option Holder and (y) Out-of-Pocket Expenses and the denominator of which is the Substitute Option Repurchase Price less Out-of-Pocket Expenses, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing, assuming that the portion of the Substitute Share Repurchase Price theretofore delivered is first applied to the payment of Out-of-Pocket Expenses and then to the repurchase of Substitute Shares.

     SECTION 9. The 30-day period for exercise of certain rights under Section 2, and 11 shall be extended: (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (b) to the extent necessary to avoid liability under
Section 16(b) of the Securities Exchange Act by reason of such exercise.

     SECTION 10. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws and general equity principles.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Class A Common Stock equal to the maximum number of shares of Class A Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, except as provided under New York Banking Law non-assessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     SECTION 11. Neither of the parties hereto may assign any of its rights and obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 30 days following such Subsequent Triggering Event (or such later period as may be provided pursuant to Section 9); provided, however, that until the date 30 days following the date at which the Federal Reserve Board approves an application by Grantee under the Bank Holding Company Act to acquire the shares of Class A Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

     SECTION 12. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Federal Reserve Board under the Bank Holding Company Act for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to any other Governmental Entities for approval to acquire the shares of Class A Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

     SECTION 13. Notwithstanding anything to the contrary herein, in the event that the Holder or Owner or any affiliate (as defined in Rule 12b-2 of the rules and regulations under the Securities Exchange Act) thereof is a person making an offer or proposal to engage in an Merger Transaction (other than the Merger), then (i) in the case of a Holder or any affiliate thereof, the Option held by it shall immediately terminate and be of no further force or effect, and (ii) in the case of an Owner or any affiliate thereof, the Option Shares held by it shall be immediately repurchasable by Issuer at the Option Price.

     SECTION 14. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee or the Holder delivered in the written notice of exercise of the option provided for in Section 2(e), as promptly as practicable prepare, file and use its best efforts to keep current a shelf registration statement under the Securities Act covering any shares issued an issuable pursuant to the Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Class A Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee or such Holder; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 180 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee and all Holders shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee or a Holder or registration of Option Shares as provided above, Issuer is in the process of registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if one, the sole underwriter or underwriters, of such offering the offering or inclusion of the Option Shares would interfere materially with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of Grantee or a Holder shall constitute at least 25% of the total number of shares of Grantee or such Holder and Issuer covered in such registration statement ; provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction shall thereafter occur. Grantee or such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee or a Holder shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by Grantee or a Holder in connection with such registration, Issuer and Grantee and such Holder shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements.

     (b) In the event that Grantee or a Holder requests Issuer to file a registration statement following the failure to obtain any approval required to exercise the Option as described in
Section 9, the closing of the sale or other disposition of the Class A Common Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Option.

     SECTION 15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief.

     SECTION 16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to
Section 6, the full number of shares of Class A Common Stock provided in Section 1(a) (as adjusted pursuant to Section 5), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     SECTION 17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the following addresses.

If to Issuer, to:                    If to Grantee, to:

Commercial Bancorporation of         KeyCorp
  Colorado                           One KeyCorp Plaza
3300 East First Avenue               Albany, New York  12207
Denver, Colorado  80206              Telecopy:  (518) 487-4287
Telecopy:

Attention:  Jon P. Coates            Attention:  Gary R. Allen
            President                Executive Vice President and
                                     Chief Banking Officer

With copies to:                      With copies to:

Baker & Hostetler                    KeyCorp
303 East 17th Avenue                 Key Bank Tower, Suite 2011
Suite 1100                           50 South Main Street
Denver, Colorado  80203              Salt Lake City, Utah  84144
Telecopy: (303) 861-2307             Telecopy:  (801) 535-1146

Attention:  Thomas H. Maxfield, Esq. Attention:  Carter B. Chase
                                     Senior Vice President

     SECTION 18.  This Agreement shall be governed by and
construed in accordance with the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     SECTION 21. Except as otherwise expressly provided herein or in the Plan, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.

                            KEYCORP

                            By:  ________________________________
                                 Title:


                            COMMERCIAL BANCORPORATION OF COLORADO

                            By:  ________________________________
                                 Title:

     STOCK OPTION AGREEMENT, dated as of September 12, 1993 (this
"Agreement"), between KeyCorp, a New York corporation
("Grantee"), and Commercial Bancorporation of Colorado
("Issuer").

                           WITNESSETH:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger (the "Plan") which has been executed by the parties hereto prior to this Agreement; and

     WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Plan and in consideration thereof, Issuer has agreed to grant Grantee the Option (as defined below);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and to be contained in the Plan, the parties hereto agree as follows:

     SECTION 1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable Option (the "Option") to purchase, subject to the terms hereof, up to 85,958 fully paid and nonassessable shares of Class B Common Stock, par value $1.00 per share ("Class B Common Stock"), of Issuer at a price of $30.12 per share; provided, however, that in the event Issuer issues or agrees to issue any shares of Class B Common Stock or Class A Common Stock, par value $1.00 per share, of the Issuer ("Class A Common Stock") at a price less than $30.12 per share (as adjusted pursuant to subsection 5(b)) (other than pursuant to conversion of Issuer's Adjustable Rate Convertible Subordinated Indentures Due 2004 or existing employee stock option plans), such price shall be adjusted down by an amount equal to the product of (a) $30.12 minus the issue price of the newly issued shares times (b) the number of newly issued shares divided by the number of shares of Class B Common Stock then outstanding on a proforma basis (such price, as adjusted if applicable, the "Option Price"); provided further that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding Class B Common Stock without giving effect to any shares subject or issued pursuant to the Option. The number of shares of Class B Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the Event that any additional shares of Class B Common Stock are issued or otherwise become outstanding after the date of this Agreement other than pursuant to this Agreement, pursuant to existing employee stock option plans or pursuant to the conversion of the Issuer's Adjustable Rate Convertible Subordinated Debentures Due 2004 outstanding as of the date hereof, the number of shares of Class B Common Stock subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of shares of Class B Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option, existing employee stock option plans or the Issuer's Adjustable Rate Convertible Subordinated Debentures Due 2004. Nothing contained in this
Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Plan.

     SECTION 2. (a) The holder or holders of the Option (the "Holder") may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below); provided that the Holder shall have sent the written notice of such exercise (as provided in Section 2(e)) within 30 days following such Subsequent Triggering Event (or such later date as provided in Section 9). Each of the following shall be an Exercise Termination Event: (i) the time immediately preceding the Effective Time of the Merger, as defined in the Plan; (ii) termination of the Plan by Issuer in accordance with the provisions thereof as a result of a material breach by KeyCorp of any representation, warranty, covenant or agreement contained in the Plan, which breach is not cured or not curable within 20 days after written notice of such breach is given to KeyCorp by Issuer; (iii) termination of the Plan in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iv) the passage of nine months after termination of the Plan if such termination follows the occurrence of an Initial Triggering Event (provided that if an Initial Triggering Event continues or another Initial Triggering Event occurs beyond such termination, the Exercise Termination Event shall be nine months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to occur.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Merger Transaction (as defined below) with any person (the term "Person " for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Securities Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Merger Transaction other than as contemplated by the Plan. For purposes of this Agreement, "Merger Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer, or any of Issuer's banking subsidiaries ("Bank Subsidiaries") other than a requirement of divestiture in Fort Collins, Colorado under the federal banking or antitrust laws, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer, or any Bank Subsidiary or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or a Bank Subsidiary. (The term Merger Transaction specifically does not include any merger or consolidation among Issuer and/or Issuer Subsidiaries.)

          (ii) The Board of Directors of Issuer at any time does not recommend that the shareholders of Issuer approve the Plan;

          (iii) Any person other than any existing limited partner of Commercial Bank Investment Company, the Grantee, or any shareholder of Grantee who currently beneficially owns 10% or more of Grantee's outstanding shares of Class A Common Stock and Class B Common Stock (Class A Common Stock and Class B Common Stock, collectively, the "Common Stock"), any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Class B Common Stock (the term "beneficial ownership" for purposes of this Stock Option Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act, and the rules, regulations and interpretations thereunder);

          (iv)  Any person other than Grantee or any Grantee
     Subsidiary shall have made a bona fide proposal to Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Merger Transaction;

          (v) After a proposal is made by a third party to Issuer or its shareholders to engage in an Merger Transaction, Issuer shall have breached any covenant or obligation contained in the Plan and such breach (x) would entitle Grantee to terminate the Plan and (y) shall not have been cured prior to the Notice Date (as defined below); or

          (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with The Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other governmental authority or regulatory or administrative agency or commission, domestic or foreign (each, a "Government Entity"), for approval to engage in an Merger Transaction.

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person of beneficial ownership of 20% or more of the then outstanding Class B
     Common Stock other than by a person that currently beneficially owns more than 20% of the outstanding Class B
     Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in Section 2(b)(i), except that the percentage referred to in clause (z) shall be 20%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"); provided, however, that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event that the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other Governmental Entity is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have expired. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At the closing referred to in Section 2(e), the Holder shall pay to Issuer the aggregate purchase price for the shares of Class B Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f), Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Class B Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

     (h) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for in Section 2(e) and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Class B Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Class B Common Stock shall not then actually be delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     (i) Certificates for Class B Common Stock delivered at a closing hereunder shall be endorsed with any restrictive legend as may be required by law.

     SECTION 3. (a) Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Class B Common Stock so that the Option may be exercised without additional authorization of Class B Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Class B Common Stock; (ii) that it will not, by amendment of its organization certificate or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including in the event, under the Bank Holding Company Act of 1978, as amended, or the Change in Bank Control Act of 1956, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any other Governmental Entity is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to each such Governmental Entity as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Class B Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     (b) Grantee agrees, and each Holder by becoming such agrees, that it will not convert any shares of Class B Common Stock beneficially owned by it into shares of Class B Common Stock except to maintain its proportionate share of the outstanding shares of Class B Common Stock.

     SECTION 4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Class B Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     SECTION 5. The number of shares of Class B Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

     (a) In the event of any change in the Class B Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Class B Common Stock purchasable upon exercise hereof shall be appropriately adjusted.

     (b) Whenever the number of shares of Class B Common Stock purchasable upon exercise hereof is adjusted as provided in this
Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Class B Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Class B Common Stock purchasable after the adjustment.

     SECTION 6. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, delivered within 30 days of the Subsequent Triggering Event (or such later period as may be provided pursuant to Section 9), Issuer shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to (x) the amount by which (a) the market/offer price (as defined below) exceeds (b) the Option Price, multiplied by the number of shares for which the Option may then be exercised plus
(y) Grantee's Out-of-Pocket Expenses (as defined below) (to the extent not previously reimbursed) and (ii) at the request of the owner of Option shares from time to time (the "Owner"), delivered within 30 days of a Subsequent Triggering Event (or such later period as may be provided pursuant to Section 9), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to (x) the market/offer price multiplied by the number of Option Shares so designated plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Out-of-Pocket Expenses" shall mean Grantee's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Plan, including, without limitation, legal, accounting and investment banking fees. The term "market/offer price" shall mean the highest of (i) the price per share of Class B Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof, (ii) the price per share of Class B Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of common Stock within the 30-day period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of shares of Class B Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

     (b) The Holder or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 6 by surrendering for such purpose to Issuer, at its principal office, this Agreement or certificates for Option shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 6. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited from so delivering under applicable law and regulation or as a consequence of administrative policy.

     (c) Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal consents and to file any required notices in order to accomplish any repurchase contemplated by this Section 6. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 6(b) is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Class B Common Stock obtained by multiplying the number of shares of Class B Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the sum of (x) the portion thereof theretofore delivered to the Holder and (y) Out-of-Pocket Expenses and the denominator of which is the Option Repurchase Price less Out-of-Pocket Expenses, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing, assuming that the portion of the Option Share Repurchase Price theretofore delivered is first applied to the payment of Out-of-Pocket Expenses and then to the repurchase of Option Shares.

     SECTION 7. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Class B Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Class B Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation.

     (b)  The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (y) Issuer in a merger in which Issuer is the continuing or surviving person, and (z) the transferee of all or substantially all of Issuer's assets.

          (ii) "Substitute Class B Common Stock" shall mean the common stock to be issued by the issuer of the Substitute
     Option upon exercise of the Substitute Option.

          (iii) "Assigned Value" shall mean the market/offer price, as defined in Section 6.

          (iv) "Average Price" shall mean the average closing price of a share of the Substitute Class B Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Class B Common Stock on the date preceding such consolidation, merger or sale; provided, that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option; provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Class B Common Stock as is equal to the Assigned Value multiplied by the number of shares of Class B Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Class B Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Class B Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Class B Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Class B Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Class B Common Stock outstanding prior to exercise but for this Section 7(e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to the Holder equal to the excess of
(i) the value of the Substitute Option without giving the effect to the limitation in this Section 7(e) over (ii) the value of the Substitute Option after giving effect to the limitation in this
Section 7(e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

     (f) Issuer shall not enter into any transaction described in Section 7(a) unless the Acquiring Corporation and any person that controls the Acquiring Corporation shall assume in writing all the obligations of Issuer hereunder.

     SECTION 8. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (i) the amount by which (x) the Highest Closing Price (as hereinafter defined) exceeds (y) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Class B Common Stock for which the Substitute Option may then be exercised plus (ii) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Class B Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (i) the Highest Closing Price (as defined below) multiplied by the number of Substitute Shares so designated plus (ii) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Class B Common Stock within the 30-day period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder or the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 8 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 8. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited from so delivering under applicable law and regulation or as a consequence of administrative policy.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to Section 8(b) prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substituting Option Holder to purchase that number of shares of the Substitute Class B Common Stock obtained by multiplying the number of shares of the Substitute Class B Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the sum of (x) the portion thereof theretofore delivered to the Substitute Option Holder and (y) Out-of-Pocket Expenses and the denominator of which is the Substitute Option Repurchase Price less Out-of-Pocket Expenses, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing, assuming that the portion of the Substitute Share Repurchase Price theretofore delivered is first applied to the payment of Out-of-Pocket Expenses and then to the repurchase of Substitute Shares.

     SECTION 9. The 30-day period for exercise of certain rights under Section 2, and 11 shall be extended: (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (b) to the extent necessary to avoid liability under
Section 16(b) of the Securities Exchange Act by reason of such exercise.

     SECTION 10. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws and general equity principles.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Class B Common Stock equal to the maximum number of shares of Class B Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, except as provided under New York Banking Law non-assessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     SECTION 11. Neither of the parties hereto may assign any of its rights and obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 30 days following such Subsequent Triggering Event (or such later period as may be provided pursuant to Section 9); provided, however, that until the date 30 days following the date at which the Federal Reserve Board approves an application by Grantee under the Bank Holding Company Act to acquire the shares of Class B Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

     SECTION 12. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Federal Reserve Board under the Bank Holding Company Act for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to any other Governmental Entities for approval to acquire the shares of Class B Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

     SECTION 13. Notwithstanding anything to the contrary herein, in the event that the Holder or Owner or any affiliate (as defined in Rule 12b-2 of the rules and regulations under the Securities Exchange Act) thereof is a person making an offer or proposal to engage in an Merger Transaction (other than the Merger), then (i) in the case of a Holder or any affiliate thereof, the Option held by it shall immediately terminate and be of no further force or effect, and (ii) in the case of an Owner or any affiliate thereof, the Option Shares held by it shall be immediately repurchasable by Issuer at the Option Price.

     SECTION 14. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee or the Holder delivered in the written notice of exercise of the option provided for in Section 2(e), as promptly as practicable prepare, file and use its best efforts to keep current a shelf registration statement under the Securities Act covering any shares issued an issuable pursuant to the Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Class A Common Stock issued upon conversion of Class B Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee or such Holder; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 180 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee and all Holders shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee or a Holder or registration of Option Shares as provided above, Issuer is in the process of registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if one, the sole underwriter or underwriters, of such offering the offering or inclusion of the Option Shares would interfere materially with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of Grantee or a Holder shall constitute at least 25% of the total number of shares of Grantee or such Holder and Issuer covered in such registration statement ; provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction shall thereafter occur. Grantee or such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee or a Holder shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by Grantee or a Holder in connection with such registration, Issuer and Grantee and such Holder shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements.

     (b) In the event that Grantee or a Holder requests Issuer to file a registration statement following the failure to obtain any approval required to exercise the Option as described in
Section 9, the closing of the sale or other disposition of the Class B Common Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Option.

     SECTION 15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief.

     SECTION 16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to
Section 6, the full number of shares of Class B Common Stock provided in Section 1(a) (as adjusted pursuant to Section 5), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     SECTION 17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the following addresses.

If to Issuer, to:                    If to Grantee, to:

Commercial Bancorporation of         KeyCorp
 Colorado                            One KeyCorp Plaza
3300 East First Avenue               Albany, New York 12207
Denver, Colorado  80206              Telecopy:  (518) 487-4287
Telecopy:

Attn:  Jon P. Coates                 Attn:  Gary R. Allen
       President                     Executive Vice President
                                     and Chief Banking Officer

With copies to:                      With copies to:

Baker & Hostetler                    KeyCorp
303 East 17th Avenue                 Key Bank Tower, Suite 2011
Suite 1100                           50 South Main Street
Denver, Colorado  80203              Salt Lake City, Utah  84144
Telecopy: (303) 861-2307             Telecopy:  (801) 535-1146

Attn:  Thomas H. Maxfield, Esq.      Attn:  Carter B. Chase
                                     Senior Vice President

     SECTION 18.  This Agreement shall be governed by and
construed in accordance with the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     SECTION 21. Except as otherwise expressly provided herein or in the Plan, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.


                            KEYCORP
                            By:  _______________________________
                            Title:


                            COMMERCIAL BANCORPORATION OF COLORADO

                            By:  _______________________________
                            Title:

     Exchange Offer

                           APPENDIX C

  SECTIONS 7-4-123 and 7-4-124 OF THE COLORADO CORPORATION CODE


                       DISSENTERS' RIGHTS



          7-4-123. Right of shareholders to dissent and obtain payment for shares

          (1) Any shareholder of a corporation shall have the right to dissent from, and to obtain payment for his shares in the event of, any of the following corporate actions:

          (a) Except as provided in subsection (3) of this section, any plan of merger or consolidation to which the corporation is a party or any plan of exchange pursuant to section 7-7-102.5 as to which the corporation is a party other than the acquiring corporation; or

          (b) Any sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the corporation not made in the usual or regular course of its business, including a sale in dissolution but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale.

          (2) (a) A shareholder may assert dissenters' rights as to less than all of the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

          (b) A beneficial owner of shares who is not the record holder may assert dissenters' rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this section and section 7-4-124 if he submits a written consent of the shareholder to the corporation at the time of or before the assertion of those rights.

          (3) The right to obtain payment under this section shall not apply to the shareholders of the surviving corporation in a merger if a vote of the shareholders of such corporation is not necessary to authorize such merger; except that this subsection (3) shall not apply if the merger is pursuant to section 7-7-106, all of the stock of the subsidiary corporation was not owned by the parent corporation immediately prior to the merger, and the subsidiary corporation is the surviving corporation.

          (4) A shareholder who has a right under this code to obtain payment for his shares shall have no right at law or in equity to attack the validity of the corporate action which gives rise to his right to obtain payment nor to have the action set aside or rescinded, except when the corporate action is illegal or fraudulent with regard to the complaining shareholder or the corporation.

          7-4-124. Procedures for protection of dissenters' rights

          (1)  As used in this section:

          (a) "Corporation" means the issuer of the shares held by the dissenter before the corporate action or the successor by merger or consolidation of that issuer.

          (b) "Dissenter" means a shareholder or beneficial owner who is entitled to and does assert dissenters' rights under section 7-4-123 and who has performed every act required up to the time involved for the assertion of such rights.

          (c) "Fair value" means the value of shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of such corporate action, unless such exclusion would be inequitable.

          (d) "Interest" means interest from the effective date of the corporate action until the date of payment calculated at the average rate currently paid by the corporation on its principal bank loans or, if none, at such rate as is fair and equitable under all the circumstances.

          (2) If a proposed corporate action which would give rise to dissenters' rights under section 7-4-123 is submitted to a vote at a meeting of shareholders, the notice of meeting shall notify all shareholders that they have or may have a right to dissent and obtain payment for their shares by complying with the terms of this section, and the notice shall be accompanied by a copy of section 7-4-123 and this section.

          (3) If the proposed corporate action is submitted to a vote at a meeting of shareholders, any shareholder who wishes to dissent and obtain payment for his shares shall file with the corporation, prior to the vote, a written notice of intention to demand that he be paid fair compensation for his shares if the proposed action is effectuated and shall refrain from voting his shares in approval of such action. A shareholder who fails in either respect shall not acquire a right to payment for his shares under this section or section 7-4-123.

          (4) If the proposed corporate action is approved by the required vote at a meeting of shareholders, the corporation shall mail a notice to all shareholders who gave due notice of intention to demand payment and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment for their shares a notice of the adoption of the plan of corporate action. The notice shall state where and when a demand for payment shall be sent and certificates shall be deposited in order to obtain payment, shall supply a form for demanding payment which includes a request for certification of the date on which the shareholder or the person on whose behalf the shareholder dissents acquired beneficial ownership of the shares, and shall be accompanied by a copy of section 7-4-123 and this section. The time set for the demand and deposit shall be not less than thirty days from the mailing of the notice.

          (5) A shareholder who fails to demand payment or fails to deposit certificates, as required by a notice mailed to such shareholder pursuant to subsection (4) of this section, shall have no right under this section or section 7-4-123 to receive payment for his shares. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

          (6) (a) If the corporation has not effectuated the proposed corporate action and remitted payment for shares pursuant to paragraph (c) of this subsection (6) within sixty days after the date set for demanding payment and depositing certificates, it shall return any certificates that have been deposited.

          (b) If deposited certificates have been returned, the corporation may, at any later time, send a new notice conforming to the requirements of subsection (4) of this section.
          (c) Immediately upon effectuation of the proposed corporate action or upon receipt of demand for payment, if the corporate action has already been effectuated, the corporation shall remit to a dissenter who has made demand and who has deposited his certificates the amount which the corporation estimates to be the fair value of the shares, with interest if any has accrued. The remittance shall be accompanied by:

               (I) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than sixteen months before the date of remittance, together with the latest available interim financial statements;

               (II) A statement of the corporation's estimate of fair value of the shares; and

               (III)   A notice of the dissenter's right to
     demand supplemental payment, accompanied by a copy of
     section 7-4-123 and this section.

          (7) If the corporation fails to remit payment for his shares as required by subsection (6) of this section or if the dissenter believes that the amount remitted is less than the fair value of his shares or that the interest is not correctly determined, he may, within thirty days after the date of mailing of the corporation's remittance, mail to the corporation his own estimate of the value of the shares or of the interest to the corporation and demand payment of the deficiency. If he fails to do so, he shall be entitled to no more than the amount remitted.

          (8) (a) Within sixty days after receiving a demand for payment pursuant to subsection (7) of this section, if any such demand for payment remains unsettled, the corporation shall file in an appropriate court a petition requesting that the fair value of the shares and interest thereon be determined by the court.

          (b) An appropriate court is a court of competent jurisdiction in the county of this state where the registered office of the corporation is located. If the corporation is a foreign corporation without a registered office in this state, the petition shall be filed in the county where the registered office of the foreign corporation was last located.

          (c) All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the petition shall be served on each such dissenter; except that, if a dissenter is a nonresident, the copy may be served on him by registered or certified mail or by publication as provided by law.

          (d) The jurisdiction of the court shall be plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the question of fair value. The appraisers shall have the power and authority specified in the order of their appointment or in any amendment thereof. The dissenters are entitled to discovery in the same manner as parties in other civil suits.

          (e) All dissenters who are made parties are entitled to judgment for the amount by which the fair value of their shares is found to exceed the amount previously remitted, with interest.

          (f) If the corporation fails to file a petition as provided in paragraph (a) of this subsection (8), each dissenter who has made a demand and who has not already settled his claim against the corporation shall be paid by the corporation the amount demanded by him with interest and may sue therefor in an appropriate court.

          (9) (a) The costs and expenses of any proceeding under subsection (8) of this section, including the reasonable compensation and expenses of appraisers appointed by the court, shall be determined by the court and assessed against the corporation; except that any part of the costs and expenses may be apportioned and assessed as the court may deem equitable against all or some of the dissenters who are parties and whose action in demanding supplemental payment the court finds to be arbitrary, vexatious, or not in good faith.

          (b) Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems equitable against the corporation and in favor of any or all dissenters if the corporation fails to comply substantially with the requirements of this section and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section and section 7-4-123.

          (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to the counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

          (10) (a) Notwithstanding any other provisions of this section, the corporation may elect to withhold the remittance required by subsection (6) of this section from any dissenter with respect to shares of which the dissenter or the person on whose behalf the dissenter acts was not the beneficial owner on the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action. With respect to such shares, the corporation shall, upon effectuating the corporate action, state to each dissenter its estimate of the fair market value of the shares, state the rate of interest to be used (explaining the basis thereof), and offer to pay the resulting amounts on receiving the dissenter's agreement to accept them in full satisfaction.

          (b) If the dissenter believes that the amount offered under paragraph (a) of this subsection (10) is less than the fair value of the shares and interest determined according to this section, he may, within thirty days after the date of mailing of the corporation's offer, mail to the corporation his own estimate of fair value and interest and demand payment of that amount. If he fails to do so, he shall be entitled to no more than the corporation's offer.

          (c) If the dissenter makes a demand as provided in paragraph (b) of this subsection (10), the provisions of subsections (8) and (9) of this section shall apply to further proceedings on the dissenter's demand.

                                                           APPENDIX D

                            January 14, 1994


The Board of Directors
Commercial Bancorporation of Colorado
Century Bank Plaza
3300 East First Avenue
Denver, CO 80206


Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the common stockholders of Commercial Bancorporation of Colorado, Inc. ("CBC") of the exchange ratio in the proposed merger (the "Merger") of CBC with and into Key Bancshares of Colorado, Inc. ("Key Colorado"), a subsidiary of KeyCorp, pursuant to the Merger Agreement dated September 11, 1993, as Amended and Restated as of September 11, 1993 (as so amended and restated the "Agreement"). Under the terms of the Agreement, each outstanding share of CBC common stock, $1.00 par value, will be converted into 0.746 shares of KeyCorp common stock, $5.00 par value (the "CBC/KeyCorp Exchange Ratio"). In completing this analysis, we have also considered the implications of the proposed merger (the "KeyCorp/Society Merger") of KeyCorp into and with Society Corporation ("Society"), with Society as the surviving corporation under the new name Key Bancshares Inc. or a variant thereof ("New Key"). Under that proposed merger, each outstanding share of KeyCorp common stock will be converted into 1.205 common shares of New Key (the "KeyCorp/Society Exchange Ratio"). The result is that, if both the Merger and the KeyCorp/Society merger are consummated, each share of CBC common stock would be converted into .899 of a share of common stock of New Key.

     In arriving at our opinion, we have, among other things:

          i. reviewed certain publicly available financial statements and other financial information not publicly available of CBC;

          ii. reviewed the current condition and growth prospects for CBC and its subsidiary banks, including financial projections prepared by CBC management;

          iii. discussed the past and current operations and financial conditions and the prospects of CBC with CBC management;

          iv. reviewed CBC's historical stock trading activity and considered the prospect for value, liquidity, dividend yield and growth if CBC were to remain independent;

          v. evaluated the economic, banking and competitive climate in Colorado, with special consideration given to recent transactions that may have increased the competitive environment in the financial services and banking industry;

          vi. reviewed the process used in marketing CBC, including a review of the potential acquirors contacted and their responses relative to a potential acquisition of CBC;

          vii. compared the various offers received from interested parties and determined that the KeyCorp offer represented the highest value in absolute terms;

          viii.compared the KeyCorp offer to recent transactions involving other institutions of similar size in Colorado and the Rocky Mountain region;

          xi. examined the price and trading activity for KeyCorp;

          x. reviewed the Merger Agreement among KeyCorp and CBC;

                    xi. analyzed the price obtainable for CBC's shares at this time compared with the risks involved and possible price available at a later time;

          xii. reviewed the implications for CBC shareholders receiving KeyCorp stock with regards to prospects for value, liquidity, dividend yield and growth;

          xiii.met with KeyCorp and Society Corporation management and reviewed certain publicly available financial statements of KeyCorp and Society;

          xiv. reviewed certain publicly available information regarding the proposed merger of KeyCorp and Society Corporation and its implication for CBC shareholders including the prospects for value, liquidity, dividend yield and growth; and

          xv. evaluated the future growth prospects of KeyCorp following the Merger.


     We have assumed without independent verification the accuracy and completeness of the financial and other information regarding CBC that was provided to us or obtained from publicly available sources. We have not prepared or acquired an independent valuation or appraisal of any of the assets of CBC and we have assumed without independent verification that the aggregate allowances for loan losses of CBC and KeyCorp are adequate to cover such losses. With respect to business plans and forecasts, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of CBC as to the future performance of CBC, its subsidiaries and business units. Furthermore, we have assumed that the Merger will be consummated on a timely basis in accordance with its terms and pursuant to the Merger Agreement. We have also taken into account our assessment of general economic, market and financial conditions as they exist, as well as our experience in connection with similar transactions and securities valuations generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated as of the date of this opinion.

     The Wallach Company is an investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, and valuations for corporate and other purposes. The Wallach Company, as the Company's financial adviser, assisted with the marketing and negotiations leading to the Merger Agreement for which it has and will receive compensation.

     It is understood that this letter is for the information of CBC Board only and may not be used for any other purposes without our prior written consent, provided, however, that we hereby consent to the inclusion of this opinion in any registration statement or proxy statement used in connection with the Merger so long as the opinion is included in its entirety in such registration statement or proxy statement.

     Based on our analysis of the foregoing, the assumptions described above and upon such other factors we deem relevant, it is our opinion that, as of the date hereof, the CBC/KeyCorp Exchange Ratio, and if the KeyCorp/Society Merger is consummated, the KeyCorp/Society Exchange Ratio, are fair to CBC shareholders from a financial point of view.

                                                           APPENDIX E

        UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549
                            FORM 10-K

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [Fee Required] For the fiscal year ended December 31, 1992.
                               OR
[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [No Fee Required] For the
     transition period from            to             .

Commission file number 0-7149
              Commercial Bancorporation of Colorado
_________________________________________________________________
     (Exact name of registrant as specified in its charter)

       Colorado                          84-0616683
(State of incorporation)     (IRS Employer Identification Number)

         3300 East First Avenue, Denver, Colorado 80206
            (Address of principal executive offices)

Registrant's telephone number, including area code (303) 321-1234

Securities registered pursuant to Section 12(b) of the Act:  None
Securities registered pursuant to Section 12(g) of the Act:

         Class A Common Stock, Par Value $1.00 Per Share
                        (Title of Class)

  Adjustable Rate Convertible Subordinated Debentures Due 2004
                        (Title of Class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the
Securities Exchange Act of 1934 during the preceding 12 months and (2) has been subject to such filing requirements for the past
90 days.  Yes [ X ]  No [   ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendments to this form 10-K. [X]

The aggregate market value of the Class A Common Stock held by nonaffiliates of the registrant as of February 26, 1993, was $28,496,000. All of Class B Common Stock is held by an affiliate.

Indicate the number of shares outstanding of each of the registrant's classes of common stock as of the latest practicable date:


                                               Outstanding at
             Class                            February 26, 1993
_____________________________________         __________________

Class A Common Stock, $1.00 par value             2,365,954
Class B Common Stock, $1.00 par value               431,950

              DOCUMENTS INCORPORATED BY REFERENCE:

Proxy Statement for year ended December 31, 1992, incorporated in
Part III.


                             PART I

Item 1 Business
       ________

General
     Commercial Bancorporation of Colorado (the "Company") was incorporated in Colorado and became a registered bank holding company in 1971. The Company is engaged in the commercial banking business through five wholly-owned subsidiary banks ("Subsidiary Banks") with a total of nine banking offices located in Colorado. The Company has no significant nonbank subsidiaries. The Company had total consolidated assets of $335,741,000 as of December 31, 1992.

     The Subsidiary Banks are located in various communities along the front range of the Rocky Mountains and in northeastern Colorado. Century Bank, with five banking offices, is located in the greater Denver Metropolitan area, Century Bank Broadmoor/Skyway and Century Bank Academy at Hancock are located in Colorado Springs, Century Bank Sterling is located in Sterling and Century Bank Fort Collins is located in Fort Collins. At December 31, 1992, the Subsidiary Banks had total assets of $331,436,000, total loans of $187,733,000, total deposits of $299,564,000 and total equity of $27,001,000.

     Colorado banking laws do not allow for unlimited statewide branch banking until January 1, 1995. Until then, the law allows a limited number of de novo branches and the conversion of failed bank acquisitions into branches. As a multibank holding company, the Company may own or control more than one bank in Colorado. Also as a multibank holding company, the Company provides the individual Subsidiary Banks the ability to make larger loans than would otherwise be permitted through participation in such loans by the other Subsidiary Banks.

     During the fourth quarter of 1992, Century Bank Academy at Hancock and Century Bank Sterling received authorization to open de novo branches in north Colorado Springs and Fort Morgan, Colorado, respectively. The branch in north Colorado Springs was opened in mid-March 1993 and the branch in Fort Morgan is scheduled to open in the third quarter of 1993.

     Each Subsidiary Bank is managed by its own officers and a common set of directors, however, the Company provides certain advisory services and establishes all general policies. More specifically, the Company renders advice and service to the Subsidiary Banks relating to training, lending structure and techniques, securities investments, public relations, marketing, accounting and internal auditing services, and compliance with government regulations. The Company also provides capital planning and financial assistance to the Subsidiary Banks through bank premises acquisition and construction and infusion of capital when necessary.

     Each Subsidiary Bank is chartered under the laws of the State of Colorado and each bank is a member of the Federal Deposit Insurance Corporation (FDIC) and two banks, Century Bank Sterling and Century Bank Academy at Hancock are members of the Federal Reserve Bank. The Subsidiary Banks are each subject to examination according to schedules established by their respective regulatory agencies: Century Bank Sterling and Century Bank Academy at Hancock by the Colorado Division of Banking and the Board of Governors of the Federal Reserve System; Century Bank Fort Collins, Century Bank Broadmoor/Skyway, and Century Bank by the Colorado Division of Banking and the FDIC. Additionally, the Company, as a registered bank holding company, is also subject to examination by the Federal Reserve Bank of Kansas City.

     One of the Subsidiary Banks is operating under a written agreement with its regulatory agency. This agreement restricts dividend payments and requires the Subsidiary Bank to strengthen its loan underwriting and review procedures. The Subsidiary Bank is in compliance with the agreement in all material respects.


Subsidiary Banks
     The Subsidiary Banks offer general commercial banking services to their customers. They accept both checking and savings deposits and make commercial, agricultural, consumer, real estate and construction mortgage loans. The Subsidiary Banks also provide direct deposit and safe deposit services and offer national credit card services, including VISA and Master Card. The Subsidiary Banks concentrate on secured lending to small and medium size businesses.

     The following table sets forth certain information concerning the Subsidiary Banks as of December 31, 1992. Each of the banks is a state bank organized under the laws of Colorado.
Intercompany accounts have not been eliminated.


Name, Location & Year of Organization            Acquired      Assets       Loans       Deposits      Equity
______________________________________           ________      ________     ________    ________      _______
                                                                      (In Thousands)

Century Bank Sterling - 1918<F1>                 1971          $ 53,173     $ 36,955    $ 46,698     $ 6,096
 Sterling, Logan County

Century Bank - 1961<F2>                          1974           196,603      106,249     177,137      15,517
 City and County of Denver

Century Bank Broadmoor/Skyway - 1969<F3>         1974            32,367       16,595      30,012       2,182
 Colorado Springs, El Paso County

Century Bank Academy at Hancock - 1982<F4>       1985            23,805       13,089      22,344       1,353
 Colorado Springs, El Paso County

Century Bank Fort Collins - 1962<F5>             1986            25,488       14,845      23,373       1,853
 Fort Collins, Larimer County
<F1>
Century Bank Sterling owns all of the outstanding capital stock of Commercial Agency, Inc.  Commercial Agency, Inc., is
a general purpose insurance agency with minimal operations.  None of the other Subsidiary Banks have subsidiaries.
Century Bank Sterling has received authorization to establish a de novo branch bank in Fort Morgan, Colorado.  This branch is scheduled to open in the third quarter of 1993.
<F2>
Century Bank operates five banking offices in the greater Denver Metropolitan area.
<F3>
Bank of Colorado conducts business under this name.
<F4>
Century Bank Academy at Hancock established a de novo branch bank in north Colorado Springs which opened in mid-March 1993.
<F5>
Rocky Mountain Bank and Trust Company conducts business under this name.


Distribution of Assets, Liabilities and Shareholders' Equity. The following table sets forth balance sheet items on a daily average basis during 1992, 1991 and 1990 and shows the daily average interest rates earned on assets and the daily average interest rate paid on liabilities for such periods:

                                                        Year Ended December 31,
                            ________________________________________________________________________________________________
                                          1992                             1991                             1990
                            _____________________________    _____________________________     _____________________________
                            Average               Average    Average               Average     Average               Average
                            Balance     Interest    Rate     Balance     Interest    Rate      Balance     Interest    Rate
                            _____________________________    _____________________________     _____________________________
                                                       (Dollars in Thousands)

ASSETS
Loans<F1>                   $188,798    $19,683   10.43%     $172,258    $20,145   11.69%      $168,707    $20,333   12.05%
Investment securities
 Taxable                      42,983      2,940    6.84%       28,871      2,519    8.73%        21,791      1,847    8.48%
 Non-taxable<F2>              15,061      1,576   10.46%       18,055      1,882   10.42%        17,081      1,883   11.02%
Federal funds sold            22,770        722    3.17%       17,979        969    5.39%        16,385      1,302    7.95%
                            ________    _______              ________    _______               ________    _______
Total earning assets         269,612     24,921    9.24%      237,163     25,515   10.76%       223,964     25,365   11.33%
                                        _______                          _______                           _______
Cash and due from banks       24,342                           20,280                            18,696
Premises and equipment
 (net)                         8,498                            8,402                             8,386
Other assets                   6,557                           10,203                            15,566
                            ________                         ________                          ________
 Total Assets               $309,009                         $276,048                          $266,612
                            ========                         ========                          ========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Interest-bearing deposits:
 Demand                     $118,959    $ 3,820    3.21%     $ 95,318    $ 4,538    4.76%      $ 83,690    $ 4,489    5.36%
 Savings                      28,744        985    3.43%       21,940      1,031    4.70%        22,113      1,307    5.91%
 Certificates of Deposit      53,735      2,848    5.30%       70,700      4,799    6.79%        75,998      5,940    7.82%
Short-term borrowings            874         26    2.98%        1,181         61    5.17%         1,003         66    6.58%
Long-term debt                 5,346        380    7.11%        6,912        491    7.10%         7,661        560    7.31%
                            ________    _______              ________    _______               ________    _______
Total interest-bearing
 liabilities                 207,658      8,059    3.88%      196,051     10,920    5.57%       190,465     12,362    6.49%
                                        _______                          _______                           _______
Non-interest bearing
 deposits                     71,420                           53,837                            49,436
Other liabilities              1,912                            2,413                             2,719
Shareholders' equity          28,019                           23,747                            23,992
                            ________                         ________                          ________
Total Liabilities and
 Shareholders' Equity       $309,009                         $276,048                          $266,612
                            ========                         ========                          ========

Net Interest Income                     $16,862                          $14,595                           $13,003
                                        =======                          =======                           =======
Net Interest Spread                                5.36%                            5.19%                             4.84%
                                                   ====                             ====                              ====
Net Yield on Average
 Earning Assets                                    6.25%                            6.15%                             5.81%
                                                   ====                             ====                              ====
<F1>
Includes interest earned on municipal loans and leases (on a tax equivalent basis) of approximately $224,000 for 1992,
$237,000 for 1991 and $261,000 for 1990.  Daily average loan balances include nonaccrual and renegotiated loans.
<F2>
The taxable equivalent yields were computed by adjusting non-taxable securities interest for the effect of the federal income tax rate of 34%.


Changes in Interest Income and Interest Expense. The following table represents a summary analysis of changes in interest income and interest expense for the periods presented each as compared with the preceding period. Total average earning assets have increased $45,648,000 and total average interest bearing liabilities have increased $17,193,000 in the three year period. The increase in net interest income resulted from (a) an overall decline in the rates paid on interest bearing liabilities along with slightly lower yields on interest earning assets reflecting a general decline in interest rates over the three year period and (b) a reduction in the volume of certificates of deposit.


                                                                           Effect of Changes In
                                                        ____________________________________________________________
                                                                                           Rate
                                                        Volume<F1>        Rate<F2>        Volume<F3>        Total
                                                        __________        ________        __________        ________
                                                                              (In Thousands)

                                                                        Year 1992 Over Year 1991
                                                        ____________________________________________________________
INTEREST INCOME
Loans<F4>                                               $1,934            $(2,186)        $(210)            $  (462)
Investment securities<F5>
      Taxable                                            1,231               (544)         (266)                421
      Non-taxable                                         (312)                 7            (1)               (306)
Federal funds sold                                         258               (399)         (106)               (247)
                                                        ______            _______         _____             _______
                                                        $3,111            $(3,122)        $(583)            $  (594)
                                                        ======            =======         =====             =======
INTEREST EXPENSE
Interest-bearing deposits
      Demand                                            $1,125            $(1,477)        $(366)            $  (718)
      Savings                                              320               (279)          (87)                (46)
      Certificates of deposit                           (1,151)            (1,052)          252              (1,951)
Short-term borrowings<F6>                                  (16)               (26)            7                 (35)
Long-term debt                                            (111)                 0             0                (111)
                                                        ______            _______         _____             _______
                                                        $  167            $(2,834)        $(194)            $(2,861)


                                                                        Year 1991 Over Year 1990
                                                        ____________________________________________________________
INTEREST INCOME
Loans<F4>                                               $  428            $  (603)        $ (13)            $  (188)
Investment securities<F5>
      Taxable                                              600                 54            18                 672
      Non-taxable                                          107               (103)           (5)                 (1)
Federal funds sold                                         127               (419)          (41)               (333)
                                                        ______            _______         _____             _______
                                                        $1,262            $(1,071)        $ (41)            $   150
INTEREST EXPENSE
Interest-bearing deposits:
      Demand                                            $  624            $  (505)        $ (70)            $    49
      Savings                                              (10)              (268)            2                (276)
      Certificates of deposit                             (414)              (781)           54              (1,141)
Short-term borrowings<F6>                                   12                (14)           (3)                 (5)
Long-term debt                                             (55)               (16)            2                 (69)
                                                        ______            _______         _____             _______
                                                        $  157            $(1,584)        $ (15)            $(1,442)
<F1>
Change in average balance times prior year's average rate.
<F2>
Change in average rate times prior year's average balance.
<F3>
Change in average rate times change in average balances.
<F4>
The loan categories include interest on municipal loans and leases (on a tax equivalent basis) of $224,000 and $237,000 for December 31, 1992 and 1991 respectively.  The taxable equivalent yields were computed by adjusting the municipal loan and lease interest for the effect of the federal income tax rate of 34%.
<F5>
The taxable equivalent yields were computed by adjusting non-taxable securities interest for the effect of the federal income tax rate of 34%.
<F6>
Includes federal funds purchased and securities sold under repurchase agreements.


Investment Securities. The following table summarizes the carrying amount of investment securities by class of security.

                                                               December 31,
                                                      ___________________________________
                                                       1992         1991          1990
                                                      _______      ________      ________
                                                               (In Thousands)
Book Value:
 U.S. Treasury                                        $11,827      $ 9,160       $11,921
 U.S. agencies and corporations                        36,777       28,623        13,060
 States and political subdivisions                     13,931       16,647        17,482
 Other securities                                         697          493           238
                                                      _______      _______       _______
 Total Book Value                                     $63,232      $54,923       $42,701
                                                      =======      =======       =======
Total Market Value                                    $64,435      $56,362       $43,096
                                                      =======      =======       =======

     Approximately $48,604,000 (76.9%) of the entire investment portfolio is comprised of obligations of the U.S. Treasury and other U.S. agencies and corporations and are backed by the full faith and credit of the United States. Approximately $13,931,000 (22.0%) of the portfolio is comprised of bonds of states and political subdivisions of which approximately 64.1% (based on their total par value) are rated by either Moody's or Standard and Poors. Of the $5,000,000 par value of bonds of states and politicial subdivisions that are not rated, $3,355,000 are general obligation bonds. Substantially all of the bonds of states and political subdivisions are considered "investment grade" and are readily tradable through broker/dealers with which the Company does business.

     The following table sets forth the maturity of investment securities at December 31, 1992 and the weighted average yields to maturity of such securities on a tax equivalent adjusted basis:


                                                               December 31, 1992
                        ________________________________________________________________________________________________
                          Under 1 Year        1 to 5 Years        5 to 10 Years      Over 10 Years           Total
                        ________________    ________________    ________________    ________________    ________________

                        Amount     Yield    Amount     Yield    Amount     Yield    Amount     Yield    Amount     Yield
                        ______     _____    ______     _____    ______     _____    ______     _____    ______     _____

                                                            (Dollars in thousands)

U.S. Treasury           $4,761     6.94%    $ 6,805    6.58%    $  251     8.48%    $    10    8.25%    $11,827    6.76%
U.S. agencies and
 corporations              450     8.64%      4,929    8.34%     1,033     8.12%     30,365    5.61%     36,777    6.08%
State and political
 subdivisions<F1>         1,021     7.09%     10,463    6.65%     2,084     6.15%        363    6.62%     13,931    6.61%
Other securities            15     5.50%         --     --          10     5.50%        672    8.15%        697    8.05%
                        ______              _______             ______              _______             _______
Total investment
 securities             $6,247     7.08%    $22,197    7.00%    $3,378     6.92%    $31,410    5.68%    $63,232    6.35%
                        ======              =======             ======              =======             =======
<F1>
The taxable equivalent yields were computed by adjusting municipal securities interest for the effect of the federal income tax rate of 34%.

Loan Portfolio. The following table sets forth the classification of the loans by major category:


                                                                         December 31,
                                            _______________________________________________________________________

                                               1992           1991           1990           1989           1988
                                            __________      _________      _________      _________      __________
                                                                        (In Thousands)

Commercial and financial                    $107,630        $ 99,411       $ 90,732       $ 99,079       $110,739
Agriculture                                   18,005          17,091         18,843         20,180         19,191
Real estate
  Construction                                 6,150           4,937          5,798          4,757          7,138
  Mortgage                                    33,501          31,397         28,893         28,161         29,018
Consumer                                      22,447          21,903         22,778         22,299         22,869
                                            ________        ________       ________       ________       ________
  Total Loans                                187,733         174,739        167,044        174,476        188,955
Less:
Allowance for loan losses                      5,606           5,601          5,558          3,819          3,678
                                            ________        ________       ________       ________       ________
  Net Loans                                 $182,127        $169,138       $161,486       $170,657       $185,277
                                            ========        ========       ========       ========       ========

The following table summarizes the loan portfolio by maturities and sensitivity to changes in interest rates of such loans maturing in more than one year.


                                                                        December 31, 1992
                                                      ________________________________________________
                                                      Under 1      1 to 5      Over 5
                                                       Year        Years       Years         Total
                                                      ________     _______    ________       _________
                                                                          (In Thousands)
Commercial and financial                              $43,231      $52,220     $12,179       $107,630
Agriculture                                            11,313        6,001         691         18,005
Real estate
  Construction                                          3,271        2,862          17          6,150
  Mortgage                                             10,609       17,840       5,052         33,501
Consumer                                                8,975       13,068         404         22,447
                                                      _______      _______     _______       ________
  Total Loans                                         $77,399      $91,991     $18,343       $187,733
                                                      =======      =======     =======       =========

Loans due in more than 1 year:
  Subject to fixed interest rates                     $43,274
                                                      =======
  Subject to adjustable interest rates                $67,060
                                                      =======

Risk Elements. The following table sets forth certain information concerning nonperforming loans:


                                                                         December 31,
                                            _______________________________________________________________________

                                               1992           1991           1990           1989           1988
                                            __________      _________      _________      _________      __________
                                                                        (In Thousands)

Delinquent loans but accruing interest:
 Commercial and financial                   $     --        $     --       $       4      $     48       $      --
 Agricultural                                     --              --              --            --              --
 Real estate
  Construction                                    --              --              --            --              --
  Mortgage                                        --             445             470           136              --
 Consumer                                          5             110              11             3              --
                                            ________        ________       _________      ________       _________
     Total Delinquent Loans                        5             555             485           187              --
                                            ________        ________       _________      ________       _________
Nonaccruing loans:
 Commercial and financial                      1,043           1,261           3,863         2,423           4,180
 Agricultural                                     --              --              --           375             580
 Real estate
  Construction                                    --              --              --            --             222
  Mortgage                                       321             373             475         1,098           1,744
 Consumer                                         30             104             139           121             417
                                            ________        ________       _________      ________       _________
     Total Nonaccrual Loans                    1,394           1,738           4,477         4,017           7,143
                                            ________        ________       _________      ________       _________
Renegotiated loans                             1,916           2,560           5,179         8,674           9,359
                                            ________        ________       _________      ________       _________
     Total Nonperforming Loans                $3,315        $  4,853       $  10,141      $ 12,878       $  16,502
                                            ========        ========       =========      ========       =========
Ratio of Nonperforming Loans to
 Total Loans                                    1.77%           2.78%           6.07%         7.38%           8.66%
                                            ========        ========       =========      ========       =========


     Potential problem loans at December 31, 1992, where management has serious doubts about the ability of the customer to comply with the present repayment terms and where management suspects that these loans could become delinquent within a 90-day period, have been included in the table above.

     Delinquent loan amounts consist of loans with principal or interest payments past due 90 days or more. The Company has a general policy of placing loans in excess of 90 days past due on nonaccrual status unless such loan is guaranteed as to principal and interest by a U.S. government agency or the loan is in the process of collection and the realizable value of collateral is sufficient to cover the principal balance and accrued interest. This policy applies to all loan categories. When a loan is placed on nonaccrual status, the Company stops crediting accrued interest to income and at that time, any accrued interest that is not yet collected is charged against current income.

     Renegotiated loans are loans that have been renegotiated to provide a reduction or deferral of interest or principal because of a deterioration in the financial position of the borrower.

     If nonaccrual and renegotiated loans had been current in accordance with their original terms, additional interest revenue of $130,000 would have been recognized in 1992. Interest income of $213,000 was collected on nonaccrual and renegotiated loans and was included in 1992 earnings.

     Except at Century Bank Sterling, where a large portion of the loans are agriculture related, none of the Subsidiary Banks are significantly affected by an annual or seasonal cycle. An annual cycle related to the raising and selling of crops and cattle affects the composition of deposits and loans at Century Bank Sterling.


     The Company had other real estate owned net of reserves of $4,899,000 as of December 31, 1992 as compared to $8,122,000 at year end 1991. Other real estate owned is carried at the lower of cost or fair value. Included in other real estate owned are loans accounted for as in-substance foreclosures and loans accounted for as covered transactions. For additional information, see Note 6 - Notes to Consolidated Financial Statements.

Allowance for Loan Losses Policy. The historical relationship between the Company's loan charge offs and recoveries and allowance for loan losses is set forth below:



                                                                         December 31,
                                            _______________________________________________________________________

                                               1992           1991           1990           1989           1988
                                            __________      _________      _________      _________      __________
                                                                        (In Thousands)

Average loans outstanding                   $188,798        $172,258       $168,707       $180,798       $192,166
                                            ========        ========       ========       ========       ========
Allowance for loan losses at
 beginning of period                        $  5,601        $  5,558       $  3,819       $  3,678       $  3,725
Loans charged off:
 Commercial and financial                        577           2,022          1,413          1,423          2,324
 Agricultural                                    887             227            261            357            184
 Real estate
  Construction                                    18              --             --             64            296
  Mortgage                                       732             748          1,301          1,393            561
 Consumer                                        146             206            127            297            512
                                            ________        ________       ________       ________       ________
Total Loans Charged Off                        2,360           3,203          3,102          3,534          3,877
                                            ________        ________       ________       ________       ________
Recoveries of loans previously
 charged off:
 Commercial and financial                        323             343            276            146            324
 Agricultural                                     85              80             41              6             25
 Real estate
  Construction                                    --              --             --             --             --
  Mortgage                                        33              46             45             33              7
 Consumer                                         55              29             46             49             69
                                            ________        ________       ________       ________       ________
Total Amounts Recovered                          496             498            408            234            425
                                            ________        ________       ________       ________       ________
Net loans charged off                          1,864           2,705          2,694          3,300          3,452
Provision for loan losses                      1,869           2,748          4,433          3,441          3,405
                                            ________        ________       ________       ________       ________
Allowance for loan losses at end
 of period                                  $  5,606        $  5,601       $  5,558       $  3,819       $  3,678
                                            ========        ========       ========       ========       ========
Ratio:  Net charge offs to average
 loans outstanding                               .99%           1.57%          1.60%          1.83%          1.80%
                                            ========        ========       ========       ========       ========
Ratio:  Allowance for loan losses to
 loans outstanding, end of period               2.99%           3.21%          3.33%          2.19%          1.95%
                                            ========        ========       ========       ========       ========


     The allowance for loan losses is established through charges to earnings in the form of provisions for loan losses. Losses or recoveries are charged or credited directly to the allowance. In general, the amount charged to earnings each year by the Subsidiary Banks is based on management's judgment, which takes into consideration a number of factors, including: (a) the Subsidiary Banks' loss experience in relation to outstanding loans and the existing level of the allowance; (b) a continuing review of problem loans, related uncollected interest and overall portfolio quality; (c) regular examinations and appraisals of loan portfolios conducted by the Company's internal and external auditors and state and federal supervisory authorities; and (d) current economic conditions.

     Loans collateralized by real estate may represent a higher than normal degree of risk because of the uncertainty associated with the real estate market. Colorado's residential real estate market has shown considerable improvement and the commercial real estate market is beginning to show signs of improvement. Management believes that at December 31, 1992, the allowance for loan losses was adequate to protect against such exposure.

     The following table sets forth an allocation of the reserve for loan losses among categories as of the dates indicated. Management believes that any allocation of the reserve for loan losses into categories lends an appearance of precision which does not exist. The allowance is utilized as a single unallocated allowance available for all loans. The following allocation table should not be interpreted as an indication of the specific amounts or the relative proportion of the future changes to the allowance. Such a table is merely a convenient device for assessing the adequacy of the allowance as a whole. The following allocation table has been derived by applying historical loan loss ratios to both internally classified loans and the portfolio as a whole in determining the allocation of the allowance for loan losses attributable to each category of loans.



                                  % of                % of                 % of                 % of                % of
                                 Loans               Loans                Loans                Loans               Loans
                                  to                  to                   to                   to                  to
                                 Total               Total                Total                Total               Total
                       1992      Loans     1991      Loans      1990      Loans      1989      Loans     1988      Loans
                      ______    _______   ______    ________   ______    _______    ______    _______   ______    _______
                                                         (Dollars in Thousands)
Commercial and
 financial            $2,500    57.33%    $2,300    56.89%     $2,075    54.32%     $1,225    56.78%    $2,258    58.60%
Agricultural           1,000     9.59        800     9.78       1,200    11.28         600    11.57        400    10.16
Real estate
 Construction            400     3.27        200     2.83         300     3.47         200     2.73        200     3.78
 Mortgage                900    17.85      1,200    17.97       1,400    17.30       1,400    16.14        420    15.36
Consumer                 300    11.96        300    12.53         300    13.63         300    12.78        250    12.10
Unallocated              506      N/A        801      N/A         283      N/A          94      N/A        150      N/A
                      ______   ______     ______   ______      ______    ______     ______    ______    ______    ______
                      $5,606   100.00%    $5,601   100.00%     $5,558    100.00%    $3,819    100.00%   $3,678    100.00%
                      ======   ======     ======   ======      ======    ======     ======    ======    ======    ======


Deposits. The following table sets forth the average deposit balances and interest rates paid:


                                                                 Year Ended December 31,
                                      ___________________________________________________________________________

                                              1992                       1991                       1990
                                      ______________________     _____________________      _____________________
                                      Balance        Rate        Balance        Rate        Balance        Rate
                                      ________       _______     _______        ______      _______        ______
                                                                 (Dollars In Thousands)
Demand
 Interest-bearing                     $118,959       3.21%       $ 95,318       4.76%       $ 83,690       5.36%
 Noninterest-bearing                    71,420                     53,837                     49,436
Savings                                 28,744       3.43%         21,940       4.70%         22,113       5.91%<F1>
Certificates of deposit                 53,735       5.30%         70,700       6.79%         75,998       7.82%
                                      ________                   ________                   ________
 Total Average Deposits               $272,858                   $241,795                   $231,237
                                      ========                   ========                   ========
<F1>
Includes higher rates of interest paid on Individual Retirement Accounts that are included in the savings deposit classification.


The following table sets forth, by time remaining to maturity, certificates of deposit in the amount of $100,000 or more at December 31:



Time Remaining to Maturity                      1992             1991             1990
____________________________                  ________         _________        _________
                                                             (In Thousands)
Three months or less                          $ 7,481          $13,625          $15,493
Over three thru six months                      2,635            3,770            5,618
Over six thru twelve months                     2,132            3,574            4,345
Over twelve months                                480              100              400
                                              _______          _______          _______
     Total                                    $12,728          $21,069          $25,856
                                              =======          =======          =======


Return on Equity and Assets


                                                         Year Ended December 31,
                                              ___________________________________________
                                                1992             1991             1990
                                              ________         _________        _________
                                                             (In Thousands)
Return on assets <F1>                          1.28%             .99%             (.84%)
Return on equity <F2>                         14.12%           11.50%            (9.38%)
Equity to assets ratio <F3>                    9.07%            8.60%             9.00%
Dividend payout ratio <F4>                    23.68%            5.50%           (13.48%)

<F1>
Consolidated net income divided by average total assets.
<F2>
Consolidated net income divided by average equity.
<F3>
Average equity divided by average total assets.
<F4>
Dividends declared per share divided by net income per share.


Commitments and Lines of Credit.
     The Subsidiary Banks make contractual commitments to extend credit through loan commitments and lines of credit. These commitments are generally made in the real estate, commercial and agricultural loan areas and normally do not exceed a term of one year. At December 31, 1992, credit commitments consisted of $3,089,000 in standby letters of credit and $30,427,000 in unfunded loan commitments to customers. For additional information, see Note 11 - Notes to Consolidated Financial Statements.

Competition
     The Subsidiary Banks face active competition both in seeking deposits and in making loans. In addition to competition from the commercial banks located in their market areas, they also face competition from savings and loan associations, money market funds, large retailers entering financial markets, out-of-state financial institutions, thrift companies, credit unions, mortgage bankers and other consumer and commercial lenders. By virtue of their larger capital bases or affiliation with larger multibank holding companies, some of the banks with which the Subsidiary Banks compete, have substantially greater lending limits and perform other functions for their customers which the Subsidiary Banks can offer only through correspondents, if at all. To the knowledge of the Company, there were 343 commercial banks in Colorado at December 31, 1992. Of those banks, 103 were owned by the ten largest bank holding companies in the state. The largest of these holding companies had deposits of $4.5 billion. The Company, based on deposits, was the eighth largest with deposits of $296 million.

     Colorado banking laws do not allow for unlimited statewide branch banking until January 1, 1995. Until then, the law allows a limited number of de novo branches and the conversion of failed bank acquisitions into branches. Legislation passed in the Colorado State Legislature during 1988 authorized regional interstate banking (reciprocal with adjoining states) effective July 1, 1988, with full nationwide interstate banking effective January 1, 1991. Interstate and branch banking has further increased competition in attracting deposits and making loans.

Markets
     The Subsidiary Banks are variously located in five counties along the Front Range (east side) of the Colorado Rockies. A significant portion of the economic activity of the State of Colorado is concentrated in the Front Range. The Front Range, particularly the Denver metropolitan area, acts as a regional service center for areas of Colorado and the surrounding states, including western Kansas, southwestern Nebraska, southern and eastern Wyoming and some portions of northern New Mexico.

Regulation
     The Company, as a registered bank holding company under the Bank Holding Company Act of 1956 (the "BHC Act"), is required to obtain the approval of the Board of Governors of the Federal Reserve System before it may acquire all or substantially all of the assets of any bank, or ownership or control of the voting shares of any bank if, after giving effect to such acquisition of shares, the Company would own or control more than 5 percent of the voting shares of such bank. The BHC Act also provides that no application for approval by the Company to acquire any voting share or interest in, or all or substantially all of the assets of, a bank located outside the State of Colorado will be approved unless such acquisition is specifically authorized by the laws of the state in which such bank is located.

     The Company is prohibited from engaging in, or acquiring direct or indirect ownership or control of more than 5 percent of the voting shares of any company engaged in, non-banking activities, unless the Federal Reserve Bank by order or regulation has found such activities to be closely related to banking or managing or controlling banks as to be a proper incident thereto.

     The Company, the Subsidiary Banks, or any other subsidiaries it may acquire or organize, are deemed to be affiliates within the meaning of the Federal Reserve Act. Therefore, the Company is subject to certain restrictions which limit the extend to which the Subsidiary Banks can supply it funds. The Company is also subject to restrictions on the underwriting and the public sale and distribution of securities. It is prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, sale or lease of property, or furnishing of services.

     The BHC Act requires the Company to file reports with the Federal Reserve Bank and provide additional information requested by the Federal Reserve Bank.

     Under Colorado law, cash dividends by the Company are subject to declaration by the Board of Directors at its discretion out of net assets in excess of stated capital. Dividends cannot be declared and paid when such payment would make the Company insolvent.

     Each Subsidiary Bank is chartered under the laws of the State of Colorado and their deposits are insured by the FDIC.
The Subsidiary Banks are each subject to regulation, supervision, and regular examination according to schedules established by their respective regulatory agencies: Century Bank Sterling and Century Bank Academy at Hancock by the Colorado Division of Banking and the Board of Governors of the Federal Reserve System; Century Bank Fort Collins, Century Bank Broadmoor/Skyway and Century Bank by the Colorado Division of Banking and the FDIC. The ability of the Subsidiary Banks to pay dividends is subject to the banking laws of the State of Colorado and to the powers of the Colorado Division of Banking. Under Colorado law, such dividends can only be paid from the last three years retained earnings unless specifically approved by the Colorado Banking Board.
     Under federal and state law, the Company, as the sole shareholder of the Subsidiary Banks, may be subject to assessment to restore capital of the Subsidiary Banks should it become impaired.

Employees
     Substantially, all of the Company's employees work for and are paid by the Subsidiary Banks. At December 31, 1992, the Company directly employed 9 persons. The Company believes its relationship with employees is good. At December 31, 1992, the Subsidiary Banks and the Company together had approximately 187 employees.

Item 2  Properties
        __________

     Century Bank Sterling, Century Bank Broadmoor/Skyway and Century Bank Fort Collins own the premises and buildings in which their facilities are located. Century Bank owns the drive-through bank facilities at its principal location. Century Bank's main facility and three of its branch facilities are leased from nonaffiliated parties under long-term leases.
Century Bank Academy at Hancock and the fourth branch facility of Century Bank lease their main banking facilities from the Company. For information concerning mortgages and long-term leases affecting these properties, see Notes 8 and 11 - Notes to Consolidated Financial Statements.

Item 3 Legal Proceedings
       _________________

     Century Bank, a subsidiary of the Company, was named as a co-defendant in two related class action lawsuits (Maierhofer v. Crown Realty Co.). The lawsuits are between the same parties and were both filed on January 23, 1989. One was filed in Arapahoe County District Court (Civil Action No. 89-CV-289, Division 3) and the other in the United States District Court for the District of Colorado (Civil Action 89-123). Other defendants in the lawsuits include Crown Realty Co. and Meridith Corporation.

     In both cases, the plaintiffs allege in their complaints that Imperial Mortgage Corporation, a subsidiary of Crown Realty Co., solicited investments from Colorado residents to be used to fund equity advance and trade-in programs for clients of Crown Realty. Plaintiffs claim that Century Bank, as principal lender for Crown Realty and Imperial Mortgage, was an insider and controlling person and knew of or acquiesced to Imperial Mortgage's alleged false statements and misrepresentations made while soliciting investors. Plaintiffs also alleged that Century Bank knew of and acquiesced to alleged illegal transfers between Imperial Mortgage and Crown Realty. Plaintiffs claimed that Century Bank is liable for aiding and abetting, for recklessly, knowingly or intentionally giving substantial assistance to a person violating Colorado and federal securities laws pursuant to C.R.S. Section 11-51-125 (i) and 15 U.S.C. Section 78t (a), 15 U.S.C. Section 77o and 15 U.S.C. Section 78j (b). Plaintiffs seek $4,030,000 in damages for the proposed class, plus interest, costs and attorney fees.

     On October 4, 1991, the Court in the federal case entered oral findings of fact and conclusions of law, granting Century Bank's Motion for Summary Judgement. On October 16, 1991, the Court entered its written judgement incorporating its previous order and dismissing all claims in the federal case against Century Bank. Plaintiffs have filed a motion to alter or amend this judgement, which is presently pending before the court. Based upon discussion with counsel, management of the Company believes this motion will be denied. Century Bank has also filed a motion to alter or amend the judgement to recover its costs as a prevailing party pursuant to F.R.Civ.P., Rule 59(d).

     The Arapahoe County District Court action has been stayed pending a resolution of the federal case.

     There are no other material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which either the Company or any of its Subsidiary Banks is a party or of which any of their property is the subject. The Company is not aware of any proceedings contemplated by governmental authorities.




Item 4  Submission of Matters to a Vote of Security Holders
        ___________________________________________________

     None.

                             PART II

Item 5  Market For Registrant's Common Equity and Related
Stockholder Matters
__________________________________________________________

Market Information.
     The Company's Class A common stock trades on the NASDAQ Stock Market under the symbol CBOCA. There is no established trading market for the Company's Class B common stock. The Company's currently outstanding Adjustable Rate Convertible Subordinated Debentures due 2004 are traded in the over-the-counter market on a limited basis.

     The following table lists the high and low trade prices of the Class A common stock for each quarterly period indicated through December 31, 1992, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System. The quotations represent prices in the over-the-counter market between dealers in securities, do not include retail markup, markdown or commission and do not necessarily represent actual transactions.



                                        1992                        1991
                                  _____________                  _____________
                                  HIGH       LOW                 HIGH     LOW
                                  ____       ______              _____    ______
First Quarter                     12-7/8      7-1/4              3-7/8     2-5/8
Second Quarter                    14-1/2     10-3/4              5-5/8     3-5/8
Third Quarter                     15-3/4     11-5/8              7         5-1/2
Fourth Quarter                    18-3/4     14                  7-1/8     6-5/8


Approximate Number of Holders of Class A and Class B Common Stock. As of December 31, 1992, there were approximately 647 shareholders of record of Class A common stock and one shareholder of record of Class B common stock (Commercial Bank Investment Company, an affiliated Colorado limited partnership).

Dividend History and Restrictions
     The Company paid quarterly cash dividends in varying amounts from 1983 to the second quarter of 1990. From 1985 through the second quarter of 1990, the quarterly cash dividend was $.06 per share. In the third quarter of 1990, the Board of Directors suspended the cash dividend temporarily. During the fourth quarter of 1991, the Board of Directors declared and paid a cash dividend of $.06 per share. A dividend in the same amount was also declared and paid in the first quarter of 1992. In the second quarter of 1992, the Board of Directors approved a 3 for 2 stock split to shareholders of record April 27, 1992. On the same date, the Board of Directors also voted to increase the cash dividend to $.10 per share on the post split shares. A dividend of $.10 per share has been declared and paid in each quarter since the second quarter of 1992 including the first quarter of 1993.

     Continued payment of cash dividends, and the amount thereof, is within the discretion of the Board of Directors. The Board of Directors will consider the payment of dividends after considering, among other factors, earnings, capital requirements and the operating and financial condition of the Company and Subsidiary Banks. In addition, the ability of the Company to pay dividends will be largely dependent upon the Company's receipt of dividends paid by the Subsidiary Banks, the payment and amount of which are limited by federal and state law and in the case of one bank restricted by written agreement with a regulatory agency.
In addition, the Company is restricted by covenants in the Indenture dated December 1, 1984, covering the Adjustable Rate Convertible Subordinated Debentures due 2004. See Notes 8 and 9
- - Notes to Consolidated Financial Statements.


Item 6  Selected Financial Data
        ________________________

     The following selected consolidated financial data of the Company for, and as of the end of, each of the five years in the period ended December 31, 1992, have been derived from the Company's consolidated financial statements for such periods, which have been audited by Deloitte & Touche, independent certified public accountants. Such selected consolidated financial data as of December 31, 1992 and 1991, and for each of the three years in the period ended December 31, 1992, should be read in conjunction with the Company's consolidated financial statements and related notes included elsewhere in this document.

                                                                         December 31,
                                            _______________________________________________________________________

                                               1992           1991           1990           1989           1988
                                            __________      _________      _________      _________      __________


                                                          (Dollars in Thousands Except Per Share Amounts)
Interest Income                             $ 24,310        $ 24,794       $ 24,637       $ 25,049       $ 24,593
Interest Expense                               8,059          10,919         12,362         12,501         11,977
                                            ________        ________       ________       ________       ________
Net Interest Income                           16,251          13,875         12,275         12,548         12,616
Provision for Loan Losses                      1,869           2,748          4,434          3,441          3,405
Net Income (Loss)                              3,958           2,731<F1>     (2,251)           405          1,230<F2>
PER COMMON SHARE DATA:<F3>
Net Income (Loss)
  Primary                                   $   1.52        $   1.09       $    (89)      $    .17       $    .53
  Assuming Full Dilution                        1.45            1.02           (.89)<F4>       .17<F4>        .51
Shareholders' Equity                           11.18            9.94           8.92           9.90          10.71
Dividends                                        .36             .06            .12            .24            .24
BALANCE SHEET DATA:
Total Assets                                $335,741        $302,298       $280,308       $270,913       $274,833
Investment Securities                         63,232          54,923         42,701         29,660         26,250
Total Loans and Leases                       187,733         174,739        167,044        174,476        188,955
Allowance for Loan Losses                      5,606           5,601          5,558          3,819          3,678
Nonaccrual Loans                               1,394           1,738          4,477          4,017          7,143
Renegotiated Loans                             1,916           2,560          5,179          8,674          9,359
Other Real Estate Owned                        4,899           8,122         10,978         12,891         11,455
Deposits                                     296,329         267,620        247,114        233,270        237,651
Long-term Debt                                 4,523           6,464          7,552          7,732          9,133
RATIOS:
Return on Average Assets                        1.28%            .99%          (.84%)          .15%           .45%
Return on Average Equity                       14.12%          11.50%         (9.38%)         1.64%          5.07%
Allowance for Loan Losses at
 End-of-Period as a Percent of
 Loans                                          2.99%           3.21%          3.33%          2.19%          1.95%
Net Charge Offs as a Percent of
 Average Loans                                   .99%           1.57%          1.60%          1.83%          1.80%
Average Shareholders' Equity as
 a Percent of Average Assets                    9.07%           8.60%          9.00%          9.41%          8.89%
Average Net Loans as a Percent
 of Average Deposits                           66.98%          68.94%         70.99%         78.86%         80.38%
<F1>
Includes $250,000 extraordinary item-gain on extinguishment of debt, net of taxes.
<F2>
Includes $491,000 benefit representing the cumulative effect of a change in the method of accounting for income taxes.
<F3>
Per share information has been restated to give effect to the 3 for 2 stock split effective April 27, 1992.
<F4>
Earnings per share are antidilutive.


Item 7  Management's Discussion and Analysis of Financial
Condition and Results of Operations
_________________________________________________________________

Summary
     The principal business of the Company has been banking since inception in 1971 with the Subsidiary Banks providing substantially all of the revenues and earnings. The following commentary presents the major factors affecting the performance of the Company.

     Since 1988, the relatively high level of nonperforming loans and other real estate owned have been the primary factors that have impacted earnings and growth of the Company. At December 31, 1988, the ratio of nonperforming loans plus other real estate owned to total loans plus other real estate owned was 13.9%. At December 31, 1992, this same ratio has been reduced to 4.3%. The weak Colorado economy and depressed real estate values also contributed to the performance of the Company in prior years.
The Colorado economy will continue to be a factor in the performance of the Company.

Results of Operations
     Over the three year period ended December 31, 1992, net interest income increased by $3,977,000 (32.2%). During the same period, total average earning assets increased by $45,648,000 (20.3%) and total average interest bearing liabilities have increased by $17,193,000 (9.0%). The increase in net interest income resulted primarily from a decrease in interest expense. This decrease in interest expense is the result of an overall decline in rates paid on interest bearing liabilities over the three year period. Interest income remained relatively constant over this period with the decline in yields on earning assets being offset by increased volume. Reductions in the volume of certificates of deposit also contributed to the increased net interest income. For additional information, see "Changes in Interest Income and Interest Expense" included in Item 1 of this report.

     The provision for loan losses was $1,868,900, $2,747,900 and $4,433,500 for the years ended December 31, 1992, 1991 and 1990, respectively. The provision for loan losses in 1990 was the result of high levels of problem assets and weakness in the real estate market. Since that time, there have been significant improvements in the level of nonperforming assets and a decline in net charge-offs in 1992 to $1,864,000 from $2,694,000 in 1990.
An improving Colorado economy and a reduction in nonperforming assets allowed the Company to reduce its provision for loan losses in 1992 and 1991. Management of the Company believes this trend will continue through 1993. At December 31, 1992, the allowance for loan losses as a percentage of total loans outstanding was 2.99% as compared to 3.21% in 1991 and 3.33% in 1990. Based upon an analysis of loan portfolio, management of the Company believes the provision and allowance for loan losses was adequate at December 31, 1992. For additional information, see "Risk Elements" and "Allowance for Loan Losses Policy" included in Item 1 of this report.

     Total other income increased $540,000 to $3,901,000 in 1992 as compared to $3,361,000 in 1990. For the three year period ended December 31, 1992, service function income increased $737,000 which reflected an increased pricing structure on amounts charged to customers for deposit account services and an increase of approximately $57,253,000 in average demand deposits. Income from real estate acquired through foreclosures, a component of other income, was lower for the year ending December 31, 1992, as compared to 1990 due to lower levels of real estate acquired through foreclosures.

     Other expense was $13,336,000, $12,319,000 and $14,154,000 for the years ended December 31, 1992, 1991 and 1990, respectively. In the three year period, salaries and employee benefits increased $721,000 (13.46%), occupancy expense increased $115,000 (10.0%), furniture and equipment expense increased $73,000 (11.15%) and other expenses increased $942,000 (27.66%)
due to inflation and growth of the Subsidiary Banks. Expenses on real estate acquired through foreclosure were $916,000, $815,000 and $3,586,000 in 1992, 1991 and 1990, respectively. Expenses on real estate acquired through foreclosure in 1990 of $3,586,000 were primarily the result of prolonged weakness in the real estate market. Reductions in the levels of real estate acquired through foreclosure and an improving Colorado economy allowed the Company to decrease this expense by $2,670,000 in the year ended December 31, 1992.

     An analysis of the Company's provision for income taxes is included in Note 7 - Notes to Consolidated Financial Statements included elsewhere in this report. The Company's provision for income taxes does not bear the customary relationship to income before taxes because of tax exempt income, investment tax credits, direct lease financing, nondeductible interest and amortization and a reduction in deferred income taxes.

     On May 30, 1991, the Company began its offer to purchase for cash up to $2,040,000 principal amount of its Adjustable Rate Convertible Subordinated Debentures at a price of $740 per $1,000 principal amount of debentures. The offer to purchase expired August 1, 1991. As of the expiration date, a total of $692,000 principal amount of debentures had been tendered and accepted for payment. As a result, the Company realized an extraordinary item-gain on extinguishment of debt of approximately $180,000 before amortization of debt issue costs, the cost of the offer and income taxes. In addition, the Company also acquired, on the open market, approximately $278,000 of debentures at an average cost of approximately $684 per $1,000 principal amount of debentures. As a result of these acquisitions, the Company realized an additional gain on extinguishment of debt of approximately $87,800 before income taxes and amortization of debt issue costs.

Asset Quality
     Nonaccrual loans and renegotiated loans in recent years have been at high levels with a high at December 31, 1988 of $16,502,000 (8.73% of total loans). Since that time, the volume of loans in this category has trended downward. At December 31, 1992, nonaccrual and renegotiated loans had been reduced to $3,310,000 (1.76% of total loans) a decrease of $13,192,000
(79.94%) from the December 31, 1988 level. In addition, the Company had other real estate owned net of reserves of $4,899,000 in 1992 as compared to $8,122,000 in 1991, and $10,978,000 in
1990. These problem assets were primarily the result of weaknesses in the real estate market. Colorado's residential real estate market has shown considerable improvement and the commercial real estate market is beginning to show signs of improvement. The Colorado economy will continue to be a major factor in determining the levels of problem assets. For additional information, see "Risk Elements" and "Allowance for Loan Losses Policy" included in Item 1 of this report.

Liquidity
     Liquidity in banking terms means being able to meet financial commitments. Assuring the continuous availability of funds to meet the needs of both deposit and credit customers is a very important management objective. Liquidity management involves both sides of the balance sheet. Asset liquidity is provided through assets that either mature or are saleable in a short period of time. Liquid assets include short-term investment securities, federal funds sold and short-term loans. At December 31, 1992, the Company had $6,247,000 in investment securities with maturities of one year or less, $40,472,000 in federal funds sold and $77,399,000 in loans which mature in one year or less. On the liability side, a portion of the funding needs of the Company is accomplished through the acquisition of liabilities such as certificates of deposit over $100,000, federal funds purchased and other short-term borrowings. At December 31, 1992, the Company had $12,248,000 in certificates of deposit over $100,000 with a maturity of one year or less.

     An additional component is the Company's ability to meet its cash obligation to employees, creditors and shareholders. The Company obtains its funds primarily from its Subsidiary Banks in the form of management fees to cover operating expenses and dividends to cover debt service requirements and dividends paid to the Company's stockholders. The payment of dividends to the Company by the Subsidiary Banks are limited by federal and state law and in the case of one Subsidiary Bank, restricted by a written agreement with its regulatory agency.

Capital Resources
     Assuring that adequate capital is available to provide needed funds for future growth and a measure of protection against unanticipated adverse operating results and to support the volume and character of the Company's business is another important management objective. The internal generation of equity capital through retained earnings is expected to be a primary source of capital to meet the Company's needs. While it is the intention of management that new capital resources be generated primarily through retained earnings from year to year, it may become desirable at some future date for the Company to seek additional capital funds from other sources.

     The Company and Subsidiary Banks must comply with risk-based capital guidelines established by the Federal Reserve Board, State of Colorado Division of Banking and the FDIC. These risk-based capital ratios went into effect in 1990 with a phase-in period ended December 31, 1992. The Company's total required capital is to equal at least 8% of risk weighted assets. As a result of the Company's high level of capital and the risk in its current asset mix, the Company's risk-based capital ratio was 13.70% at December 31, 1992 and exceeded the minimum requirement. At December 31, 1992, the Company's total qualifying capital to risk weighted assets was 14.95%. There have been no capital ratio requirements established for the Company or any of the Subsidiary Banks by regulatory authorities. As of December 31, 1992, all of the Subsidiary Banks exceeded the 1992 regulatory minimums and it is expected the Subsidiary Banks will continue to do so.

     In addition, the Federal Reserve Board, State of Colorado Division of Banking and the FDIC have established leverage ratio requirements which measures capital, net of intangibles, against total assets. A leverage ratio of 3% is the minimum requirement for the most highly rated financial institution, and most financial institutions would be expected to maintain a leverage ratio between 4% and 5%. At December 31, 1992, the Company's leverage ratio was 8.3%.

     The Company had no material commitments for capital expenditures at December 31, 1992.

Asset Liability Management
     The objective of asset liability management is to manage interest sensitive assets and liabilities to maintain positive net interest margins, regardless of changes in market interest rates. Interest sensitive assets and liabilities, including both variable or adjustable rate instruments approaching maturity, are subject to repricing immediately or in the near term. An interest rate sensitivity gap arises when interest rates on assets change in a different time period from that of interest rates on liabilities. The interest rate sensitivity gap is the difference between total interest sensitive assets and total interest sensitive liabilities. If the interest rate sensitivity gap is positive during a period of rising interest rates or negative during a period of declining interest rates, net interest income will tend to increase. Conversely, if the interest rate sensitivity gap is negative during a period of rising interest rates or positive during a period of declining interest rates, net interest income will tend to decrease. The greater the gap, the greater the effect declining or rising interest rates will have on net interest income. If the gap is closed or matched, the effect on net interest income due to interest rate movements is reduced.

     The following table shows the Company's gap profile as of December 31, 1992.



                                               Within 3        3 Months          1 Year        After 5
                                                Months         to 1 Year       to 5 Years      Years        Total
                                               _________       __________      ___________     ________     ________
                                                                         (Dollars In Thousands)
Interest earning assets:
  Loans                                        $129,702        $14,782         $38,508         $ 4,741      $187,733
Investment Securities:
  Taxable                                           139            882          10,463           2,447        13,931
  Non-taxable                                    30,880          4,711          11,734           1,976        49,301
Federal funds sold                               40,472             --              --              --        40,472
                                               ________        ________        _______         _______      ________
  Total                                         201,193          20,375         60,705           9,164       291,437
                                               ________        ________        _______         _______      ________

Interest-Bearing liabilities:
 Demand Deposits                                130,603              --             --              --       130,603
 Savings                                         30,523              --             --              --        30,523
 Certificates of Deposit                         19,270          20,596          9,390              --        49,256
 Short-term borrowings                            2,835              --             --              --         2,835
 Long-term debt                                      --           4,205            228              90         4,523
                                               ________        ________        _______         _______      ________
                                                183,231          24,801          9,618              90       217,740
                                               ________        ________        _______         _______      ________
Interest sensitivity gap                       $ 17,962        $ (4,426)       $51,087         $ 9,074      $ 73,697
                                               ========        ========        =======         =======      ========
Cumulative sensitivity gap                     $ 17,962        $ 13,536)       $64,623         $73,697      $ 73,697
                                               ========        ========        =======         =======      ========

Percent of total earning assets                     6.2%           (1.5%)         17.5%            3.1%         25.3%



     The preceding table does not necessarily indicate the impact of general interest rate movements on the Company's net interest income because the repricing of various assets and liabilities is discretionary and is subject to competitive and other pressures. As a result, assets and liabilities indicated as repricing within the same period may, in fact, reprice at different times and different rate levels.

Effects of Inflation
     The effects of inflation on banks is significantly different from industrial companies since banks are not heavily involved in capital expenditures and substantially all of their assets and liabilities are monetary in nature and move in concert with inflation. The Company's monetary assets are generally earning assets and in times of rising inflation, any net monetary assets can produce an adequate return to compensate for any loss in purchasing power. Other data, included elsewhere in this report, provides information on the Company's assets and liability structure.

Item 8  Financial Statements and Supplementary Data
        ____________________________________________

     The financial statements and supplementary data required by this item are included in Part IV of this report and are incorporated therein by reference.

Item 9  Disagreements on Accounting and Financial Disclosure
        ____________________________________________________

     None.



                            PART III

     The information set forth in the Registrant's definitive proxy statement to be used at the Company's 1992 annual shareholders' meeting is incorporated herein by reference.

                             PART IV

Item 14  Exhibits, Financial Statement Schedules and Reports on
Form 8-K
_________________________________________________________________

(A)  1.  Financial Statements
         _____________________

Included in Part IV of this report:

Independent Auditors' Report
Consolidated Statements of Condition as of December 31, 1992 and
1991
Consolidated Statements of Operations for each of the three years in the period ended December 31, 1992
Consolidated Statements of Shareholders' Equity as of the end of each of the three years ended December 31, 1992
Consolidated Statements of Cash Flows for each of the three years in the period ended December 31, 1992
Notes to Consolidated Financial Statements

(A)  2.  Financial Statement Schedules
         _____________________________

      All schedules are omitted because of the absence of conditions under which they are required or because the required information is given in the financial statements or notes thereto.


(A)  3.  Exhibits
         _________
      The following exhibits are filed herewith or have been filed pursuant to Section 601 of Regulation S-K and are incorporated by reference to previous filings:

Item 601



Cross Reference         Document                                                              Exhibit Number
_______________         ___________________________________________________________           ______________
 (3)                    Articles of Incorporation and Bylaws.<F1>                              3.1
                        Amendment to Articles of Incorporation                                 3.1.1
 (4)                    Conformed Indenture, dated as of December 1, 1984, between             4.1.1
                         registrant and Bank of America National Trust and Savings
                         Association (includes form of Adjustable Rate Convertible
                         Subordinated Debenture due 2004).<F2>
                        Article V of the registrant's Articles of Incorporation,               4.2
                         as amended re: capital stock
10                      Lease Agreement dated February 29, 1980, between John Madden          10.3
                         Company and Century Bank Southeast, N.A., and Lease Amendment
                         No. 1 dated May 12, 1983, between those parties.<F2>
                        Lease Agreement dated March 30, 1978, between First Avenue and        10.4
                         Century Bank and Trust and Amendment to Lease dated October 26,
                         1982, between San Francisco Real Estate Investors and Century
                         Bank and Trust.<F2>
                        Commercial Bancorporation of Colorado and Subsidiaries Employee       10.10
                         Discount Stock Purchase Plan.<F3>
                        Stock Purchase Agreement dated September 23, 1987, between            10.12
                         Commercial Bancorporation of Colorado and AMBANK Financial
                         Corporation regarding the purchase of 100% of the outstanding common stock of AMBANK at Orchard Valley and at Broadway.<F4>
                        Office building lease dated October 13, 1987, between AMBANK          10.13
                         Building Venture I and Century Bank Orchard Road<F5>
                        Building lease dated October 13, 1987, between AMBANK Financial       10.14
                         Corporation and Century Bank Broadway<F5>
                        Ground Lease Agreement dated October 13, 1987, between Koelbel        10.15
                         and Company and Century Bank Broadway<F5>
11                      Statement re: computation of per share earnings                       11.1
22                      Exhibit re:  Listing of subsidiaries owned by the Company             22.1
                         (included in Item 1 of this report).
24                      Consent of accountants                                                24.1
<F1>
Documents were filed as exhibits to the registrant's Annual Report on Form 10-K for the year ended December 31, 1980, and are incorporated herein by reference.
<F2>
Documents were filed as exhibits to the registrant's Registration Statement on Form S-2 (File No. 2-93977).
<F3>
Documents were filed as exhibits to the registrant's Annual Report on Form 10-K for the year ended December 31, 1985, and are incorporated herein by reference.
<F4>
Documents were filed as exhibits to the registrant's current report on Form 8-K filed on March 28, 1989, and is incorporated herein by reference.
<F5>
Documents were filed as exhibits to the registrants annual report on Form 10-K for the year ended December 31, 1987, and are incorporated herein by reference.


Other exhibits are omitted because of the absence of conditions under which they are required.

(B)  1.  Reports on Form 8-K
         ___________________

       None

INDEPENDENT AUDITORS' REPORT
____________________________




To the Board of Directors and Shareholders
 of Commercial Bancorporation of Colorado
Denver, Colorado

We have audited the accompanying consolidated statements of condition of Commercial Bancorporation of Colorado and subsidiaries as of December 31, 1992 and 1991, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Commercial Bancorporation of Colorado and subsidiaries at December 31, 1992 and 1991, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1992, in conformity with generally accepted accounting principles.






February 5, 1993

COMMERCIAL BANCORPORATION OF COLORADO
AND SUBSIDIARIES
____________________________________
CONSOLIDATED STATEMENTS OF CONDITION
DECEMBER 31, 1992 AND 1991



__________________________________________________________________________________
ASSETS                                             1992                 1991
______                                          ____________          ____________
Cash and due from banks                         $ 30,079,059          $ 37,988,536
Investment securities, approximate
 market value of $64,435,000 and
 $56,362,000 (Note 2 and 12)                      63,232,237            54,923,170
Federal funds sold (Note 12)                      40,472,000            16,960,000
Loans (Notes 3, 4, 6 and 12):
  Commercial and financial                       107,629,973            99,411,204
  Agricultural                                    18,004,987            17,090,853
  Real estate:
    Construction                                   6,149,461             4,936,972
    Mortgage                                      33,501,048            31,396,399
  Consumer                                        22,447,097            21,903,179
                                                ____________          ____________
                                                 187,732,566           174,738,607
  Less allowance for loan losses                   5,605,813             5,600,645
                                                ____________          ____________
    Net loans                                    182,126,753           169,137,962

Bank premises and equipment, net
  (Notes 5 and 8)                                  8,522,694             8,302,172
Excess of investment in subsidiaries
  over equity in net assets acquired (Note 13)     2,231,107             2,320,411
Accrued interest receivable                        2,725,876             3,028,800
Other real estate owned, net (Note 6)              4,899,195             8,122,132
Other assets (Note 7)                              1,451,837             1,515,295
                                                ____________          ____________
     TOTAL ASSETS                               $335,740,758          $302,298,478
                                                ============          ============


See notes to consolidated financial statements.



LIABILITIES AND SHAREHOLDERS' EQUITY                           1992                  1991
______________________________________                     ____________          ____________
LIABILITIES:
Deposits (Note 2 and 12):
  Demand:
    Regular                                                $ 85,946,548          $ 70,111,004
    N.O.W.                                                   58,513,453            47,957,260
    Other interest-bearing                                   72,089,251            58,961,714
  Savings                                                    30,523,417            21,812,670
  Certificates of Deposit:
    $100,000 or over                                         12,728,439            21,068,696
    Under $100,000                                           36,527,699            47,708,748
                                                           ____________          ____________
                                                            296,328,807           267,620,092
Securities sold under repurchase
 agreements and other short-
 term borrowings (Note 2 and 12)                              2,835,000             1,072,432
Accrued taxes and other liabilities (Note 7)                  1,870,768             2,118,436
Mortgages and other long-term debt
 (Note 8 and 12)                                              4,523,087             6,464,409
                                                           ____________          ____________

     TOTAL LIABILITIES                                      305,557,662           277,275,369

COMMITMENTS, CONTINGENCIES AND OTHER
 MATTERS (Note 11)

SHAREHOLDERS' EQUITY (Notes 8, 9 and 13):
Preferred stock, par value $1;
  180,000 shares authorized and unissued                             --                    --
Common stock, par value $1;
  Class A, authorized, 5,000,000 shares;
    2,513,151 and 2,344,114 shares issued                     2,513,151             2,344,114
  Class B, authorized, 600,000 shares;
    431,950 issued and outstanding                              431,950               431,950
Additional paid-in capital                                   15,940,191            14,044,437
Retained earnings                                            12,438,077             9,412,823
                                                           ____________          ____________
                                                             31,323,369            26,233,324
                                                           ____________          ____________
Less Class A common stock held in treasury,
   at cost (244,290 and 259,098 shares)                       1,140,273             1,210,215
                                                           ____________          ____________
                                                             30,183,096            25,023,109
                                                           ____________          ____________
     TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY                                 $335,740,758          $302,298,478
                                                           ============          ============

COMMERCIAL BANCORPORATION OF COLORADO
AND SUBSIDIARIES
______________________________________

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER, 31, 1992, 1991 AND 1990
__________________________________________________________________________________________________________

                                                        1992                 1991                 1990
                                                      ________             ________             __________
INTEREST INCOME:
Interest and fees on loans                            $19,607,271          $20,064,551          $20,244,549
Interest on investment securities:
  Taxable                                               2,940,451            2,518,860            1,847,450
  Exempt from federal taxes                             1,040,298            1,242,231            1,242,819
Interest on federal funds sold                            722,196              968,738            1,302,380
                                                      ___________          ___________          ___________
  Total interest income                                24,310,216           24,794,380           24,637,198
INTEREST EXPENSE:
Deposits:
  Demand                                                3,819,643            4,537,588            4,488,804
  Savings                                                 984,979            1,031,478            1,307,246
  Certificates of Deposit:
    $100,000 or over                                      708,385            1,484,161            2,212,424
    Under $100,000                                      2,139,504            3,315,080            3,728,014
                                                      ___________          ___________          ___________
                                                        7,652,511           10,368,307           11,736,488
Securities sold under repurchase agree-
 ments and other short-term borrowings                     26,370               60,656               66,195
Mortgages and other long-term debt                        380,139              490,937              559,909
                                                      ___________          ___________          ___________
  Total interest expense                                8,059,020           10,919,900           12,362,592
                                                      ___________          ___________          ___________
Net interest income before provision
 for loan losses                                       16,251,196           13,874,480           12,274,606
Provision for loan losses (Note 4)                      1,868,900            2,747,900            4,433,500
                                                      ___________          ___________          ___________
Net interest income after provision
 for loan losses                                       14,382,296           11,126,580            7,841,106

OTHER INCOME:
Service function                                        3,360,535            3,271,053            2,623,977
Other                                                     540,374              584,193              737,242
                                                      ___________          ___________          ___________
                                                        3,900,909            3,855,246            3,361,219
                                                      ___________          ___________          ___________
                                                       18,283,205           14,981,826           11,202,325
OTHER EXPENSE:
Salaries and employee benefits                          6,077,509            5,771,808            5,356,166
Occupancy expense, net                                  1,265,861            1,178,290            1,150,949
Furniture and equipment expense                           728,456              736,452              654,746
Other real estate owned expense (Note 6)                  915,586              814,558            3,585,668
Other (Note 10)                                         4,348,371            3,818,166            3,406,130
                                                      ___________          ___________          ___________
                                                       13,335,783           12,319,274           14,153,659
                                                      ___________          ___________          ___________
Income (loss) before income tax expense
 (benefit) and extraordinary item                       4,947,422            2,662,552           (2,951,334)
Income tax expense (benefit) (Note 7)                     989,900              181,400             (700,800)
                                                      ___________          ___________          ___________
Income (loss) before extraordinary item                 3,957,522            2,481,152           (2,250,534)
Extraordinary item - gain on extinguishment
 of debt, net of taxes of $18,200 (Note 8)                     --              249,514                   --
                                                      ___________          ___________          ___________

NET INCOME (LOSS)                                     $ 3,957,522          $ 2,730,666          $(2,250,534)
                                                      ===========          ===========          ===========
PRIMARY NET INCOME (LOSS)
 PER COMMON SHARE (Note 1):

Before extraordinary item                             $      1.52          $       .99          $      (.89)

Extraordinary item - gain on extinguishment
 of debt                                                       --                  .10                   --
                                                      ___________          ___________          ___________
                                                      $      1.52          $      1.09          $      (.89)
                                                      ===========          ===========          ===========

Weighted average shares of common
 stock outstanding assuming no
 dilution                                               2,611,101            2,515,077            2,519,233
                                                      ===========          ===========          ===========
FULLY DILUTED NET INCOME (LOSS)
 PER COMMON SHARE (Note 1):

Before extraordinary item                             $      1.45          $       .94          $      (.89)

Extraordinary item - gain on extinguishment
 of debt                                                       --                  .08                   --
                                                      ___________          ___________          ___________
                                                      $      1.45          $      1.02          $      (.89)
                                                      ===========          ===========          ===========
Weighted average shares of common
 stock outstanding assuming full
 dilution                                               2,960,935            3,042,198            3,127,054
                                                      ===========          ===========          ===========


See notes to consolidated financial statements.

COMMERCIAL BANCORPORATION OF COLORADO
AND SUBSIDIARIES
______________________________________
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1992, 1991 and 1990
_______________________________________________________



                                                                     1992                 1991                 1990
                                                                   ________             ________             __________
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                $ 3,957,522          $ 2,730,666          $(2,250,534)
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
    Amortization, net of accretion, investment securities              351,303               89,755              (41,713)
    Provision for loan losses                                        1,868,900            2,747,900            4,433,500
    Provision for losses on other real estate owned                    526,408              377,007            2,903,452
    Accretion of net deferred loan fees and costs                     (897,886)            (587,293)            (380,366)
    Origination of loans held for sale                             (32,334,525)         (14,253,415)         (10,922,300)
    Proceeds from sale of loans                                     31,088,435           13,793,432           11,291,287
    Extraordinary gain on extinguishment of debt                            --             (267,714)                  --
    Losses recognized on other real estate owned, net                  101,016              624,631              339,415
    Depreciation and amortization                                      752,464              735,618              606,692
    Amortization of goodwill                                            89,304               89,304               89,304
    Change in accrued interest receivable                              302,924               22,520              (36,548)
    Change in other assets                                              63,458              375,877             (455,810)
    Change in accrued taxes on income                                 (109,086)             388,158           (1,183,750)
    Change in other liabilities                                       (138,582)             112,089             (176,674)
                                                                   ___________          ___________          ___________

    Net cash provided by operating activities                        5,621,655            6,978,535            4,215,955

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturities of investment securities                 13,828,077           12,551,601           14,252,030
  Purchase of investment securities                                (22,488,447)         (24,863,588)         (27,251,245)
  Net increase in loans                                            (13,540,568)         (10,923,923)          (1,816,879)
  Loan origination fees received, net of origination
   costs                                                             1,031,562              481,441              307,661
  Proceeds from sale of other real estate owned                      2,390,804            2,943,372            4,928,693
  Purchase of bank premises and equipment                             (996,083)            (479,088)            (965,530)
  Proceeds from sale of bank premises and equipment                     23,097                4,298               13,000
  Net (increase) decrease in federal funds sold                    (23,512,000)           7,158,000           (4,353,000)
                                                                   ___________          ___________          ___________

    Net cash used in investing activities                          (43,263,558)         (13,127,887)         (14,885,270)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in deposits                                          28,708,715           20,506,116           13,844,381
  Net increase (decrease) in securities sold under
    repurchase agreements and other borrowings                       1,762,568             (522,568)            (275,000)
  Proceeds from long term debt                                         228,000                   --                   --
  Repayment of mortgages and other long term debt                     (137,497)            (819,956)            (180,285)
  Dividends paid                                                      (932,268)            (150,890)            (302,257)
  Sales of treasury stock, net of purchases                            102,908               14,500              (80,359)
                                                                   ___________          ___________          ___________

    Net cash provided by financing activities                       29,732,426           19,027,202           13,006,480
                                                                   ___________          ___________          ___________

NET (DECREASE) INCREASE IN CASH AND
 DUE FROM BANKS                                                     (7,909,477)          12,877,850            2,337,165

CASH AND DUE FROM BANKS, BEGINNING
 OF YEAR                                                            37,988,536           25,110,686           22,773,521
                                                                   ___________          ___________          ___________

CASH AND DUE FROM BANKS, END OF YEAR                               $30,079,059          $37,988,536          $25,110,686
                                                                   ===========          ===========          ===========
SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:

Cash paid during the year for:

   Interest                                                        $ 8,197,602          $10,807,811          $13,723,016
                                                                   ===========          ===========          ===========
   Income taxes                                                    $ 1,099,630          $   318,036          $   440,122
                                                                   ===========          ===========          ===========

SUPPLEMENTAL SCHEDULE OF
 NONCASH INVESTING AND
 FINANCING ACTIVITIES:

The Company had the following noncash
transactions:

   Net Transfer of other real estate owned to loans                $   204,709          $ 1,089,436          $ 6,258,650
                                                                   ===========          ===========          ===========

   Conversion of debentures                                        $ 2,031,825                   --          $        --
                                                                   ===========          ===========          ===========


See notes to consolidated financial statements.

COMMERCIAL BANCORPORATION OF COLORADO AND SUBSIDIARIES
______________________________________________________
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
______________________________________________________

YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990
______________________________________________________

                                      COMMON STOCK
                     ____________________________________________
                          CLASS A                  CLASS B
                     ____________________________________________
                                                                                                   CLASS A
                                               SHARES              ADDITIONAL                      TREASURY STOCK
                      SHARES                 ISSUED AND              PAID-IN       RETAINED    ______________________
                      ISSUED      AMOUNT    OUTSTANDING   AMOUNT     CAPITAL       EARNINGS     SHARES      AMOUNT        TOTAL
                     _________  __________  ___________  ________  ____________  ____________  ________  ____________  ____________
BALANCE,
January 1, 1990      2,344,114  $2,344,114    431,950    $431,950  $14,060,609   $ 9,385,838   244,567   $(1,160,528)  $25,061,983
Sale of treasury
 stock                     --          --         --          --       (20,522)          --     (8,794)       41,041        20,519
Purchase of
 treasury stock            --          --         --          --           --            --     25,500      (100,878)     (100,878)
Cash dividends             --          --         --          --           --       (302,257)      --            --       (302,257)
Net loss                   --          --         --          --           --     (2,250,534)      --            --     (2,250,534)
                     _________  __________  ___________  ________  ___________   ___________   _______   ___________   ___________
BALANCE
December 31, 1990    2,344,114   2,344,114    431,950     431,950   14,040,087     6,833,047   261,273    (1,220,365)   22,428,833
Sale of treasury
 stock                     --          --         --          --         4,350           --     (2,175)       10,150        14,500
Cash dividends             --          --         --          --           --       (150,890)      --            --       (150,890)
Net income                 --          --         --          --           --      2,730,666       --            --      2,730,666
                     _________  __________  ___________  ________  ___________   ___________   _______   ___________   ___________
BALANCE
December 31, 1991    2,344,114   2,344,114    431,950     431,950   14,044,437     9,412,823   259,098    (1,210,215)   25,023,109
Sale of treasury
 stock                     --          --         --          --        32,966           --    (14,808)       69,942       102,908
Conversion of
 debentures            169,037     169,037        --          --     1,862,788           --        --            --      2,031,825
Cash dividends             --          --         --          --           --       (932,268)      --            --       (932,268)
Net income                 --          --         --          --           --      3,957,522       --            --      3,957,522
                     _________  __________  ___________  ________  ___________   ___________   _______   ___________   ___________
BALANCE
December 31, 1992    2,513,151  $2,513,151    431,950    $431,950  $15,940,191   $12,438,077   244,290   $(1,140,273)  $30,183,096
                     =========  ==========    =======    ========  ===========   ===========   =======   ===========   ===========



         See notes to consolidated financial statements.


COMMERCIAL BANCORPORATION OF COLORADO AND SUBSIDIARIES
______________________________________________________

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990
________________________________________________________________

1.     Summary of Significant Accounting Policies:
       ___________________________________________

     The accounting and reporting practices of Commercial Bancorporation of Colorado (the Company) and its wholly-
owned subsidiaries conform to generally accepted accounting principles and practices within the banking industry. A summary of the more significant accounting and reporting practices follows.

     a. The consolidated financial statements include the accounts of the Company (a majority-owned subsidiary of Commercial Bank Investment Company, a limited partnership, which is 59% owned by the Estate of Gerson Epstein) and its wholly-owned subsidiaries: Century Bank Cherry Creek, Century Bank Academy at Hancock, Century Bank Broadmoor/Skyway, Century Bank Fort Collins and Century Bank Sterling and its subsidiary.

          All significant intercompany accounts and transactions have been eliminated.

     b. Investment securities are stated at cost adjusted for amortization of premiums and accretion of discounts, computed by the interest method. Because these securities are purchased for investment purposes and the quoted market values fluctuate during the investment period, gains and losses are recognized upon disposal or at such time as management determines that a permanent decline in value exists. Cost of securities sold is determined by the identified certificate method. The Company has the ability to hold these investments to maturity and intends to hold these investments on a long term basis or until maturity.

     c. Interest on loans is credited to income as earned on the principal amount outstanding. Interest income is generally not accrued on loans past due 90 days or more. Management may elect to continue the accrual of interest when the loan is in the process of collection and the realizable value of collateral is sufficient to cover the principal balance and accrued interest. When a loan is designated as nonaccrual, any accrued interest receivable is generally charged against current earnings. Payments received on nonaccrual loans are generally applied to the principal balance of the loan. The placement of a loan on nonaccrual status for revenue recognition does not necessarily imply a potential charge off of principal.

     d. Loan origination and commitment fees and certain direct loan origination costs, which represent an adjustment to interest yield, are deferred and the net amount is amortized by the interest method over the contractual life of the related loans. Commitment fees on customers' unused lines of credit are recognized over the commitment period.

     e. The allowance for loan losses is established through charges to operations in the form of provisions for loan losses. Loans deemed uncollectible and recoveries are charged or credited directly to the allowance. In general, the amount charged to earnings each year by the banks is based on management's judgment, which takes into consideration a number of factors, including: (a) the subsidiary bank's loss experience in relation to outstanding loans and the existing level of the allowance, (b) a continuing review of problem loans, related uncollected interest and overall portfolio quality, (c) regular examinations and appraisals of loan portfolios by the Company's internal and external auditors and state and federal supervisory authorities and (d) current economic conditions. The Company computes its allowance for loan losses on the basis of an analysis of its entire loan portfolio. No assurances can be given, however, that adverse economic conditions or other circumstances will not result in increased losses in the portfolio.

     f. Bank premises and equipment are stated at cost, less accumulated depreciation and amortization, computed principally by the straight-line method over the estimated useful lives of the assets.

     g. The excess of investments in subsidiaries over equity in net assets acquired is amortized using a straight-
line method over periods of 20 to 40 years except for the excess applicable to investments acquired prior to October 31, 1970, which is not being amortized because, in the opinion of management, the excess has continuing value.

     h. Other real estate owned is held for resale and is stated at the lower of cost or estimated fair value less costs to sell. Losses arising from the acquisition of property through foreclosure are charged to the allowance for loan losses. The allowance for losses on other real estate owned is established through charges to operating expense to provide for probable declines in the estimated fair value of real estate acquired through foreclosure or in settlement of debt.

     i. Deferred income taxes are provided on temporary differences which exist in the recognition of certain income and expense items for financial statement and tax purposes.

          The Company presently accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 96, "Accounting for Income Taxes" (see Note 7). New rules for accounting for income taxes have been issued in SFAS No. 109 "Accounting for Income Taxes." These rules, which must be adopted in fiscal 1993, are different from the current standards. However, had the Company elected to adopt SFAS No. 109 as of December 31, 1992, management believes its impact would have been insignificant to the Company's consolidated financial statements.

     j. Primary earnings per common share is computed by dividing net income or loss available to common shareholders by the weighted average number of shares outstanding during the period. Fully diluted earnings per common share are computed assuming conversion of the subordinated debentures. In 1990, the computation of fully diluted earnings per share was antidilutive.

     k. In accordance with requirements of the Federal Reserve, average reserves of $3,108,000 and $2,087,000 were maintained at the Federal Reserve for 1992 and 1991, respectively.

     l. The Company has defined cash and cash equivalents as those amounts included in the consolidated statements of condition caption "Cash and due from banks."

     m. All common stock share information has been adjusted to give retroactive effect to the Company's 3 for 2 stock split in 1992.

     n. Certain reclassifications have been made in the 1991 and 1990 financial statements to conform to classifications used in 1992.

2.     Investment Securities:
       ______________________

     The carrying amount and approximate market value of investment securities at December 31, 1992 and 1991 are as follows:



                                                                        1992
                                                    ________________________________________________________
                                                                     Gross         Gross        Approximate
                                                    Carrying      Unrealized     Unrealized       Market
                                                     Amount          Gains         Losses          Value
                                                    _________     __________     __________     ____________
Obligations of U.S. Treasury
 and other U.S. government
 agencies and corporations                          $48,603,843   $  660,000     $    (200)     $49,264,000
Obligations of states and
 political subdivisions                              13,931,444      620,000       (77,000)      14,474,000
Other                                                   696,950           --            --          697,000
                                                    ___________   __________     _________      ___________
                                                    $63,232,237   $1,280,000     $ (77,200)     $64,435,000
                                                    ===========   ==========     ==========     ===========

                                                                        1991
                                                    ________________________________________________________
                                                                     Gross         Gross        Approximate
                                                    Carrying      Unrealized     Unrealized       Market
                                                     Amount          Gains         Losses          Value
                                                    _________     __________     __________     ____________

Obligations of U.S. Treasury
 and other U. S. government
 agencies and corporations                          $37,782,636   $  950,000     $ (33,000)     $38,700,000
Obligations of states and
 political subdivisions                              16,647,384      557,000       (35,000)      17,169,000
Other                                                   493,150           --            --          493,000
                                                    ___________   __________     _________      ___________
                                                    $54,923,170   $1,507,000     $ (68,000)     $56,362,000
                                                    ===========   ==========     ==========     ===========


     The carrying amount and approximate market value of investment securities at December 31, 1992, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations.


                                                                                Approximate
                                                           Carrying                Market
                                                            Amount                 Value
                                                           ________             ____________
Due in 1 year or less                                      $ 6,247,268          $ 6,369,000
Due after 1 year through 5 years                            22,197,007           23,177,000
Due after 5 years through 10 years                           3,377,799            3,426,000
Due after 10 years                                          31,410,163           31,463,000
                                                           ___________          ___________
                                                           $63,232,237          $64,435,000
                                                           ===========          ===========


     Investment securities with an approximate market value of $6,049,000 and $7,172,000 were pledged as collateral to secure deposits of public funds of $2,592,000 and $2,931,000 at December 31, 1992 and 1991, respectively. Other investment securities with an approximate market value of $5,461,000 and $3,028,000 were pledged as collateral for securities sold under repurchase agreements and other purposes permitted or required by law.

     Obligations of states and political subdivisions at December 31, 1992, do not include any single issuer for which the aggregate carrying amount exceeds 10% of shareholders' equity. However, approximately 91% of the par value of these securities consists of obligations of the State of Colorado or its political subdivisions.

3.   Loans:
        ______

     The majority of the subsidiary banks' lending activity is with customers located within the state of Colorado. Management believes the subsidiary banks had no significant concentrations of credit risk in their loan portfolio. The subsidiary banks, as collateralized lenders, hold various types of collateral which may include accounts receivable, inventory, property, plant and equipment and residential and commercial real estate. As of December 31, 1992, approximately 65.4% of the subsidiary banks' loans are collateralized by real estate in Colorado. The subsidiary banks have no significant exposure to highly leveraged transactions and have no foreign credits in their portfolio.

     At December 31, 1992 and 1991, loans aggregating approximately $3,310,000 and $4,298,000 respectively, were on nonaccrual status or had been restructured because of their delinquency. If interest on these loans had been accrued in accordance with their original terms, such additional income would have been approximately $130,000, $369,000 and $619,000 for 1992, 1991 and 1990, respectively.

4.     Allowance for Loan Losses:
       __________________________

     An analysis of the allowance for loan losses for the years ended December 31, 1992, 1991 and 1990 is as follows:


                                                                   1992               1991              1990
                                                                 ________           ________          ________
Balance, beginning of year                                       $ 5,600,645        $ 5,558,117       $ 3,818,873
Provision for loan losses                                          1,868,900          2,747,900         4,433,500
Loan recoveries                                                      496,165            497,750           408,135
Loans charged off                                                 (2,359,897)        (3,203,122)       (3,102,391)
                                                                 ___________        ___________       ___________
Balance, end of year                                             $ 5,605,813        $ 5,600,645       $ 5,558,117
                                                                 ===========        ===========       ===========


5.     Bank Premises and Equipment:
       ____________________________

     Bank premises and equipment at December 31, 1992 and 1991 consists of the following:

                                                                1992              1991
                                                              ________          ________
Land                                                          $ 2,816,854       $ 2,957,222
Buildings and improvements                                      7,296,321         6,634,820
Furniture, fixtures and equipment                               5,335,209         5,088,085
                                                              ___________       ___________
                                                               15,448,384        14,680,127

Less accumulated depreciation and
 amortization                                                   6,925,690         6,377,955
                                                              ___________       ___________
                                                              $ 8,522,694       $ 8,302,172
                                                              ===========       ===========


6.     Other Real Estate Owned:
       ________________________

     Other real estate owned at December 31, 1992 and 1991 consists of the following:


                                                                1992              1991
                                                              ________          ________
Other real estate owned acquired through
 foreclosure or in settlement of debt                         $4,370,686        $5,922,577
In-substance foreclosures                                        746,188         1,304,300
Other real estate owned sold as a
  covered transaction                                            858,717         2,274,799
                                                              __________        __________

                                                               5,975,591         9,501,676
Less allowance for losses                                      1,076,396         1,379,544
                                                              __________        __________
                                                              $4,899,195        $8,122,132
                                                              ==========        ==========


               In-substance foreclosure is an accounting classification of certain loans where the subsidiary banks have not foreclosed on the loan but whereby the primary risks and rewards of collateral ownership have passed from the debtor to the bank. In these instances, the borrower has little or no equity in the collateral when considering the current fair value of the collateral and the proceeds for the repayment of the loan can be expected to come only from the operation or sale of the collateral. In addition, the borrower has either formally or effectively abandoned control of the property or retained control but has little or no opportunity to rebuild equity in the collateral in the foreseeable future.

     Other real estate owned sold as a covered transaction includes the sale of previously foreclosed real estate which has been financed by a subsidiary bank. In addition, these transactions may not have transferred the usual risks of ownership from the subsidiary bank to the purchaser or the purchaser has not made a significant enough initial investment. Accordingly, for accounting purposes, these transactions continue to be classified as other real estate owned.



     An analysis of the allowance for losses on other real estate owned for the years ended December 31, 1992, 1991 and 1990 is as follows:


                                                                 1992              1991              1990
                                                              ___________       __________        __________

Balance, beginning of year                                    $1,379,544        $2,254,347        $  482,000
Provision for losses                                             526,408           377,007         2,903,452
Write-downs                                                     (829,556)       (1,251,810)       (1,131,105)
                                                              __________        __________        __________
Balance, end of year                                          $1,076,396        $1,379,544        $2,254,347
                                                              ==========        ==========        ==========


7.     Income Taxes:
       _____________

     The components of consolidated income tax expense (benefit) for the years ended December 31, 1992, 1991 and 1990 are as follows:


                                                                 1992              1991              1990
                                                              ___________       __________        __________

Currently payable                                             $1,018,800        $ 519,600         $ 290,300
Deferred                                                         (28,900)        (320,000)         (991,100)
                                                              __________        _________         _________
                                                              $  989,900        $ 199,600         $(700,800)
                                                              ==========        =========         =========


     The principal items resulting in prepaid income taxes and
     the tax effect of each for the years ended      December 31,
     1992, 1991 and 1990 are as follow:


                                                                 1992              1991              1990
                                                              ___________       __________        __________

Deferred tax asset limitation                                 $(85,000)         $(288,200)        $ 488,000
Lease financing                                                     --           (182,100)         (184,200)
Provision for loan losses                                       20,000             11,400          (381,900)
Other real estate owned                                         88,000            154,400          (784,200)
Investment tax credits on leveraged
  leases                                                            --                 --           (29,700)
Amortization of adjustment for
 reporting under cash method of
 accounting for tax purposes                                        --                 --           (50,500)
Depreciation                                                    11,400             22,300            33,200
Other, net                                                     (63,300)           (37,800)          (81,800)
                                                              ________          _________         _________
                                                              $(28,900)         $(320,000)        $(991,100)
                                                              ========          =========         =========


     Deferred tax charges of approximately $649,000 are included in other assets at December 31, 1992.

     The following table reconciles the effective tax amount to the federal statutory amount for the years ended December
     31, 1992, 1991 and 1990:

                                                                 1992              1991              1990
                                                              ___________       __________        __________
Income (loss) before income tax expense
 (benefit)                                                    $4,947,422        $2,930,266        $(2,951,334)
                                                              ==========        ==========        ===========

Computed "expected"  expense (benefit)                        $1,682,100        $  996,300        $(1,003,500)
Tax-exempt interest                                             (407,100)         (478,600)          (482,300)
Alternative minimum tax                                         (247,000)         (105,400)           161,000
Deferred tax asset limitation                                    (85,000)         (288,200)           488,000
Nondeductible interest                                            20,700            33,100             42,200
Tax credits                                                           --                --            (29,700)
Amortization of goodwill                                          32,600            32,600             32,600
Other, net                                                        (6,400)            9,800             90,900
                                                              __________        __________        ___________
                                                              $  989,900        $  199,600        $  (700,800)


8.     Mortgages and Other Long-Term Debt:
       ___________________________________

     Mortgages and other long-term debt at December 31, 1992 and 1991 consist of the following:


                                                                                    1992                    1991
                                                                                ____________            ____________
Federal Home Loan Bank advance bearing interest at 6.35%
 due October 1997                                                               $  228,000              $       --
Mortgage notes payable, bearing interest at 8-1/4% due in
 quarterly installments of approximately $7,300 including
 interest, final payments due on various dates through
 May, 1998                                                                          90,087                 128,409
Adjustable rate convertible subordinated
 debentures maturing in 2004                                                     4,205,000               6,336,000
                                                                                __________              __________
                                                                                $4,523,087              $6,464,409
                                                                                ==========              ==========


     The mortgage notes payable are collateralized by land and buildings having a net carrying amount of $543,000 at December 31, 1992.

     The aggregate annual maturities of the mortgage notes and Federal Home Loan Bank advance for the five years subsequent to December 31, 1992, are: $22,000 - 1993, $24,000 - 1994,
     $23,000 - 1995, $10,000 - 1996 and $239,000 - 1997.

     The adjustable rate convertible subordinated debentures (Debentures) currently bear interest at the rate of 7.00% per annum. The annual rate will be adjusted semiannually as of each interest payment date to the rate that is 1.5% below the average of the rate payable on five-year U.S. Treasury constant maturities for the four-week period preceding each May 15 or November 15 prior to the applicable interest payment date, but not less than 7% nor more than 13%. The Debentures may be converted into Class A common stock of the Company at a conversion price of $12.02 which has been adjusted for common stock dividends and stock splits. At December 31, 1992, 349,833 shares of common stock are reserved for issuance upon conversion of these Debentures. The adjustable rate trust indenture gives the Company the option to redeem the Debentures and requires the Company to make mandatory sinking fund payments on December 1 of each year from 1994 to 2003 in an amount equal to 7.5% of the aggregate principal amount of the originally outstanding Debentures and on or before December 1, 2004, an amount equal to 25% of the aggregate principal amount of the originally outstanding Debentures. The Company may, at its option, receive credit against required sinking fund payments for the principal amount of (a) Debentures acquired (other than by redemption) by the Company and delivered to the trustee; (b) Debentures redeemed or called for redemption (other than through the use of required payments into the sinking fund) and (c) Debentures converted into Class A common stock.

     The adjustable rate trust indenture imposes certain restrictions on pledges, other than a pledge of the capital stock of Century Bank Cherry Creek, or sales of capital stock of the subsidiaries and limitations on the payment of dividends, other than stock dividends, and the purchase or redemption of any capital stock of the Company. Retained earnings, free of such divided restrictions at December 31, 1992, amount to approximately $4,009,000. The Debentures are redeemable at any time, in whole or in part, at the Company's option, at declining redemption prices.

     The payment of principal and interest on the adjustable rate convertible debentures is subordinated in right of payment to all superior indebtedness (as defined in the indenture) of the Company and to its debts to general creditors and depositors.

     During 1991, the Company acquired, through open market purchases and a tender offer, $970,000 of the adjustable rate convertible subordinated debentures at a cost of $702,286, resulting in a gain of $267,714. Accordingly, this gain is presented as an extraordinary gain on extinguishment of debt in the accompanying consolidated statements of operations.

9.     Common Stock:
       _____________

     Both classes of the Company's common stock are identical in all respects except that the holders of Class A common stock are entitled to the cumulative system of voting for the election of directors. Holders of Class B common stock are entitled to elect one fewer than the majority of directors and may freely convert, at their option, any of their shares into an equal number of fully paid and nonassessable shares of Class A common stock.

     On October 13, 1987, the Company acquired 100% of the outstanding common stock of AMBANK at Broadway (Century Bank Littleton) and AMBANK at Orchard Valley (Century Bank Orchard Road) in exchange for 110,009 unregistered shares of the Company's Class A common stock. Of such amount, 70,537 shares were placed in an escrow account for a period of five years ending October 13, 1992, to provide the Company certain guarantees regarding the performance of the acquired banks' loan portfolios and other matters. The escrow period has been extended to April 13, 1993. AMBANK has the right to trade cash for shares held in the escrow account at the rate of $10.13 per share at the end of any quarter prior to expiration of the escrow period. The shares placed in escrow have not been reflected as issued in the consolidated financial statements as of December 31, 1992, as the number of shares to ultimately be issued is not determinable.

     The Company has an Officer and Employee Discount Stock Purchase Plan (the "Plan"). Under the Plan, the Board of Directors is authorized to grant to officers and eligible employees the nonassignable right to subscribe to purchase shares of Class A common stock of the Company at a 25% discount from market price at the date the subscription rights are granted. The total number of shares of Class A common stock which may be offered under the Plan is 90,000 and each will be subject to the antidilution provisions of the Plan. These shares were registered with the Securities and Exchange Commission in December 1991. In January 1992, the Board of Directors granted to officers and eligible employees subscription rights to purchase 16,416 shares at a purchase price of $4.81 per share. Subscription rights totalling 14,035 shares were exercised and were paid through payroll deductions in 1992. In January 1993, the Board of Directors granted to officers and eligible employees subscription rights to purchase 15,579 shares at a purchase price of $12.66 per share. Subscription rights totalling 9,667 shares were exercised and will be paid through payroll deductions in 1993.

     During 1992, the Board of Directors and Shareholders of the Company adopted the Commercial Bancorporation of Colorado 1992 Stock Option Plan. The stock option plan, which covers a maximum of 75,000 shares of the Company's Class A common stock, provides for granting of stock options at any time prior to March 31, 2002 to key management employees of the Company or any subsidiary thereof and nonemployee members of the Board of Directors of the Company as designated by the stock option committee. The options are granted at exercise prices not less than the fair market value of the Company's Class A common stock on the date of grant. The options, once granted, may not be exercised more than five years after the grant. Each option provides that immediately after grant of the option, it may be exercised for up to 20% of the total shares included in the option and immediately after each of the four succeeding anniversary dates of the date of the grant, it may be exercised for up to an additional 20% of the total shares included in the option. An option will automatically become exercisable as to all shares covered by that option beginning on the occurance of a change in control of the Company (as defined in the Plan) and continuing during the remainder of the five year exercise period. In addition, the stock option committee may accelerate the schedule of the times when an option may be exercised. The following table presents share data related to the stock option plan.



                                                            Option Price
                                                              Per Share            Shares
                                                         __________________      __________
Balance, January 1, 1992                                                            --
Options Granted                                          $13.333-$16.875         70,500
Options Exercised                                                                    --
Terminated                                                                           --
                                                                                 ______
Balance, December 31, 1992                                                       70,500
                                                                                 ======


     At December 31, 1992, options for 17,700 shares of Class A common stock were exercisable.

     The Company provides a profit sharing plan for its employees. Contributions to the plan are made annually at the discretion of the board of directors. Contributions to the Plan were $148,400 and $102,400 in 1992 and 1991, respectively. There were no contributions made to the Plan in 1990.

10.     Supplementary Statement of Operations Information:
        __________________________________________________

     Supplementary information concerning charges to other expense for the years ended December 31, 1992, 1991 and 1990 included in the accompanying consolidated statements of operations is as follows:


                                                                   1992            1991            1990
                                                                ___________     ___________     ___________
Legal Fees                                                      $  341,755      $   518,539     $   496,015
FDIC Insurance                                                     527,854          494,932         270,991
Supplies                                                           270,025          308,500         277,277
Bookkeeping Services                                               683,956               --              --
Other                                                            2,524,781        2,496,195       2,361,847
                                                                __________       __________      __________
                                                                $4,348,371       $3,818,166      $3,406,130
                                                                ==========       ==========      ==========


11.     Commitments, Contingencies and Other Matters:
        _____________________________________________

     Legal - In the normal course of business, there are various legal proceedings against the Company and its subsidiary banks. In the opinion of management, following consultation with legal counsel, liabilities arising from these proceedings, if any, will not have a material effect on the consolidated financial statements.

     In addition to lawsuits in the normal course of business, a subsidiary bank of the Company is a co-defendant in two putative class action lawsuits claiming violations of state and federal securities laws. These lawsuits arise out of the operation of Imperial Mortgage Corporation ("Imperial"), a subsidiary of Crown Realty Co. ("Crown"). The subsidiary bank was a principal lender for both Imperial and Crown. Plaintiffs contend the subsidiary bank is liable for aiding and abetting the alleged violations of state and federal securities laws and as an alleged "control person" of Imperial and Crown.

     The federal court entered summary judgment on October 16, 1991 in favor of the subsidiary bank and against plaintiffs, dismissing all claims against the subsidiary bank.
     Plaintiffs have filed a motion to alter or amend this judgment. The state court action was previously stayed, pending the outcome of the case in federal court.

     Based upon discussions with counsel, management of the Company believes the subsidiary bank's position in these cases has substantial merit, intends to continue to vigorously defend these lawsuits and does not believe the liabilities arising from these cases, if any, will have a material effect on the consolidated financial statements.

     Leases - Certain of the Company's subsidiary banks have entered into operating leases for their bank premises.
     These leases have varying terms, renewal options and expiration dates through the year end 2004. Rental payments will increase annually on the basis of increases in operating costs. The minimum future rental payments required under the subsidiary banks operating leases are as follows:

          YEAR ENDING
          DECEMBER 31
          ___________
             1993         $  603,000
             1994            639,000
             1995            640,000
             1996            640,000
             1997            582,000
          Later Years      2,343,000
                          __________
                          $5,447,000
                          ==========

     Rental expense, net of rental income, was $614,000, $577,000 and $565,000 in 1992, 1991 and 1990, respectively.


     Financial instruments with off-balance-sheet risk - The subsidiary banks are parties to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and stand-
by letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated financial statements. The contract amounts of those instruments reflect the extent of involvement the subsidiary banks have in particular classes of financial instruments.

     The subsidiary banks' exposure to credit loss in the event of non-performance by the counter party to the financial instrument for commitments to extend credit and stand-by letters of credit is represented by the contractual amount of those instruments. The subsidiary banks use, the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee. Since some of the commitments are expected to expire without being fully drawn upon, the total unfunded commitment amounts do not necessarily represent future cash requirements. At December 31, 1992, the subsidiary banks had unfunded loan commitments to customers of $30,427,000. The subsidiary banks evaluate each customers' creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary upon extension of credit is based upon management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, residential real estate and income-producing commercial properties. Additional risks associated with these commitments are incurred when they are drawn upon, such as the demands on liquidity that the Company would experience if a significant portion were drawn at once. However, this is considered unlikely, as many commitments expire without having been drawn upon.

     Stand-by letters of credit are conditional commitments issued by the subsidiary banks to guarantee the performance of a customer to a third party and total $3,089,000 at December 31, 1992. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies but may include accounts receivable, inventory, property, equipment, and marketable securities. Since most of the letters of credit are expected to expire without being drawn upon, they do not necessarily represent future cash requirements.

12.  Fair Value Disclosures
        ______________________

     The following disclosure of the estimated fair value of the Company and its subsidiary banks financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments."
     The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data in order to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.


                                                                                 December 31, 1992
                                                                              ____________________________

                                                                                              Estimated
                                                                               Carrying          Fair
                                                                                Amount          Value
                                                                               ____________   ____________
Assets:
 Cash and due from banks                                                       $ 30,079,059   $ 30,079,000
 Investment securities                                                           63,232,237     64,435,000
 Federal funds sold                                                              40,472,000     40,472,000
 Loans (net)                                                                    182,126,753    182,901,000

Liabilities:
 Deposits:
  Non-interest bearing transaction
   accounts                                                                      85,946,548     85,947,000
  Interest bearing transaction
   accounts                                                                     130,602,704    130,603,000
  Savings and time                                                               79,779,555     80,214,000
 Securities sold under repurchase
  agreements and other short term
  borrowings                                                                      2,835,000      2,835,000
 Mortgages and other long term debt                                               4,523,087      4,523,000


     The estimation methodologies utilized by the Company are summarized as follows:

     Cash and due from banks/federal funds purchased and sold -
     For both cash and due from banks and federal funds sold, the carrying amount is a reasonable estimate of fair value.

     Investment Securities - The fair value of investment securities is based on quoted market prices or dealer quotes.

     Loans - The fair value for all loans has been estimated by discounting the projected cash flows of the performing loans at December 31, 1992, using the current rate at which similar loans would be made to borrowers with similar credit ratings and for the same maturities. In computing the estimated fair value for all loans, estimated future cash flows have been reduced by specific and general reserves for loan losses. For real estate loans, prepayments were not taken into consideration.

     Deposits - The fair value of both interest and noninterest-bearing transaction accounts, and certain savings deposits, is the amount payable on demand at December 31, 1992. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

     Securities Sold Under Repurchase Agreements and Other Short Term Borrowings - Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt obligations.

     Commitments to extend credit and letters of credit - The fair value of commitments is estimated to be the same as the commitment amount, as these instruments are booked at floating rates.

     The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1992. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.


13. Financial Statements of the Parent Company:

     Financial statements of the parent company, Commercial
     Bancorporation of Colorado, are shown below and should be read in conjunction with the consolidated financial statements.

                     STATEMENTS OF CONDITION


                                                                               DECEMBER 31,
                                                                      _______________________________
                                                                         1992               1991
                                                                      ___________        ____________
ASSETS
Cash on deposit<F1>                                                   $ 1,109,047        $    722,437
Investment in subsidiaries on the basis of
 equity in net assets<F1>                                              26,782,164          24,296,409
Excess of investment in subsidiaries over
 equity in net assets acquired, less
 accumulated amortization of $1,090,329 and
 $1,001,025                                                             2,231,107           2,320,411
Bank premises and equipment, less accumulated
 depreciation of $412,036 and $431,584                                  3,213,136           3,227,735
Other assets                                                            1,205,668           1,107,584
                                                                      ___________         ___________
                                                                      $34,541,122         $31,674,576
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Short-term borrowings                                                 $        --         $   150,000
Accrued taxes and other liabilities                                       153,026             165,467
Long-term debt<F2>                                                      4,205,000           6,336,000
                                                                      ___________         ___________
     TOTAL LIABILITIES                                                  4,358,026           6,651,467

SHAREHOLDERS' EQUITY<F3>                                               30,183,096          25,023,109
                                                                      ___________         ___________
                                                                      $34,541,122         $31,674,576
                                                                      ===========         ===========
<F1>
Wholly or partially eliminated in consolidation.
<F2>
Long-term debt consists of adjustable rate convertible subordinated debentures maturing in 2004 with a current rate of 7%.  For discussion of long-term debt, see Note 8, Consolidated Financial Statements.
<F3>
For an analysis of activity, see the Consolidated Statements of Shareholders' Equity.



                     STATEMENTS OF OPERATIONS

                                                                           YEAR ENDED DECEMBER 31,
                                                              _______________________________________________
                                                                 1992             1991               1990
                                                              ___________      ___________        ___________
OPERATING INCOME:
Dividends received from
 subsidiaries                                                 $1,740,000       $1,525,300         $ 1,056,400
Interest and fees on loans                                        12,378            7,322               7,675
Rent<F1>                                                         236,931          236,931             236,931
Other<F1>                                                        905,283          781,815             874,984
                                                              __________       __________         ___________
                                                               2,894,592        2,551,368           2,175,990

OPERATING EXPENSE:
Salaries and employee benefits                                   675,662          589,614             521,512
Interest expense                                                 368,518          481,176             546,272
Occupancy expense                                                120,471          120,333             120,088
Furniture and equipment expense                                   36,212           36,484              84,861
Other                                                            460,996          540,069             539,764
                                                              __________       __________         ___________
                                                               1,661,859        1,767,676           1,812,497
                                                              __________       __________         ___________
Earnings before equity in
 undistributed earnings
  (losses) of subsidiaries                                     1,232,733          783,692             363,493
Equity in undistributed net earnings
 (losses) of subsidiaries<F1>                                  2,385,754        1,522,077          (3,268,638)
                                                              __________       __________         ___________
Income (loss) before income tax
 benefit and extraordinary item                                3,618,487        2,305,769          (2,905,145)

Income tax benefit                                               339,035          175,383             654,611
                                                              __________       __________         ___________
Income (loss) before extraordinary
 item                                                          3,957,522        2,481,152          (2,250,534)

Extraordinary item - gain on extinguishment
 of debt, net of taxes of $18,200                                     --          249,514                  --
                                                              __________       __________         ___________
NET INCOME (LOSS)                                             $3,957,522       $2,730,666         $(2,250,534)
                                                              ==========       ==========         ===========
<F1>
Wholly or partially eliminated in consolidation.

                     STATEMENTS OF CASH FLOWS


                                                                           YEAR ENDED DECEMBER 31,
                                                              _______________________________________________
                                                                 1992             1991               1990
                                                              ___________      ___________        ___________
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                             $ 3,957,522      $ 2,730,666        $(2,250,534)
Adjustments to reconcile net income (loss)
  to net cash provided by operating activities:
Equity in undistributed (earnings) losses of
 subsidiaries                                                  (2,485,754)      (1,422,622)         3,268,638
Gain on extinguishment of debt                                         --         (267,714)                --
Depreciation and amortization                                      59,773           71,577            176,766
Amortization of goodwill                                           89,304           89,304             89,304
Change in other assets                                            153,635            7,873           (523,788)
Change in accrued taxes on income                                (251,719)          11,129           (107,443)
Change in other liabilities                                       (12,441)          17,013           (408,898)
                                                              ___________      ___________        ___________

Net cash provided by operating activities                       1,510,320        1,237,226            244,045

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash invested in subsidiaries                                          --         (450,000)          (250,000)
Purchase of bank premises and equipment                           (45,174)          (7,983)           (26,838)
Proceeds from sale of bank
  premises and equipment                                               --            2,418            253,809
                                                              ___________      ___________        ___________
Net cash used in investing activities                             (45,174)        (455,565)           (23,029)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (decrease) increase in short-term borrowings                 (150,000)         150,000                 --
Repayments of long-term debt                                      (99,176)        (802,286)          (164,000)
Dividends paid                                                   (932,268)        (150,890)          (302,257)
Sales of treasury stock, net of purchases                         102,908           14,500            (80,359)
                                                              ___________      ___________        ___________
Net cash used in financing activities                          (1,078,536)        (788,676)          (546,616)
                                                              ___________      ___________        ___________
NET INCREASE (DECREASE) IN CASH ON DEPOSIT                        386,610           (7,015)          (325,600)

CASH ON DEPOSIT, BEGINNING OF YEAR                                722,437          729,452          1,055,052
                                                              ___________      ___________        ___________
CASH ON DEPOSIT, END OF YEAR                                  $ 1,109,047      $   722,437        $   729,452
                                                              ===========      ===========        ===========

SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                   COMMERCIAL BANCORPORATION OF COLORADO



                         /s/ Jon P. Coates
                         _________________________
                          Jon P. Coates, President


     Pursuant to the requirements of the Securities Exchange Act of 1934, this report signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



                                President and
 /s/ Jon P. Coates           Director           March 29, 1993
___________________
Jon P. Coates


 /s/ Aileen Epstein Whitman  Director           March 29, 1993
___________________________
Aileen Epstein Whitman


                             Secretary and
/s/ Paul G. West             Director           March 29, 1993
___________________
Paul G. West


                             Vice President-
                             Finance and
                             Treasurer
                             (Principal
                             Accounting
/s/ George Mata              Officer)           March 29, 1993
___________________
George Mata

                                                           APPENDIX F

        UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549
                            FORM 10-Q
(Mark One)
[X]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 1993
                               __________________
                               OR
[ ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934
For the transition period from __________ to __________

Commission file number  0-7149
                        ______

               COMMERCIAL BANCORPORATION OF COLORADO
_________________________________________________________________
      Exact name of registrant as specified in its charter

            Colorado                           84-0616683
______________________________ __________________________________
State or other jurisdiction of I.R.S. Employer Identification No.
incorporation or organization

3300 East First Avenue, Denver, Colorado                  80206
________________________________________                 ________
Address of principal executive offices                   Zip Code

                         (303) 321-1234
       __________________________________________________
       Registrant's telephone number, including area code

                         Not Applicable
_________________________________________________________________
Former name, former address, former fiscal year, if changed since last report.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                         ___   ___

        APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY
          PROCEEDINGS DURING THE PRECEDING FIVE YEARS:
Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.
Yes   No
   ___   ___

              APPLICABLE ONLY TO CORPORATE ISSUERS:
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.


             Class                Outstanding at September 30,
1993
_____________________________________________________
Class A, Common Stock, $1 par value             2,413,502 shares
Class B, Common Stock, $1 par value               431,950 shares

                 PART I.  FINANCIAL INFORMATION
                 ______________________________
ITEM 1.  FINANCIAL STATEMENTS
_____________________________
              COMMERCIAL BANCORPORATION OF COLORADO
              _____________________________________
              CONSOLIDATED CONDENSED BALANCE SHEETS
              _____________________________________

                                                             September 30,           December 31,
                                                                  1993                   1992
                                                             _____________           ____________
ASSETS                                                        (Unaudited)                 <F1>
Cash and due from banks                                      $ 31,989,842            $ 30,079,059
Investment securities, approximate market
 value of $77,213,000 and $64,435,000                          76,241,790              63,232,237
Federal funds sold                                             44,947,000              40,472,000
Loans                                                         206,554,977             187,732,566
Less allowance for loan losses                                  5,442,677               5,605,813
                                                             ____________            ____________
Net loans                                                     201,112,300             182,126,753
Bank premises and equipment, net                                8,961,515               8,522,694
Excess cost of investment in subsidiaries
 over equity in net assets acquired                             2,164,129               2,231,107
Accrued interest receivable                                     3,362,079               2,725,876
Other real estate owned, net                                    3,336,111               4,899,195
Other assets                                                    1,808,766               1,451,837
                                                             ____________            ____________
                                                             $373,923,532            $335,740,758
                                                             ============            ============
LIABILITIES
Deposits                                                     $331,111,752            $296,328,807
Securities sold under repurchase agreements                       470,000               2,835,000
Accrued taxes and other liabilities                             2,092,255               1,870,768
Mortgages and other long-term debt                              5,277,018               4,523,087
                                                             ____________            ____________
                                                              338,951,025             305,557,662
SHAREHOLDERS' EQUITY
Preferred stock, par value $1 per share; authorized
 and unissued 180,000 shares                                           --                      --
Common stock, par value $1 per share;
 Class A, authorized 5,000,000 shares;
  issued 2,642,980 and 2,513,151                                2,642,980               2,513,151
 Class B, authorized 600,000 shares;
  431,950 issued and outstanding                                  431,950                 431,950
Additional paid-in capital                                     17,503,817              15,940,191
Retained earnings (restricted to the extent of the
 cost of treasury stock)                                       15,467,684              12,438,077
                                                             ____________            ____________
                                                               36,046,431              31,323,369
Less treasury stock, at cost                                   (1,073,924)             (1,140,273)
                                                               34,972,507              30,183,096
                                                             ____________            ____________
                                                             $373,923,532            $335,740,758
                                                             ============            ============
<F1>
The balance sheet at December 31, 1992, has been taken from the audited financial statements at that date and condensed.

See accompanying notes to consolidated condensed financial statements.

___________________________________________

              COMMERCIAL BANCORPORATION OF COLORADO
              _____________________________________
           CONSOLIDATED CONDENSED STATEMENTS OF INCOME
           ___________________________________________
                           (Unaudited)

                                                       Three Months Ended                  Nine Months Ended
                                                          September 30,                      September 30,
                                                   ___________________________        ___________________________
                                                      1993            1992               1993            1992
                                                   ___________     ___________        ___________     ___________
Interest income                                    $ 6,595,562     $ 5,972,894        $18,836,840     $18,070,602
Interest expense                                     1,804,618       1,897,452          5,428,550       6,233,040
                                                   ___________     ___________        ___________     ___________
Net interest income                                  4,790,944       4,075,442         13,408,290      11,837,562
Provision for loan losses                              208,900         569,000            839,900       1,505,600
                                                   ___________     ___________        ___________     ___________
Net interest income after provision
 for loan losses                                     4,582,044       3,506,442         12,568,390      10,331,962
Other income:
 Service function                                      864,773         830,602          2,554,383       2,505,109
 Other                                                 453,358         242,447            938,852         478,698
                                                   ___________     ___________        ___________     ___________
                                                     1,318,131       1,073,049          3,493,235       2,983,807
                                                   ___________     ___________        ___________     ___________

Net interest and other income                        5,900,175       4,579,491         16,061,625      13,315,769
Other expenses:
 Personnel expense                                   1,734,650       1,509,423          5,077,800       4,515,034
 Occupancy expense, net                                343,548         322,743          1,006,353         933,816
 Furniture & Equipment                                 243,270         180,894            646,345         537,288
 Other real estate owned                               157,366         285,835            485,418         708,852
 Other                                               1,182,426       1,099,385          3,406,611       3,322,715
                                                   ___________     ___________        ___________     ___________
                                                     3,661,260       3,398,280         10,622,527      10,017,705
                                                   ___________     ___________        ___________     ___________
Income before income taxes and cumulative
 effect of accounting change                         2,238,915       1,181,211          5,439,098       3,298,064
Income tax expense                                     769,300         201,400          1,642,600         612,100
                                                   ___________     ___________        ___________     ___________
Income before cumulative effect of
 accounting                                          1,469,615         979,811          3,796,498       2,685,964
Cumulative effect of accounting change                      --              --            363,000              --
                                                   ___________     ___________        ___________     ___________
Net income                                         $ 1,469,615     $   979,811        $ 4,159,498     $ 2,685,964
                                                   ===========     ===========        ===========     ===========

Weighted average shares outstanding:
 Primary                                             2,859,463       2,618,554          2,810,409       2,562,910
                                                   ===========     ===========        ===========     ===========
 Assuming full dilution                              3,149,896       3,036,607          3,100,842       2,980,963
                                                   ===========     ===========        ===========     ===========

Primary net income per common share:
 Before cumulative effect of accounting change            $.51            $.38              $1.35           $1.05
 Cumulative effect of accounting change                     --              --                .13              --
                                                   ___________     ___________        ___________     ___________
                                                          $.51            $.38              $1.48           $1.05
                                                   ===========     ===========        ===========     ===========

Fully diluted net income per common share:
 Before cumulative effect of accounting change            $.48            $.35              $1.27           $ .99
 Cumulative effect of accounting change                     --              --                .12              --
                                                   ___________     ___________        ___________     ___________
                                                          $.48            $.35              $1.39           $ .99
                                                   ===========     ===========        ===========     ===========

Cash dividends per share                                  $.15            $.10              $ .40           $ .26
                                                   ===========     ===========        ===========     ===========

See accompanying notes to consolidated condensed financial statements.

___________________________________________
              COMMERCIAL BANCORPORATION OF COLORADO
              _____________________________________
         CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
         _______________________________________________
                           (Unaudited)

                                                                 Nine Months Ended
                                                                   September 30,
                                                            ______________________________
                                                              1993                1992
                                                            _________           ___________

Net cash provided by operating activities                   $ 6,391,829       $ 5,323,451

CASH FLOWS FROM INVESTING ACTIVITIES:

Proceeds from maturities of investment securities             9,983,119         4,034,735
Purchase of investment securities                           (23,528,889)       (5,261,627)
Net increase in loans                                       (19,777,544)      (21,464,952)
Proceeds from sale of other real estate owned                   673,742         3,462,065
Purchase of bank premises and equipment                      (1,275,266)         (945,850)
Proceeds from sale of bank premises and equipment               190,017                --
Net increase in federal funds sold                           (4,475,000)       (7,151,000)
                                                            ___________       ___________
   Net cash used in investing activities                    (38,209,821)      (27,326,629)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net increase in deposits                                     34,782,945         9,885,493
Net decrease in repurchase agreements                        (2,365,000)         (572,432)
Repayments of mortgages and other long-term debt                (32,069)         (122,864)
Other borrowings                                              1,500,000                --
Dividends paid                                               (1,130,347)         (687,258)
Sale of treasury stock                                          163,623            72,055
Issuance of common stock                                        809,623                --
                                                            ___________       ___________
  Net cash provided by (used in) financing activities        33,728,775         8,574,994
                                                            ___________       ___________

NET INCREASE (DECREASE) IN CASH AND
 DUE FROM BANKS                                               1,910,783       (13,428,184)

CASH AND DUE FROM BANKS, beginning of
 period                                                      30,079,059        37,988,536
                                                            ___________       ___________

CASH AND DUE FROM BANKS, end of period                      $31,989,842       $24,560,352
                                                            ===========       ===========


See accompanying notes to consolidated condensed financial statements.

__________________________________________
              COMMERCIAL BANCORPORATION OF COLORADO
              _____________________________________
         NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
         ____________________________________________________
                           (Unaudited)

1. Reference is made to Note 1 of the Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 1992, which describes the accounting policies of the Company for annual reporting purposes. In the opinion of the Company, the accompanying unaudited consolidated condensed financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of September 30, 1993, and the results of operations for the three and nine months ended September 30, 1993 and 1992, and statements of cash flows for the nine months ended September 30, 1993 and 1992.

2. The results of operations for the three and nine months ended September 30, 1993, are not necessarily indicative of the results to be expected for the full year.

3. The provision for taxes on income has been based on an estimated annual effective tax rate. The provision does not bear the customary relationship to income before taxes due to tax-exempt interest income on obligations of states and political subdivisions and nondeductible amortization.

4. On September 11, 1993, the Company entered into a definitive agreement with KeyCorp, a New York corporation, pursuant to which the Company has agreed to merge into a wholly owned subsidiary of KeyCorp in consideration for KeyCorp common stock. Consummation of the merger is subject to, among other matters, regulatory approval and approval of the Company's shareholders.

Item 2 - Management's Discussion and Analysis of Financial
Condition and Results of Operations
_________________________________________________________________

     Liquidity in banking terms means being able to meet financial commitments. A portion of the Company's funding needs is accomplished through acquisition of liabilities such as negotiable certificates of deposit, federal funds purchased and other short-term borrowings. Liquid assets include short-term investment securities, federal funds sold and short-term loans.

     The composition of assets and liquidity has not changed materially since year-end 1992 as discussed in the Company's annual report on Form 10-K. Nonperforming assets continued to show improvement at September 30, 1993 as compared to December 31, 1992. Total loans on nonaccrual statues were $1,435,000 at September 30, 1993, as compared to $1,395,000 at December 31, 1992, a slight increase of $40,000 (2.9%). Loans that are currently on nonaccrual status represent a higher than normal degree of risk due to the past due status of these loans. Restructured loans were $797,000 at September 30, 1993 as compared to $1,915,000 at December 31, 1992, a decrease of $1,118,000 (58.4%). Real estate acquired through foreclosure, net of reserves, was $3,336,000 at September 30, 1993 as compared to $4,899,000 at December 31, 1992, a decrease of $1,563,000
(31.9%). At September 30, 1993, the allowance for loan losses was $5,443,000 (2.64% of total loans) as compared to $5,606,000 (2.99% of total loans) at December 31, 1992. Management currently believes that at September 30, 1993, the allowance for loan losses was adequate.

     Assuring that adequate capital is available to provide needed funds for future growth and a measure of protection against unanticipated adverse operating results is a very important management objective. The internal generation of equity capital through retained earnings is expected to be a primary source of capital to meet the Company's needs. The Company's Tier I leverage capital ratio was 8.8% at September 30, 1993 and in excess of minimum capital requirements. At September 30, 1993, long-term debt as a percent of equity capital was 15.1%.

     At September 30, 1993, there were no material commitments for capital expenditures.

     Results of Operations
     _____________________

     Nine Months Ended September 30, 1993 Compared to September
     30, 1992

______________________________________________________________


     The Company reported net income of $4,159,000 ($1.48 per share) for the nine months ended September 30, 1993 as compared to net income of $2,686,000 ($1.05 per share) in the same period in 1992, an increase of 54.8%. Factors which contributed to improved net income included an increase in net interest income, lower provisions for loan losses and higher noninterest income.

     Net interest income increased $1,571,000 (13.3%) in the nine months ended September 30, 1993 as compared to the corresponding period in the prior year. The increase in net interest income resulted from growth in the earning asset base and lower rates paid on interest bearing liabilities over the period as compared to the prior year.

     Another significant factor in the improved performance of the Company is the lower provision for loan losses. The lower provision for loan losses is primarily the result of lower levels of nonperforming assets as compared to the nine months ended September 30, 1992 and an improved Colorado economy. The provision for loan losses decreased by approximately $666,000 during the nine months ended September 30, 1993 as compared to the same period in 1992. Management of the Company believes the provision and allowance for loan losses were adequate as of September 30, 1993.

     Noninterest income increased by approximately $509,000 (17.1%) in the nine months ended September 30, 1993 as compared to the same period in 1992. Included in noninterest income in 1993 are $570,000 in gains on sales of loans and a $120,000 increase in other income due to interest on income tax refunds received. It should also be noted, gains on sales of real estate acquired through foreclosure decreased by approximately $158,000 in the nine months ended September 30, 1993 as compared to the same period in 1992.

     Noninterest expenses increased by approximately $605,000 (6.0%) in the nine months ended September 30, 1993 as compared to the nine months ended September 30, 1992. Most of the increase in noninterest expenses can be attributed to growth of the banks, inflation and the opening of a new branch in Colorado Springs in mid-March 1993. It should also be noted, expenses related to real estate acquired through foreclosure decreased by approximately $224,000 (31.5%) in the nine months ended September 30, 1993 as compared to the similar period in 1992.

     Income tax expense was $1,643,000 for the nine months ended September 30, 1993. The provision for taxes on income has been based on an estimated annual effective tax rate. Income tax expense does not bear the customary relationship to income before taxes due to tax-exempt interest income on obligations of states and political subdivisions and nondeductible amortization.

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The cumulative effect of adopting SFAS No. 109 on the Company's financial statements was to increase income by $363,000 ($.13 per share). As part of the cumulative effect of adopting SFAS No. 109, $363,000 of previously unrecorded deferred tax benefits from alternative minimum tax credit carry forwards were recognized at January 1, 1993.

     Three Months Ended September 30, 1993
     _____________________________________

     Compared to Three Months Ended September 30, 1992
     _________________________________________________

     The Company reported net income of $1,470,000 ($.51 per share) in the three months ended September 30, 1993, as compared to $980,000 ($.38 per share) in the same period in 1992, an increase of 50.0%. As explained above, the increase is primarily the result of growth in the earning assets base and lower rates paid on interest bearing liabilities, a reduction in the provision for loan losses and an increase in other income. Included in other income in the quarter ended September 30, 1993 is $281,000 in gains on sales of loans and $120,000 due to interest on income tax refunds received. Other components of income and expense showed moderate levels of increase due to growth of the banks and inflation.

     The provision for income taxes has been based on an estimated annual effective tax rate. Income tax expense does not bear the customary relationship to income before income taxes due to tax-exempt interest income on obligations of states and political subdivisions and nondeductible amortizations.

PART II.   OTHER INFORMATION
____________________________

Item 1.     Legal Proceedings
            _________________

On July 1, 1993, the Arapahoe County District Court ("State Court") lifted the stay in the case of Maierhofer v. Crown Realty Co. (Civil Action No. 89-CV-289, Division 3), in which Century Bank, a wholly owned subsidiary of the Company, is a co-defendant. The stay was entered by the Arapahoe County District Court in Januray 1989 pending a resolution of a related case (Civil Action No. 89-123) filed at that time in the United States District Court for the District of Colorado ("Federal Court"). The State Court matter is set for trial commencing on February 28, 1994. During September 1993, Century Bank filed a Motion for Summary Judgement, which is currently pending before the State Court, seeking dismissal of all claims asserted against it. For additional information concerning the Federal Court case and the State Court case, see Item 3 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and Note 11 of the Consolidated Financial Statements included as a part thereof.

Item 6.     Exhibits and reports on Form 8-K
            ________________________________

a.  Exhibits:

Item 601
  Cross                                           Exhibit
Reference                   Document                       Number
_________ ________________________________________________ ______

   11     Statement Re:  Computation of Per Share Earnings    11

b.   Reports on Form 8-K

     Current report on Form 8-K dated September 11, 1993 reported the Company had entered into a definitive agreement with KeyCorp, a New York corporation, pursuant to which the Company has agreed to merge into a wholly owned subsidiary of KeyCorp in consideration for KeyCorp common stock. Consummation of the merger is subject to, among other matters, regulatory approval and approval of the Company's shareholders.

              COMMERCIAL BANCORPORATION OF COLORADO



                           SIGNATURES
                           __________


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



              COMMERCIAL BANCORPORATION OF COLORADO
                          (Registrant)



October 22, 1993                  /s/ Jon P. Coates

__________________              _________________________________

Date                            Jon P. Coates, President



October 22, 1993                  /s/ George Mata

__________________              _________________________________
Date                            George Mata, Vice President-
                                Finance and Treasurer
                                (Principal Accounting Officer)

                                                           APPENDIX G

              COMMERCIAL BANCORPORATION OF COLORADO
                     3300 East First Avenue
                     Denver, Colorado 80206
                       __________________

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD JUNE 3, 1993

                       __________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders of COMMERCIAL BANCORPORATION OF COLORADO, a Colorado corporation (the "Company), will be held at the offices of the Company, 3300 East First Avenue, Denver, Colorado 80206,
Thursday, June 3, 1993, at 9:00 a.m. Mountain Daylight Time, for the purposes of considering and acting upon the following:

     1. Election of five Directors (four by Class A stockholders and one by Class B stockholders) to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.

     2. Approval of the engagement of Deloitte & Touche as the Company's independent certified public accountants for the 1993 fiscal year.

     3. Such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 26, 1993 are entitled to notice of the meeting and to vote at the meeting or any adjournment thereof.

     IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE ABLE TO ATTEND THE MEETING AND TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

               By Order of the Board of Directors



               PAUL G. WEST
               Secretary

Denver, Colorado
May 3, 1993

              COMMERCIAL BANCORPORATION OF COLORADO
                     3300 East First Avenue
                     Denver, Colorado 80206

        THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                             FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS
                          June 3, 1993

     The undersigned holder of Class A common stock of COMMERCIAL BANCORPORATION OF COLORADO, a Colorado corporation (the "Company"), acknowledges receipt of the Proxy Statement of the Company and hereby appoints Jon P. Coates and Paul G. West, and each of them, as attorney and proxy, with full power of substitution, to appear and vote all shares of stock standing in the name of the undersigned which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 3300 East First Avenue, Denver, Colorado 80206, on June 3, 1993, at 9:00 a.m., Mountain Daylight Time, and at any and all adjournments thereof as follows:

     1. Authority is granted__________ withheld__________ to vote for the election of the following nominees to the Board of Directors:

               Number of Votes (Applicable only if a stockholder, under his or her cumulative voting rights, elects to distribute his or her votes on a basis other than one vote per share per nominee)
               __________________________________________________

     Name of Director
     ________________

     Aileen Epstein Whitman     __________

     Albert Soffa               __________

     Charles L. Epstein         __________

     Paul G. West               __________


     IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY PARTICULAR
PERSON, DRAW A LINE THROUGH THAT PERSON'S NAME.  FOR A MORE
COMPLETE DISCUSSION OF STOCKHOLDER'S RIGHTS UNDER CUMULATIVE
VOTING PROCEDURES, SEE ACCOMPANYING PROXY STATEMENT AT
"SECURITIES ENTITLED TO VOTE."


                        Please turn over,
              Signatures required on reverse side.

     2. Retention of Deloitte & Touche as the Company's independent certified public accountants for the 1993 fiscal year:

          FOR _______     AGAINST _______     ABSTAIN _______

     3. In their discretion, on any other matters which may properly come before the Meeting:

          FOR _______     AGAINST _______     ABSTAIN _______

Please date, sign and complete the information requested below.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote such stock.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ACCORDING TO THE INSTRUCTION GIVEN BY THE UNDERSIGNED. IF INSTRUCTIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS WHOSE NAMES ARE SET FORTH IN ITEM 1 ABOVE, AND FOR THE RETENTION OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1993 AND IN THE DISCRETION OF THE PROXY ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Date:  _____________________, 1993







__________________________          ________________________
Signature of Stockholder            Signature of Stockholder




Please sign exactly as the Stockholder name appears on this Proxy. For joint accounts, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title as such.

If the above address is incorrect, please print your correct address below:

               ______________________________________________

               ______________________________________________


         PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE
                 ENCLOSED, POSTAGE-PAID ENVELOPE

              COMMERCIAL BANCORPORATION OF COLORADO
                     3300 East First Avenue
                     Denver, Colorado 80206

                      ____________________

                         Proxy Statement
                      ____________________
                 Annual Meeting of Stockholders
                 ______________________________

                          June 3, 1993

     The following information, first mailed to stockholders on or about May 3, 1993, is submitted with respect to the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders (the "Meeting") of Commercial Bancorporation of Colorado, a Colorado corporation (the "Company"), to be held on June 3, 1993, or any adjournment or adjournments thereof pursuant to the foregoing Notice of Meeting. This proxy statement was sent to stockholders on or about May 3, 1993.

            SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of the Company with respect to the Company's Class A common stock. The solicitation is being made primarily by mail, although proxies may also be solicited personally by regular employees of the Company directly, by mail and by telephone. The expenses of printing and mailing proxy material will be borne by the Company. The Company will also forward to banks, brokers, and other custodian nominees and fiduciaries a sufficient number of copies as will enable them to furnish proxy material to the beneficial owners of Class A common stock held of record by them and will, upon request, reimburse them for their reasonable expenses in so doing.

     A stockholder giving a proxy for the Meeting may revoke it prior to the voting thereof on any matter (without affecting, however, any vote taken prior to such revocation), by written notice to the secretary of the Company, by submission of a proxy bearing a later date or by attending the meeting and voting in person. Shares of Class A common stock represented by valid proxies will be voted in accordance with stockholder's instructions; if no instructions are given, proxies will be voted FOR the nominees to the Board of Directors set forth herein, FOR the retention of Deloitte & Touche as the Company's independent certified public accountants and in the discretion of the proxy on any other matters which may properly come before the Meeting.

                   SECURITIES ENTITLED TO VOTE

     Only the holders of Class A and Class B common stock of record at the close of business on April 26, 1993, will be entitled to vote at the Meeting or any adjournment thereof. At the close of business on April 26, 1993, 2,377,990 shares of Class A common stock and 431,950 shares of Class B common stock were issued and outstanding and entitled to vote at the Meeting. The Class B common stock is held of record by one stockholder.

     The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. Pursuant to the Company's Articles of Incorporation, holders of Class A and Class B common stock are entitled to one vote per share on each matter presented at the Meeting. Pursuant to the Company's Articles of Incorporation, holders of Class A common stock are entitled to elect a majority of the Company's directors and, in this election, may cumulate their votes; while the holder of Class B common stock is entitled to elect such number of directors as is one less than the majority of the directors and is not entitled to cumulate its votes.

     Each holder of Class A common stock has the right to give one candidate a number of votes equal to the number of directors to be elected by the Class A stockholders multiplied by the number of such stockholder's shares of Class A common stock, or to distribute the votes on the same principle among as many candidates as such stockholder may see fit. Subject to instructions to the contrary in returned proxies, the persons named as proxies reserve the right to cumulate votes represented by proxies which they receive and to distribute such votes among one or more of the Class A nominees at their discretion.

     If a quorum is present at the Meeting, each nominee for election to the Board by the Class A stockholders (see "Election of Directors") receiving the affirmative vote of a majority of the Class A common stock present in person or by proxy and entitled to vote on the nominee will be elected. Any shares of Class A common stock not voted with respect to a nominee (whether by withholding authority or broker nonvote) will not be considered "shares present" for voting purposes. The nominee for election to the Board by the Class B stockholder (see "Election of Directors") will be elected by the Class B stockholder.

     The approval of independent certified public accountants and any other matters that may properly come before the Meeting must be approved by the affirmative vote of a majority of the shares of Class A and Class B common stock (voting together as one class) present in person or by proxy at the Meeting. Abstentions from voting on any such matter will be treated as votes against, while broker nonvotes will not be considered "shares present" for voting purposes.

                    PRINCIPAL STOCKHOLDERS

     The following table sets forth as of April 26, 1993, the beneficial ownership of the Company's Class A and Class B common stock by each person known to the Company to beneficially own more than 5% of its voting securities and by the directors and officers of the Company as a group:

                                               Amount and Nature
Name and Address of                              of Beneficial                 Percent
Beneficial Owners                                 Ownership A<F1>              Of Class B<F2>
_________________________                      __________________             _____________
     CLASS A SHARES

David J. Steinberg C<F3>                       1,146,855 D<F4>                 40.62
601 Conshohocken State Road
Narberth, PA 19072

Charles L. Epstein C<F3>                       1,012,160 E<F4>                 36.02
Road #1, Box 130
Charlestown Road
Malvern, PA 19355

Stanley Edeiken C<F3>                          1,003,237 F<F6>                 35.70
10 Hathaway Avenue
Deal, NJ 07723

Commercial Bank Investment Company<FC>         1,003,237 F<F6>                 35.70
("CBIC")
3300 East First Avenue
Denver, CO 80206

Jon P. Coates                                    188,286 G<F7>                  7.88
P. O. Box 6324
Denver, CO 80206

FMR Corporation                                  139,250                        5.86
82 Devonshire Street
Boston, MA 02109

All Officers and Directors                     1,268,850 H<F8>                 52.97
of the Company as a group

     CLASS B SHARES

Commercial Bank Investment Company C<F3>         431,950 I<F9>                100.00
3300 East First Avenue
Denver, CO 80206
<F1>
A. Except as stated in the following notes, each person has sole voting and investment powers associated with the shares stated as beneficially owned by him.
<F2>
B. Although only 2,377,990 Class A shares were outstanding as of April 26, 1993, the "Percent of Class" ownership was calculated as though the Class B shares were converted into Class A shares (see Note I below) and the adjustable rate convertible subordinated debentures beneficially owned by those listed were also converted into Class A shares.
<F3>
C. CBIC, a Colorado limited partnership, has three general partners, Charles L. Epstein (the beneficial owner of an approximate 0.0% partnership interest), David J. Steinberg (owner, together with Chaile B. Steinberg, his wife, as tenants by the entireties of an approximate 4.2% partnership interest) and Stanley Edeiken, uncle of Charles L. Epstein
(owner of an approximate .8% partnership interest); and 40 limited partners, including Jon P. Coates (owner of an approximate 2.2% partnership interest), the Estate of Gerson Epstein (owner directly or indirectly of an approximate
59.3% partnership interest) of which Aileen Epstein is the sole beneficiary and Albert Soffa (owner of an approximate
3.5% partnership interest).  Pursuant to the terms of the limited partnership agreement, any two of the three general partners control CBIC.
<F4>
D. Consists of:
1.  571,287 Class A shares owned directly by CBIC.
2.  431,950 Class A shares into which 431,950 Class B shares owned by CBIC may, at CBIC's option, be converted (pursuant to the Company's Articles of Incorporation).
3.  83,565 Class A shares owned by David J. Steinberg and Chaile B. Steinberg, his wife, as Trustees of David J. Steinberg
Profit Sharing and Retirement Plan with Mr. Steinberg having shared voting and investment power over the shares.
4.  46,825 Class A shares owned directly by David J. Steinberg and Chaile B. Steinberg, his wife, as tenants by the entireties.
5.  13,228 Class A shares into which $159,000 par value of adjustable rate convertible subordinated debentures owned by David J. Steinberg and Chaile B. Steinberg, his wife, as Trustees of the David J. Steinberg Profit Sharing and
Retirement Plan can be converted with Mr. Steinberg having shared voting and investment powers over the shares.
<F5>
E. Consists of:
1.  571,287 Class A shares owned directly by CBIC.
2.  431,950 Class A shares into which 431,950 Class B shares owned by CBIC may, at CBIC's option, be converted (pursuant to the Company's Articles of Incorporation).
3.  8,923 Class A shares owned directly by Mr. Epstein.
<F6>
F. Consists of:
1.  571,287 Class A shares owned directly by CBIC.
2.  431,950 Class A shares into which 431,950 Class B shares owned by CBIC may, at CBIC's option, be converted (pursuant to the Company's Articles of Incorporation).
<F7>
G. Consists of:
1.  175,818 Class A shares owned directly by Jon P. Coates

2.  Exercisable options on 3,150 shares of Class A shares pursuant to the Company's 1992 Stock Option Plan.
3.  9,318 Class A shares into which $112,000 par value of adjustable rate convertible subordinated debentures owned by
Jon P. Coates and Sheila R. Johnson, his wife, as joint tenants, can be converted.
4.  Does not include 12,610 Class A shares owned directly by CBIC or 9,534 Class A shares into which 9,534 Class B shares owned by CBIC may, at its option, be converted, which shares are attributable to Mr. Coates' approximate 2.2% limited partnership interest in CBIC.
<F8>
H. The directors and officers as a group beneficially owned $132,000 principal amount of the Company's adjustable rate convertible subordinated debentures.
<F9>
I. Pursuant to the Company's Articles of Incorporation, these shares may be converted at any time at CBIC's option into an equal number of fully paid and nonassessable shares of Class A common stock.



                      ELECTION OF DIRECTORS

     Each of the five nominees set forth below has been nominated by the Board of Directors for election as a director of the Company to serve until the 1994 Annual Meeting of Stockholders, or until his or her successor has been duly elected and qualified. Each nominee is currently a director. Four of the nominees are to be elected by the holders of Class A common stock and one is to be elected by the holder of Class B common stock. The holder of Class B common stock is entitled to elect three directors but is reserving the right to elect one or two more directors at a later date. See "Securities Entitled to Vote."

     The Board of Directors does not know of any nominee who will be unable to stand for election or otherwise serve as a director. If for any reason, any one or more nominees become unavailable for election, the Board of Directors may designate a substitute nominee or nominees, in which event, in the case of a Class A nominee, the shares of Class A common stock represented on the proxy cards returned to the Company will be voted for the remaining Class A nominees and for any substitute Class A nominees, unless an instruction to the contrary is indicated on the proxy card.

     The following table sets forth the directors and Board nominees of the Company, together with certain information concerning such persons including beneficial ownership of equity securities of the Company as of April 26, 1993. There are no family relationships between or among any directors or officers of the Company other than Charles L. Epstein who is the son of Mrs. Aileen Epstein Whitman.



                                                                           Adjustable
                                                                               Rate
                                                                           Convertible
                                        Class A                            Subordinated
                                        Common Stock                       Debentures
                                        Amount and                         Amount and
                                        Nature of                          Nature of
Name and Age of                         Beneficial        Percent of       Beneficial      Percent of
Director/Nominee                        Ownership           Class          Ownership         Class
_______________________                 ____________      ___________      ____________    ___________
Jon P. Coates, A<F1> 58                   188,286 B<F2>    7.88            $112,000 B<F2>   2.86
Aileen Epstein Whitman, C<F3> 61           19,197 D<F4>     .81                  --
Albert Soffa, C<F3> 72                      3,591 E<F5>     .15                  --
Charles L. Epstein, C<F3> 38            1,012,160 F<F6>   36.02                  --
Paul G. West, C<F3> 68                     30,433 G<F7>    1.28                  --
<F1>
A. Nominee for election to the Board by the Class B stockholder.
<F2>
B. Consists of:
1.  Amounts listed under Note G to the table under subcaption "Principal Stockholders."
2.  Does not include 9,762 Class A shares owned by Sheila R. Johnson, wife of Jon P. Coates and President of Century Bank
Cherry Creek, as to which Mr. Coates disclaims beneficial ownership.
<F3>
C. Nominee for election to the Board by Class A stockholders.
<F4>
D. Consists of:
1.  19,197 Class A shares owned directly by Aileen Epstein Whitman.
2.  Does not include 338,835 Class A shares owned directly by CBIC or 256,193 Class A shares into which 256,193 Class B shares owned by CBIC may, at its option, be converted, which shares are attributable to Mrs. Whitman's approximate 59.3%
limited partnership interest in CBIC.
<F5>
E. Does not include 20,178 Class A shares owned directly by CBIC or 15,256 Class A shares into which 15,256 Class B shares owned by CBIC may, at its option, be converted, which shares are attributable to Mr. Soffa's approximate 3.5%
limited partnership interest in CBIC.
<F6>
F. Consists of amounts listed under Note E to the table under subcaption "Principal Stockholders."
<F7>
G. Consists of:
1.  19,633 Class A shares owned directly by Paul G. West.
2.  9,000 Class A shares owned by Paul G. West, as trustee of the Paul G. West Profit Sharing Trust.
3.  Exercisable options on 1,800 of Class A shares pursuant to the Company's 1992 Stock Option Plan.
4.  Does not include 5,250 Class A shares owned by Adair West, wife of Paul G. West, as to which Paul G. West disclaims beneficial ownership.


Class A Board Nominees
______________________

     Mrs. Whitman has been a director of the Company since 1976. She has been active in and has chaired numerous community activities and has been active in management of certain family business ventures. She is the widow of Gerson Epstein, founder of the Company and former Chairman of the Board of Directors.

     Mr. Soffa has been a director of the Company since 1971 and until 1987 also served as Treasurer of the Company. He was the co-founder and Chairman of the Board of Directors of Kulicke & Soffa Industries, Inc., a publicly owned machinery manufacturer headquartered in Fort Washington, Pennsylvania, from 1961 to October 1984 and was Vice Chairman of the Board of Directors until 1986. Mr. Soffa has since retired as Vice Chairman but remains on the Board of Directors as a director. Mr. Soffa has been a director of Checkpoint Systems, Inc., a publicly owned manufacturer of security devices headquartered in Thorofare, New Jersey, since January 1984.

     Mr. Epstein was appointed to the Board of Directors on December 10, 1992 to fill the vacancy created upon the resignation of David J. Steinberg from the Board. Since 1986, Mr. Epstein has been the president of GAC, Inc., a family owned company which operates two tennis and racquet ball clubs in the Cherry Hill, New Jersey area and has also been active in the management of certain other family business ventures. He is the son of Gerson Epstein, deceased, the founder of the Company and former Chairman of the Board of Directors.

     Mr. West has been a director and Assistant Secretary of the Company from 1974 to December 10, 1992 and Secretary since December 10, 1992. Mr. West has practiced law in Denver, Colorado since 1951 and is of counsel to the law firm of West and Weaver, PC. This firm was general counsel to Century Bank Cherry Creek and has served as counsel to the Company from time to time.

Class B Board Nominee
_____________________

     Mr. Coates has been a director of the Company since 1971.
He was Executive Vice President of the Company from 1971 to April 15, 1985 and has been President since April 15, 1985. He was also President of Century Bank Cherry Creek from 1973 to April 15, 1985, and from April 1986 to March 1987 and is a director of each of the subsidiary banks.

Executive Officers of the Company
__________________________________

     The executive officers of the Company are Jon P. Coates, President; Paul G. West, Secretary and George Mata, Vice President-Finance and Treasurer. See "Class A Board Nominees" and "Class B Board Nominee" for background information on Messrs. Coates and West. Mr. Mata, age 48, has been employed by the Company since 1976 and served as Vice President-Finance from February 1982 to May 1988 and as Vice President-Finance and Treasurer from May 1988. He is a certified public accountant and was employed by Touche Ross & Co. from 1973 to 1976.

Executive, Audit and Compensation Committees
_____________________________________________

     The Company maintains a Compensation Committee consisting of Directors Jon P. Coates, Aileen Epstein Whitman and Albert Soffa. The committee reviews and approves the recommendations of the presidents of the various subsidiary banks and the recommendations of the president pertaining to the salaries of all Company employees whose salary is higher than $40,000 per year. During 1992, the committee met informally and by telephone and these matters were also considered by the full Board of Directors.

     The Company maintains an Audit Committee consisting of Directors Jon P. Coates, Charles L. Epstein and Paul G. West.
The Audit committee reviews questions which might arise during the course of the Company's audit and reviews the engagement of Deloitte & Touche. During 1992, the committee met formally two times and by telephone, and these matters were also considered by the full Board of Directors. All members of the audit committee attended the formal meetings.

     The Company maintains an executive committee consisting of Directors Jon P. Coates and Paul G. West. This committee reviews all material matters pertaining to the operation of the Company and the subsidiary banks. The committee meets at least once between each meeting of the Board of Directors and informally by telephone as often as necessary. During 1992, the committee met formally two times and each meeting was attended by all members of the committee and informally by telephone.

     At the March 12, 1992 meeting of the Board of Directors of the Company, directors Aileen Epstein Whitman and Albert Soffa were appointed to the Stock Option Committee. This committee was appointed to administer the Commercial Bancorporation of Colorado 1992 Stock Option Plan ("1992 Stock Option Plan").

Meetings of the Board of Directors
___________________________________

     The small size of the Company's Board of Directors lends itself to frequent and informal discussion of the Company matters among its members. Four formal meetings of the Board were held during the year ended December 31, 1992 and each was attended by all of the Directors except in the case of Mr. Epstein who attended one meeting. As noted above, Mr. Epstein became a Director in December 1992. In addition to these meetings, certain business was conducted by unanimous written consent of the Board.


                    COMPENSATION OF DIRECTORS

     During 1992, the nonsalaried directors were paid an annual fee of $5,000 in quarterly installments in addition to $1,000 per formal board meeting attended. Four formal meetings were held and attended by the directors during 1992 except for Mr. Epstein who attended one meeting. The Company also reimburses the directors for the expenses incurred in attending board meetings.

     The Company maintains an Executive Committee comprised of Directors Coates and West. During 1992, the nonsalaried members of the Executive Committee were paid an annual fee of $2,500 in quarterly installments in addition to $500 per Executive Committee meeting attended. Two Executive Committee meetings were held during 1992. The Company also reimburses the directors for expenses incurred in attending such meetings.

     Non-employee members of the Company's Board of Directors are eligible to receive options under the Company's 1992 Stock Option Plan. During 1992, Paul G. West (a director and the Secretary of the Company) and David J. Steinberg (a former director and the former Secretary of the Company) were granted options to acquire 6,000 and 4,500 shares of the Company's Class A common stock, respectively. Mr. West's options consisted of 3,000 options granted on April 27, 1992 with an exercise price of $13.333 per share and 3,000 options granted on December 10, 1992 with an exercise price of $16.875 per share. Mr. Steinberg's options consisted of 4,500 options granted on April 27, 1992 with an exercise price of $13.333 per share. See Note 1 to the table entitled "1992 Option Grants" for information concerning certain of the terms relating to options granted under the 1992 Stock Option Plan. Mr. Steinberg resigned as a director and as the Secretary of the Company for personal reasons effective December 1, 1992. Following his resignation, the Stock Option Committee accelerated the vesting schedule of Mr. Steinberg's options to the date of his resignation. Mr. Steinberg fully exercised his options on March 12, 1993.

     During 1992, Mr. West and Mr. Steinberg, as officers of the Company, acquired a total of 510 shares each under the Company's Officer and Employee Discount Stock Purchase Plan ("Discount Stock Purchase Plan"). The purchase price for these shares was $4.81 per share, a 25% discount from the $6.42 per share market price on the date of subscription.

                  COMPENSATION COMMITTEE REPORT

     Under, the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation programs which seek to enhance the profitability of the Company and, thus, stockholder value, by aligning closely the financial interest of the Company's executives and executives of its subsidiaries with those of its stockholders. The Company's Compensation Committee has the responsibility for reviewing all aspects of the compensation program for key executive officers of the Company and its subsidiary banks. The Compensation Committee is comprised of three directors, Aileen Epstein Whitman, Albert Soffa and Jon P. Coates. The committee establishes, subject to the Board of Directors' approval, the base salary of Mr. Coates based upon the Committee's assessment of his past performance and contribution to the performance of the Company. Mr. Coates is not present at the time his compensation is approved by the Board of Directors nor is he present when the Committee evaluates his performance and contribution to the performance of the Company.

     The Committee's primary objective in the area of compensation is to provide a means of attracting, retaining and motivating executives. These executives are entrusted with the responsibility of providing leadership to the Company's employees and providing excellent returns to the stockholders.

     Each year the Compensation Committee conducts a review of its various compensation programs. This review includes an analysis of compensation paid by other banks in the state of Colorado provided by the Mountain States Employers Council. This review is performed by component of pay and in the aggregate to ensure its competitiveness against other banks in Colorado. In addition, the Compensation Committee reviews relevant financial results including growth in earning and assets, the rate of return on assets, levels of nonperforming assets and various other measures of productivity and efficiency. Each component of compensation is discussed below.

Base Salaries
_____________

     Base salaries for executive officers are determined by evaluating the responsibilities of the position and the experience of the individual. Reference is made to the compensation practices of other banks in Colorado by using the Mountain States Employers Council salary survey. Annual salary adjustments are determined by evaluating the performance of the Company or subsidiary bank, if appropriate, and of each executive officer and takes into account all of their responsibilities.

     With respect to the base salary granted to Mr. Coates in 1992, the Compensation Committee took into account the Company's success in meeting its financial and nonfinancial performance and an overall assessment of Mr. Coates contribution to the Company's outstanding performance. Mr. Coates earned a base salary of $157,500 in 1992.

Annual Incentive Bonus
_______________________

     The Company's executive officers and officers of the subsidiary banks participate in the Company's Incentive Bonus Plan. Performance objectives are established for the Company and its subsidiary banks through the annual budgeting and planning process. Each participant may earn a portion of incentive bonus based upon a discretionary evaluation of the individuals contribution to the goals during the year.

     With respect to the bonus granted to Mr. Coates in 1992, the Compensation Committee evaluated Mr. Coates' contribution to the Company's success in meeting its financial and nonfinancial goals and overall excellent performance of the Company. Mr. Coates was granted a bonus of $46,002 in 1992.


Equity Based Compensation
__________________________

     During 1992, the Company included stock options under the 1992 Stock Option Plan as an element of its total compensation package. The Compensation Committee believes that stock options provide a long term incentive for improved shareholder return as well as the rewards it provides to the recipient. The 1992 Stock Option Plan was approved by the stockholders in 1992. The stock options are granted at market price and, therefore, the value of the stock options is wholly dependent upon an increase in the Company's stock price. It is not anticipated the option exercise prices will be reset once they have been established.

     The Company also maintains the Discount Stock Purchase Plan whereby officers of the Company and its subsidiaries and employees who have met certain service requirements are eligible to participate. The discount stock purchase plan was approved by the stockholders in 1985. Under the plan, participants may purchase stock through payroll deductions at a price that is a 25% discount from the market price on the date of grant.

     Based upon his individual performance and contribution to the Company's outstanding performance in 1992, Mr. Coates received options under the 1992 Stock Option Plan to purchase 5,250 shares of Class A common stock with an exercise price of $13.333 and 5,250 shares of Class A common stock with an exercise price of $16.875. In addition, Mr. Coates purchased 1,125 shares of Class A common stock through the Company's Discount Stock Purchase Plan at a price of $4.81 per share. The market price of the Class A common stock on date of grant was $6.42.

Conclusion
___________

     Through the programs described above, a portion of the Company's executive compensation is linked to the Company's performance, growth in stockholder value and each executives' contribution to those results. The Compensation Committee will continue to review annually the structure, goals and levels of compensation to ensure that compensation incentives remain consistent with stockholder interest and stockholder value.

     Submitted by the Compensation Committee,

     Aileen Epstein Whitman
     Albert Soffa
     Jon P. Coates

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Aileen Epstein Whitman, Albert Soffa and Jon P. Coates were members of the Compensation Committee of the Board of Directors during 1992. Jon P. Coates was and is also the President of the Company.


                       COMPANY PERFORMANCE

     The following graph reflects a comparison of the cumulative total returns (change in stock price plus reinvested dividends) to holders of the Company's Class A common stock from December 31, 1987 through December 31, 1992 with the NASDAQ Stock Market Index and the NASDAQ Banks Index. The NASDAQ Stock Market Index is a broad market equity index comprising all U. S. companies, including the Company, which trade on the NASDAQ stock market. The NASDAQ Banks Index is made up of all banking organizations which trade on the NASDAQ stock market. The comparison in the graph is required by the SEC and, therefore, is not intended to forecast or be indicative of possible future performance of the Company's Class A common stock.


                     EXECUTIVE COMPENSATION

Summary Compensation Tables
____________________________

     The following tables set forth compensation data for the President (chief executive officer of the Company). No other executive officer of the Company was paid a salary and bonus in excess of $100,000 during the year ended December 31, 1992.

                   SUMMARY COMPENSATION TABLE


                                               Annual Compensation                       Long Term Compensation
                                  ______________________________________________         __________________________
                                                                        Other
Name                                                                    Annual                           All Other
and                                                                     Compen-           Stock           Compen-
Principal                                                               sation           Options          sation
Position                          Year     Salary ($)     Bonus ($)     ($) <F1>            (#)            ($)<F1>
___________________________       ____     __________     _________     ________         ________        __________
Jon P. Coates, President
and Director of
Company                           1992     $157,500       $46,002       $1,807<F2>       10,500          $428,925<F3>
Director of all                   1991     $147,500       $22,409           --               --                --
Subsidiary Banks                  1990     $136,500       $17,000           --               --                --
<F1>
In order to facilitate the adoption of new SEC disclosure rules regarding executive compensation, the SEC does not require that this column include information for years ended before December 31, 1992.
<F2>
Represents the discount on shares purchased through the Company's Discount Stock Purchase Plan, see "Compensation
Committee Report-Equity Based Compensation."
<F3>
Consists of (a) employer contributions to the Company's profit sharing plan of $6,018 and (b) $422,907 which represents the maximum amount payable under the Company's Executive Severance Pay Plan in the event of a change in control of the
Company (as defined in the plan) and the occurrence of certain other specified events.  See "Change in Control
Arrangements".



                         1992 OPTION GRANTS

                                                                                        Potential
                                                                                   Realizable Value At
                                                                                     Assumed Annual
                                                                                   Rates of Stock Price
                                                                                      Appreciation
                                        Individual Grants <F1>                     For Option Term<F2>
                      ________________________________________________________     ___________________
                                         % of
                                        Total
                       Number of       Options        Exercise        Expira-
                       Options         Granted          Price          tion
Name                   Granted         in 1992        Per Share        Date          5%          10%
_______________       ________         _______        _________       ________     _______     _______
Jon P. Coates         5,250            14.0           $13.333          4/27/97     $19,341     $42,735
                      5,250            15.9            16.875         12/10/97     $24,475     $54,085
<F1>
Options were granted under the Company's 1992 Stock Option Plan, Options under the Plan are awarded at fair market value on the date of grant and vest in 20% increments annually beginning on date of grant provided that (a) the options will fully vest upon occurrence of a "change in control" as defined in the plan and (b) the Stock Option Committee may, subject to approval of the optionee, accelerate the vesting schedule.
<F2>
The dollar amounts in the table are net of the option exercise price and are the result of calculations at stock price appreciation rates specified by the SEC.  The amounts are not intended to forecast actual future appreciation rates of the Company's Class A common stock price.



              1992 AGGREGATED OPTION EXERCISES AND
                  FISCAL YEAR END OPTION VALUE

                                                                                              Value of
                  Shares                                   Number of                  Unexercised In-The-Money
                 Acquired                              Unexercised Options                  Options at
                                                       at December 31, 1992              December 31, 1992<F1>
                                                   _____________________________     _____________________________
                    On              Value
Name             Exercise (#)     Realized ($)     Unexercisable     Exercisable     Unexercisable     Exercisable
_____________    ____________     ____________     _____________     ___________     _____________     ____________
Jon P. Coates    --               --               7,350             3,150           $19,426           $10,982
<F1>
Represents the difference between the closing sales price of the Company's Class A common stock on December 31, 1992
($18.00 per share) and the exercise price of the stock options.


                  CHANGE IN CONTROL ARRANGEMENT

     On November 17, 1988, the Board of Directors adopted the 1988 Executive Severance Pay Plan of Commercial Bancorporation of Colorado (the "Plan"). The Plan provides certain officers of the Company and its subsidiary banks with severance pay in the event of termination of employment following a "Change in Control" of the Company, as hereinafter defined. Plan participants are selected and approved by the Board of Directors. Participants must have at least two years of service with the Company or one of its subsidiaries immediately preceding the effective date of a Change in Control in order to receive payments under the Plan.

     The Plan provides severance pay to participants who are discharged from employment (other than for cause) in the first or second year following a Change in Control in an amount equal to six-month's salary for the first year of service to the Company and one month's salary for each additional year. Payments are reduced from the preceding amounts if the discharge from service occurs in the third or fourth year following a Change of Control. There are eleven participants in the Plan, one of which is Mr. Coates. Change of Control means the acquisition of more than 50% of the outstanding shares of Class A or Class B common stock of the Company by any persons other than (i) a director or officer of the Company or (ii) CBIC.

                      CERTAIN TRANSACTIONS

     During 1992, the Company paid Mr. Coates $7,220 as reimbursements for Company use of a condominium owned by Mr.
Coates. The amounts paid to Mr. Coates for use of his condominium were at rates which are lower than the rates being charged by owners of similar size condominiums located in the same general area.

     Directors of the Company and the subsidiary banks and certain business organizations and individuals associated with them have been customers of and have had normal banking transactions with the banks. In the opinion of the Company, all such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. The Company and banks intend to continue these relationships. All such relationships have been and will continue to be subject to examination by the appropriate regulatory authorities as often as such agencies consider it advisable to review accounting, proprietary and safety of investments and loans and internal and external security.

             COMPLIANCE WITH REPORTING REQUIREMENTS

     The Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who are beneficial owners of more than 10% of the Class A common stock or adjustable rate convertible subordinated debentures to file reports of ownership and changes in ownership in those equity securities with the SEC and to furnish the Company with copies of such reports. Based on a review of the copies it has received and upon written representations from the officers and directors that no Form 5's were required to be filed, the Company believes that in 1992 all Section 16 (a) filing requirements applicable to its officers and directors were met on a timely basis.

               RATIFICATION OF THE APPOINTMENT OF
                 INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent certified public accountants for the fiscal year ended December 31, 1992, were, as in 1991, Deloitte & Touche. Based upon a recommendation from the Company's Audit Committee, the Board of Directors has appointed, subject to ratification by stockholders at the Meeting, Deloitte & Touche as independent certified public accountants of the Company for the year 1993. If the selection of such auditors is not ratified by the stockholders, the Board of Directors will consider the selection of other auditors.

     It is anticipated representatives of Deloitte and Touche will be present at the Meeting with an opportunity to make a statement, if desired, and will be available to respond to questions.

                          ANNUAL REPORT

     Copies of the Company's Annual Report to stockholders for the year ended December 31, 1992, containing financial statements of the Company is enclosed with this Notice and Proxy Statement.

                          OTHER MATTERS

     In addition to the business described herein, there will be remarks by the President of the Company and a general discussion period during which stockholders will have an opportunity to ask questions about the Company.

     The Board of Directors knows of no other matters to be brought before the Meeting. However, if any other matters are properly brought before the Meeting, the persons named in the Proxy enclosed herewith, or their substitutes, will vote on such matters according to their best judgement.


   SUBMISSION OF STOCKHOLDER PROPOSALS TO NEXT ANNUAL MEETING

     If a stockholder desires to present a proposal to the 1994 Annual Meeting of Stockholders, and have that proposal included in the Proxy Statement relating to such meeting, the proposal must be received by the Company's management at the Company's principal executive offices (3300 East First Avenue, Denver, Colorado 80206) no later than February 1, 1994. It is anticipated that such a meeting will be held in June 1994. Management may omit any proposal under circumstances specified in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

           II.  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

          Reference is made to Sections 721-726 of Article 7 of the New York Business Corporation Law ("NYBCL") which provide for indemnification of directors and officers of a New York corporation under certain circumstances and Sections 402 and 721 of the NYBCL which allow New York corporations to provide indemnification to their directors and officers under certain circumstances.

          The following is an extract from the Certificate of Incorporation, as amended, of the Registrant with respect to the indemnification of directors and officers:

                    SEVENTH:     No Director of the Corporation
               shall be personally liable to the Corporation or any of its Shareholders for damages for any breach of duty in such capacity, except that this Article SEVENTH shall not apply to the extent its effect is limited by law. Any repeal or modification of this Article SEVENTH of the Corporation's Certificate of Incorporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

          The following is an extract from Article VI of the By-Laws of the Registrant with respect to the indemnification of directors and officers:

               Section 1.  Right of Indemnification:  Each
               director and officer of the Corporation, whether or not then in office, and any person whose testator or intestate was such a director or officer, shall be indemnified by the Corporation for the defense of, or in connection with, civil or criminal actions or proceedings, or appeals therein, in accordance with and to the fullest extent permitted by law.

               Section 2. Other Rights of Indemnification: The right of indemnification herein provided shall not be deemed exclusive of any other rights to which any such director, officer, or other person may now or hereafter be otherwise entitled and specifically without limiting the generality of the foregoing, shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any such director, officer, or other person in any such action or proceeding to have assessed or allowed in his favor, against the Corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.

          Registrant has provided directors' and officers' liability insurance coverage for all directors and officers of the Registrant and its subsidiaries through Continental Casualty Company, a CNA affiliate, and National Union Fire Insurance Company, an AIG affiliate, for a one-year policy term ending August 16, 1994.

          In addition, each KeyCorp director has entered into a Director's Indemnity Agreement with KeyCorp which provides for indemnification and advance payment of defense costs. The form of such Agreement appears as Appendix A to the KeyCorp Proxy Statement dated March 31, 1988, for the Special Meeting of Shareholders held on April 28, 1988, filed pursuant to Section 14 of the Securities Exchange Act of 1934.


Item 21.  Exhibits and Financial Statement Schedules.

          (a) The following are filed as exhibits to the Registration Statement.

                                                            Page

           2 Agreement dated the 11th day of September, 1993, as Amended and Restated as of the 11th day of September, 1993, by and between KeyCorp and Commercial Bancorporation of Colorado, a bank holding company, included as Appendix A to the Proxy Statement-Prospectus.

           3   (a)  The registrant's Restated Certificate of
                    Incorporation, incorporated by reference to registrant's current report on Form 8-K, dated
                    June 25, 1991.

           3   (b)  Certificate of Amendment to the registrant's
                    Restated Certificate of Incorporation, filed with the Department of State of the State of New York on April 27, 1992, incorporated by reference to registrant's current Registration
                    Statement on Form S-4 Registration
                    Number 33-51676, filed September 4, 1992.

           3   (c)  Certificate of Amendment to the Registrant's
                    Restated Certificate of Incorporation, filed with the New York Department of State on April 26, 1993, incorporated by reference to the registrant's current report on Form 8-K dated May 19, 1993.

           3   (d)  The registrant's By-Laws, incorporated by
                    reference to registrant's current report on Form 8-K, dated September 28, 1989.

           5 Opinion of Hiscock & Barclay as to the legality of the securities to be registered.

           8   (a)  Opinion of Baker & Hostetler as to certain
                    federal income tax matters.

               (b) Opinion of Baker & Hostetler as to certain federal income tax matters.

          15   Letter of Ernst & Young re: Unaudited Interim
               Financial Information.

          23   (a)  Consent of Ernst & Young.

                    23   (b)  Consent of Deloitte & Touche.

          23   (c)  Consent of Hiscock & Barclay (included in
                    Exhibit 5).

          23   (d)  Consent of Baker & Hostetler (included in
                    Exhibit 8).

          24   (a)(b)    Powers of Attorney.

          99   (a)(b)    Stock Option Agreements dated as of
                         September 12, 1993, between KeyCorp and
                         Commercial Bancorporation of Colorado,
                         included as Appendix B to the Proxy
                         Statement-Prospectus.

               (c) Shareholder Protection Rights Agreement, dated October 1, 1993, by and between KeyCorp and Key Trust Company as Rights Agent, incorporated by reference to
                         Exhibit 3 to Schedule 13D filed on
                         October 12, 1993.

               (d) Society Corporation Registration Statement on Form S-4 incorporated by reference to Registration No. 33-51717 filed December 28, 1993.

               (e)(f)    Form of Proxies for Commercial
                         Bancorporation of Colorado.


Item 22.  Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  To include any prospectus required by
                         Section 10(a)(3) of the Securities Act of
                         1933;

                    (ii) To reflect in the prospectus any facts or
                         events arising after the effective date
                         of the registration statement (or the
                         most recent post-effective amendment)
                         which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii)     To include any material information
                              with respect to the plan of
                              distribution not previously
                              disclosed in the registration
                              statement or any material change to
                              such information in the registration
                              statement.

                         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to
               Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned registrant hereby undertakes as follows: that prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (d)  The registrant undertakes that every prospectus
               (i) that is filed pursuant to the paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                           SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Albany, State of New York, on January 17, 1994.


                               KEYCORP
                               By: * Victor J. Riley, Jr.
                                   ___________________________
                                   Victor J. Riley, Jr.
                                   Chairman, President, and
                                   Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 17, 1994.


            SIGNATURE                  TITLE

*Victor J. Riley, Jr.                  Chairman, President,
____________________________
 Victor J. Riley, Jr.                   Chief Executive Officer,
                                         and Director

*William H. Dougherty                  Group Executive Vice
____________________________
 William H. Dougherty                   President and Chief
                                        Financial Officer

*William J. Agee                       Director
____________________________
 William J. Agee

*Frank A. Augsbury Jr.                 Director
____________________________
 Frank A. Augsbury Jr.

*H. Douglas Barclay                    Director
____________________________
 H. Douglas Barclay

*Robert H. Bischoff                    Director
____________________________
 Robert H. Bischoff

*Curtis M. Carlson                     Director
____________________________
Curtis M. Carlson

*Kenneth M. Curtis                     Director
____________________________
Kenneth M. Curtis

*John C. Dimmer                        Director
____________________________
John C. Dimmer

*Lucie J. Fjeldstad                    Director
____________________________
Lucie J. Fjeldstad

*Henry S. Hemingway                    Director
____________________________
Henry S. Hemingway

*Charles R. Hogan                      Director
____________________________
Charles R. Hogan

*Raymond E. LaVoie Jr.                 Director
____________________________
Raymond E. LaVoie Jr.

*Robert A. Schumacher                  Director
____________________________
Robert A. Schumacher

*Ronald B. Stafford                    Director
____________________________
Ronald B. Stafford

*Peter G. TenEyck II                   Director
____________________________
Peter G. TenEyck II

*Nancy Veeder                          Director
____________________________
Nancy Veeder



By:    /s/ David J. DeLuca
    ________________________

         Attorney-in-Fact